                                                                   Exhibit 10.16

                               BUILD TO SUIT LEASE

                                 BY AND BETWEEN

            C.J. SEGERSTROM & SONS, A CALIFORNIA GENERAL PARTNERSHIP,

                                   AS LANDLORD

                                       AND

                  EMULEX CORPORATION, A CALIFORNIA CORPORATION,

                                    AS TENANT

                               BUILD TO SUIT LEASE

                                 BY AND BETWEEN

            C.J. SEGERSTROM & SONS, A CALIFORNIA GENERAL PARTNERSHIP,

                                   AS LANDLORD

                                       AND

                  EMULEX CORPORATION, A CALIFORNIA CORPORATION

                                    AS TENANT

                              DATED: APRIL 15, 2002

                                      INDEX

                                                                                            Page
                                                                                            ----
ARTICLE I. PREMISES..........................................................................1

                  Section 1.1 Premises Defined...............................................1
                  Section 1.2 Easements; Reservation of Oil, Gas, Mineral and Water
                                 Rights......................................................2
                  Section 1.3 Title Matters..................................................2
                  Section 1.4 Tenant's Expansion Option; Expansion Land Use and
                                 Related Covenants...........................................3
                  Section 1.5 Tenant's First Refusal Right to Lease..........................7
                  Section 1.6 Representations and Warranties of the Parties..................9

ARTICLE II. TERM ...........................................................................10

                  Section 2.1 Length of Term................................................10
                  Section 2.2 Lease Commencement Date and Rent Commencement Date............10
                  Section 2.3 Options to Extend Term........................................11

ARTICLE III. RENT ..........................................................................15

                  Section 3.1 Base Rent.....................................................15
                  Section 3.2 Determinations of Base Rent...................................17
                  Section 3.3 Increases in Monthly Base Rent................................19
                  Section 3.4 Expansion Land Rent...........................................20
                  Section 3.5 Rent Defined..................................................21

ARTICLE IV. TAXES ..........................................................................21

                  Section 4.1 Real Property Taxes...........................................21
                  Section 4.2 Definitions...................................................22
                  Section 4.3 Separate Tax Parcel...........................................22
                  Section 4.4 Other Taxes...................................................23
                  Section 4.5 Right to Contest..............................................23

ARTICLE V. CONDUCT OF BUSINESS BY TENANT....................................................24

                  Section 5.1 Use of Premises...............................................24
                  Section 5.2 Restrictions on Use...........................................25
                  Section 5.3 Contest of Requirements.......................................25
                  Section 5.4 Exterior Signs and Sign Monument(s)...........................25
                  Section 5.5 Other Tenant Facilities.......................................26

ARTICLE VI. MAINTENANCE, REPAIRS AND ALTERATIONS............................................27

                  Section 6.1 Landlord's Obligations........................................27
                  Section 6.2 Tenant's Obligations..........................................28

                  Section 6.3 Additions to Premises; Modifications to Obligations of
                                 the Parties................................................29
                  Section 6.4 Alterations and Additions.....................................30
                  Section 6.5 Removal of Tenant's Property..................................32

ARTICLE VII. INSURANCE; INDEMNITY...........................................................32

                  Section 7.1 Liability Insurance...........................................32
                  Section 7.2 Fire and Earthquake Insurance - Fixtures, Equipment and
                                 Tenant Improvements........................................33
                  Section 7.3 Insurance Policies............................................34
                  Section 7.4 Waiver of Subrogation.........................................34
                  Section 7.5 Indemnity.....................................................34
                  Section 7.6 Exemption of Landlord.........................................35
                  Section 7.7 Notices.......................................................35

ARTICLE VIII. DAMAGE OR DESTRUCTION.........................................................35

                  Section 8.1 Damage........................................................35
                  Section 8.2 Termination Rights............................................36
                  Section 8.3 Abatement of Rent.............................................37

ARTICLE IX. ASSIGNMENT AND SUBLETTING.......................................................38

                  Section 9.1 Landlord's Rights.............................................38
                  Section 9.2 No Release of Tenant..........................................42
                  Section 9.3 Hypothecation.................................................42

ARTICLE X. CONDEMNATION.....................................................................45

                  Section 10.1 Condemnation.................................................45

ARTICLE XI. UTILITY SERVICES................................................................47

                  Section 11.1 Utility Charges..............................................47
                  Section 11.2 Interruption of Service......................................47
                  Section 11.3 Other Tenants................................................47
                  Section 11.4 Availability of Utility Services.............................48

ARTICLE XII. DEFAULTS AND REMEDIES..........................................................48

                  Section 12.1 Defaults.....................................................48
                  Section 12.2 Remedies.....................................................49
                  Section 12.3 Determination of Rent........................................49
                  Section 12.4 Default by Landlord..........................................49
                  Section 12.5 Expense of Litigation........................................50
                  Section 12.6 Holding Over.................................................50
                  Section 12.7 Landlord's Rights............................................50
                  Section 12.8 Payments and Notices.........................................51
                  Section 12.9 Third Party Litigation.......................................51
                  Section 12.10 Submission to Arbitration...................................51

ARTICLE XIII. MISCELLANEOUS.................................................................54

                  Section 13.1 Offset Statement.............................................54
                  Section 13.2 Landlord's Right of Access...................................54
                  Section 13.3 Transfer of Landlord's Interest..............................55
                  Section 13.4 Separability.................................................55
                  Section 13.5 Interest on Past Due Obligations.............................55
                  Section 13.6 Time of Essence..............................................56
                  Section 13.7 Hazardous Substances.........................................56
                  Section 13.8 Headings.....................................................58
                  Section 13.9 Incorporation of Prior Agreements; Amendments................59
                  Section 13.10 Notices.....................................................59
                  Section 13.11 Brokers.....................................................60
                  Section 13.12 Waivers.....................................................60
                  Section 13.13 Recording...................................................60

                  Section 13.14 Liens.......................................................61
                  Section 13.15 Subordination...............................................61
                  Section 13.16 Force Majeure...............................................62
                  Section 13.17 Yield Up Premises; Quitclaim................................63
                  Section 13.18 Authority...................................................63
                  Section 13.19 Survival of Indemnities.....................................63
                  Section 13.20 Surrender or Cancellation...................................63
                  Section 13.21 Non-Disclosure of Lease Terms...............................64
                  Section 13.22 Security Deposit............................................64
                  Section 13.23 Gender; Tenants.............................................64
                  Section 13.24 No Option...................................................64
                  Section 13.25 Landlord Liability..........................................64
                  Section 13.26 Termination.................................................65
                  Section 13.27 Accord and Satisfaction.....................................66
                  Section 13.28 Quiet Possession............................................66
                  Section 13.29 Counterparts................................................66
                  Section 13.30 Parking for Premises........................................66
                  Section 13.31 Building Security...........................................67
                  Section 13.32 Communications Equipment....................................68
                  Section 13.33 Publicity...................................................69

ARTICLE XIV. IMPROVEMENT OF THE PREMISES....................................................69

                  Section 14.1 Landlord's Work..............................................69
                  Section 14.2 Standards for Performance of Landlord's Work.................71
                  Section 14.3 Payment for Landlord's Work..................................75
                  Section 14.4 Time for Completion..........................................80
                  Section 14.5 Warranties and Guaranties....................................81
                  Section 14.6 Tenant's Work................................................81
                  Section 14.7 Coordination, Cooperation and Change Orders..................82
                  Section 14.8 Expansion Building...........................................83
                  Section 14.9 Remediation During Construction..............................83

ARTICLE XV. TENANT'S PURCHASE RIGHTS........................................................84

                  Section 15.1 Tenant's Option to Purchase..................................84
                  Section 15.2 First Offer to Purchase......................................86

ARTICLE XVI. CONDITIONS TO EFFECTIVENESS....................................................87

                  Section 16.1 Conditions to Continued Effectiveness of Lease...............87

ARTICLE XVII. OTHER MATTERS.................................................................89

                  Section 17.1 Subdivision of Land..........................................89
                  Section 17.2 Common Areas.................................................89
                  Section 17.3 Reciprocal Easement Agreement................................90
                  Section 17.4 Relocation Costs.............................................91
                  Section 17.5 Trip Ends....................................................91
                  Section 17.6 Traffic Impact Fees..........................................91

EXHIBIT A - Plot Plan of Land
EXHIBIT B - Legal Description of Land
EXHIBIT C - Form of Short Form Memorandum of Lease
EXHIBIT D - Form of Mutual Cancellation of Lease
EXHIBIT E - Schedule of Landlord Improvements
EXHIBIT F - Form of Purchase and Sale Agreement
EXHIBIT G - Permitted Exceptions
EXHIBIT H - Allocation of Development Agreement Items
EXHIBIT I - Rules and Regulations
EXHIBIT J - Form of Subordination, Non-Disturbance and Attornment Agreement EXHIBIT K - Form of Tenant's Deed of Trust
EXHIBIT L - Development Budget
EXHIBIT M - Purchase and Sale Agreement Modifications

                               BUILD TO SUIT LEASE

            In consideration of the rents and covenants hereinafter set forth, C.J. SEGERSTROM & SONS, a California general partnership ("Landlord"), hereby leases to EMULEX CORPORATION, a California corporation ("Tenant"), and Tenant hereby rents from Landlord, the following described premises (the "Premises"), upon the following terms and conditions:

                                   ARTICLE I.
                                    PREMISES

Section 1.1 Premises Defined

            The Premises consist of the following:

            (a) That portion of that certain real property located in the City of Costa Mesa, State of California, bounded by Sunflower Avenue on the north, Susan Street on the east and South Coast Drive on the south, consisting of an area of approximately 14.158 acres, more or less, together with all easements, rights and other appurtenances thereto (collectively, the "Land") included in the Initial Premises, as defined in subsection (b) below. The Land is more particularly depicted on Exhibit "A" attached hereto and is legally described on Exhibit "B" attached hereto, each of which Exhibits is incorporated herein by this reference.

            (b) All improvements now or hereafter located in, on and under the Land constructed by Landlord pursuant to Article XIV (collectively, the "Landlord Improvements"). The Landlord Improvements shall consist of a multi-building, two story concrete tilt-up (unless otherwise mutually approved) campus (collectively, the "Buildings") containing approximately 180,000 square feet of Floor Area, as defined in Section 3.2 below, together with all landscaping, lighting, parking, and other improvements constructed by Landlord pursuant to Article XIV below as a part of the "Initial Premises." As used herein, the term "Landlord Improvements" shall not include any tenant improvements constructed by Tenant pursuant to Article XIV, any alterations made or constructed by Tenant pursuant to Article VI, or any furniture, fixtures, trade fixtures, equipment and/or miscellaneous personal property of Tenant.

            All references herein to the Premises shall, unless the context clearly indicates to the contrary, mean and include the Land and the Landlord Improvements. All references herein to the "Initial Premises" shall mean the Landlord Improvements initially constructed by Landlord pursuant to Article XIV prior to the Rent Commencement Date, other than the improvements to the Expansion Land, as defined in this subsection (b), plus so much of the Land as is required to:

                (i) Accommodate the initial Buildings with a floor area ratio ("FAR") of approximately 0.40; and

                (ii) Provide surface parking for the initial Buildings with a parking ratio of four (4) stalls per 1,000 square feet of Floor Area.

Landlord and Tenant contemplate that the portion of the Land so allocated to the Initial Premises (the "Initial Premises Land") will be approximately 10.33 acres and the parties shall use their best efforts to configure the Land allocated to the Initial Premises in order to stay as close to an 0.40 FAR as possible. The square footage of each of the Initial Premises Land and the Expansion Land, as defined below, shall be determined as provided in Section 3.2 below. That portion of the Land other than the Initial Premises Land is herein referred to as the "Expansion Land." The Expansion Land and the Expansion Building, as defined in Section 1.4, are herein referred to as the "Expansion Premises." Subject to the provision of Article XIV, Landlord and Tenant contemplate that the Initial Premises will be located on the northerly portion of the Land adjacent to Sunflower Avenue, while the Expansion Land will be the southerly portion of the Land adjacent to South Coast Drive.

            (c) If Tenant ceases to be the sole tenant of the Initial Premises and/or is not or ceases to be the sole tenant of the Expansion Premises, as applicable, then from and after such occurrence all references herein to the Premises shall also mean, unless the context clearly indicates to the contrary, and include the rights of Tenant and its employees, invitees, agents and guests to the non-exclusive use of the public common areas on the Expansion Land and/or the Initial Premises Land, as applicable, and in any Buildings thereon in which Tenant occupies less than all of the Floor Area thereof.

Section 1.2 Easements; Reservation of Oil, Gas, Mineral and Water Rights

            Landlord reserves all oil, gas, hydrocarbons, mineral and water rights in the Premises but without right of entry on the surface or within 200 feet thereof. Provided further, that no such items shall be extracted in such manner as may cause or contribute to a lessening of the support of the Land and the Improvements.

Section 1.3 Title Matters

            (a) Tenant's rights under this Lease are subject to the covenants, conditions, easements, reservations, rights, rights of way and other matters disclosed on Exhibit "G" attached hereto (the "Permitted Exceptions"). The Permitted Exceptions also include the reservations in Section 1.2.

            (b) In recognition of Tenant's purchase rights pursuant to Article XV, except in connection with the Permanent Financing (as defined in Section 3.1) (i.e., issuance and recordation of a deed of trust, assignment of rents and leases, etc.), in connection with Tenant's financing provided for in Section
14.3 and in connection with the Permitted Development Easements (as defined in subsection (c) below), Landlord covenants not to cause the creation of any liens, easements or other encumbrances on or affecting the Initial Premises Land, other than the Permitted Exceptions (any such unpermitted lien, easement or other encumbrance, an "Unpermitted Exception" herein), without in each case the prior written approval of Tenant, which Tenant may withhold or condition in its reasonable discretion. Without limiting any other remedy of Tenant for Landlord's breach of the foregoing covenant, the provisions of Section 13.14 shall apply to any Unpermitted Exceptions.

            (c) Landlord and Tenant recognize that, in connection with obtaining the Home Ranch Master Entitlements (as defined in Section 14.3) and developing the Initial Premises for Tenant pursuant to Article XIV, Landlord may be required or may find it reasonably necessary to grant and record customary public utility, drainage and other developmental easements for the benefit of the Initial Premises and/or the Expansion Premises for the uses intended by the parties pursuant to this Lease (the "Intended Use"). Such easements, to the extent the creation or existence of same are reasonable and customary and do not adversely affect the development, use or sale of the Initial Premises, the Expansion Premises or any portion of either, shall be referred to herein as the "Permitted Development Easements." No such easement shall be a Permitted Development Easement if it runs under any Building to be constructed on the Land. In addition, Landlord shall not grant any telecommunication easements, licenses or other similar rights to install such facilities on the Land.

            (d) Notwithstanding anything to the contrary contained in this Lease, the continued effectiveness of this Lease shall be subject to issuance by Chicago Title Company (the "Title Company") of a standard CLTA leasehold and option title insurance policy or binder in favor of Tenant, insuring Tenant's interest in this Lease subject only to the Permitted Exceptions with a liability amount approximating the Project Purchase Price, as defined in Section 15.1, or such lesser amount as is determined by Tenant (the "Leasehold Policy"). Tenant shall be solely responsible to obtain and pay for the Leasehold Policy, and the condition set forth in this subsection (d) shall be deemed satisfied unless, within five (5) business days after the last execution and delivery of this Lease and the memorandum of lease provided for in Section 13.13, Tenant notifies Landlord in writing that Tenant has been unable to obtain the Leasehold Policy. If Tenant timely notifies Landlord that the condition set forth in this subsection has not been satisfied, such notice shall constitute a notice of termination of this Lease. In the event of a termination of this Lease pursuant to this subsection, the provisions of clauses (i) and (ii) and the last sentence of clause (iii) of Section 16.1(c) shall apply. If Tenant exercises the Purchase Option pursuant to Section 15.1, or a right pursuant to Section 15.2, Tenant shall receive the benefit of any credit or reduction in premium which Landlord receives on the title policy which Landlord is to provide to Tenant as the result of issuance of the Leasehold Policy. Such benefit shall be in the form of a credit against the purchase price otherwise payable by Tenant.

Section 1.4 Tenant's Expansion Option; Expansion Land Use and Related Covenants

            (a) Provided that Tenant is not in Default (as defined in Section 12.1), Tenant shall have the option (the "Expansion Option") to add to the Premises all Floor Area in an additional Building (the "Expansion Building") to be constructed by Landlord on the Expansion Land pursuant to the terms of this Lease. Tenant shall occupy and pay rent on the entire Expansion Building. The Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given at any time after the Rent Commencement Date of this Lease for the Initial Premises, as defined in Section 2.2, and prior to the second anniversary of the Rent Commencement Date as to the Initial Premises (the "Expansion Option Period"). If Tenant is not entitled to exercise the Expansion Option, or if Tenant is entitled to exercise the Expansion Option but fails to timely and properly exercise the Expansion Option, the Expansion Option shall lapse and thereafter not be exercisable by Tenant and the provisions of subsection (j) below shall apply. If Tenant is entitled to exercise, and timely and properly exercises, the Expansion Option, then subsections (b) through (h) below shall apply.

            Notwithstanding the provisions of the immediately preceding paragraph, Tenant shall be entitled to exercise the Expansion Option only if, as of the date of exercise, Tenant's financial condition is such that Landlord can reasonably obtain construction financing, if applicable, and Permanent Financing with respect to Landlord's Work with respect to the Expansion Premises in an amount at least equal to the Development Costs, as defined in Section 14.3, with respect to the Expansion Premises. In the event of a dispute between Landlord and Tenant as to whether the condition set forth in the immediately preceding sentence can be met, such dispute shall be resolved in the manner provided in
Section 12.10.

            (b) The Expansion Building to be constructed on the Expansion land shall be a two story concrete, tilt-up (unless otherwise mutually approved) Building with a Floor Area equal to:

                (i) The maximum Floor Area entitlement approved by the City of Costa Mesa (the "City") for the Land; less

                (ii) The aggregate Floor Area of all Buildings in the Initial Premises.

In no event shall the Floor Area of the Expansion Building cause the FAR for all buildings constructed or to be constructed on the Land to exceed 0.40. Based upon a FAR for the Land of 0.40 and an anticipated aggregate Floor Area of 180,000 square feet for the Buildings in the Initial Premises, the Floor Area of the Expansion Building will be approximately 66,689 square feet.

            (c) Design and construction of the Expansion Building, including all parking, lighting, landscaping and related exterior Landlord Improvements on the Expansion Land, will be the responsibility of Landlord in the manner provided in
Article XIV, and design and construction of all tenant improvements to the Expansion Building will be the responsibility of Tenant in the manner provided in Article XIV. For the purposes of the design and construction provided for in this subsection (c):

                (i) All references in Article XIV to the Initial Premises shall mean the Expansion Premises together with all exterior Landlord Improvements to the Expansion Land.

                (ii) All references in Article XIV to Tenant Improvements (as defined in Section 14.6) shall mean Tenant Improvements to the Expansion Building.

                (iii) Landlord shall commence construction of the Expansion Building and related exterior Landlord Improvements promptly following receipt of the last of (A) all governmental permits required to construct such Expansion Building and related exterior Landlord Improvements, (B) all Tenant approvals required with respect to the Expansion

Building and related exterior Landlord Improvements and (C) a fully executed new lease as required pursuant to subsection (g) below. Landlord shall deliver the Expansion Building to Tenant upon Substantial Completion, as defined in Section 14.4, thereof.

                (iv) Tenant shall construct all Tenant Improvements to the Expansion Building and shall commence the same promptly following Substantial Completion of the Core and Shell Work (as defined in Section 14.1) for the Expansion Building by Landlord.

                (v) The time frame for the construction of Landlord's Improvements shall be similar to that set forth in the Schedule of Landlord's Improvements provided for in Section 14.2, but using as a starting point the exercise by Tenant of the Expansion Option.

            (d) The Commencement Date of the Lease as to the Expansion Premises shall be the date upon which Landlord delivers to Tenant the Expansion Building with Landlord's Core and Shell Work Substantially Complete. The Rent Commencement Date of the Lease as to the Expansion Premises shall be the first to occur of (i) the date upon which Tenant completes the Tenant Improvements to the Expansion Building and commences to occupy the same and (ii) the 150th day after the Commencement Date as to the Expansion Premises. Provided, however, that the Rent Commencement Date as to the Expansion Premises shall not be deemed to occur until Landlord substantially completes the Other Work, as defined in
Section 14.1, for the Expansion Land. Upon the Rent Commencement Date of the Lease as to the Expansion Premises, the term "Premises" shall include the Initial Premises and the Expansion Premises.

            (e) The term of the Lease as to the Expansion Premises shall be ten
(10) years from the Rent Commencement Date as to the Expansion Premises, subject to any earlier termination of the Lease pursuant to any provision thereof. In addition, upon the Rent Commencement Date as to the Expansion Premises, the term of this Lease as to the Initial Premises shall be extended to be coterminus with the term of the Lease as to the Expansion Premises. The term of this Lease, as established and extended pursuant to this subsection, shall be subject to further extension pursuant to Section 2.3.

            (f) The Base Rent for the Expansion Premises shall be determined in the manner provided in Section 3.1 and shall be paid at the times and in the manner provided in Section 3.1. Base Rent shall be subject to adjustment at the times and in the manner provided in Sections 3.2 and 3.3. For the purposes of application of this subsection (f):

                (i) All references to Development Costs shall mean the Development Costs with respect to the Expansion Building and other Landlord Improvements to the Expansion Land; and

                (ii) The annual debt service used in determining the Base Rent with respect to the Expansion Premises shall be based upon the financing obtained by Landlord with respect to the Expansion Premises. In no event shall Landlord be required to refinance the Initial Premises to include the cost of the Expansion Building and related Landlord Improvements.

                (iii) All references to the Commencement Date and the Rent Commencement Date in Sections 3.1, 3.2 and 3.3 shall mean, as to the Initial Premises, the Commencement Date and Rent Commencement Date with respect thereto, and as to the Expansion Premises, the Commencement Date and Rent Commencement Date with respect thereto. In other words, the determinations and adjustments provided for in such Sections shall be made separately as to the Initial Premises and the Expansion Premises.

            (g) Promptly following the exercise by Tenant of the Expansion Option, Landlord shall prepare, and Landlord and Tenant shall execute and deliver, a document setting forth and memorializing:

                (i) The exercise by Tenant of the Expansion Option;

                (ii) The approximate Floor Area of the Expansion Building and the area of the Expansion Land;

                (iii) A target schedule for design, permitting and construction of the Expansion Building, the related exterior Landlord Improvements and the Tenant Improvements to the Expansion Building; and

                (iv) Such other matters as shall be agreed upon by Landlord and Tenant.

Unless Landlord shall finance the Initial Premises and the Expansion Premises with a single financing, such document shall be a separate lease covering the Expansion Premises. Such separate lease (the "Second Lease") shall be upon the same terms and conditions as this Lease except that the Second Lease shall not include those provisions which are specifically related to and limited to the Initial Premises, such as this Section 1.4 and Section 1.3. Concurrently with the execution of the Second Lease, Landlord and Tenant shall execute and deliver, an amendment to this Lease eliminating the Expansion Premises from the scope of this Lease. Landlord and Tenant agree that this Lease and the Second Lease shall be construed and applied to function together and to give effect to the provisions of this Lease as they apply to the Expansion Premises.

            Similarly, in the event of a Permitted Sale, as defined in subsection (i), of only the Initial Premises, the parties shall cooperate to bifurcate this Lease into two separate leases for, respectively, the Initial Premises and the Expansion Land, with the intent that Tenant's rights and obligations shall remain the same but shall run to separate landlords as to the Initial Premises and the Expansion Land. In such respect, the following documents shall be executed and delivered:

                    (A) An amendment to this Lease between Tenant and the purchaser in the Permitted Sale eliminating from this Lease the Expansion Land and all obligations of the landlord under this Lease with respect to the Expansion Land and fixing the Trip Ends as to the Initial Premises.

                    (B) A Second Lease with respect to the Expansion Land between Landlord and Tenant. Such Second Lease shall be upon the same terms and provisions as this Lease except that:

                        (1) The Second Lease shall not include those provisions which are specifically related to and limited to the Initial Premises, such as Sections 1.3 and 15.1.

                        (2) Initially the sole rights of Tenant under the Second Lease shall be those under this Section 1.4, Section 1.5 and Section 15.2 hereof, and Tenant's sole obligations under the Second Lease shall be those under Section 3.4. If Tenant fails to exercise the Expansion Option, then Tenant's sole rights under the Second Lease shall be those set forth under Sections 1.5 and 15.2.

                        (3) Except for the right to terminate this Lease as to the Expansion Building for unforeseen hazardous materials on the Expansion Land, none of the termination rights set forth in Sections 1.3 and 16.1 shall be included in the Second Lease.

                    (C) An amendment to the REA, if applicable, among Landlord, Tenant and the purchaser in the Permitted Sale by which such purchaser assumes, from and after the effective date of the Permitted Sale, those obligations of Landlord under the REA relating to or resulting from Landlord's ownership of the Initial Premises.

            (h) In consideration for the grant of the Expansion Option, Tenant shall pay to Landlord the Expansion Land Rent, as such term is defined in
Section 3.4. below, in accordance with the terms of such Section. In consideration for Tenant's payment of Expansion Land Rent, and without any further fee or charge to Tenant other than as provided in this subsection, Tenant shall have the right, during the period that Tenant pays Expansion Land Rent, to use the Expansion Land from time to time for company functions (each such function, herein, a "Permitted Function"). Provided, however, that each such Permitted Function shall be specifically subject to and conditioned upon each of the following:

                (i) Prior execution and delivery by Tenant and Landlord of a license agreement or encroachment permit with respect to such Permitted Function and in commercially reasonable form and substance.

                (ii) Tenant shall erect no permanent structures on the Expansion Land. Any temporary structures shall be removed promptly upon conclusion of the Permitted Function.

                (iii) Tenant shall promptly, at Tenant's cost, repair any damage to the Expansion Land caused by the Permitted Function. This includes filling all holes, replanting grass as necessary and replacing other vegetation and improvements which are trampled or damaged.

                (iv) Tenant's insurance pursuant to Sections 7.1 and 7.2 and Tenant's indemnification pursuant to Section 7.5 shall specifically extend to each Permitted Function, all injuries, damage or death occurring thereat and all property placed by Tenant (or by others with the permission of Tenant) on the Expansion Land in connection with a Permitted Function. Landlord shall have no responsibility for and no liability in connection with any Permitted Function.

                (v) Tenant shall be solely responsible to obtain (and to furnish to Landlord copies of) any liquor license and any other governmental permit or license required in connection with a Permitted Function. Tenant's indemnification pursuant to Section 7.5 shall specifically extend to any claims arising out of Tenant's failure to obtain and/or maintain any required permit or license with respect to a Permitted Function.

                (vi) Tenant shall conduct each Permitted Function in a manner which minimizes damage to the Expansion Land, any improvements thereto and vegetation thereon and which does not unreasonably bother the occupants of adjacent lands.

                (vii) Tenant shall, during each Permitted Function, provide appropriate receptacles for trash and refuse, shall promptly remove such receptacles following each Permitted Function and shall pick up and dispose of any garbage, litter or refuse resulting from each Permitted Function.

                (viii) During the period that Tenant pays Expansion Land Rent with respect to the Expansion Land, Landlord shall not use the Expansion Land for any purpose. In other words, the sole uses of the Expansion Land during such period shall be (A) for a Green Area as provided in Section 14.1 and (B) for Permitted Functions as provided for in this subsection (h).

            (i) As further consideration for Tenant's payment of the Expansion Land Rent, Landlord covenants that:

                    (A) Pending development of the Expansion Land by Landlord, Landlord shall not improve the Expansion Land other than as provided in Section 14.1(c).

                    (B) Any hypothecation of the Expansion Land or any interest therein shall be subject to the rights of Tenant pursuant to this Section and Sections 1.5, 15.1 and 15.2.

                    (C) Landlord shall maintain liability insurance with respect to the Expansion Land comparable to that maintained by Tenant pursuant to
Section 7.1 with respect to the acts or omissions of Landlord and its agents, employees and contractors.

                    (D) Landlord's indemnification pursuant to Section 7.5 shall extend to acts or omissions of Landlord and its agents, employees and contractors in or on the Expansion Land.

                    (E) To and until the earlier of exercise by Tenant of the Expansion Option (and until the Rent Commencement Date as to the Expansion Premises if Tenant exercises the Expansion Option) or expiration of the Expansion Option without exercise by Tenant, Landlord shall not sell, transfer or encumber the Expansion Land. The foregoing shall not, however, preclude transfer of the Expansion Land to a parent, subsidiary or affiliate of Landlord which takes title to the Expansion Land subject to all of the provisions of this Lease or encumbrance of the Expansion Land with the Permanent Financing for the Initial Premises. Landlord may, however, at any time after expiration of the Purchase Option Period, as defined in Section 15.1, and subject to Section 15.2, sell the Initial Premises to a Buyer which assumes in writing the obligations of Landlord as to the Initial Premises accruing subsequent to the close of such sale (a "Permitted Sale"). Upon a Permitted Sale, Landlord, Tenant and the purchaser shall execute and deliver the documents provided for in subsection (g) above.

                    (F) From and after the last of (1) Tenant ceases to pay Expansion Land Rent (or the cost reimbursement provided for in Section 14.1(c)) and (2) expiration of the Expansion Option without exercise by Tenant, Tenant shall have no further rights to use the Expansion Land pursuant to subsection
(h) and Landlord may use the Expansion Land for any purpose not inconsistent with Tenant's use of the Initial Premises.

Nothing contained in clauses (C) or (D) shall be deemed or construed to defeat or lessen Tenant's obligations with respect to Permitted Functions or to render Landlord responsible for any acts or omissions of Tenant, its agents, employees, contractors or invitees on the Expansion Land.

            (j) The lapse of the Expansion Option pursuant to subsection (a) above shall not affect Tenant's rights pursuant to Sections 1.5 and 15.2. To the extent applicable, Section 6.3 hereof shall also apply with respect to the lapse of the Expansion Option.

Section 1.5 Tenant's First Refusal Right to Lease

            (a) Provided that (i) Tenant is not in Default pursuant to this Lease beyond any applicable grace period and (ii) Landlord or a parent, subsidiary or affiliate (as the terms parent, subsidiary and affiliate are defined in Section 9.1(j)) of Landlord is then the owner of the Expansion Land, Tenant shall have a right of first refusal (the "First Lease Right") to lease any space constructed by Landlord on the Expansion Land which is or becomes available for lease during the term of this Lease, including any extension thereof pursuant to Section 2.3 (each, an "Available Space"). For the purposes of this Section 1.5, Tenant may assign the First Lease Right to an assignee of Tenant's interest in this Lease or to a subtenant which holds and occupies at least one (1) full Building. Similarly, in connection with a subletting by Tenant, Tenant may retain the First Lease Right so long as Tenant continues to hold and occupy at least one (1) full Building. At all times, there shall be only one (1) person or entity holding the First Lease Right and such First Lease Right must be held by a person or entity which holds and occupies at least one
(1) full Building. Such First Lease Right shall be subject to and in accordance with the terms and provisions of this Section 1.5.

            (b) In the event that an Available Space becomes available, Landlord shall be free to market the Available Space upon such terms as Landlord determines. Upon receipt by Landlord of a written offer to lease the Available Space which Landlord determines is acceptable to Landlord, Landlord shall promptly deliver to Tenant a written notice (the "Lease Notice") providing, in substance;

                (i) A description (size, location, configuration, etc) of such Available Space and that such Available Space is available for lease or the date upon which such Available Space will become available for lease; and

                (ii) The Base Rent, term and other terms upon which Landlord is prepared to lease the Available space.

            (c) Within ten (10) business days after receipt of a Lease Notice, Tenant may exercise the First Lease Right as to the Available Space described in such Lease Notice. Such First Lease Right shall be exercised, if at all, by written notice to Landlord agreeing to lease the Available Space upon the terms set forth in the Lease Notice and given within such ten (10) business day period. In the event that Tenant fails to exercise the First Lease Right with respect to an Available Space in the manner and within the time period specified in this subsection (c), the First Lease Right for such Available Space shall lapse and shall not thereafter be exercisable with respect to such Available Space except as set forth in subsections (e) and (h) below.

            (d) If Tenant fails to properly and timely exercise the First Lease Right as to an Available Space, Landlord shall be free to offer such Available Space to third parties upon substantially the same terms as set forth in the Lease Notice as to such Available Space and to enter into a lease of such Available Space with a third party. Provided, however, that Landlord shall not enter into a lease of such Available Space upon total economic terms, as defined in subsection (f) below, which are more than five percent (5%) less favorable to Landlord than those set out in the Lease Notice given to Tenant as to such Available Space without first providing to Tenant a second notice (the "Second Lease Notice") providing, in substance, the information required by subsection
(b) above. Such Second Lease Notice shall be accompanied by an amendment to this Lease adding such Available Space to the Premises upon the terms and conditions set forth in the Second Lease Notice and otherwise upon those terms and conditions of this Lease which are applicable to the Available Space.

            (e) Within five (5) business days after receipt of a Second Lease Notice, Tenant may exercise the First Lease Right, if at all, by execution and delivery to Landlord of the lease amendment enclosed with the Second Lease Notice without change and within such five (5) business day period. Except as provided in subsection (d) above, if Tenant fails to exercise the First Lease Right in the manner and within the time period specified in this subsection, the First Lease Right shall lapse and shall thereafter not be exercisable as to such Available Space.

            (f) As used in this Section 1.5, the phrase "total economic terms" shall mean the total net economic consideration to Landlord with respect to a proposed lease of an Available Space (i) taking into account all amounts payable to Landlord pursuant to the proposed lease, such as Base Rent, additional rent, "key money" and expenses payable directly by the proposed tenant (such as utilities, property taxes and insurance) and (ii) giving effect to all costs incurred or to be incurred by Landlord to enter into and perform pursuant to such proposed lease, including but not limited to any brokerage fee or commission, any "free rent," any tenant allowance, any moving allowance, assumption of any prior lease obligation and any remodeling, renovation or other capital expenditure by Landlord for the benefit of the tenant.

            (g) Upon any timely exercise by Tenant of a First Lease Right as to an Available Space, Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease adding such Available Space to the Premises. Any such amendment shall contain the economic and other terms and conditions set forth in the relevant Lease Notice or Second Lease Notice, as applicable, and shall otherwise be upon such of the terms and conditions of this Lease as are applicable to such Available Space. Without limiting the generality of the foregoing, Landlord and Tenant acknowledge and agree that (i) there will or may be differences in general terms and conditions (such as liability for taxes, maintenance, repairs, insurance requirements, etc., but not Section 7.5, Articles IX and XII and the standards set forth in
Section 13.30(b)) due to the differences between a ground lease (i.e., the Initial Premises) and a space lease (i.e., the Available Space), (ii) certain provisions of this Lease are particular to the Initial Premises (such as Article
XIV) and will not apply to an Available Space and (iii) the term of this Lease as to the Available Space shall be as set forth in the Lease Notice or Second Lease Notice, as applicable, without regard to Section 2.3 hereof.

            (h) The First Lease Right provided for in this Section 1.5 shall be a separate right as to each Available Space becoming available during the Lease term, including any extension thereof pursuant to Section 2.3, and shall apply to an Available Space each time that such Available Space becomes available for lease during the Lease Term. Failure of Tenant to exercise the First Lease Right as to an Available Space shall not affect the ability of Tenant to exercise the First Lease Right as to any other Available Space or as to the Available Space as to which Tenant failed to exercise the First Lease Space if such Available Space thereafter again becomes available.

            (i) Notwithstanding anything to the contrary in this Section, the First Lease Right shall be subordinate and inferior to any expansion or extension options held by any tenant of space on the Expansion Land as to any space becoming an Available Space. In other words,

Landlord shall not be obligated to offer such Available Space to Tenant, and Tenant shall not be entitled to exercise the First Lease Right with respect to such Available Space, to and until the holder of such option shall have elected not to exercise such option or the time for exercise of such option shall have expired without exercise of such option, as applicable. The First Lease Right shall be superior to any right of first offer or right of first refusal granted by Landlord to any tenant of space on the Expansion Land. In other words, Landlord shall not be entitled to offer such Available Space to such other tenant until Landlord shall first have offered such Available Space to Tenant and Tenant shall have declined to exercise the First Lease Right or the time for exercise thereof shall have expired without exercise of the First Lease Right, as applicable.

Section 1.6 Representations and Warranties of the Parties

            (a) Landlord hereby makes the following representations, warranties and covenants, as of the date of execution of this Lease by Landlord:

                (i) Landlord and each partner of Landlord which is not a natural person have been duly organized and are validly existing under the laws of the State of California. Landlord has the full right, power and authority to execute and deliver this Lease and to perform the obligations of Landlord hereunder. The persons executing this Lease on behalf of Landlord are authorized to do so and to bind Landlord to the obligations of Landlord hereunder.

                (ii) Landlord is the fee owner of the Land and no person or entity has any present or future right (whether or not contingent) to occupy, use or acquire any interest in the Land, or any portion thereof, except as listed on Exhibit "G."

                (iii) There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or to Landlord's knowledge, threatened against Landlord which, if determined adversely to Landlord, could individually or in the aggregate materially interfere with the rights of Tenant hereunder. There is no litigation which has been filed against Landlord that arises out of the ownership of the Land and which, if determined adversely to Landlord, would materially adversely affect the Land, the Intended Use or Landlord's ability to perform hereunder.

                (iv) To Landlord's knowledge, there are no agreements concerning the operation and maintenance of the Land entered into by Landlord except as identified on Exhibit "G."

                (v) Landlord has not received any notice of any condemnation proceeding related to the Land.

                (vi) The Land is currently in the Planned Development Industrial zoning classification of the City.

                (vii) Landlord has not received any written notice from any governmental entity or agency alleging that the Land violates any provision of any federal or state statute or any ordinance of the City.

                (viii) Main water, sewer, gas, electrical and telephone lines are available in the streets adjacent to the Land for connections from such main lines to the improvements to be constructed on the Land.

                (ix) That certain Development Agreement dated December 3, 2001 between the City of Costa Mesa, on the one hand, and Landlord and others, on the other hand, (the "Development Agreement") has not been terminated, cancelled, modified or amended and there are no proceedings pending or threatened to cancel, terminate, modify or amend the Development Agreement.

                (x) The Floor Area entitlement of the Land is O.4FAR (the "Entitlement"). The trip budget for the Land is 376 trips (AM) and 362 (PM) (the "Trip Budget"). To and until the expiration of the Purchase Option without exercise by Tenant,

Landlord shall not decrease either the Entitlement or the Trip Budget for the Land. If Tenant timely exercises, the Purchase Option, the foregoing covenant shall continue in effect until the first to occur of (A) the close of a purchase of the Land by Tenant and (B) failure of the sale escrow to close due to a termination by or the default of Tenant.

                (xi) If either (A) Tenant fails to exercise the Purchase Option or (B) clause (x)(B) applies, from and after the expiration of the covenants in clause (x) to and until expiration of the Expansion Option without exercise by Tenant, Landlord shall not decrease the Entitlement applicable to the Expansion Land (i.e., the Entitlement applicable to the Land less the actual Floor Area of the Initial Premises) and shall maintain a Trip Budget for the Expansion Land equal to that required for office usage. If Tenant timely exercises, the Expansion Option, Landlord shall not reduce the Entitlement of the Expansion Land below that necessary to construct the Expansion Premises and shall not reduce the Trip Budget for the Land below that necessary for Tenant's actual use of the Initial Premises and Expansion Premises.

            As used in this subsection, "knowledge" of Landlord shall mean to the knowledge of Seller's agents, Jeffrey M. Reese and J. Barney Page, and shall not impose or imply any duty of diligent inquiry.

            (b) Tenant hereby makes the following representations and warranties as of the date of execution of this Lease by Tenant:

                (i) Tenant is a corporation duly organized and validly existing under the laws of the State of California. Tenant has the full right, power and authority to execute and deliver this Lease and to perform the obligations of Tenant hereunder. The persons executing this Lease on behalf of Tenant are authorized to do so and to bind Tenant to the obligations of Tenant hereunder.

                (ii) There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or to Tenant's knowledge, threatened against Tenant which, if determined adversely to Tenant, could materially interfere with the rights of Landlord hereunder. There is no litigation which has been filed against Tenant which, if determined adversely to Tenant, would materially adversely affect Tenant's ability to perform hereunder.

                                   ARTICLE II.
                                      TERM

Section 2.1 Length of Term

            The term (the "term") of this Lease shall be from the date of the last execution and delivery of this Lease by Landlord and Tenant, and shall continue for a period of one hundred twenty (120) months following the Rent Commencement Date for the Initial Premises, as defined in Section 2.2(b), subject to any extension of the term pursuant to Section 1.4(e) and Section 2.3 and to any early termination of this Lease pursuant to any provision hereof.

Section 2.2 Lease Commencement Date and Rent Commencement Date

            (a) The "Lease Commencement Date" as to the Initial Premises shall be the date upon which Landlord delivers to Tenant possession of all Buildings which form a part of the Initial Premises with Landlord's Core and Shell Work Substantially Complete. Delivery of possession shall be accomplished by written notice to Tenant setting forth the date upon which Landlord's Core and Shell Work in such Buildings will be substantially complete and given not less than three (3) days prior to the date of such proposed delivery of possession. Upon Substantial Completion and delivery of possession of the Initial Premises to Tenant, Tenant shall take possession of the Initial Premises and commence the Tenant Improvements and installation of Tenant's furniture, furnishings and equipment in the Buildings. From and after the Lease Commencement Date, Tenant shall observe or perform all obligations of the tenant pursuant to this Lease with respect to the Initial Premises, other than those requiring the payment of Base Rent, Expansion Land Rent and additional rent. Pending the occurrence of the Lease Commencement Date as to the Initial Premises, each party shall observe or perform all obligations of such party pursuant to this Lease not dependant upon the occurrence of the Lease Commencement Date.

            (b) The "Rent Commencement Date" as to the Initial Premises shall be the first to occur of (i) completion by Tenant of the Tenant Improvements to the Buildings in the Initial Premises and commencement of occupancy of such Buildings by Tenant and (ii) the 150th day after the Lease Commencement Date as to the Initial Premises. For purposes of this subsection, the term "occupancy" shall mean occupancy of any portion of any Building for the purpose of conducting Tenant's business but shall not include possession for the purposes of storage of construction materials and furniture, construction of Tenant Improvements or installation of furniture, furnishings and equipment. Notwithstanding the foregoing, the Rent Commencement Date as to the Initial Premises shall not be deemed to occur until Substantial Completion by Landlord of the Other Work with respect to the Initial Premises. For the purposes of this subsection (b) and subsection (a) above, Substantial Completion shall be separately determined with respect to the Core and Shall Work, the Other Work and the Tenant Improvements. Landlord and Tenant contemplate that the Rent Commencement Date shall be approximately May 12, 2003. From and after the Rent Commencement Date, Tenant shall observe or perform all obligations of the tenant pursuant to this Lease, including but not limited to the payment of Base Rent and all additional rent with respect to the Initial Premises.

            (c) Within thirty (30) days following the Rent Commencement Date, Landlord and Tenant shall execute and acknowledge a supplemental agreement setting forth the Lease Commencement Date and Rent Commencement Date of this Lease. Notwithstanding the foregoing, failure of Tenant to execute such supplemental agreement shall not affect the Lease Commencement Date or the Rent Commencement Date in accordance with the provisions of this Lease. In the event of a dispute between Landlord and Tenant as to the date of the Lease Commencement Date and/or the Rent Commencement Date, such dispute shall be resolved in the manner provided in Section 12.10. The provisions of this Section shall be separately applied with respect to the Initial Premises and the Expansion Premises.

Section 2.3 Options to Extend Term

            Provided that (1) Tenant is not in Default either on the date of exercise or on the date when an Additional Term, as defined below, would otherwise commence and (2) Tenant remains the tenant pursuant to this Lease with respect to one or more Buildings, Tenant shall have the options to extend the term of this Lease for two (2) additional terms of five (5) years each (each, an "Additional Term"). As to each such option (each, an "Extension Option"), Tenant may extend the term of this Lease as to any or all of the Buildings then occupied by Tenant, and each Extension Option shall be exercised only as to all space then held by Tenant in a Building. Each such Extension Option shall be exercised, if at all, by written notice from Tenant to Landlord given not more than fifteen (15) months and not less than nine (9) months prior to the expiration of the initial term or the then Additional Term. Each such notice of exercise shall also designate all Buildings as to which such Extension Option is exercised, if less than all Buildings then leased by Tenant. Any such notice which does not designate the Buildings as to which such Extension Option is exercised shall be deemed to extend to all Buildings then leased by Tenant. If Tenant is not entitled to exercise an Extension Option pursuant to this Section 2.3, or is entitled to exercise such Extension Option but fails to do so in the manner and within the time specified in this Section 2.3, such Extension Option shall lapse and thereafter not be exercisable. If the first Extension Option lapses, then the second Extension Option shall lapse as well.

            If Tenant is entitled to exercise and timely and properly exercises an Extension Option pursuant to this Section 2.3, then the Additional Term resulting from such exercise shall be upon all of the terms and conditions of this Lease, except that:

            (a) Each Additional Term shall commence immediately upon the expiration of the initial term or the prior Additional Term, as applicable.

            (b) There shall be no further options to extend the term of this Lease other than the two (2) Extension Options expressly provided for in this
Section 2.3.

            (c) Sections 2.1 and 2.2, Article XIV, Sections 15.1 and 15.2 and
Section 16.1 shall have no application to either Additional Term.

            (d) Initial monthly Base Rent for each Additional Term shall be an amount equal to the then prevailing fair market rental for similar properties in the general market area in which the Premises are located. For the purposes of determining monthly Base Rent with respect to an Additional Term, the following shall pertain:

                (i) The "general market area" shall mean the Costa Mesa-Newport Beach-Irvine area, shall not include Newport Center but shall also include (A) South Coast Metro (i.e., the area bounded by the 55 Freeway on the East, MacArthur Boulevard on the North, the Santa Ana River on the West and the 405 Freeway on the South) and (B) Pacific Center (i.e., the commercial center in Santa Ana bounded by Edinger to the North, Lyon Street to the East, Grand Avenue to the West and St. Gertrude Place to the South).

                (ii) The term "similar properties" shall mean low rise office/corporate headquarters properties of similar age and quality and with similar parking, access and other amenities as described in clause (iii) below.

                (iii) The term "fair market rental" shall mean the effective amount per month that a willing tenant comparable to Tenant would pay and a willing landlord comparable to Landlord would accept in an arm's-length leasing transaction, for a term comparable in length to the applicable Additional Term and commencing on or about the commencement date of the applicable Additional Term, for similar properties which are non-sublease, non-encumbered and non-expansion space. The determination of fair market rental shall not include any value to Landlord for the Tenant Improvements and any other improvements to the Premises installed by Tenant at its cost. In determining fair market rental, appropriate consideration shall be given to annual rental rates per square foot of Floor Area, the type of escalation clauses (including, without limitation, operating costs or base year and CPI, as defined in Section 3.3, rental adjustments), the length of the term, the size and location of the similar properties, the date as to which such fair market rental is to be determined (i.e., the commencement date of the applicable Additional Term) and other generally applicable terms and conditions of tenancy for comparably sized space. In addition, fair market rental for similar properties shall be determined as if such similar properties were delivered in a "shell condition" (i.e., with a level of improvements equal to the Core and Shell Work pursuant to Article XIV). Fair market rental shall be determined as a rate per month per square foot of Floor Area of the Buildings included in the Premises for the relevant Additional Term, and the initial monthly Minimum Rent for each Additional Term shall be determined by multiplying such rate by the Floor Area of the Buildings included in the Premises for the relevant Additional Term. The fair market rental shall specifically take into account all parking and other amenities in or on the Premises (including its conversion to or existence as a "campus" of office buildings), the size of the Land within the Premises in relation to the Floor Area of the Landlord Improvements thereon and the Base Rent increases pursuant to Section 3.3.

                (iv) Promptly following the exercise of an Extension Option by Tenant pursuant to this Section 2.3, Landlord and Tenant shall attempt to agree upon the initial fair market rental for the relevant Additional Term, taking into account the matters set forth above in this subsection (d). If Landlord and Tenant agree upon such fair market rental value, initial monthly Base Rent for the relevant Additional Term shall be the fair market rental value so determined. In addition, during each Additional Term Tenant shall pay all additional rent provided for in this Lease. Upon reaching agreement pursuant to this clause (iv), Landlord shall prepare and Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the relevant Additional Term and the agreed initial Base Rent with respect thereto.

                (v) If Landlord and Tenant are not able to reach agreement as to the fair market rental as to an Additional Term within thirty (30) days after Tenant's exercise of an Extension Option pursuant to this Section, then fair market rental shall be determined by appraisal. In connection with any such appraisal, the following shall pertain:

                    (A) The appraisals shall be conducted in Orange County, California in accordance with the provisions of this clause (v).

                    (B) Within fifteen (15) days after the expiration of the foregoing thirty (30) day period, each party shall, by written notice to the other, select an appraiser with the qualifications set forth below. If either party shall fail to select an appraiser in the manner and within the time specified in this clause (B), and such failure continues for five (5) days after receipt of notice of such failure from the other party, then the appraiser timely and properly selected by the other party shall be the sole appraiser. If neither party shall timely and properly select an appraiser pursuant to this clause (B), then a single appraiser shall be selected by the Presiding Judge of the Orange County Superior Court or his or her designee upon application of either party.

                    (C) If a single appraiser is selected or appointed pursuant to clause (B), such sole appraiser shall, within fifteen (15) days after his or her appointment, schedule a meeting with the parties at which such appraiser shall receive such oral or written evidence as he or she determines. The appraiser need not follow the rules of evidence and may set such time limits as he or she deems appropriate. Within thirty (30) days after being appointed, the appraiser shall in writing notify the parties of his or her determination as to fair market rental, determined in accordance with this clause (v). The determination of such single appraiser shall be conclusive upon the parties.

                    (D) If two (2) appraisers are selected pursuant to clause
(B), the same procedure set forth in (C) above shall be used, except that each appraiser shall in writing notify the parties and the other appraiser of his or her determination as to fair market rental, determined in accordance with this clause (v). The notices provided for in clause (C) and this clause (D) may be in letter form, but shall be accompanied by an appraisal or report of valuation meeting MAI standards, containing information as to the similar properties utilized by the appraiser and setting forth the basis of such appraiser's determination as to fair market rental.

                    (E) If two (2) appraisers are used, and if the fair market rentals as determined by them are not the same but the larger fair market rental so determined does not exceed one hundred ten percent (110%) of the lesser fair market rental so determined, then fair market rental shall be the average of the fair market rentals determined by the two (2) appraisers.

                    (F) If two (2) appraisers are used, and if the two (2) appraisers determine different fair market rentals and if fair market rental is not determined pursuant to clause (E), then within fifteen (15) days after the last determination of the two (2) appraisers (i.e., the last notice to the parties), the two (2) appraisers shall select a third appraiser. If the two (2) appraisers are unable to select a third appraiser within such fifteen (15) day period, the third appraiser shall be appointed in the manner provided in the last sentence of clause (B).

                    (G) Any third appraiser selected pursuant to clause (F) shall, within fifteen (15) days after his or her selection, notify the parties and the other appraisers in writing of his or her determination of fair market rental, determined in accordance with this clause (v) but with no additional required meetings of the types described in clauses (C) and D) above. Such determination and notice shall be in accordance with the last sentence of clause
(D), and in no event shall such determination be greater than the higher of the fair market rentals determined by the original two (2) appraisers or lesser than the lower of the fair market rentals determined by the original two (2) appraisers. In other words, such determination may equal the low appraisal, may equal the high appraisal or may be anywhere between the first two appraisals, but may not be lower than the lower of the first two appraisals or higher than the higher of the first two appraisals. The fair market rental determined by the third appraiser shall be conclusive upon the parties.

                    (H) Each appraiser selected or appointed pursuant to the foregoing clauses shall be a licensed MAI appraiser with not less than five (5) years of appraisal work with respect to buildings similar to the Buildings in the general market area who is independent of each party. For this purpose, independent shall mean that such person is not employed by a party and has not been an employee of a party for two (2) years prior to his or her selection or appointment.

                    (I) Each party shall bear the costs and fees of each appraiser selected by it and one-half (1/2) of the costs and fees of any third or sole appraiser. Each party shall also bear all costs and fees of any attorney or other professional employed or retained by such party in connection with such appraisal process.

                    (J) All determinations as to fair market rental shall be expressed as a rate per square foot of Floor Area per year.

            (e) If the new initial Base Rent for an Additional Term shall not have been determined as of the commencement date of such Additional Term, Tenant shall pay Base Rent for the entire then Premises at the rate(s) in effect at the expiration of the initial Lease term or first Additional Term, as applicable, until such determination is made. If the new Base Rent is greater than the Base Rent(s) in effect at the expiration of the initial Lease term or first Additional Term, as applicable, within twenty (20) days after the determination of the new Base Rent Tenant shall pay to Landlord an amount equal to the new monthly Base Rent times the number of months from the commencement of the relevant Additional Term through the month in which such determination is made less the aggregate payments on account of monthly Base Rent for such period previously made by Tenant. If the new monthly Base Rent is less than the rate(s) in effect at the expiration of the initial Lease term or first Additional Term, as applicable, Landlord shall credit against the next monthly installments of Base Rent coming due hereunder an amount equal to the aggregate monthly payments on account of Base Rent by Tenant for the period from the commencement date of the relevant Additional Term through the month in which the Base Rent is determined less the actual aggregate Base Rent due for such period. Thereafter, Tenant shall pay monthly Base Rent at the rate determined pursuant to subsection
(d).

            (f) Upon determination of Base Rent pursuant to subsection (d) above, Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease setting forth:

                (i) The commencement and expiration dates of the relevant Additional Term;

                (ii) The Buildings included in the Premises for such Additional Term; and

                (iii) The initial Base Rent for the relevant Additional Term.

In addition, if the Premises for an additional Term consists of less than the entire Initial Premises, or if the Premises includes an Available Space which is less than all space located on the Expansion Land, Landlord shall include in such amendment such additional provisions, as shall not have been included in the amendment(s) executed pursuant to Section 1.4 and as shall be necessary to convert this Lease, in whole or in part, from a ground lease of an entire "campus" to a space lease encompassing a portion of the space on the Land. Such provisions shall be as described in Section 1.5(g).

            (g) The Extension Options shall remain available after any extension of the Lease term pursuant to Section 1.4(e), and shall extend to the entire Premises then leased by Tenant, including the Expansion Building, if applicable, pursuant to the second lease provided for in Section 1.4(g). As provided in
Section 3.3, the initial Base Rent for each Additional Term shall be increased on the thirty-first (31st) month of such Additional Term.

            (h) As used in this Lease, the terms "term" and "term of this Lease" shall include each Additional Term resulting from the exercise of an Extension Option pursuant to this Section.

                                  ARTICLE III.
                                      RENT

Section 3.1 Base Rent

            (a) Initial Premises. With respect to the Initial Premises, Tenant shall pay to Landlord in advance, without deduction or offset, for each month following the Rent Commencement Date, as monthly Base Rent, an amount equal to one-twelfth (1/12th) of the sum of:

                (i) Eleven and one-half percent (11 1/2%) of the product of the square footage of the Land included in the Initial Premises and twenty dollars ($20.00) per square foot; plus

                (ii) Eleven and one-half percent (11 1/2%) on all cash equity, if any, provided by Landlord for design and construction of the Initial Premises and not included in Tenant's Loan pursuant to Section 14.3(b).

Base Rent shall continue at such rate until the first to occur of (A) the Permanent Financing Date, as defined in subsection (c) below, with respect to the Initial Premises and (B) close of a purchase of the entire Land and all Improvements thereon by Tenant pursuant to Section 15.1.

            (b) Expansion Premises. If (i) Tenant exercises the Expansion Option pursuant to Section 1.4 and (ii) Tenant elects to make a Tenant's Loan as to the Development Costs for the Expansion Premises, then the initial monthly Base Rent for the Expansion Premises shall be determined in the manner provided in subsection (a), substituting the Expansion Premises for the Initial Premises. If
(A) Tenant exercises the Expansion Option but (B) Tenant does not elect to make a Tenant's Loan as to the Development Costs for the Expansion Premises, then the initial monthly Base Rent for the Expansion Premises shall be an amount equal to one-twelfth (1/12th) of the sum of:

            (1) Eleven and one-half percent (11 1/2%) of the product of the square footage of the Land included in the Expansion Premises and twenty dollars ($20.00); plus

            (2) The annual debt service payable by Landlord on all Development Costs with respect to the Expansion Premises, using the financing rate obtained by Landlord on the construction financing obtained by Landlord with respect to the Expansion Premises; plus

            (3) Eleven and one-half percent (11 1/2%) on all cash equity, if any, provided by Landlord for design and construction of the Expansion Premises.

            Base Rent as determined pursuant to this subsection shall be in effect from the Rent Commencement Date with respect to the Expansion Premises until the Permanent Financing Date with respect to the Expansion Premises.

            (c) Financing Adjustments. The initial Base Rent amounts determined pursuant to subsections (a) and (b) shall be subject to the following financing adjustments:

                (i) If Tenant elects not to make a Tenant's Loan with respect to the Development Costs for the Expansion Premises and if the construction financing obtained by Landlord for the Expansion Premises is variable rate financing, then upon each change in the interest rate on such financing, the monthly Base Rate determined pursuant to subsection (b) shall be redetermined using such new interest rate. Such new monthly Base Rent shall be effective from and after the effective date of the change in the interest rate.

                (ii) If Tenant does not exercise its option pursuant to Section
15.1 (i.e., to purchase the entire Land and all Landlord Improvements thereon), Landlord shall use commercially reasonable, good faith efforts to obtain permanent financing ("Permanent Financing") secured by the Initial Premises and this Lease at the most favorable market rate available from qualified institutional lenders. For this purpose, Landlord shall, in good faith, consider any lender proposals obtained by Tenant for Permanent Financing with respect to the

Initial Premises. Landlord shall use reasonable, good faith efforts to cause such Permanent Financing to fund as promptly as possible following the accrual of Landlord's obligation to seek such Permanent Financing. Such Permanent Financing shall:

                    (A) Be at the most favorable market rate available from a qualified institutional lender;

                    (B) Be non-recourse (except for standard carve-outs such as waste, misappropriation and hazardous materials) as to Landlord and its partners;

                    (C) Be in an amount sufficient to retire in full Tenant's Loan (i.e., Landlord shall not be required to invest equity to retire Tenant's
Loan); and

                    (D) Have an assumed principal amortization schedule for the Development Costs of twenty-five (25) years and a term of ten (10) years.

Effective upon the date on which the Permanent Financing is funded (the "Permanent Financing Date"), (1) Tenant's Loan shall be paid in full and (2) monthly Base Rent for the Initial Premises shall be redetermined using the two
(2) factors described in subsection (a) plus the actual principal and interest payments on the Permanent Financing obtained by Landlord with respect to the Initial Premises and an assumed principal amortization schedule of twenty-five
(25) years (collectively, the "Permanent Financing Factor"). The revised monthly Base Rent for the Initial Premises resulting from the adjustment provided for in this clause (ii) shall be effective upon the Permanent Financing Date, prorated on the basis of a thirty (30) day month. For the purposes of this clause (ii), Landlord shall not be required to seek Permanent Financing with respect to the Initial Premises until the first to occur of (aa) expiration of the Purchase Option Period, as defined in Section 15.1, without exercise of the Purchase Option, as defined in Section 15.1, by Tenant and (bb) receipt by Landlord of a written notice from Tenant irrevocably and unequivocally waiving the Purchase Option. In addition, if Tenant exercises the Purchase Option and thereafter fails to close the purchase, Landlord shall promptly thereafter seek to obtain Permanent Financing pursuant to this clause (ii). Notwithstanding anything to the contrary contained in this clause (ii), if Landlord is unable to locate Permanent Financing for the Initial Premises, or is unable to locate Permanent Financing in an amount sufficient to retire Tenant's Loan in full, then, in either such event, the portion of Tenant's Loan not repaid by Landlord from Permanent Financing shall not be retired but shall instead become a capital investment by Tenant in the Initial Premises. Such investment shall not bear interest or any other return thereon and shall not be taken into account for any purpose in the determination of Base Rent for the Initial Premises. Moreover, upon any termination of this Lease pursuant to Section 8.2 or Article X, the then unamortized portion of such capital investment shall be returned to Tenant from the insurance proceeds or condemnation award in connection with such termination. For this purpose, amortization shall be on a straight line basis from date of expenditure through the initial scheduled expiration date of this Lease.

                (iii) If Tenant exercises the Expansion Option and elects not to make a Tenant's Loan with respect to the Development Costs for the Expansion Premises, Landlord shall use commercially reasonable good faith efforts to obtain construction financing with respect to the Expansion Premises at the most favorable market rate available from qualified institutional lenders, and shall, in good faith, consider any lender proposals obtained by Tenant for the Expansion Premises. Moreover, in order to minimize financing costs with respect to the Expansion Premises, Tenant shall have the right, at Tenant's option, to provide a Tenant's Loan to Landlord. Any such Tenant's Loan provided by Tenant shall be at an interest rate, if any, and upon such other terms and conditions as are mutually agreed upon by Landlord and Tenant.

                (iv) Whether or not Tenant elects to provide a Tenant's Loan with respect to the Expansion Premises, Landlord shall use commercially reasonable, good faith efforts to obtain Permanent Financing secured by the Expansion Premises to fund as promptly as possible following the completion of the Tenant Improvements and the Landlord Improvements with respect to the Expansion Premises and at the most favorable market rate available from qualified institutional lenders. The date of such funding shall be the Permanent Financing Date with respect to the Expansion Premises. Such Expansion Premises Permanent Financing shall be subject to clauses (A), (B) and (D) of clause (ii) above and, if applicable, clause (C) of clause (ii) above. Upon the Permanent Financing Date as to the Expansion Premises, (A) Tenant's Loan or Landlord's construction financing, as applicable, as to the Development Costs of the Expansion Premises shall be paid in full and (B) monthly Base Rent for the Expansion Premises shall be redetermined either to (1) add the Permanent Financing payments as a third factor in determining monthly Base Rent or (2) substitute the Permanent Financing payments for factor (2) in subsection (b) above, as applicable. Notwithstanding anything to the contrary contained in this clause (iv), if Tenant makes a Tenant's Loan as to the Expansion Premises and Landlord is unable to locate Permanent Financing for the Expansion Premises, or is unable to locate Permanent Financing in an amount sufficient to retire such Tenant's Loan in full, then, in either such event, the portion of such Tenant's Loan not repaid by Landlord from Permanent Financing with respect to the Expansion Premises shall not be retired but shall instead become a capital investment by Tenant in the Expansion Premises. Such investment shall not bear interest or any other return thereon and shall not be taken into account for any purpose in the determination of Base Rent for the Expansion Premises. Moreover, upon any termination of this Lease pursuant to Section 8.2 or Article X, the then unamortized portion of such capital investment shall be returned to Tenant from the insurance proceeds or condemnation award in connection with such termination. For this purpose, amortization shall be on a straight line basis from date of expenditure through the revised scheduled expiration date of this Lease.

                (v) In connection with Landlord's construction financing, if applicable, with respect to the Expansion Premises or Landlord's Permanent Financing with respect to the Initial Premises or the Expansion Premises, Landlord may elect to borrow more than the aggregate Development Costs thereof (i.e., to finance, in part, on the basis of the value of the Land). In any such event, the first proceeds of any such financing must be used to retire any Tenant's Loan in full. In connection with any such borrowing (i.e., borrowing more than the Development Costs), (1) Landlord may effect such borrowing only if such borrowing is commercially feasible and does not increase the rate of interest on the Development Costs and (2) if Landlord elects to use such excess financing, incremental debt service and costs attributable to the portion of the financing in excess of the Development Costs shall not be included in the Base Rent determinations pursuant to subsection (b) or this subsection (c).

                (vi) As to each Permanent Financing effected by Landlord pursuant to this subsection (c), the lender shall be obligated, upon the close of a purchase by Tenant pursuant to Section 15.2 hereof, to release its lien as to the Project or Sale Portion, each as defined in Section 15.2. Such release shall be subject only to (A) prior subdivision by Landlord of the Sale Portion as a separate legal parcel pursuant to Section 17.1, if the sale is of a Sale Portion, and (B) retirement from the proceeds of such sale of the loan or portion thereof applicable to the Sale Portion. In addition, if the proceeds of the sale are less than the then balance of the loan (or portion thereof) to be retired and any prepayment fees, costs and other amounts due the lender, Landlord shall cover any shortfall with Landlord's own funds.

            (d) Base Rent shall be payable in equal monthly installments on or before the first day of each calendar month or partial calendar month following the Rent Commencement Date. Base Rent for any fractional part of a calendar month at the beginning or end of the term of this Lease shall be a proportionate part of the Base Rent for a full calendar month. Such proration and all other prorations pursuant to this Lease shall be made on the basis of actual days (whether remaining or elapsed) in the relevant month or year.

Section 3.2 Determinations of Base Rent

            (a) The actual areas of the Initial Premises and the Expansion Premises shall be determined by RBF Associates, unless the parties otherwise agree in writing to use another licensed civil engineering firm.

            Landlord shall retain such engineering firm to determine (i) the square footage of the Land included in the Initial Premises and (ii) the square footage of the Expansion Land. For the purposes of the foregoing determinations, the Initial Premises shall include so much of the Land as necessary to (A) achieve an 0.40 FAR and (B) include sufficient parking to provide four (4) spaces per 1,000 square feet of Floor Area of the Buildings included in the Initial Premises.

Such engineering firm shall furnish copies of such determinations, in reasonable detail, to Landlord and Tenant, and, absent a disagreement pursuant to the next sentence, such determinations shall be final and conclusive for purposes of Sections 1.4 and 3.1. If either party disagrees with such determinations, such party shall notify the other party and RBF in writing within thirty (30) days after such party's receipt of such determinations. Such notice shall specify in reasonable detail the basis for such disagreement. If a notice(s) of disagreement is timely given, RBF, Landlord and Tenant shall, for ten (10) business days after such notice(s) attempt to resolve the disagreement. If the parties are unable to resolve the disagreement within such ten (10) business day period, the Project Architect shall select a second licensed civil engineering firm (the "Second Engineer"). The Second Engineer shall review the determinations by RBF and the notice(s) of disagreement and shall promptly furnish to RBF and the parties in writing its own determinations of the areas of the Initial Premises and the Expansion Land. Such determinations shall be final and conclusive for purposes of Sections 1.4 and 3.1.

            The costs and fees of each engineering firm shall be split equally by Landlord and Tenant, and such determinations shall be made and delivered to Landlord and Tenant prior to the Rent Commencement Date with respect to the Initial Premises.

            In making the determinations required pursuant to this subsection
(a), each engineering firm shall deduct from the gross acreage of the Land all road and highway easements and dedications of record as of the date of this Lease, but shall not deduct any easements or other dedications which are required in connection with the Home Ranch Master Entitlements.

            (b) As used in this Lease, the term "Floor Area" means the aggregate rentable area of a Building or Buildings determined in accordance with the standards set forth in ANSI Z65.1 1980, as promulgated by the Building Owners and Managers Association (the "Standard") pursuant to this subsection. Landlord shall, promptly upon completion of the Core and Shell Work, cause the Floor Area of the Buildings included in the Initial Premises to be determined by Hok Architects, unless another space planner is agreed upon in writing by Landlord and Tenant.

            The space planner shall determine the Floor Area of the Buildings in the Initial Premises in accordance with the Standard. Such space planner shall furnish copies of such determinations, in reasonable detail, to Landlord and Tenant, and such determinations shall, absent a disagreement pursuant to the next sentence, be final and conclusive for all purposes of this Lease, including
Section 2.3. If either party disagrees with such determinations, such party shall notify the other party and Hok Architects in writing within thirty (30) days after such party's receipt of such determinations. Such notice shall specify in reasonable detail the basis for such disagreement. If a notice(s) of disagreement is timely given, the disagreement shall be resolved in the manner provided in subsection (a), except that any appointment by the Project Architect shall be of a second space planner. The determination of Floor Area resulting from such process shall be final and conclusive for all purposes under this Lease.

            The costs and fees of each space planner shall be split equally by Landlord and Tenant, and such determinations shall be made and delivered to Landlord and Tenant prior to the Rent Commencement Date as to the Initial Premises.

            Similarly, if it shall become necessary to determine the Floor Area of an Expansion Building or an Available Space (i.e., due to exercise by Tenant of an option or right pursuant to this Lease), the space planner selected pursuant to this subsection shall be promptly retained by Landlord and shall determine the relevant Floor Area in the manner provided in this subsection (b) and shall notify both parties of such determination in the manner provided in this subsection (b). Payment of such space planner shall be as provided in this subsection, and any such determination shall be made prior to the date when such Floor Area determination is required pursuant to this Lease (i.e., for the determination of Base Rent payable hereunder). Each determination by such space planner pursuant to this paragraph shall be final and conclusive upon Landlord and Tenant unless either party disagrees with such determination in the manner and within the time specified in the next sentence. If either party disagrees with such determination, such party shall notify the other party and the space planner in writing within thirty (30) days after such party's receipt of such determination, specifying in reasonable detail the basis for such disagreement. Any such disagreement shall be resolved using the same process for resolving a disagreement as to the Floor Area of the Initial Premises. The determination of Floor Area resulting from such process shall be final and conclusive for all purposes under this Lease. The costs and fees of any space planner(s) who determines the Floor Area of an Available Space shall be borne equally by Landlord and Tenant.

            (c) Landlord shall make each determination of monthly Base Rent required pursuant to Sections 3.1(a), 3.1(b) and 3.1(c), including any determination required pursuant to Section 1.4. Each such determination shall be made, in the case of the initial determination of Base Rent, at least thirty
(30) days prior to the relevant Rent Commencement Date, and a copy of such determination, in reasonable detail, shall be furnished to Tenant. Each such determination shall utilize the relevant determination of the civil engineering firm pursuant to subsection (a) above. Each such determination shall also be accompanied by reasonable documentary evidence as to the debt service and equity amounts described in Sections 3.1(a), 3.1(b) and 3.1(c). Each such determination shall be final unless Tenant disagrees with such determination by written notice to Landlord given within thirty (30) days after receipt of such determination specifying in reasonable detail the basis of such disagreement. Any timely disagreement shall be resolved in the manner provided in Section 12.10. Pending resolution of such disagreement, Tenant shall pay monthly Base Rent in the amounts determined by Landlord. Upon resolution of such disagreement, the parties shall make the adjustment provided for in the next succeeding paragraph.

            Landlord shall also make all redeterminations of monthly Base Rent required by Sections 3.1 (a), 3.1(b) and 3.1(c) as promptly as practicable after the occurrence of the event (i.e., interest rate change or close of Permanent Financing) requiring such redetermination. Promptly following such redetermination, Landlord shall furnish a copy thereof, in reasonable detail, to Tenant. Each such redetermination shall, absent a notice of disagreement by Tenant within thirty (30) days after receipt of such redetermination, be binding and conclusive upon Landlord and Tenant. In the event of a timely notice of disagreement by Tenant, such disagreement shall be resolved in the manner provided in the first paragraph of this subsection (c), and pending the resolution of such disagreement, Tenant shall pay monthly Minimum Rent in the amount redetermined by Landlord. In the event that any such final redetermination results in an increase in the monthly Base Rent, Tenant shall, within twenty (20) days after receipt of such redetermination, pay to Landlord an amount equal to the aggregate Base Rent (as so redetermined) payable from the effective date of such redetermined Base Rent through the month in which Tenant receives such redetermination less the aggregate amount paid by Tenant on account of Base Rent for the same period. In the event that any such redetermination results in a decrease in the monthly Base Rent, Tenant shall receive a credit in an amount equal to the difference between the aggregate Base Rent paid by Tenant from the effective date of such redetermined Base Rent through the month in which Tenant receives such redetermination less the redetermined Base Rent for the same period, plus interest on such overage from dates of payment to date(s) of credit at the then Bank of America (Los Angeles) prime or reference rate plus two percent (2%). Such credit shall be applied against the next payments of Base Rent coming due under this Lease until complete exhaustion of such credit. In either event, from and after each redetermination of Base Rent pursuant to this subsection, Tenant shall pay monthly Base Rent in the amount so redetermined to and until the next redetermination of Base Rent pursuant to this subsection.

Section 3.3 Increases in Monthly Base Rent

            The initial monthly Base Rent for the Initial Term and each Additional Term determined pursuant to Sections 2.3 and 3.1, after giving effect to all financing adjustments, shall be increased on each Adjustment Date, as defined below, to reflect any change in the cost of living. Each adjustment shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Subgroup "all items," entitled "Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Los Angeles-Anaheim-Riverside Average, (1982-1984 = 100)" (the "CPI"). The index for said subgroup published for the month prior to the Rent Commencement Date of the Initial Term shall initially be the "base" for the first adjustment. Thereafter, the comparison index used pursuant to the penultimate sentence of this paragraph shall become the "base" for the next succeeding adjustment. Finally, the index published for the month prior to the commencement date of each Additional Term shall be the "base" for the purposes of the adjustment to be made during such Additional Term. The initial monthly Base Rent for the Initial Term and each Additional Term shall be adjusted as of each Adjustment Date by the percentage increase, if any, in the Index published for the month immediately prior to the relevant Adjustment Date over the relevant "base." When the new monthly Base Rent for any period is determined, Landlord shall give Tenant written notice to that effect indicating how the new monthly Base Rent figure was computed.

            For the purposes of this Section 3.3, the adjustment dates (each an "Adjustment Date") shall be the first day of each of:

                (i) The thirty-first (31st), sixty-first (61st), ninety-first
(91st) and one hundred twenty-first (121st) (if applicable) months following the Rent Commencement Date for the Initial Premises, as to the Initial Premises;

                (ii) The thirty-first (31st), sixty-first (61st) and ninety-first (91st) months following the Rent Commencement Date for the Expansion Premises, as to the Expansion Premises; and

                (iii) The thirty-first (31st ) month of each Additional Term.

            In no event shall the increase in Base Rent pursuant to this Section
3.3 be less than three percent (3%) per twelve (12) month period, calculated on a cumulative and compounded basis, from the Rent Commencement Date (as to the relevant Premises). By way of example of the foregoing, if the CPI increase as of the first Adjustment Date for the Initial Premises is less than seven and sixty-eight one hundredths percent (7.68%), the adjustment shall be an increase of seven and sixty-eight one hundredths percent (7.68%). By way of further example, if the cumulative adjustment as of the first Adjustment Date for the Initial Premises is ten percent (10%) and the CPI increase as of the second Adjustment Date for the Initial Premises is three percent (3%), the adjustment as of the second Adjustment Date shall be an increase of five and ninety-two one hundredths percent (5.92%) of the Base Rent as increased at the first Adjustment Date. By way of final example, if the two (2) immediately preceding sentences apply and the CPI decreases as of the third Adjustment Date, the adjustment as of the third Adjustment Date shall be seven and sixty-eight one hundredths percent (7.68%) of the Base Rent as increased at the second Adjustment Date.

            If at any Adjustment Date there shall not exist the Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series) in the same format as recited in this Section, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall be most nearly equivalent thereto.

            If any adjustment provided for herein has not been made by the relevant Adjustment Date, Tenant shall continue to pay monthly Base Rent at the last rate applicable until Tenant receives Landlord's written notice as to such adjustment. Within ten (10) days after Tenant's receipt of Landlord's notice, Tenant shall pay to Landlord an amount equal to the new monthly Base Rent times the number of months from the relevant Adjustment Date to the date of receipt of Landlord's notice, less the aggregate amount paid by Tenant on account of monthly Base Rent for the same period. Thereafter, Tenant shall pay monthly Base Rent at the new rate set forth in Landlord's notice.

Section 3.4 Expansion Land Rent

            From and after the Rent Commencement Date as to the Initial Premises, to and until the first to occur of (a) expiration of the Expansion Option without exercise thereof by Tenant, (b) written notice by Tenant to Landlord irrevocably and unequivocally surrendering the Expansion Option, or (c) exercise by Tenant of the Expansion Option, Tenant shall pay to Landlord an "Expansion Land Rent." Such Expansion Land Rent shall be payable quarterly on the first day of such calendar quarter, and each such quarterly payment shall be in an amount equal to three percent (3%) of the value of the Expansion Land, determined using a Land value of $20.00 per square foot of the Expansion Land and the square footage of the Expansion Land determined pursuant to Section 3.2(a). Expansion Land Rent for any partial calendar quarter shall be pro rated in the manner provided in Section 3.1(d). The Expansion Land Rent shall be paid without offset or deduction of any kind. Except as provided in Section 1.4(h) and Section 14.1(c), prior to the Rent Commencement Date for the Expansion Premises, Tenant shall not be required to pay any other rent, property taxes, costs, or expenses for or have any other obligations with respect to the Expansion Land other than the Expansion Land Rent. Tenant's rights to use the Expansion Land provided in Section 1.4(h) shall cease when Tenant's obligation to pay Expansion Land Rent ceases, unless Tenant agrees to pay the costs of maintaining the same pursuant to Section 14.1(c). Notwithstanding the immediately preceding sentence, if Tenant's obligation to pay Expansion Land Rent ceases pursuant to clause (a) hereof, and whether or not Tenant agrees to pay the costs of maintaining the Expansion Land pursuant to
Section 14.1(c), Landlord may at any time for any reason terminate Tenant's rights to use the Expansion Land upon not less than thirty (30) days written notice to Tenant.

Section 3.5 Rent Defined

            As used in this Lease, the term "rent" shall mean monthly Base Rent and additional rent, and the term "additional rent" shall mean all amounts payable by Tenant pursuant to this Lease other than Base Rent, including, without limitation, Expansion Land Rent payable pursuant to Section 3.4 and the real property taxes payable by Tenant pursuant to Article IV below, and the insurance reimbursement required pursuant to Article VII. All Base Rent and additional rent shall be paid without deduction or offset in lawful money of the United States of America which shall be legal tender at the time of payment. When no other time is stated herein for payment, payment of any amount due from Tenant to Landlord hereunder shall be made within ten (10) business days after Tenant's receipt of Landlord's invoice or statement therefor.

                                   ARTICLE IV.
                                      TAXES

Section 4.1 Real Property Taxes

            Tenant shall pay, as additional rent, all "real property taxes," as defined in Section 4.2, levied or assessed by, or becoming payable to any governmental authority having jurisdiction, for or in respect of the Initial Premises or the Expansion Premises, as applicable, for each tax period wholly included in the period between the Rent Commencement Date for the Initial Premises or the Expansion Premises, as applicable, and the expiration or earlier termination of the term. All such payments shall be made directly to the authority charged with the collection thereof not less than ten (10) days prior to the last date on which the same may be paid without interest or penalty and, as provided in Section 4.3, Landlord and Tenant shall use commercially reasonable efforts to cause each of the Initial Premises and the Expansion Premises to be separately assessed with the bills for real property taxes to be delivered directly to Tenant. In the event that such bills are delivered to Landlord, Landlord shall promptly deliver copies thereof to Tenant. Tenant shall provide to Landlord on or before the delinquency date for payment of such taxes, a copy of a receipted tax bill or other documentary evidence reasonably satisfactory to Landlord, showing the amount of the taxes due and the payment of same prior to the delinquency date. For any fraction of a tax period included in the period between the applicable Rent Commencement Date and the expiration or earlier termination of the term, Tenant shall pay to Landlord, within thirty
(30) days after receipt of Landlord's invoice therefor, that portion of the total taxes levied or assessed or becoming payable which is allocable to such included period, determined by multiplying the total taxes by a fraction whose denominator is the number of days in the tax period and whose numerator is the number of days in the period between the Rent Commencement Date and the expiration or earlier termination of the Lease term. Subject to Section 4.5 below, in the event Tenant fails to pay any real property tax bill before the delinquency date thereof, Landlord may, but need not, pay the same on behalf of Tenant and such amount thereafter shall become due and payable as additional rent by Tenant to Landlord within ten (10) business days after Tenant's receipt of Landlord's written demand therefor. The obligation of Tenant pursuant to this
Section 4.1 shall extend to any increase in real property taxes resulting from a sale, transfer or other transaction with respect to the Premises which causes a reassessment resulting in an increase in real property taxes.

Section 4.2 Definitions

            (a) The term "real property taxes" shall include (i) all taxes, assessments and governmental charges and surcharges, (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term, water, sewer, storm drains and other rents, rates and charges, excises, levies, license fees, use fees, permit fees and other authorization fees) and all other charges (in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every kind and character (including all penalties and interest thereon), levied upon or with respect to the Premises, during the term, (ii) any tax or excise on or measured by rents, and (iii) any other tax, however described, levied against Landlord on account of the rent reserved hereunder or on the business of renting the Premises. Without limiting the generality of the foregoing, real property taxes shall include any assessment by any governmental authority pursuant to any enabling statute (such as, for example an "SB 55 Assessment") or payment to retire bonds or other indebtedness created by a special assessment district, an improvement district or other governmental authority (such as, for example, 1911 Act and 1915 Act Bonds). Provided, however, that the term "real property taxes" shall not include any franchise, estate, inheritance, succession, capital levy, net income or excess profits taxes imposed upon Landlord except that in the event that real property taxes are withdrawn in whole or in part or any substitute tax is made therefor or for any increase therein, such tax shall in any event for the purpose of this Lease be considered a real property tax regardless of how denominated or the source from which it is collected.

            (b) For the purposes of this Section, real property taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth (1/12) to each calendar month in such fiscal year.

            (c) To the extent that the same may be permitted by law, Tenant shall have the right, at Tenant's cost, to apply for the conversion of any assessment for local improvements assessed during the term, in order to cause the same to be payable in annual installments, and upon any such conversion Tenant shall pay and discharge punctually all installments (including all interest thereon) which become due and payable during the term, and that portion of any installment for any tax year partially included at the beginning or the end of the term determined pursuant to Section 4.1. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord's name, if necessary, and shall execute any and all documents reasonably requested by Tenant to accomplish the foregoing result, all without cost to Landlord.

Section 4.3 Separate Tax Parcel

            (a) In the event that the Initial Premises or the Expansion Premises are not levied and assessed as separate tax parcels, Landlord shall use its commercially reasonable efforts to cause each such area to be assessed and taxed as a separate tax parcel as soon as practicable.

            (b) If the Initial Premises and/or the Expansion Premises, if applicable, are not assessed and taxed as separate tax parcels, then notwithstanding anything to the contrary set forth in this Article IV, "real property taxes for or in respect of the Premises" shall mean, as to the Initial Premises and/or the Expansion Premises, as applicable:

                (i) That portion of the real property taxes assessed against the land underlying the tax parcel which the square footage of the Initial Premises or the Expansion Premises, as applicable, bears to the aggregate square footage of all land within the applicable tax parcel; plus

                (ii) That portion of the real property taxes assessed against the Improvements included within the tax parcel which the valuation assigned by the taxing authorities to the Improvements included within the Initial Premises or Expansion Premises, as applicable, bears to the valuation so assigned to all of the Improvements included within such tax parcel. If such separate valuations are available from the county tax assessor, then such separate valuations shall be conclusive. If such separate valuations are not reasonably available to Landlord, then Landlord shall determine, reasonably and in good faith, from the best information reasonably available to it, the proportion of the real property taxes assessed against the

Improvements included within such tax parcel which is attributable to the Improvements included within the Initial Premises or Expansion Premises, as applicable. In the event of a dispute as to the correctness of such determination by Landlord, such dispute shall be resolved in the manner provided in Section 12.10; plus

                (iii) With respect to other types of taxes, a proportion thereof based upon the assessment methodology used by the assessor, or if such methodology cannot be used to determine Tenant's portion, then a reasonable proportion as determined by Landlord. In the event of a dispute as to whether any determination by Landlord pursuant to this clause (iii) is reasonable, such dispute shall be resolved in the manner provided in Section 12.10.

            In the event that the Initial Premises or Expansion Premises, as applicable, are not assessed and taxed as a separate tax parcel, then real property taxes for or in respect of the Premises or such portion thereof shall be paid by Tenant to Landlord not later than the later of (A) ten (10) days after Tenant's receipt of Landlord's written notice of the amount thereof and
(B) the delinquency date therefor. There shall be no administrative or overhead fee payable to Landlord with respect to real property taxes payable by Tenant. Landlord and Tenant acknowledge and agree that it is their intent that real property taxes be billed to and paid directly by Tenant. Accordingly, Landlord and Tenant agree that:

                    (A) Each shall take all steps reasonably necessary to cause the real property tax bills with respect to the Initial Premises and the Expansion Premises, if applicable, to be mailed directly to Tenant; and

                    (B) Neither party shall take any action to cause the Initial Premises and/or the Expansion Premises, if applicable, to be taxed other than as a separate tax parcel.

Section 4.4 Other Taxes

            Tenant shall be responsible for and shall pay or cause to be paid not later than ten (10) days prior to delinquency all municipal, county and state taxes, levies and fees of every kind and nature, including but not limited to general or special assessments assessed during the term against any leasehold interest, leasehold improvements or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant or its sublessees, concessionaires, franchisees or licensees, if any. Tenant shall cause all taxes imposed upon any personal property situated in or on the Premises to be levied or assessed separately from the Premises and not as a lien thereon. Upon request of Landlord, Tenant shall, not later than the delinquency date for any such tax, furnish to Landlord documentary proof of payment of said tax.

Section 4.5 Right to Contest

            Provided that the Premises are separately assessed and taxed, Tenant shall have the right, at Tenant's sole risk and cost, to contest the amount and/or validity of the applicable real property taxes by appropriate legal proceedings; provided, however, that said right shall be availed of by Tenant only upon the condition that Tenant shall indemnify, defend and hold Landlord and the Premises harmless from any loss, cost or expense, including, but not limited to, Landlord's reasonable attorneys' fees, court costs and expenses of litigation, which in any manner arise from or with respect to such contest and upon the further condition that Tenant shall take any and all actions, including, but not limited to, the payment of any judgment or bonding requirement, so as to prevent the loss or forfeiture of the Premises or any part thereof or of any other property of Landlord. The foregoing shall not, however, be deemed or construed to relieve, modify, or extend Tenant's covenant to pay any such real property taxes at the time and in the manner provided in this
Article IV, unless such proceedings shall operate to prevent the sale of the Premises or any part thereof or any other property of Landlord or the placing of any lien thereon or on any other property of Landlord to satisfy such taxes prior to the final determination of such proceedings. Upon the termination of such proceedings, Tenant shall promptly pay all real property taxes, if any, then payable as the result of such proceedings and the interest and penalties in connection therewith, and the charges accruing in such proceedings. To the extent Landlord receives any refund for any real property taxes paid by Tenant hereunder, Landlord shall promptly pay and deliver such refund to Tenant.

                                   ARTICLE V.
                          CONDUCT OF BUSINESS BY TENANT

Section 5.1 Use of Premises

            (a) Tenant shall use the Premises only for high quality general office purposes, engineering and light assembly functions consistent with Tenant's current business operations at Harbor Gateway Business Center (the "Center"). Tenant may also use the Premises for uses which are (i) consistent, as to quality, with the uses described in the immediately preceding sentence and
(ii) permitted under the general plan and zoning classifications applicable to the Land as of the Rent Commencement Date with respect to the Initial Premises.

            As used herein, "high quality general office purposes" shall mean uses of a quality and character consistent with those in the Center and with Tenant's historical usage at the Center. The term "high quality general office purposes" shall not include (and Landlord shall not approve) any use of the Premises incompatible with uses generally located on properties adjacent to the Premises (i.e., those in the immediate vicinity of the Premises) due to the appearance created by such use, the nature of the clients visiting such use, excessive parking requirements, excessive demand on the physical facilities or any disreputable image in the minds of the public generally with respect to such use. Without limiting the generality of the foregoing, the following are examples of office and other uses which are not high quality general office purposes and/or are inconsistent therewith:

        government social services office

        government or charity operated psychiatric office or clinic (private practitioner acceptable)

        government or charity operated medical or dental office or clinic (private practitioner acceptable)

        substance abuse counseling or clinic abortion counseling or clinic bail bondsman

        on-site manufacturing facility

        gun shop

        pawn shop

        fast-food restaurant

        health club or youth club (provided that fitness facilities for Tenant's employees are permitted)

        tavern, dance club or night club

        arcades, casinos, off-track wagering facilities

        gasoline service station or vehicle repair shop

        escort services

        thrift shops and second-hand stores

        soup kitchens

        half-way house or homeless shelter

        training center for mentally or physically handicapped

        hiring hall for day laborers

        equipment or vehicle storage or rental facility (excluding Tenant's vans and all items specifically permitted pursuant to this Lease)

        jail or other detention facility

The foregoing are merely examples of the types of uses which are inconsistent with high quality general office uses, and are not intended to limit the right of Landlord to disapprove other proposed uses of the Premises which are inconsistent with high quality general office uses.

            (b) Tenant shall not use the Premises in violation of any applicable law, ordinance or governmental regulation or of the certificate of occupancy issued for the Premises. Subject to the provisions of Section 6.1 below, Tenant shall promptly comply with Applicable Laws, as defined below, together with all protective covenants and architectural standards, if any, applicable to the Premises as of the date of this Lease and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is a violation thereof. For the purposes of this Lease, the term "Applicable Laws" shall mean all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Premises, Landlord or Tenant and the requirements of any applicable insurance underwriters, all of the foregoing applicable to the ownership, development, use, occupancy and maintenance of the Premises and any certificates of occupancy issued for the Premises.

            (c) Tenant shall not do or permit anything to be done in or about the Premises which will interfere with the rights of other occupants of the Land, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or commit any waste in, on or about the Premises. Tenant shall not (i) place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry, (ii) attach or hang any object or item from the roof of the Premises or any structural component of the Premises without Landlord's prior written consent thereto, or (iii) violate any mandatory restrictions generally imposed by any governmental authority with respect to conservation of energy, water, gas or electricity or reduction of automobile or other emissions. Tenant shall not do or permit to be done anything which will injure the Premises or invalidate any insurance policy(ies) covering the Premises or property located therein. Tenant shall maintain no outside storage which is not appropriately screened from the view of the public. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such policy maintained by Landlord by reason of Tenant's failure to comply with the provisions of this Article.

            (d) Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent.

Section 5.2 Restrictions on Use

            Tenant shall, at Tenant's expense, procure any and all governmental licenses and permits required for Tenant's permitted use of the Premises and shall at all times comply with all requirements of such licenses or permits. Tenant shall not use or permit the use of the Premises in any manner that will damage or deface the Premises. Tenant shall not do, or suffer to be done, or keep or suffer to be kept, anything on the Premises or on any property therein which will prevent the obtaining of any insurance on the Premises or on any property therein, including, but without limiting the generality of the foregoing, fire, all risk coverage, and public liability insurance, or which may make void any such insurance.

Section 5.3 Contest of Requirements

            Notwithstanding the foregoing, Tenant may contest any Applicable Law or alleged violation thereof, so long as Landlord's interest in the Premises and the Land are not thereby materially and adversely affected, and Landlord shall, at Tenant's request, join in such contest if its participation is necessary, but at no expense to Landlord. If any security must be posted, or any order must be obtained to forestall compliance with such requirement pending the determination of such contest, Tenant shall post such security or shall obtain such order prior to commencing such contest and such action shall be a condition to Tenant's right to contest. If such contest is finally determined adversely to Tenant, Tenant shall promptly comply with the requirement(s) determined to be applicable to the Premises and shall indemnify and hold Landlord harmless from all liabilities, damages, costs (including costs and attorneys' fees incurred or awarded in such contest) and expenses occasioned by any non-compliance by Tenant and any delay in effecting compliance, including any delay occasioned by a contest determined adversely to Tenant.

Section 5.4 Exterior Signs and Sign Monument(s)

            (a) For so long as Tenant is the sole tenant of the Initial Premises, Tenant shall have the exclusive sign rights for the Initial Premises, including both exterior signage on the Buildings and any monument signage placed upon any sign monument(s) constructed by Tenant. All such signage ("Tenant's Signage") shall be subject to the following:

                (i) All Tenant's Signage shall be the sole responsibility of Tenant, as to fabrication, construction and erection thereof and payment of the costs thereof.

                (ii) All Tenant's Signage shall be subject to the prior written approval of Landlord based upon drawings and specifications therefor prepared by Tenant and reasonably approved by Landlord, and all Tenant's Signage shall conform to the drawings and specifications therefor approved by Landlord.

                (iii) All Tenant's Signage shall comply with all Applicable Laws and shall be professionally done, neat and attractive and of a quality consistent with the quality of the Buildings.

                (iv) All Tenant's Signage shall be attached or affixed to the Buildings and/or sign monument(s) in a manner reasonably approved in advance in writing by Landlord.

                (v) Tenant shall maintain, repair, remove and replace Tenant's Signage as a part of Tenant's obligations pursuant to Section 6.2 so that Tenant's Signage is at all times maintained in a neat, clean, good condition.

                (vi) Within ten (10) days after the expiration or any earlier termination of the Lease term, Tenant shall, at Tenant's sole cost, remove all Tenant's Signage and repair all damage to the Buildings and/or the sign monument(s) caused by such removal.

                (vii) Without limiting the generality of the foregoing, Landlord's reasonable approval rights with respect to Tenant's Signage shall extend to the location of Tenant's Signage on the Buildings and on any sign monument(s).

            (b) As a part of Landlord's Work pursuant to Article XIV, Landlord shall construct one or more sign monuments with respect to the Initial Premises
(i) as permitted by the City and (ii) as reasonably mutually approved by Landlord and Tenant. The cost of such monument(s) shall be included in Landlord's Core and Shell Work pursuant to Article XIV. As described in subsection (a), Tenant may, at Tenant's cost, place Tenant's signage on such monument(s).

            (c) If Tenant exercises the Expansion Option, the provisions of subsections (a) and (b) above shall apply with respect to the Expansion Building.

            (d) If Tenant elects to add one or more Available Spaces to the Premises, or if Tenant ceases to be the sole tenant of the Initial Premises (i.e., pursuant to Section 2.3), Tenant shall continue to have signage rights pursuant to subsections (a) and (b) above. However, in such event, Tenant's signage shall not be exclusive as to the Expansion Land or the Initial Premises, as applicable, but shall be in common with other tenants to whom Landlord grants signage rights. In such event, Tenant's Signage rights shall be proportionate to the portions of the Buildings leased by Tenant in, respectively, the Initial Premises and the Expansion Land and, if Tenant is the largest Tenant of the Initial Premises and/or the Expansion Premises, Tenant shall have the most prominent locations on such signs.

Section 5.5 Other Tenant Facilities

            (a) Notwithstanding anything to the contrary contained in this Lease, Tenant shall also have the right to install and maintain on the Initial
Premises:

                (i) A free-standing trailer/room of approximately 350 square feet in the parking area of the Initial Premises to provide a properly insulated area for various electromagnetic testing procedures as required by the Federal Communications Commission (the "FCC Testing Trailer").

                (ii) A large above-ground liquid nitrogen gas tank adjacent to one of the Buildings, including any special power requirements and screening (the "Tank").

                (iii) One or more generators and related switches, tanks and facilities adjacent to one of the Buildings, including screening (the "Generators").

The FCC Testing Trailer, the Tank and the Generators are herein referred to as "Tenant's Special Facilities."

            (b) Tenant's Special Facilities shall comply with all of the following:

                (i) All Tenant's Special Facilities shall be installed or constructed by Tenant at Tenant's sole cost.

                (ii) All Tenant's Special Facilities must comply with all Applicable Laws, and Tenant shall be solely responsible to obtain all governmental licenses and permits required to install, maintain and operate Tenant's Special Facilities.

                (iii) Tenant shall provide the specifications for all Tenant's Special Facilities, and all such specifications, including power sources and screening, are subject to the prior reasonable written approval of Landlord and all governmental authorities with jurisdiction.

                (iv) The locations of all Tenant's Special Facilities shall be subject to the prior reasonable written approval of Landlord, in its reasonable discretion. Without limiting the generality of the foregoing, the Generators (and any tanks serving the same) shall be located above-ground unless otherwise approved by Landlord in its reasonable discretion.

                (v) Tenant shall be solely responsible, at Tenant's sole cost, to maintain, repair, replace and operate all Tenant's Special Facilities in good condition consistent with the quality of the Buildings and in compliance with all Applicable Laws.

                (vi) Tenant shall pay all charges for all utilities used by Tenant in or at Tenant's Special Facilities, directly to the purveyors thereof.

                (vii) Any changes in the locations of Tenant's Special Facilities, Tenant's usage thereof and/or any chain link fencing or screening erected by Tenant with respect to such Facilities shall be subject to the prior written consent of Landlord, not to be unreasonably withheld, delayed or conditioned.

                (viii) Within ten (10) days after the expiration or any earlier termination of this Lease, Tenant shall, at Tenant's cost, remove Tenant's Special Facilities, any chain-link fencing erected by Tenant with respect thereto and all other personal property and improvements placed or erected by Tenant in the area occupied thereby. Tenant shall concurrently repair all damage caused by such Facilities, such fencing and such other improvements (such as post holes, broken pavement and dead grass) and restore the area to its condition prior to placement of such Facilities by Tenant. The provisions of this clause (viii) shall also apply to require a relocation by Tenant of any Special Facility from an area no longer leased by Tenant to an area then leased by Tenant, but only to the extent that such relocation is reasonably required and it is commercially practicable to effect such relocation.

                                   ARTICLE VI.
                      MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.1 Landlord's Obligations

            (a) Except as provided in subsection (b) below and in Section 6.3, Landlord shall not be obligated or required at any time to maintain or repair the Buildings, the other Landlord Improvements or the Tenant Improvements constituting the Initial Premises or the Expansion Premises, if applicable, or any part of either or to make or bear any part of the expense of any improvement, alteration or change of any nature in or about the Premises or any part thereof.

            (b) Notwithstanding the provisions of subsection (a) above or anything else to the contrary contained in this Lease, for a period of one (1) year after Substantial Completion of

Landlord's Work, Landlord shall, at Landlord's sole cost and expense, promptly repair or replace, or cause to be repaired or replaced, any portion of Landlord's Work which shall be materially defective or shall fail to comply with the Approved Working Drawings therefor. Such repair or replacement shall be commenced as soon as reasonably possible after Landlord's receipt of written notice from Tenant of the need for such work, but only if such notice is given within such one (1) year period, and shall be diligently pursued to completion. For the purposes of this subsection:

                (i) This Section shall be applied separately to the Initial Premises and, if applicable, the Expansion Premises.

                (ii) Landlord may satisfy its obligation pursuant to this subsection by causing Landlord's general contractor or any subcontractor who has provided a warranty or guaranty to perform such repair or replacement.

                (iii) The provisions of this subsection shall not apply to any damage to Landlord's Work caused by Tenant, any employee, agent or contractor of Tenant, any business visitor or guest of Tenant, any vandal or any casualty (fire, wind, rain, lightning, etc.). Landlord's obligations hereunder shall be limited to defects in the original construction of and failures of Landlord's Work to comply with the Approved Working Drawings therefor.

                (iv) During any period of repair or replacement by Landlord pursuant to this subsection, Base Rent shall be abated to the extent, if at all, that Tenant's operations in the Premises are interfered with, including totally if applicable. Subject to the next sentence, such abatement shall be Tenant's sole remedy in the event of a repair or replacement by Landlord pursuant to this subsection. Notwithstanding the provisions of the immediately preceding sentence, to the extent that Landlord is able to recover the same from any contractor, insurer or other warranting party, Tenant shall be entitled to any damages incurred by Tenant during any such period of repair or replacement.

Upon the expiration of the one (1) year period specified in this subsection, Landlord shall, upon request of Tenant, assign to Tenant all warranties and guaranties received by Landlord with respect to Landlord's Work. Such assignment shall be on a form prepared by Tenant and reasonably approved by Landlord.

Section 6.2 Tenant's Obligations

            (a) Subject to the provisions of Section 6.1, Articles VIII and X and Section 13.7, Tenant shall (i) during the term of this Lease keep in good order, condition and repair all of the Initial Premises (and the Expansion Premises, if applicable) and all Improvements thereon and every part thereof, including the Buildings, furnishings and other personal property of Tenant, and all landscaped and parking areas (which shall be kept free of weeds and debris). Tenant shall promptly at Tenant's own cost and expense make all necessary repairs and replacements, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, as necessary to maintain the Initial Premises (and the Expansion Premises, if applicable) and all Improvements thereon and every part thereof, in good condition. Tenant shall provide whatever treatment may be necessary, as often as may be required, to keep the Premises and all Improvements thereon and every part thereof neat and attractive. Tenant's maintenance and repair obligations pursuant to this subsection shall specifically include the roof membranes of the Buildings.

            (b) Without limiting the generality of subsection (a), Tenant shall, at all times during the term of this Lease, maintain in effect an inspection and maintenance contract covering the heating, ventilating and air conditioning equipment serving the Buildings with a maintenance firm reasonably approved by Landlord. Such contract shall provide for inspection and maintenance of such equipment (including replacement of components as required) not less frequently than quarterly. Such contract, and any replacement therefor, shall be subject to the reasonable approval of Landlord. Such inspection and maintenance shall include replacement of parts as necessary to keep the system in good working order. At the expiration of the Lease term, such equipment shall be in good working condition. Good working condition shall take into account the age of the system as of the expiration of the Lease term. Tenant shall not, however, be required to make additions to the HVAC system to extend the useful life of the HVAC system beyond the term of this Lease.

            (c) For the purposes of this Section 6.2:

                (i) Tenant's obligations hereunder shall extend to furnishing and restocking all expendables in the Buildings (soap, towels, etc.).

                (ii) Tenant shall also be responsible to insure that all truck loading areas and loading doors which constitute a part of the Premises, if any, are not unreasonably damaged and do not accumulate litter or debris as a result of deliveries to and pickups from Tenant.

                (iii) As to all Building roofs, parking lots and landscaped areas, Tenant shall provide a schedule of maintenance to be performed by Tenant and the intervals therefor. Such schedule shall be subject to the prior reasonable written approval of Landlord and shall not be subject to change without the prior reasonable written approval of Landlord, which shall not be unreasonably withheld if consistent with industry standards.

                (iv) All repairs and maintenance by Tenant shall be made only by a licensed, bondable contractor. Landlord may impose reasonable restrictions and requirements with respect to such repairs, and the provisions of 6.4 shall apply to all such repairs. Tenant shall indemnify, defend and hold Landlord harmless from and against all actions, claims, and damages by reason of Tenant's failure to comply with the foregoing provisions.

            (d) If Tenant fails to perform its obligations under this Section 6.2, Landlord may at its option, after thirty (30) days written notice to Tenant and failure of Tenant to perform such obligations within such thirty (30) day period, enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Tenant to Landlord upon demand. Notwithstanding the foregoing, Landlord shall not be entitled to undertake any work for the account of Tenant which reasonably requires more than thirty (30) days to complete if Tenant commences such work within such thirty (30) day period and diligently pursues the same to completion. Landlord need not, however, wait for the expiration of such thirty
(30) day period to remedy any condition which poses a danger to persons or property or which will or may result in the imposition of a fine or penalty upon Landlord if not cured prior to the expiration of such period.

            (e) Subject to Sections 6.4 and 6.5, within ten (10) days after the expiration of the term hereof, or within ten (10) days after any earlier termination hereof, Tenant shall surrender the Premises and all Improvements thereon to Landlord in good condition, reasonable wear and tear excepted.

Section 6.3 Additions to Premises; Modifications to Obligations of the Parties

            (a) In the event that Tenant exercises the Expansion Option, from and after the Rent Commencement Date as to the Expansion Premises, maintenance and repair as to the Expansion Building and other Improvements to the Expansion Land shall be pursuant to Sections 6.1 and 6.2. If Tenant adds one or more Available Spaces to the Premises, or ceases to be the sole tenant of the Initial Premises, then, in either such case, Landlord shall maintain and repair the Initial Premises or the Expansion Land and Tenant shall pay, as additional rent, Tenant's proportionate cost of such maintenance and repair. Such proportionate share shall be that proportion of the total costs of such maintenance and repair, including a fifteen percent (15%) overhead allowance to Landlord, derived by dividing the total Floor Area occupied by Tenant in the Initial Premises or on the Expansion Land, as applicable, by the total Floor Area in the Initial Premises or on the Expansion Land, as applicable. The amendment to this Lease adding such Available Space or providing for Tenant to cease to be the sole tenant of the Initial Premises shall, among other things, (i) allocate the maintenance and repair obligations of Landlord and Tenant, (ii) establish Tenant's proportionate share of the costs of maintenance and repair provided by Landlord and (iii) set forth the manner and timing of payment by Tenant of such additional rent.

            (b) In connection with Landlord's construction of Landlord's Improvements to the Initial Premises, Landlord may construct one or more facilities (such as an entry drive, a driveway or a common utility line) which serves both the Initial Premises and the Expansion Land (each such facility, a "Common Facility" herein). Any such Common Facility may be located on either the Initial Premises Land or the Expansion Land. Initially, from and after the Rent Commencement Date as to the Initial Premises, Tenant shall operate, maintain, repair and replace the Common Facility pursuant to Section 6.2. The costs of such operation, maintenance, repair and replacement shall be split between Landlord and Tenant based upon the respective aggregate Floor Areas on the Initial Premises and the Expansion Land. Landlord shall reimburse Tenant for Landlord's share of such costs within ten (10) days after Landlord's receipt of Tenant's invoices therefor accompanied by reasonable documentary evidence of the amounts paid by Tenant and the nature of such payments, which invoices shall be not more frequently than monthly. Tenant recognizes that initially Tenant will bear one hundred percent of the cost of such repairs and maintenance.

                As provided in Section 17.3, upon the occurrence of a Trigger Event, as defined in such Section 17.3, Landlord shall prepare, and Landlord and Tenant shall execute, acknowledge and record, an REA, as defined in such Section 17.3, providing for, among other things, the allocation of responsibility for operation, maintenance, repair and replacement of each Common Facility and allocation of the costs thereof. From and after recordation of the REA, the REA shall replace this subsection (b).

            (c) From and after Landlord develops the Expansion Land (other than pursuant to Section 1.4):

                (i) Landlord shall maintain the Expansion Land and all Improvements thereon to the same standards required by Section 6.2.

                (ii) Tenant shall, except to the extent that Tenant occupies an Available Space(s), use reasonable efforts to prevent its employees and invitees from parking on the Expansion Land. Similarly, Landlord shall use reasonable efforts to prevent the tenants of the Expansion Land, and their employees and invitees, from parking on the Initial Premises (except to the extent that such tenants also occupy Floor Area on the Initial Premises).

                (iii) Landlord shall use or permit the use of the Improvements on the Expansion Land only for the purposes permitted by Section 5.1.

Section 6.4 Alterations and Additions

            (a) Tenant shall not, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, make any alterations, improvements, remodeling or additions to the Premises which are structural, which materially affect the exterior appearance of any Building, which are outside of the Buildings, which adversely affect the function or maintenance of the utility systems of any Building or which equal or exceed $1.00 per square foot of Floor Area of any Building per twelve (12) month period in total cost for any alteration, improvement or addition (or series of related alterations, improvements or additions), excluding interior painting, carpeting and other floor covering costs (any such alterations, improvements, remodeling or additions requiring Landlord's approval are herein the "Alterations Requiring Consent"). The foregoing square foot limitation shall be applied separately as to each Building leased by Tenant. Construction, alterations, improvements, remodeling and additions made by Tenant during the term hereof shall be done with reasonable diligence in a good and workmanlike manner, consistent with the construction quality of Landlord's Work and in compliance with all Applicable Laws. As to Alterations Requiring Consent, Landlord shall have the same rights with respect to the nature and quality of the improvements and construction, the approval of Tenant's plans, the obtaining of permits and licenses, payment and liens as are granted Landlord by Section 5.4 with respect to Tenant's Signage. The cost of any construction, alteration, improvement, remodeling or addition shall be paid or discharged by Tenant so that the Premises and all Improvements thereon shall at all times be free of liens resulting therefrom, subject to the provisions of Section 13.14. Whether or not any alteration, improvement or addition is an Alteration Requiring Consent, Tenant shall supply to Landlord, promptly upon completion thereof, a set of as-built drawings therefor on mylar if and to the extent such drawings are required by Applicable Laws or are in fact prepared by Tenant.

            (b) Subject to the provisions of Section 6.5, the Buildings, and all alterations, improvements, remodeling, additions or fixtures which may be made or installed in the Premises or any improvements thereon and which are attached to the floor, walls or ceiling of any improvements on the Premises and cannot be removed without material damage to the Buildings, and any floor covering which is cemented or otherwise affixed to the floor of any improvements on the Premises and cannot be removed without material damage to the Buildings, are collectively called "leasehold improvements." All installations by Tenant other than leasehold improvements and all personal property of Tenant placed in or on the Premises are herein referred to as "Tenant's Property." Except as expressly provided to the contrary in this Article VI, all leasehold improvements shall be the property of Landlord. Such leasehold improvements shall remain upon and be surrendered with the Premises at the termination of this Lease, unless Landlord shall have notified Tenant to remove such leasehold improvements (other than the Buildings themselves), or some of them, by written notice given to Tenant, in the case of Landlord's Improvements, on or prior to the relevant Lease Commencement Date, and in the case of any other leasehold improvements, upon approval thereof if Landlord's approval is requested and such leasehold improvements are Alterations Requiring Consent. If such leasehold improvements are not Alterations Requiring Consent, Landlord may give Tenant notice to remove the same at any time prior to the expiration or termination of this Lease or within ten (10) days after any early termination of this Lease. Tenant shall remove any leasehold improvements or other property which Tenant is permitted or required to remove, pursuant to Section 6.5 below or this subsection, at Tenant's sole cost, within ten (10) days after the expiration of this Lease, or in the event of an early termination, within ten (10) days after Landlord's notice. In the event Landlord directs Tenant to remove any leasehold improvements constructed by Tenant on the Premises as aforesaid, Tenant shall complete such removal within the time limits specified herein and restore the Premises to substantially the same condition as the Premises existed at the time Landlord tendered delivery of possession thereof to Tenant, less reasonable wear and tear.

            (c) Tenant shall promptly in writing notify Landlord of the filing of any mechanics' lien against the Premises arising out of work performed by or for Tenant.

            (d) To the fullest extent permitted by law, Landlord waives any claim it may now or hereafter have, whether at common or statutory law or in equity, to or against any of Tenant's Property, and acknowledges that Tenant may from time to time install personal property or fixtures constituting Tenant's Property in or on the Premises and that, with respect thereto, Tenant may choose or be required to obtain and file a written confirmatory waiver by Landlord of claims to such personal property. Landlord agrees not to unreasonably withhold or delay approval of any waiver requested by Tenant and presented by Tenant to Landlord for execution, provided that any such waiver requires, in substance, that (i) any removal of Tenant's Property be effected within ten (10) days after the expiration or earlier termination of this Lease, (ii) any person removing any of Tenant's Property from the Premises repair any damage to the Premises caused by such removal and (iii) Landlord has no obligation thereunder to assist any person in the removal of any of Tenant's property from the Premises. Landlord shall promptly execute and deliver to Tenant any such waiver approved by Landlord. If Landlord shall neither execute a waiver presented by Tenant nor in a writing to Tenant disapprove such waiver for bona fide reasons stated therein within twenty (20) days after Tenant's delivery of such waiver to Landlord for approval and execution, Tenant may, after the expiration of such 20-day period, execute and file such waiver as attorney-in-fact for Landlord. Landlord hereby appoints Tenant as its attorney-in-fact for this purpose. A desire by Landlord to avoid the filing of Landlord's waivers shall not be a valid reason for disapproval of a landlord's waiver requested by Tenant.

            (e) The approval by Landlord of any specifications, working drawings or other plans for alterations to be made by Tenant of or to the Premises, whether upon commencement of possession by Tenant of the Premises or at any other time during the term of this Lease, shall not be deemed to be a representation or warranty by Landlord as to the adequacy or sufficiency of such specifications, working drawings or other plans or of the improvements or construction contemplated thereby for any use or purpose. By its approval thereof, Landlord assumes no liability or responsibility therefor, or for any defect in any improvements or construction made pursuant thereto.

            (f) Before commencement of any work of improvement in the Premises, Tenant shall give Landlord fifteen (15) days written notice thereof, specifying precisely the expected date of commencement. For the period from ten (10) days prior to commencement of such work and during the performance thereof, Landlord may maintain in the Premises such notices of non-responsibility or other notices as may be necessary to protect Landlord against liability for liens and claims.

Section 6.5 Removal of Tenant's Property

            Notwithstanding anything to the contrary in this Article VI or elsewhere in this Lease, Tenant may remove, at any time or times during the term of this Lease (a) any and all interior and exterior signs, (b) the Security System (as defined in Section 13.31) and any other security systems, devices or containers, (c) the Communications System (as defined in Section 13.32) and any other telecommunications or data conveyance fiber, wiring, cabling and equipment, (d) supplemental HVAC, (e) portable generators, (f) raised floors,
(g) modular wall panel systems, (h) uninterruptible power systems and (i) any other fixtures or personal property installed or placed in or on the Premises (including Tenant's Special Facilities) during the term of this Lease, in any and all cases, by or on behalf of Tenant and not constituting leasehold improvements; provided, however, that Tenant shall not remove any components of Landlord's Work or any linoleum or other floor covering cemented or otherwise affixed to the floor of any Building. Tenant shall promptly repair any damage to the Premises or any Improvements thereon resulting from the installation or removal of any of Tenant's Property.

                                  ARTICLE VII.
                              INSURANCE; INDEMNITY

Section 7.1 Liability Insurance

            Tenant shall at all times from and after the Lease Commencement Date with respect to the Initial Premises, and at its cost and expense, for the protection of Tenant and Landlord, as their interests may appear, maintain in full force and effect a policy or policies of insurance which afford the following coverages:

            (a) Worker's Compensation in the statutorily required amount, including employer's liability with a liability limit of not less than $1,000,000 per occurrence.

            (b) Comprehensive General Liability Insurance or Commercial Liability Insurance with an aggregate liability amount not less than $3,000,000 combined single limit for both bodily injury and property damage, including blanket contractual liability (including Tenant's indemnification obligation under Section 7.5), broad form property damage, personal injury, completed operations, products liability, host liquor liability (or liquor liability, if applicable) and owned and non-owned automobile coverage and acts or omissions of any security guards hired by Tenant. Provided, however, coverage for acts or omissions of security guards may be provided by the contractor providing such guards so long as such insurance has a minimum liability limit equal to or greater than that required by this clause (b) and the additional insured requirements of the next succeeding paragraph are met. At least $1,000,000 of such coverage shall be provided by a primary liability policy, and any balance may be provided by a so-called umbrella policy. The liability insurance policy required to be maintained by Tenant pursuant to this subsection shall be on an occurrence (as opposed to claims made) basis. Further, if such policy is an aggregate liability limit policy, not less than $3,000,000 of such limit per annum shall be available for claims originating at the Premises.

            Landlord, and any other persons designated by Landlord and having an insurable interest in the Premises, shall be added as additional insureds pursuant to the policies required by clause (b) (although they shall not have any obligations of "named" insureds therein). The insurance required by this Section shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. The policy or policies providing the coverage required by subsection (b) above shall contain an endorsement providing, in substance, that "such insurance as is afforded hereby for the benefit of [Landlord and any additional insureds designated by Landlord] shall be primary and any insurance carried by [Landlord and any additional insureds designated by Landlord] shall not be contributory." In no event shall the limits of any coverage maintained by Tenant pursuant to this Section be considered as limiting the liability of Tenant pursuant to this Lease.

Section 7.2 Fire and Earthquake Insurance - Fixtures, Equipment and Tenant Improvements

            (a) Tenant shall at all times from and after the Lease Commencement Date with respect to the Initial Premises, and at Tenant's cost and expense, maintain in effect policies of insurance covering all Tenant's Property located in or on the Premises, including but not limited to fixtures, furnishings, equipment, furniture, inventory and stock in trade, in an amount not less than their full replacement value, providing protection against any peril included within the classification "All Risk," including but not limited to insurance against fire, sprinkler leakage, vandalism and malicious mischief, but not including earthquake and flood coverage. The insurance required by this subsection shall be the primary insurance with respect to the property covered thereby.

            (b) Landlord shall at all times during the term maintain in effect policies of insurance (i) covering all Improvements, including without limitation, the Buildings and all leasehold improvements (including tenant improvements other than Tenant Property), providing protection against any risk included within the classification "All Risk," including all coverages listed in subsection (a), such insurance to be in an amount no less than the full replacement value of such improvements, which shall be determined at the time the policy is initially obtained, and not less frequently than at each third anniversary of the Lease Commencement Date as to the Initial Premises and (ii) rental interruption insurance covering the payment of Base Rent and additional rent for a period of at least twelve (12) months following the occurrence of a covered casualty. The deductible or self-insurance reserve for the insurance pursuant to clause (i) shall not exceed $25,000 per occurrence. The insurance required by this subjection shall be the primary insurance with respect to the property covered thereby.

            To and until the Rent Commencement Date, the coverage by Landlord pursuant to this subsection will be builder's risk insurance, maintained by Landlord or Landlord's Contractor (as defined in Section 14.2), with the cost thereof to be included in Development Costs. Thereafter, such insurance shall be standard casualty insurance. The insurance required by this subsection shall, if possible, be pursuant to a blanket policy maintained by Landlord (and any affiliates) to take advantage of any lower portfolio rate. Notwithstanding anything to the contrary contained in this subsection, Landlord shall maintain earthquake and flood coverage only during such period(s) when it is commercially reasonable to do so taking into account premium rates, deductibles and/or self-insurance reserve requirements and maximum coverage limits available.

            (c) The cost of the insurance maintained pursuant to subsection (b), any deductible or self-insurance reserve payouts and an overhead allowance to Landlord of five percent (5%), shall be additional rent payable by Tenant to Landlord. Such additional rent shall be paid within ten (10) days after Tenant's receipt of Landlord's invoices therefor, which invoices shall be not more frequent than monthly.

            (d) The proceeds of the insurance maintained pursuant to subsections
(a) and (b) shall be payable as provided in Article VIII and, so long as this Lease remains in effect, shall be used to repair or replace the Premises, any improvements thereto and personal property so insured. Upon any termination of this Lease pursuant to Section 8.2(c), the proceeds of the insurance required pursuant to subsection (b) shall be applied first, to retire Tenant's Loan, if applicable, second, to the then unamortized (using the amortization method in Section 3.1(c)) cost of Tenant's investment in Landlord's Work, if any, third, on a pro rata basis to Tenant and Landlord based upon the respective costs of Tenant's Work and Landlord's Work (until all such costs are fully recovered) and fourth any remainder to Landlord. The proceeds of all rental interruption insurance shall be solely the property of Landlord and not subject to the foregoing allocation. Tenant shall keep the proceeds of the insurance required pursuant to subsection (a) above.

Section 7.3 Insurance Policies

            All insurance required to be carried by Tenant or Landlord shall be with companies rated A:VIII, or better, in the then most recent version of Best's Key Rating Guide. Each party shall deliver to the other at least ten (10) days prior to the time such insurance is first required to be carried, and thereafter at least ten (10) days prior to the expiration or renewal date of any policy so maintained, copies of the policies or certificates evidencing such insurance. All policies and certificates delivered pursuant to this Section shall contain liability limits not less than those set forth in Sections 7.1 and 7.2, shall list the additional insureds and shall specify all endorsements and special coverages required by Sections 7.1 and 7.2. Each such policy shall contain a provision (by endorsement or otherwise) requiring not less than ten
(10) days written notice to each party prior to any cancellation, non-renewal or material amendment thereof. Any insurance required to be maintained by a party hereunder may be provided by such party by means of a so-called "blanket" policy, so long as the Premises is specifically covered therein (by rider, endorsement or otherwise) and the policy otherwise complies with the provisions of this Lease, without reduction or diminution due to use of such blanket policy. If, on account of the failure of a party to comply with any provision of this Article VII, the other party or any additional insured is adjudged a co-insurer by its insurance carrier, then any loss or damage the other party or such additional insured shall sustain by reason thereof shall be borne by the insuring party and shall be paid by the insuring party upon receipt of a bill therefor and evidence of such loss.

Section 7.4 Waiver of Subrogation

            Landlord and Tenant each hereby waives any and all rights of recovery against the other and against any other occupant of the Land, and against the partners, officers, employees, agents, representatives, customers and business visitors of such other party and of such other occupant, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party shall actually obtain and maintain the insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Each party shall, upon obtaining the policies of insurance which it is required to maintain hereunder, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

Section 7.5 Indemnity

            (a) To the fullest extent permitted by law, and subject to the last sentence of this subsection, Tenant shall indemnify, defend and hold Landlord, its agents, employees and partners harmless from and against any liability or expense (including but not limited to loss of life and reasonable attorneys' fees and costs of defense) for any damage or injury to persons or property in or about the Premises or any Improvements thereon which may result from the use or occupation of the Premises or any Improvements thereon by Tenant, its employees, agents, invitees and contractors or the breach of the provisions of this Lease by Tenant, its agents, employees, contractors, or other persons claiming under Tenant. Such indemnification shall extend to liabilities arising from any activity, work, or thing done, permitted or suffered by Tenant or any such person in or about the Premises and shall further extend to any liabilities arising from any default in the performance of any obligation on Tenant's part hereunder. "Liabilities" shall include all suits, actions, claims and demands and all expenses (including attorneys' fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations. Tenant's defense obligations hereunder shall include the obligation, upon demand, to defend Landlord against any claim or action of the types herein specified by legal counsel reasonably satisfactory to Landlord. Notwithstanding anything to the contrary in this Lease, this subsection shall not apply to any damage or injury which Tenant establishes in a court of competent jurisdiction was caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

            (b) To the fullest extent permitted by law, and subject to Section
7.4 and the last sentence of this subsection, Landlord shall indemnify, defend and hold Tenant, its agents, employees, officers and partners, harmless from and against any liability or expense (including but not limited to reasonable attorneys' fees and costs of defense) for any damage or injury to persons or property in or about the Premises or any Improvements thereon which may result from the actions of Landlord, its agents, employees or contractors, or from the breach of the provisions of this Lease by Landlord, its agents, employees or contractors. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations. Landlord's defense obligations hereunder shall include the obligation, upon demand, to defend Tenant against any claim or action of the types herein specified by legal counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary contained in this Lease, this paragraph shall not apply to any damage or injury which Landlord establishes in a court of competent jurisdiction was caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

Section 7.6 Exemption of Landlord

            Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord's employees or agents at the Premises, nor for any loss of any property by theft. Landlord and its partners and their respective partners, officers, agents and employees shall not be liable for injury or damage which may be sustained by the person, goods, wares, or property of Tenant, its employees, invitees or customers or any other person in or about the Premises, or for loss or interruption of business, caused by or resulting from any peril which may affect the Premises, including, but not limited to fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising upon the Premises, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any occupant of any property adjacent to the Premises, or any of their officers, employees, agents, representatives, customers, business visitors or invitees. Tenant, as a material consideration to Landlord, assumes all risk of damages to property and injury to or death of persons in or about the Premises from any cause. Notwithstanding anything to the contrary herein, this Section shall not apply to the extent of any damage or injury which Tenant establishes in a court of competent jurisdiction was proximately caused by the breach of this Lease, negligence or willful misconduct of Landlord, its employees or agents.

Section 7.7 Notices

            Tenant shall give prompt notice to Landlord in case of fire or material casualties in or to the Premises and of material defects therein.

                                  ARTICLE VIII.
                              DAMAGE OR DESTRUCTION

Section 8.1 Damage

            (a) Subject to the provisions of this Article, in the event the Premises or the leasehold improvements thereon shall, during the term, be damaged or destroyed in whole or in part by any cause whatsoever, and whether or not such cause shall be covered by any insurance maintained by Tenant, Tenant shall give Landlord prompt written notice thereof if Landlord or its agents are not already aware thereof, and Landlord, without cost to Tenant, shall repair, replace and rebuild the same, at least to the extent of the quality and value of the Premises and such leasehold improvements immediately prior to such occurrence. Landlord shall have no responsibility to repair or replace Tenant's Property, or any of it.

            (b) Such repair, replacement or rebuilding shall be commenced within a reasonable time after the occurrence of the event causing such damage or destruction and the adjustment of insurance claims, if applicable, and shall thereafter be diligently prosecuted to completion.

            (c) All insurance monies recovered on account of damage or destruction, less the cost, if any, of such recovery, shall be paid to the insuring party and shall be applied to the payment of the cost of repairing, replacing and rebuilding, and shall be paid out from time to time as such work progresses. If the insurance monies shall be insufficient to pay the entire cost of such work, the party obligated to perform such work shall pay the deficiency. Upon the completion of the work and payment in full therefor, any insurance monies then remaining shall be applied or allocated as provided in the last two sentences of Section 7.2(d).

            (d) Except as otherwise expressly provided in this Article VIII, this Lease shall not terminate or be affected in any way, and neither party shall, except to the extent provided in Sections 8.2 and 8.3, be released from any of its liabilities or obligations hereunder by reason of damage to or destruction of the Premises, any leasehold improvements thereon or Tenant's Property. Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and of any other statute, law or judicial decision now or hereafter in effect contrary to the obligations of Tenant under this Article VIII or which relieve Tenant therefrom.

Section 8.2 Termination Rights

            (a) Notwithstanding the provisions of Section 8.1, Landlord shall have the option to terminate this Lease and not repair, restore or rebuild in the event that a casualty results in:

                (i) Major Destruction, as defined in subsection (b), during the last twelve (12) months of the term of this Lease;

                (ii) Total Destruction, as defined in subsection (b); or

                (iii) Uninsured Damage, as defined in subsection (b), with a cost to repair, restore or rebuild in excess of the Upset Amount, as defined in subsection (b).

Tenant shall also have the option to terminate this Lease in the event of an occurrence described in clauses (i) and (ii) of this subsection.

            (b) As used in this Section 8.2:

                (i) "Major Destruction" shall mean damage to or destruction of Landlord's Improvements in any Building leased by Tenant, the estimated cost of repair, restoration or rebuilding of which exceeds thirty-three and one-third percent (33 1/3%) of the then replacement cost of the Building damaged or destroyed.

                (ii) "Total Destruction" shall mean damage to or destruction of Landlord's Improvements in any Building leased by Tenant, the estimated time for completion of repair, restoration or rebuilding of which exceeds one year from the date of the damage or destruction.

                (iii) "Uninsured Damage" shall mean damage to or destruction of Landlord's Improvements from any cause which (A) is not covered by the insurance maintained by Landlord pursuant to Section 7.2(b) and (B) would not have been covered if Landlord maintained all coverages required by Section 7.2(b). The provisions of this clause (iii) and clause (iii) of Section 8.2(a) above are subject to the provisions of subsection (c) below.

                (iv) The "Upset Amount" shall mean $500,000 per Building as of February 1, 2002, adjusted by any changes in the CPI published for each succeeding February from the CPI published for February 2002. If the CPI is not published as of any February, a replacement index shall be selected as provided in Section 3.3.

                All cost and time determinations and estimates required by the provisions of this subsection shall be made by a licensed architect or general contractor selected and retained by Landlord and approved in advance in writing by Tenant, which such approval shall not be unreasonably withheld, delayed or conditioned.

            (c) In the event that a casualty has any of the results described in subsection (a), Landlord shall have the option to terminate this Lease by written notice to Tenant given within thirty (30) days after the date of such damage or destruction. In the event that a casualty has either of the results described in clauses (i) or (ii) of subsection (a), Tenant shall have the option to terminate this Lease by written notice to Landlord given within thirty (30) days after the date of such damage or destruction. Any notice of termination given by either Landlord or Tenant pursuant to this subsection (c) shall pertain only to the Building or Buildings as to which a casualty causes the applicable result pursuant to subsection (a), and this Lease shall remain in effect as to any Building not suffering such result. Provided, however, that if Landlord elects to terminate this Lease as to a Building or Buildings as the result of Uninsured Damage with a cost to repair, restore or rebuild in excess of the Upset Amount, Tenant may, by written notice to Landlord given within twenty (20) days after receipt of Landlord's notice of termination, elect to provide funds equal to that portion of the cost of repair, restoration or rebuilding in excess of the Upset Amount. In such event, this Lease shall not terminate as to the affected Building(s) and Landlord shall repair, restore or rebuild pursuant to
Section 8.1. In addition, if neither party is entitled to or either party is entitled to but does not elect to terminate pursuant to this Section, Landlord shall repair, restore or rebuild pursuant to Section 8.1. If Tenant elects to provide funds in excess of the Upset Amount, Tenant shall, within ten (10) days after receipt by Tenant of a written estimate from landlord of the total cost of Landlord's work of repair or restoration, deposit such funds with Landlord. Similarly, if such estimate thereafter increases, Tenant shall within ten (10) days after receipt of an increased written estimate make such additional deposit as shall be required. Upon completion of Landlord's work, Landlord shall provide to Tenant an accounting of the total cost of Landlord's work, the Upset Amount and all amounts previously deposited by Tenant, and the parties shall promptly make any adjustments required to give effect to the financial obligations of the parties pursuant to this subsection. Failure of Tenant to timely make any deposit required hereunder shall be treated as a failure to pay additional rent pursuant to this Lease.

            (d) If either party is entitled to terminate and timely elects to terminate this Lease pursuant to this Section, then:

                (i) This Lease shall terminate as to the affected Building(s) only upon receipt of notice of termination from the terminating party, unless Tenant has the option to and elects to furnish funds pursuant to subsection (c).

                (ii) The proceeds recovered pursuant to the policies maintained by Landlord and Tenant pursuant to Section 7.2 shall be allocated and paid as follows:

                    (A) Tenant shall receive the proceeds of the policies maintained by Tenant.

                    (B) The proceeds of the policies maintained by Landlord pursuant to Section 7.2(b) shall be applied or allocated as provided in the penultimate sentence of Section 7.2(d).

                (iii) Sections 5.5, 6.4(b), 6.5 and 13.27 of this Lease shall apply with respect to such termination.

                (iv) Rent shall cease to accrue as of the date of termination of this Lease.

Section 8.3 Abatement of Rent

            If at any time during the term hereof all or any part of the Premises or any improvements thereon are destroyed or damaged by any casualty and this Lease is not terminated pursuant to Section 8.2, Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration, unless and only to the extent that Tenant establishes in a court of competent jurisdiction that such damage was solely and proximately caused by the negligence of Landlord, its employees or agents and Section 7.4 does not apply thereto. For the period from the date of such casualty until completion of repairs or restoration pursuant to Section 8.1, Base Rent shall be abated in proportion to the degree of interference with Tenant's use of the Premises occasioned by such damage or destruction, including totally if applicable. Provided, however, that in no event shall such period of abatement extend beyond the first to occur of (a) the 150th day following substantial completion by Landlord of its work of repair or restoration and (b) the expiration of such reasonable period of time in which Tenant could have completed its work of repair, restoration or rebuilding had Tenant diligently prosecuted such work to completion.

                                   ARTICLE IX.
                            ASSIGNMENT AND SUBLETTING

Section 9.1 Landlord's Rights

            (a) Except as provided in this Article, Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be used or occupied by anyone other than Tenant or Tenant's employees, affiliates or contractors or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not operate to exhaust Landlord's rights under this Section. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which is not required to file periodic reports under Sections 12 or 15 of the Securities Exchange Act of 1934, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in Tenant in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Article, but the transfer, assignment or hypothecation of less than fifty percent (50%) of the stock or interest in Tenant shall not be deemed an assignment. In connection with any request for Landlord's consent required under this Article, Tenant shall reimburse to Landlord all reasonable attorneys' fees and other out-of-pocket costs incurred by Landlord in responding to such request. Attorneys' fees and costs shall be charged at the same rate such attorneys' charge Landlord for other similar work. The reimbursement due under this subsection shall be paid, as additional rent under this Lease, within twenty (20) days after Tenant's receipt of Landlord's invoice therefor. Any such reimbursement may be recovered in any unlawful detainer or other action instituted by Landlord upon any default by Tenant as rent, whether or not included in any notice given to Tenant by Landlord prior to or as a condition to the institution of such action.

            (b) If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, other than as permitted in subsection (i), it shall first in writing notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days prior to the request for Landlord's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two year period preceding the request for Landlord's consent and a written statement in reasonable detail as to the business experience of the proposed subtenant or assignee during the three (3) years preceding the request for Landlord's consent, if available.

            (c) At any time within fifteen (15) business days after Landlord's receipt of the information specified in subsection (b) above, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed or (ii) refuse to give its consent, specifying in reasonable detail the reason(s) therefor.

            (d) Except as provided in subsection (i), Landlord shall have the right to reasonably approve or disapprove any proposed assignee or sublessee. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be appropriate factors for Landlord's consideration:

                (i) The financial strength of any proposed assignee or subtenant, including the adequacy of its working capital to pay all expenses anticipated in connection with any remodeling of the Premises.

                (ii) The experience of the proposed assignee or subtenant with respect to businesses of the type and size which such assignee or subtenant proposes to conduct in the Premises.

                (iii) The quality and nature of the use which such proposed assignee or subtenant proposes for the Premises, and the consistency or lack thereof with the quality of the Premises. For this purpose, the standards set forth in Section 5.1 shall apply.

                (iv) The quality of the Premises' appearance resulting from any remodeling or renovation to be conducted by the proposed assignee or subtenant.

                (v) Whether there then exists any Default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time and/or the giving of notice, would constitute a Default under this Lease.

In no event shall the Premises be used except as expressly approved in writing by Landlord in advance or as permitted by Section 5.1. Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with assignment and subletting, including those set forth in subsections
(d), (e), (g) and (h), have been freely negotiated and are reasonable at the date hereof. Landlord would not offer similar terms to smaller tenants. Approval of any assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of the tenant hereunder accruing subsequent to the effective date of the assignment by means of a written assumption in form and substance reasonably satisfactory to Landlord.

            (e) In connection with any assignment, subletting or other transfer other than a subletting or assignment permitted without the consent of Landlord pursuant to subsection (i), Landlord shall be entitled to receive, in the case of a subletting or transfer other than an assignment, one-half ( 1/2) of all net rent (however denominated and paid) payable by the subtenant or transferee to Tenant in excess of that payable by Tenant to Landlord pursuant to the other provisions of this Lease and, in the case of an assignment, one-half ( 1/2) of all net consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment and allocable to Tenant's leasehold estate. For the purposes of this subsection, the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. The term "consideration" shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, and as to which Tenant receives any consideration, as defined in this subsection. Any net rent or other net consideration which is to be passed through to Landlord by Tenant pursuant to this subsection shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant. In the event that any net rent or other net consideration received by Tenant is in a form other than cash, Tenant shall pay to Landlord in cash one-half ( 1/2) of the fair market value of such consideration. Landlord and Tenant agree that the payment required by this subsection represents payment for Landlord's property rights in and to the leasehold estate hereby created.

            The information to be supplied to Landlord under subsection 9.1(b) shall include an itemized statement of all rent and consideration (whether for the use of the Premises, the leasehold estate, leasehold improvements, furniture, fixtures and equipment, inventory, franchises, licenses or otherwise) to be paid to Tenant in connection with the assignment, subletting or other transfer. Such statement shall allocate the total to be paid to Tenant among all such items as reasonably agreed by Tenant and Tenant's assignee, subtenant or transferee, and such allocations shall be subject to the review and approval of Landlord. If Tenant and Landlord cannot agree as to the amount to be allocated for the use of the Premises or the leasehold estate, one-half (1/2) of which amount shall belong to Landlord in accordance with the provisions of this subsection, then such amount shall be determined as follows: The amount to be allocated to each of leasehold improvements, furniture, fixtures and equipment, franchises, licenses and other hard assets shall be the then reasonable market value of each such item as determined by a certified public accountant selected by Landlord, and such determination shall be binding upon the parties. The total of all such book value amounts shall be deducted from the total of all rent and consideration to be paid to Tenant in connection with such assignment, subletting or other transfer, and one-half (1/2) of the remainder, after deducting from the remainder transaction expenses, as defined below, shall belong to Landlord as the amount due hereunder for the use of the Premises or the leasehold estate.

            As used herein, the terms "net rent" and "net consideration" shall mean the gross rent payable and actually paid by a subtenant in excess of that payable by Tenant hereunder or the gross consideration actually received by Tenant for its leasehold estate, as the case may be, less Tenant's transaction expenses in connection with the subletting or assignment giving rise to such excess rent or consideration. The term "transaction expenses" shall mean the aggregate out-of-pocket costs incurred or to be incurred by Tenant in connection with a subletting or an assignment, including all fees and costs of attorneys, accountants, architects, designers and other professionals retained by Tenant in connection with such transaction, any brokerage or finder's fees or commissions paid by Tenant in connection with such transaction, any advertising costs incurred by Tenant in connection with such transaction, any escrow fees and costs paid in connection with such transaction and any costs and fees paid by Tenant to renovate or remodel the Premises or any portion thereof for the use of such assignee or subtenant, whether paid directly by Tenant, or in the form of an allowance to a proposed subtenant or assignee. Transaction expenses shall also include any payment made to or for the benefit of an assignee or subtenant, such as a moving allowance or a decorating allowance, shall include any rent abatement afforded to a subtenant by Tenant and any lease takeover costs incurred by Tenant in connection with such transaction. Transaction expenses shall also include the amount of any Base Rent paid by Tenant to Landlord with respect to the Premises, or any portion thereof, for any period during which Tenant cannot occupy the same due to renovation of the same for an assignee or subtenant, and for any period after Tenant vacates the Premises and lists the same for assignment or sublease to the date an assignee or subtenant commences the payment of rent hereunder or under such sublease. Tenant's transaction expenses shall be set forth in reasonable detail on a written statement provided by Tenant pursuant to this subsection and shall be recovered by Tenant from the first excess rent or consideration received by Tenant prior to any split with Landlord pursuant to this subsection. Upon request by Landlord, Tenant shall supply to Landlord reasonable documentary evidence as to the actual transaction expenses paid or incurred by Tenant in connection with an assignment or subletting of the Premises or a portion thereof.

            (f) If Landlord consents to such assignment or subletting or does not exercise one of its other options within the fifteen (15) business day period specified in subsection (c) above, Tenant may thereafter within one hundred twenty (120) days after the expiration of said fifteen (15) business day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to subsection 9.1(b), or upon other terms not less favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Section; and, provided further, that any amounts to be paid to Landlord by Tenant in connection therewith pursuant to subsection (e) shall be paid to Landlord upon the later of consummation of such transaction or receipt by Tenant of such consideration.

            (g) All options to extend, expand, renew or purchase, if any, including the Extension Options with respect to the Additional Terms, contained in this Lease are personal to

Tenant. Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transfer of any such rights with respect to the Premises. All such options shall terminate upon such assignment or subletting unless Landlord specifically grants in writing such options to such assignee or subtenant. The provision of this subsection shall not apply to sublettings or an assignment permitted without the consent of Landlord pursuant to subsection (i).

            (h) In the event that this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code (11 U.S.C., Sec. 101 et seq.) (the "Code"), all consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Code. Any consideration constituting Landlord's property pursuant to the immediately preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. For the purposes of this Section, the term "consideration" shall have the meaning given to such term in subsection (e). In addition, subsection (g) shall apply with respect to such assignment.

            (i) Notwithstanding anything to the contrary contained in this
Section 9.1, Landlord's consent shall not be required and subsection 9(c) shall not apply in connection with an assignment of Tenant's interest in this Lease or a subletting of all or a portion of the Premises:

                (i) To any parent, subsidiary or affiliate of Tenant;

                (ii) In connection with a reorganization, merger or consolidation to which Tenant is a party;

                (iii) To any person or entity which acquires all or substantially all of the capital stock or assets of Tenant;

                (iv) To a joint venture or partnership of which Tenant or a parent, subsidiary or affiliate of Tenant is a joint venturer or partner;

                (v) To any person or entity which acquires a substantial portion of the assets or business of Tenant (such as an entire division or comparable business unit); and

                (vi) To an entity which performs a function or group of functions previously performed by Tenant or a division or department of arrangement between Tenant and such entity (a so-called out-sourcing).

Provided, however, that in connection with any such transaction ( a "Permitted Transaction"), Tenant shall comply with all of the following as are applicable:

                    (A) The use of the Premises shall be a use permitted by
Section 5.1.

                    (B) Any such sublease shall be subject to the terms and provisions of this Lease. Without limiting the generality of the foregoing, any such sublease shall be terminable by Landlord upon the expiration or any earlier termination of this Lease, including a termination by mutual agreement of Landlord and Tenant.

                    (C) The assignee shall assume the obligations of the tenant hereunder accruing subsequent to the effective date of the assignment by means of a written assumption in form and substance reasonably satisfactory to Landlord.

                    (D) Tenant shall not be released from any of the obligations of the tenant hereunder, whether accruing prior to or subsequent to the effective date of such transfer.

                    (E) There shall be no Default by Tenant with respect to its obligations hereunder beyond any applicable notice and cure period.

                    (F) Within ten (10) days after the effective date of the transaction, Tenant shall notify Landlord in writing of the effective date of the transaction, the name of the other party thereto, the facts which bring such transaction within the scope of this subsection and any change in the address for notices to tenant pursuant to this Lease. Such notice shall be accompanied by any executed assumption required pursuant to clause (C) above.

                    (G) In the event of any change in the trade name of the tenant hereunder, all changes to Tenant's Signage shall be subject to the provisions of Section 5.4.

            For the purposes of this subsection, a parent of Tenant shall be any person or entity which owns, directly or indirectly, more than 50% of the voting capital stock or profit and loss interests in Tenant; a subsidiary of Tenant shall be an entity as to which Tenant owns, directly or indirectly, more than 50% of the voting capital stock or profit and loss interests in such entity; and an affiliate of Tenant shall be a subsidiary of any parent of Tenant. Subsections (a), (b), (c), (d), (e) and (f) shall not apply in connection with a Permitted Transaction.

Section 9.2 No Release of Tenant

            No sublease, assignment or transfer, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, sublease or transfer. The foregoing restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. Any sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article shall be void. If any assignee defaults in any performance due hereunder, Landlord may proceed directly against Tenant without exhausting its remedies against such assignee.

Section 9.3 Hypothecation

            Notwithstanding anything which is or appears to be to the contrary in this Lease, Tenant shall not encumber the leasehold estate created by this Lease, except as expressly provided in this Section 9.3.

            (a) As used herein, the following terms shall have the following meanings:

                (i) The term "Mortgage" shall mean a mortgage, deed of trust, assignment or other instrument hypothecating the Leasehold Estate pursuant to this Lease.

                (ii) The term "Mortgagee" shall mean the beneficiary under any deed of trust, any mortgagee under any mortgage, the assignee under any assignment or any lender occupying a similar position under any other instrument hypothecating the leasehold interest pursuant to this Lease.

                (iii) The term "Leasehold Estate" shall mean Tenant's estate created pursuant to this Lease.

            (b) Any Mortgage shall be a lien only upon the Leasehold Estate and shall not be a lien upon Landlord's fee interest in the Premises. So long as a Mortgage shall remain unsatisfied of record and until written notice of satisfaction is given by the Mortgagee to Landlord, the following provisions shall apply to such Mortgage.

            (c) Landlord shall serve a copy of any notice, as defined below, including a notice of default, required to be served on Tenant under this Lease upon such Mortgagee, and no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been served on the Mortgagee. As used herein, the term "notice" shall mean any notice of default, any notice of arbitration, and any notice pertaining to any option held by Tenant hereunder.

            (d) In the event of a default by Tenant hereunder, any Mortgagee shall, within the period allowed Tenant to cure such default and otherwise as herein provided, have the right to cure such default, or cause the same to be cured, and Landlord shall accept such performance by or on behalf of such Mortgagee as if the same had been made by Tenant.

            (e) For the purposes of this Section, no event of default shall be deemed to exist if (i) in the case of a monetary default, the same shall be cured within the time permitted therefor and (ii) in the case of a non-monetary default, steps shall in good faith have been commenced by the Mortgagee within the time permitted therefor to cure the same and shall be prosecuted to completion with diligence and continuity.

            (f) Notwithstanding the provisions of subsection (e), upon the occurrence of an event of default, other than an event of default due to a default in the payment of money or other default which may be cured without taking possession of the Premises, Landlord shall take no action to terminate this Lease without first giving to the Mortgagee written notice of Landlord's intention to terminate this Lease (which may be a copy of a notice to pay or quit or a notice to perform or quit given to Tenant) and thirty (30) days thereafter within which either (i) to obtain possession of the Premises (including possession by a receiver) or (ii) to institute, prosecute and thereafter diligently complete foreclosure proceedings or otherwise acquire Tenant's interest under this Lease. Such Mortgagee, upon obtaining possession or acquiring Tenant's interest under this Lease, shall be required, within thirty
(30) days after obtaining such possession or interest, to cure all defaults reasonably susceptible of being cured by such Mortgagee. Provided, however, that: (x) such Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such default shall have been cured; (y) nothing herein contained shall preclude Landlord, subject to the provisions of this Section, from exercising any rights or remedies under this Lease with respect to any other default by Tenant; and (z) such Mortgagee shall agree with Landlord in writing to comply during the period of such forbearance with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by such Mortgagee, including those requiring the payment of money. Any default by Tenant not reasonably susceptible of being cured by such Mortgagee shall be deemed to have been waived by Landlord upon completion of such foreclosure proceedings or upon such acquisition of Tenant's interest under this Lease, except that any such events of default which are reasonably susceptible of being cured after such completion and acquisition shall then be cured by Mortgagee within the time specified in this Section. Such Mortgagee or other purchaser in foreclosure proceedings may become the legal owner and holder of Tenant's interest under this Lease by foreclosure or assignment in lieu of foreclosure.

            (g) In the event of termination of this Lease prior to the expiration of the term, except by reason of condemnation or casualty as provided herein or a mutual termination with the consent of Mortgagee, Landlord shall serve upon the Mortgagee written notice that this Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord. Such Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions: upon the written request of the Mortgagee within thirty (30) days after service of such notice that this Lease has been terminated, Landlord shall enter into a new lease of the Premises with such Mortgagee, or its nominee. Such new lease shall be effective on the date of termination of this Lease and shall be for the remainder of the term, at the rent and upon all the agreements, terms, covenants and conditions hereof, including any applicable rights of renewal. As a condition to such new lease, the Mortgagee shall perform all unfulfilled obligations of Tenant under this Lease which are reasonably susceptible of being performed by the Mortgagee. Upon the execution of such new lease, the tenant named therein shall pay all sums which would at the time of the execution thereof be due under this Lease but for such termination and shall pay the reasonable expenses (including attorneys' fees and costs) incurred by Landlord in connection with such defaults and termination, the recovery of possession of the Premises and the preparation, execution and delivery of such new lease, less the net income (after payment of any operating expenses), if any, derived by Landlord from the Premises during the period from the date of termination of this Lease to the date of execution of the new lease.

            (h) Effective upon the commencement of the term of any new lease executed pursuant to subsection (g), all subleases, if any, shall be assigned and transferred without recourse by Landlord to the tenant under such new lease.

            (i) This Lease may not be modified, cancelled or surrendered by agreement of the parties without the express written consent of the Mortgagee. For the purposes of this subsection (i):

                (i) The prohibition against modifications shall not extend to immaterial modifications of this Lease (i.e., modifications which do not materially increase the obligations or materially decrease the rights of Tenant).

                (ii) No Mortgagee shall unreasonably withhold or delay its consent to a proposed modification of this Lease, and such consent shall be deemed given if a Mortgagee shall fail to disapprove a proposed amendment to this Lease by written notice to Landlord and Tenant given within thirty (30) days after receipt of the proposed amendment.

                (iii) The provisions of this subsection shall not apply to any termination of this Lease due to a default by Tenant, a casualty, a condemnation or in a proceeding under the federal Bankruptcy Code.

            (j) There shall be no merger of this Lease, or of the Leasehold Estate, with the fee estate in and to the Premises by reason of the fact that this Lease, or the Leasehold Estate, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in and to the Premises, or any portion thereof, and no such merger shall occur unless and until all persons at the time having any interest in this Lease or the Leasehold Estate, including Mortgagee, shall join in a written instrument effecting such merger.

            (k) No Mortgagee shall become personally liable under this Lease unless and until the Mortgagee shall acquire title to Tenant's interest under this Lease by foreclosure, assignment in lieu of foreclosure or otherwise, or under a new lease pursuant to subsection (g). In such event the Mortgagee may assign such interest under this Lease or in such new lease, but only in accordance with this Article IX, and shall thereupon be released from all liability for the performance or observance of the covenants, and conditions in this Lease or in such new lease contained on Tenant's or the tenant's part to be performed and observed from and after the date of such assignment. Provided, however, that the assignee from such Mortgagee shall have expressly assumed in writing this Lease or such new lease on an assignment form reasonably satisfactory to Landlord and an executed copy of such assumption shall have been submitted to Landlord and such assignment shall expressly be made subject to the provisions of this Lease. No such assignment shall modify or limit any right or power of Landlord hereunder.

            (l) All notices by Landlord to such Mortgagee pursuant to this Section shall be in writing and sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to such Mortgagee at the address last specified to Landlord by Tenant or such Mortgagee, and any such notice shall be deemed to have been served as of the date of receipt or refusal indicated on the return receipt.

            (m) Notwithstanding anything to the contrary contained in this
Section:

                (i) The loan secured by any Mortgage (a "Loan") must be with an institutional or equivalent lender (e.g., bank, savings and loan association, insurance company, pension fund, investment banker or other entity engaged in the making of loans secured by interests in real property).

                (ii) The term of any Loan, including any permitted extensions or renewals thereof, shall not extend past the expiration date of this Lease (including the additional terms pursuant to Section 2.3).

                (iii) Such Loan shall constitute permanent financing with respect to the Premises.

                (iv) The Mortgage shall contain provisions requiring that copies of all notices of default thereunder must be sent to Landlord.

                (v) The Mortgage shall not permit or authorize, or be construed to permit or authorize, any Lender to devote the Premises to any uses other than those uses authorized by Section 5.01 or to construct any Improvements thereon other than the specific Improvements provided for in this Lease.

                (vi) Promptly following the closing of the Loan, Landlord shall be furnished with two complete executed sets of the documents executed in connection with the Loan, delivery of which may be conditioned upon delivery of a reasonably satisfactory confidentiality agreement by Landlord. Such sets may be photocopies rather than originals, but shall bear the filing or recording stamps of all government officers with which filed or recorded.

                (vii) Landlord shall execute and deliver, and Tenant shall record concurrently with the Mortgage, a request for special notice to Landlord under Civil Code Section 2924b.

                (viii) Unless the Mortgage is secured by all or substantially all of the assets of the Tenant, the Mortgage shall specifically provide that:
(1) in the event of a default by Tenant thereunder, Landlord shall have the right at its option (but shall not be required) to cure such default; and (2) no action shall be taken by the Lender to foreclose upon any such mortgage or deed of trust until at least thirty (30) days after such Lender shall have notified Landlord in writing of any default by Tenant.

                (ix) The rights of any Mortgagee shall be subject to all of the terms and provisions of this Lease (as the same may from time to time be amended with the consent of the Mortgagee). Any purchaser of the Leasehold Estate upon foreclosure or under power of sale shall, except as set forth below, succeed to the rights of Tenant hereunder, including possession of the Premises, and shall be liable for the performance of the terms and provisions hereof to be performed by the tenant from and after such purchaser acquires the Leasehold Estate. Provided, however, that a Mortgagee which acquires the Leasehold Estate shall be liable only for obligations accruing during the period that it holds the Leasehold Estate. Moreover, the rights granted to Tenant pursuant to Sections 1.4, 1.5, 15.1 and 15.2 shall not survive the judicial foreclosure, sale under power of sale or transfer of Tenant's interest hereunder pursuant to or with respect to any Mortgage executed by Tenant pursuant to this Section.

                (x) To the extent that any Mortgagee declines or refuses to comply with any condition contained in this Section to forbearance by Landlord in exercising its right to terminate this Lease for a default by Tenant, Landlord shall be relieved of such forbearance obligation.

                (xi) Landlord shall have no obligation to deliver possession of the Premises or any portion thereof to any Mortgagee, to any person or entity succeeding to the rights of Tenant hereunder by foreclosure, sale under power of sale or deed in lieu of foreclosure or to the lessee under any new lease executed pursuant to the terms of this Section unless Landlord shall previously have obtained possession of the Premises or such portion thereof.

                (xii) There shall be no more than one (1) Mortgage with respect to the Leasehold Estate at any time.

                                   ARTICLE X.
                                  CONDEMNATION

Section 10.1 Condemnation

            (a) In the event of a taking of or damage to all or any part of the Premises by reason of any exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, or any transfer of all or any part of the Premises made in avoidance of an exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as an "appropriation") during the term of this Lease, the rights and obligations of Landlord and Tenant with regard to such appropriation, including rights to the award therefrom and including compensation, severance or other damage, and interest shall be as provided in this Article X.

            (b) If by reason of any such appropriation, economic operation of the Premises is materially and adversely affected (an appropriation of twenty-five percent (25%) or more of the Floor Area of the Premises shall be deemed to have such effect) this Lease shall, at the option of either party, be cancelled and terminated and the rents and other charges payable by Tenant hereunder shall be apportioned to the termination date.

            Such option to terminate the Lease shall be exercised at any time subsequent to delivery of written notice of such appropriation to Tenant. The termination date of this Lease if this Lease is terminated by either party pursuant to this Section shall be the date upon which the condemning authority shall require possession of the Premises or the portion thereof so appropriated.

            In the event, however, that the condemning agency shall abandon such eminent domain proceeding after such notice of exercise of option to terminate this Lease has become effective under the provisions hereof, then either Landlord or Tenant may, at its option, revoke and cancel its notice of exercise of option to terminate this Lease by notifying the other in writing, not more than thirty (30) days after written notice of such abandonment shall have been served on Tenant and filed in court.

            (c) If only a portion of the Premises shall be so taken and if this Lease shall not be terminated pursuant to the provisions of subsection (b), Landlord shall promptly restore, repair or reconstruct any Landlord Improvements on the Premises only a portion of which were so taken so that when so restored, repaired or reconstructed such Landlord Improvements shall be of substantially the same quality and character as existed immediately prior to such taking, and the rental payable by Tenant hereunder shall be reduced, effective as of the taking of possession by the condemning authority, in proportion to the reduction in the fair market rental value of the Premises by reason of such taking. Such repair, restoration or reconstruction shall be the sole responsibility of Landlord, both as to performance and payment of the costs thereof, shall be designed by an architect selected and retained by Landlord, shall be performed by a general contractor selected and retained by Landlord, shall comply with Applicable Laws, shall be commenced as promptly as practicable after the taking and shall be diligently pursued to completion. Article XIV shall not apply to such Landlord, repair, restoration or renovation, and Landlord shall be entitled to utilize so much of the award for such taking (including amounts otherwise allocated to Tenant pursuant to subsection (d)), up to the full amount of the award, as necessary to effect such repair, restoration or reconstruction. In no event shall Landlord be required to spend on such repair, restoration and reconstruction any amount in excess of the award for such taking. Promptly upon completion of Landlord's work, Tenant shall, at Tenant's sole cost and expense, repair, restore or reconstruct any Tenant Improvements and Tenant Property taken or damaged. Any such work by Tenant shall be subject to the provisions of Sections 5.4, 5.5, 6.2 and 6.4.

            (d) Any award for any taking of all or any part of the Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Except as provided in subsection (c), nothing contained herein shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for (i) loss of or damage to Tenant's Property, (ii) damages for cessation or interruption of Tenant's business or for the cost of relocation or (iii) Tenant Improvements, alterations and Tenant's Signage paid for by Tenant, provided that such damages are set forth in a separate award to Tenant or are separately broken out in a single award. The parties acknowledge Landlord's right to apply the entire award as provided in subsection (c).

            (e) If less than a fee title to all or any portion of the Premises shall be taken by any competent authority for temporary use or occupancy, rental payable hereunder shall be abated in accordance with subsection (c) above and any award made in connection with such temporary taking shall be allocated and paid in accordance with subsection (d) above. This

Lease shall, subject to the foregoing and notwithstanding such temporary taking, remain in full force and effect.

            (f) A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking by eminent domain for all purposes under this Article.

                                   ARTICLE XI.
                                UTILITY SERVICES

Section 11.1 Utility Charges

            (a) Tenant shall contract for and pay, directly to the purveyors of such services, all charges, surcharges, taxes and other fees for gas, water, sanitary and storm sewer, electricity, telephone and other utility services furnished to the Premises subsequent to the Lease Commencement Date and all fees for installation of any facilities to supply such services or for connection by Tenant to any facilities of the purveyors of such services. The immediately preceding sentence shall be applied separately to the Initial Premises and Expansion Premises. Notwithstanding the foregoing, it is understood and agreed that installation and connection fees may be paid by Landlord as a part of Development Costs. Moreover, billing for utility services to the Premises shall initially be to Landlord (with the service bills included in Development Costs) and Tenant shall be required to change such billings to Tenant. Tenant shall attempt to effect such change on the Lease Commencement Date or as soon thereafter as possible. Pending such changeover, service billings shall remain in Development Costs; upon effecting such changeover, Tenant shall pay such service billings directly to the service purveyors. If any such charges are not paid when due Landlord may, but shall not be obligated to, pay the same, and any amount so paid by Landlord shall become due to Landlord from Tenant as additional rent upon presentation by Landlord of an invoice therefor.

            (b) All such utilities shall, to the extent feasible, initially be separately metered and billed directly to Tenant. For this purpose, each Building shall be separately metered for electrical, gas and water and sewer service. Tenant shall indemnify Landlord, the Initial Premises and the Expansion Premises from and against any such charges and liens arising therefrom.

Section 11.2 Interruption of Service

            (a) Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease or an abatement of rent hereunder.

            (b) Notwithstanding subsection (a) above, in the event of any interruption to any utility service to the Premises which is caused by the negligence or intentional action of Landlord or any agent, employee or contractor of Landlord, Base Rent shall be abated for the period of the interruption in proportion to the degree of interference with Tenant's operations in the Premises, including totally if applicable. Degree of interference shall be determined by reference to the portion of the Premises (including all, if applicable) which is rendered unusable by Tenant as the result of such interruption. The remedy set forth in this subsection shall be Tenant's sole remedy in the event of such interruption. In addition, Landlord shall use commercially reasonable efforts to cause the restoration of the service so interrupted as promptly as practicable.

Section 11.3 Other Tenants

            In the event that (a) Tenant adds one or more Available Spaces to the Premises and/or (b) Tenant ceases to be the sole Tenant with respect to the entire Initial Premises, Section 11.1 may not apply as to any Building in which Tenant does not lease all Floor Area and/or the portions of the Initial Premises or Expansion Premises, as applicable, exterior to the Buildings. In lieu of direct utility expense billing to and payment by Tenant, the costs of utilities furnished to multi-tenant Buildings and/or such exterior areas may be billed to Landlord and rebilled by Landlord to Tenant and other tenants on the basis of their proportionate shares or actual usage based upon submetering installed by Landlord. Tenant's share of the costs of such common utilities costs, plus an administrative charge not to exceed fifteen percent (15%), shall be additional rent hereunder payable within ten (10) days after Tenant's receipt of Landlord's invoices therefor not more frequently than once per calendar month. Tenant's Special Facilities shall at all times, however, be separately metered (which may be by inclusion on a separate meter for an adjacent Building) and the costs of the utilities used by such Special Facilities shall be either billed directly to Tenant or allocated to Tenant as provided in this Section. Whether the utilities services are directly metered to Tenant or are on a common meter with usage costs allocated to Tenant and others, Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, electrical, heating and plumbing systems. Tenant shall not overload any of the mechanical, electrical, plumbing, sewer or other utility equipment.

Section 11.4 Availability of Utility Services

            Whether utilities services are directly metered to Tenant or are on a common meter with usage costs allocated to Tenant and others, heating, ventilating and air conditioning and all other Building utility systems (electric, water and sewer) shall be available to Tenant seven (7) days per week, twenty-four (24) hours per day. With respect to any Building as to which Tenant leases less than all of the Floor Area, Landlord may reasonably adjust the cost allocations between Tenant and other tenants of such Building to take account of disproportionate usage of services, due to different hours of use or otherwise.

                                  ARTICLE XII.
                              DEFAULTS AND REMEDIES

Section 12.1 Defaults

            The occurrence of any one or more of the following events shall constitute a "Default" by Tenant:

            (a) The failure by Tenant to make any payment of Base Rent, additional rent, or other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161, et seq., as amended.

            (b) The failure by Tenant to observe or perform any of the express covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, et seq., as amended; and provided further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

            (c) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a "Debtor" or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; or (v) Tenant's convening of a meeting of substantially all of its creditors for the purpose of effecting a moratorium upon or composition of its debts.

Section 12.2 Remedies

            (a) In the event of any Default by Tenant, in addition to any other remedies available to Landlord, including that provided in California Civil Code
Section 1951.4, Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all amounts which Landlord is entitled to recover pursuant to Section 1951.2 of the California Civil Code (or any successor thereto), including, but not limited to:

                (i) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; and

                (ii) Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including reasonable brokerage commissions and any necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and any other reasonable costs.

            The "worth at the time of award" of all rent other than that referred to in clause (i) above shall be computed by allowing interest at the rate per annum determined pursuant to Section 13.5 from the date such amounts accrue to Landlord. The worth at the time of award of the amount referred to in clause (i) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

            (b) In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of rent and additional rent reserved in this Lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence.

            (c) The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and except as provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

            (d) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any Default by Tenant hereunder. The acceptance by Landlord of any rent hereunder shall not be a waiver of any preceding breach or Default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach or Default at the time of acceptance of such rent, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a Default under Section 12.1(c). The term "rent" as used in Sections 12.1 and 12.2 shall include the Base Rent and all other sums required to be paid by Tenant pursuant to this Lease.

Section 12.3 Determination of Rent

            For the purposes of this Article XII, the rent due for any calendar month after re-entry by Landlord shall be determined in the manner provided in
Section 12.2(b).

Section 12.4 Default by Landlord

            Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein

Landlord has failed to perform such obligation. Provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. Tenant's remedies for Landlord's default shall be limited to suit or action and shall not extend to withholding or offsetting rent.

Section 12.5 Expense of Litigation

            If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the other party hereunder or for a declaration of the rights and obligations of the parties hereunder, the party prevailing in such action or proceeding shall be entitled to recover its said reasonable expenses from the other party. For the purposes of determining what expenses and fees are reasonable, the court or arbitrator shall look to the nature of the proceeding and the issues and scope of the proceeding, and shall not be bound by any court schedule or guideline which purports to establish the amount of expenses or fees to be awarded based upon the nature of the proceeding, the size of the award or similar standards.

Section 12.6 Holding Over

            This Lease shall terminate without further notice upon expiration of the term. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after expiration of the term hereof or earlier termination hereof without an agreement in writing between Landlord and Tenant with respect thereto, Tenant shall (a) occupy upon all of the terms and conditions of this Lease except that the monthly Base Rent due from Tenant for the first ninety (90) days of such holdover shall be equal to the monthly Base Rent in effect at the end of the term of this Lease, for the next ninety (90) days shall be equal to one hundred fifty percent (150%) of the monthly Base Rent in effect at the end of the term of this Lease and thereafter shall be equal to two hundred percent (200%) of the monthly Base Rent in effect at the end of the term of this Lease, (b) pay all damages sustained by Landlord by reason of such retention and (c) indemnify, defend, and hold Landlord harmless from and against any loss or liability resulting from holding over for more than thirty (30) days after the expiration or earlier termination of this Lease. Landlord's acceptance of rent shall create only a month-to-month tenancy, upon the terms set forth in this Section. Any such month-to-month tenancy shall be terminable at the end of any calendar month by either party by written notice to the other party given not less than ten (10) days prior to the end of such month. Nothing contained in this Section shall be deemed or construed to waive Landlord's right of re-entry or any other right of Landlord hereunder or at law. All additional rent provided for herein shall also be payable with respect to the period of such month-to-month tenancy.

Section 12.7 Landlord's Rights

            All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money, other than rent, required to be paid by it or fails to perform any other act on its part to be performed, and such failure continues beyond any applicable grace period set forth in the Article providing for such obligation (or if no grace period is set forth in such Article, then the applicable grace period pursuant to this Article), then in addition to any other remedies provided herein Landlord may, but shall not be obligated so to do, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part. Landlord's election to make any such payment or perform any such act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, within ten (10) days after written demand therefor by Landlord, reimburse Landlord for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate determined under Section 13.5, accruing from the date of such payment by Landlord and the late performance charge provided therein; and Landlord shall have the same rights and remedies in the event of failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in payment of rent.

Section 12.8 Payments and Notices

            If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of such paying party to institute suit for recovery of such sum. If it shall be adjudicated that there was no legal obligation on the part of the paying party to pay such sum or any part thereof, such party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease plus interest from the date of payment under protest to date of repayment at the rate determined pursuant to Section 13.5.

Section 12.9 Third Party Litigation

            Should either party ("First Party") without fault on the part of First Party, be made a party to any litigation instituted by the other party ("Second Party") or by any third party against Second party or by or against any person holding under or using the Premises under license from Second Party, or for the foreclosure of any lien for labor or material furnished to or for Second Party or any such other person or arising out of any act or transaction of Second Party or of any such other person, Second Party shall save and hold First Party harmless from any judgment rendered against First Party or the Premises, and all costs and expenses, including reasonable attorney's fees, incurred by First Party in or in connection with such litigation.

Section 12.10 Submission to Arbitration

            (a) Any controversy, dispute or claim principally and primarily concerning any subject matter set forth in subsection (c) below shall be determined by final and binding arbitration without appeal or review, pursuant to the laws of the State of California including the limitations period applicable, before a single arbitrator (the "Arbitrator") at a location determined by the Arbitrator in Orange County, California and administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"). If JAMS shall not then exist, or refuses to accept submission of such dispute, such arbitration shall be conducted before such other organization as to which the parties to the dispute may agree. If the parties to the dispute are unable to so agree within fifteen (15) days after the dispute arises, the organization shall be selected by the presiding judge of the Orange County Superior Court or his or her designee upon application by any party to the dispute. Judgment upon any award rendered by the Arbitrator may be entered by any state or federal court having jurisdiction thereof. Any Arbitrator appointed or selected pursuant to this Section shall be a retired judge of the Superior Court or Court of Appeal of the State of California or a retired Federal District Court judge. The parties hereby waive any and all rights contrary to the provisions of this Section, as to the matters described in subsection (c), and shall at all times conduct themselves in strict, full, complete and timely accord with the terms of this Section. All attempts to circumvent such terms shall be null and void.

            (b) Without limiting the provisions of subsection (c) below, the provisions of this Section shall not apply to:

                (i) Any unlawful detainer action instituted by Landlord as the result of a default or alleged default by Tenant pursuant to this Lease.

                (ii) Any specific controversy, dispute, question or issue as to which this Lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Landlord and Tenant agree in writing to waive such procedure and proceed instead pursuant to this Section.

                (iii) Any request or application for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant the relief requested or applied for. A final and binding determination of such underlying controversy, dispute, question or issue, to the extent described in subsection
(c), shall be made by
an arbitration conducted pursuant to this Section after an appropriate transfer or reference to JAMS upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause (iii) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Section.

                (iv) Exercise of any remedies to enforce any judgment entered based upon a determination made by arbitration pursuant to this Section.

            (c) The provisions of this Section shall apply only to the determination of the following issues:

                (i) Whether Tenant has timely and properly exercised the Expansion Option under Section 1.4;

                (ii) Whether Tenant is entitled to exercise and has timely exercised a first Lease Right under Section 1.5, including a First Lease Right following a Second Lease Notice;

                (iii) The Lease Commencement Date and/or Rent Commencement Date for the Initial Premises and/or the Expansion Premises pursuant to Sections 1.4 and 2.2;

                (iv) Whether Tenant has timely and properly exercised an Extension Option pursuant to Section 2.3;

                (v) The determination of Base Rent for the Initial Premises and/or the Expansion Premises pursuant to Sections 3.1 and 3.2;

                (vi) Any increase in Base Rent for the Initial Premises and/or the Expansion Premises pursuant to Section 3.3;

                (vii) The determination of Expansion Land Rent pursuant to
Section 3.4;

                (viii) Any determination by Landlord pursuant to Section 4.3;

                (ix) Any determination of the Upset Amount pursuant to Section 8.2;

                (x) Whether Landlord has timely and properly exercised an option to terminate pursuant to Section 8.2;

                (xi) The Development Costs for the Initial Premises and/or Expansion Premises pursuant to Section 1.4 and Article XIV;

                (xii) The Project Purchase Price pursuant to Section 15.1;

                (xiii) Whether Tenant has timely and properly exercised any right to purchase the Project or Sale Portion pursuant to Section 15.2;

                (xiv) The amount of any credit to which Tenant is entitled pursuant to Section 1.3(d);

                (xv) Any dispute pursuant to the second paragraph of Section 1.4(a).

            (d) Any arbitration pursuant to this Section shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. Any arbitration pursuant to this Section shall be conducted in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS copyright 1995 Version 1.1 currently in effect (the "Rules"), regardless of the amount in dispute, except that, whether or not such Rules so provide:

                (i) The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues to be arbitrated. The arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchanges of summaries of testimony of proposed witnesses and examination by deposition of parties and third-party witnesses.

                (ii) There shall be no mediation or settlement conferences unless all parties agree thereto in writing.

                (iii) Discovery shall be limited to that permitted by the Rules, and the Arbitrator shall have discretion to determine the scope thereof.

                (iv) All motions shall be in letter form and hearings thereon shall be by conference telephone calls unless the Arbitrator orders otherwise.

                (v) Hearings of motions shall require only twenty (20) days prior written notice.

                (vi) All notices in connection with any arbitration may be served in any manner permitted by Section 13.10 of this Lease.

                (vii) Fees and costs paid or payable to JAMS shall be included in "reasonable expenses" for purposes of Section 12.5. The arbitrator shall specifically have the power to award to the "prevailing party" such party's reasonable expenses incurred in such proceeding, except as otherwise provided in subsection (e) below. Reasonable expenses shall include any reasonable attorneys' fees. The prevailing party shall be the party whose proposal for the resolution of the dispute is the closer to that adopted by the Arbitrator.

                (viii) The selection of the Arbitrator (who must be a retired judge) shall be in accordance with the then existing Rules. In the event that the parties are unable to agree upon an arbitrator within the period of time allowed for them to select an arbitrator, JAMS will provide a list of three available retired judges and each party may strike one. The remaining judge (or if there are two, the one selected by the administrator of the Orange County office of JAMS) will serve as the arbitrator.

                (ix) In rendering a decision, the Arbitrator shall determine the rights and obligations of the parties according to the terms of this Lease and the substantive and procedural laws of the State of California. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including any logical and reasonable inferences therefrom. The decision must be based upon, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.

                (x) The Arbitrator may make any determination, and/or grant any relief that is just and equitable, other than an award of exemplary or punitive damages. The Arbitrator's decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2, subsections (a), (b), (c), (e) and (f). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the Courts of the State of California pursuant to the provisions of this Lease.

            (e) As soon as practicable after selection of the Arbitrator, JAMS, working with the Arbitrator, shall determine a reasonable estimate of anticipated fees and costs of the arbitration and shall deliver a statement to each party setting forth that party's pro rata share of such fees and costs. Each party shall deposit its pro rata share of such fees and costs with JAMS within ten (10) days after receipt of such statement. If any party fails to make a required deposit hereunder, the other party may make such deposit on behalf of the defaulting party and the amount of such deposit, plus interest thereon at the rate determined pursuant to Section 13.5 from date of deposit to date of repayment, shall be awarded against the defaulting party by the

Arbitrator in making any final arbitration award without regard to whether the defaulting party is the prevailing party in the arbitration pursuant to this Section.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

Section 13.1 Offset Statement

            (a) Within twenty (20) days following a request in writing by either party (the "requesting party"), but no more frequently than twice in any twelve
(12) month period, the other party shall execute and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the monthly Base Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to such party's knowledge, any uncured Defaults on the part of the requesting party hereunder, or specifying such Defaults if any are claimed and (iii) acknowledging (if true) the accuracy of such other facts as are reasonably included in such statement and relate to this Lease. Any such statement may be relied upon by any prospective purchaser, transferee or encumbrancer of the Premises, this Lease or an interest herein.

            (b) Failure of a party to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification, except as may be represented by the requesting party, (ii) that there are no uncured Defaults in the requesting party's performance, (iii) that no more than one month's Base Rent has been paid in advance and (iv) that any other statements of fact included by the requesting party in the statement and relating to this Lease are correct.

            (c) Notwithstanding anything to the contrary in Article XII, any failure of a party to execute and deliver an estoppel certificate within the time period herein specified shall be a Default hereunder if not cured within ten (10) days after the requesting party's written notice to the other party thereof.

Section 13.2 Landlord's Right of Access

            (a) Landlord and its agents shall have free access to the Premises and all Improvements thereon (other than Tenant's vaults, safes and other special or high security or hygiene areas) during all reasonable business hours, and at any time during an emergency, for the purpose of examining the same to ascertain if they are in good repair, making reasonable repairs or installations which Landlord may be required or permitted to make hereunder, posting notices which Landlord may deem necessary for its protection and exhibiting the same to prospective purchasers or tenants (during the last nine (9) months of the term); provided, Landlord's access shall not, under the circumstances, unreasonably interfere with Tenant's use and enjoyment of the Premises. Any entry by Landlord pursuant to this Section shall be without rebate of rent to Tenant.

            (b) Nothing contained herein shall constitute an actual or constructive eviction or relieve Tenant of any obligation with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority. Nothing contained herein shall impose upon Landlord any obligation to Tenant except as specifically provided in this Lease.

            (c) Except in an emergency, any entry by Landlord shall be upon 24 hours prior oral or written notice to Tenant. In an emergency, Landlord shall be required to give only such notice, if any, as shall be reasonable under the circumstances. For this purpose, an emergency shall be a condition or set of facts posing imminent danger of harm to persons or property.

            (d) Without limiting the restrictions set forth in subsection (a) above, if and to the extent that Landlord or its representatives, agents or employees obtain any information which is, or reasonably appears to be, confidential or proprietary to Tenant as a result of any entry into any Building, such information shall not be copied, transferred or otherwise disclosed or communicated to any other party (other than Tenant, as provided below)unless pursuant to court order. If Landlord acquires any such information or becomes aware that any of its representatives, employees or agents have obtained such information, Landlord shall promptly notify Tenant thereof and reasonably describe the circumstances of such discovery and the nature of the information discovered.

Section 13.3 Transfer of Landlord's Interest

            In the event of any transfer or transfers of Landlord's interest in the Premises other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided the transferee in writing agrees to assume such obligations accruing from and after the effective date of the transfer. No holder of a mortgage or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale leaseback, shall be responsible in connection with any security deposited, or in connection with any other funds paid by Tenant hereunder, unless such mortgagee, holder of a deed of trust or landlord shall actually receive such funds. The covenants contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only in respect of their respective periods of ownership of the landlord's interest in this Lease.

Section 13.4 Separability

            Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

Section 13.5 Interest on Past Due Obligations

            (a) Any amount due from either party to the other hereunder which is not paid within ten (10) days after the date due shall bear interest at the maximum rate of interest then permitted to be charged pursuant to the applicable usury law, accruing from the date due until the same is fully paid, but not to exceed ten percent (10%) per annum simple interest (the "Default Rate"). Payment of such interest shall not excuse or cure any default by a party pursuant to this Lease. Such rate shall remain in effect after the occurrence of any breach or default hereunder by a party to and until payment of the entire amount due.

            (b) TENANT ACKNOWLEDGES THAT THE LATE PAYMENT BY TENANT TO LANDLORD OF RENT AND OTHER SUMS DUE HEREUNDER AND THE FAILURE TO DELIVER CERTAIN ITEMS REQUIRED TO BE DELIVERED HEREUNDER WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE, BUT ARE NOT LIMITED TO, ADMINISTRATIVE, PROCESSING AND ACCOUNTING CHARGES, AND LATE CHARGES WHICH MAY BE IMPOSED ON LANDLORD BY THE TERMS OF ANY ENCUMBRANCE COVERING THE PREMISES. ACCORDINGLY, IF, ON MORE THAN TWO OCCASIONS IN ANY CALENDAR YEAR, ANY SUM DUE FROM TENANT OR ANY ITEM DUE FROM TENANT HEREUNDER SHALL NOT BE RECEIVED BY LANDLORD OR LANDLORD'S DESIGNEE WITHIN TEN (10) DAYS AFTER THE DATE DUE, TENANT SHALL PAY TO LANDLORD, IN ADDITION TO ANY INTEREST ON DELINQUENT AMOUNTS PROVIDED ABOVE, A LATE CHARGE EQUAL TO THE GREATER OF TWO PERCENT (2%) OF THE DELINQUENT AMOUNT (IF APPLICABLE) OR $100.00, AS LIQUIDATED DAMAGES PER OCCURRENCE. THE PARTIES AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COST LANDLORD WILL INCUR BY REASON OF LATE PAYMENT OR LATE DELIVERY BY TENANT. ACCEPTANCE OF SUCH LATE CHARGE SHALL NOT CONSTITUTE A WAIVER OF TENANT'S DEFAULT WITH RESPECT TO SUCH OVERDUE AMOUNT OR OTHER ITEM, NOR PREVENT LANDLORD FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES GRANTED HEREUNDER OR BY LAW TO LANDLORD.

               ---------------------------         --------------------------
               Landlord's Initials                 Tenant's Initials

Section 13.6 Time of Essence

            Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 13.7 Hazardous Substances

            (a) Without limiting the generality of Sections 5.1 and 5.2 of this Lease, Tenant covenants and agrees that Tenant, its employees, agents, contractors and other third parties entering upon the Premises at the request or invitation of Tenant shall not bring into, maintain upon, generate, use, store, dispose of or release or discharge in or about the Premises any hazardous or toxic substances or hazardous waste (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in general office and administrative applications so long as (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises,
(ii) such substances are used and stored strictly in accordance with the manufacturers' instructions therefor and the highest standards prevailing in the industry for such substances, (iii) such substances are not disposed of in or about the Premises in a manner which would constitute a release or discharge thereof and (iv) all such substances and any equipment which generates such substances are removed from the Premises by Tenant upon the expiration or earlier termination of this Lease. Any use, storage, generation, disposal, release or discharge by Tenant of hazardous materials in or about the Premises as is permitted pursuant to this paragraph shall be carried out in compliance with all Applicable Laws. Tenant shall, annually within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Premises, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Premises.

            In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a hazardous material other than as specified in the first paragraph of this subsection, Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this subsection, including the removal, clean-up and indemnification obligations imposed upon Tenant by this subsection. Tenant shall, within fifteen (15) business days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of hazardous material by Tenant or anyone for whom Tenant is responsible in or about the Premises. In the event that Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal or revocation thereof and any communication relating to suspension, renewal or revocation thereof, shall be furnished to Landlord within fifteen (15) business days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any other obligation of Tenant pursuant to this subsection.

            Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up and remove from the Premises all hazardous materials introduced into the Premises by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the reasonable satisfaction of Landlord and to the satisfaction of all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section
13.2 shall include the right to enter, inspect and test the Premises for violations of Tenant's covenants in this subsection, provided that such right is reasonably exercised and the exercise of such right does not unreasonably interfere with Tenant's use and occupancy of the Premises. If any governmental authority or lender to Landlord shall require testing for hazardous materials in the Premises, and it is determined as the result of such testing that Tenant has disposed of, released or discharged any hazardous materials in or about the Premises, then Tenant shall reimburse Landlord for all reasonable costs of such testing as additional rent hereunder in addition to Tenant's remediation obligations hereunder.

            Tenant shall indemnify, defend and hold harmless Landlord, its partners, officers, employees, agents and lenders from and against any and all claims, liabilities, losses, actions, costs and expenses (including reasonable attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (A) the introduction into or about the Premises by Tenant, its employees, subtenants, licensees, contractors, agents or invitees (each, a "Tenant Party" and, collectively, the "Tenant Parties") of any hazardous materials, (B) the usage, storage, maintenance, generation, production or disposal by Tenant or any Tenant Party of hazardous materials in or about the Premises, (C) the discharge or release in or about the Premises by Tenant or any Tenant Party of any hazardous materials, (D) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge by Tenant or any Tenant Party of hazardous materials in or about the Premises, and
(E) any failure of Tenant or any Tenant Party to observe the foregoing covenants of this subsection. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

            Within 180 days prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Landlord may at its election retain a hazardous materials consultant (to be reasonably approved by Tenant) to conduct a survey or audit of the Premises to determine whether or not hazardous materials introduced by Tenant or any Tenant Party are present in or about the Premises. Tenant shall cooperate fully with Landlord and such consultant in the conduct of any such survey or audit. If such survey or audit reveals the presence of hazardous materials brought into or upon the Premises by Tenant in violation of the provisions of this subsection, Tenant shall pay for the cost of such audit. Such payment shall be made by Tenant to Landlord, as additional rent, within twenty (20) days after Tenant's receipt of Landlord's invoice therefor. Otherwise, the cost of such survey or audit shall be borne by Landlord. If the audit or survey discloses the presence of hazardous materials introduced by Tenant or any Tenant Party, the third, fourth and sixth paragraphs of this subsection shall apply to such hazardous materials and Tenant's obligations with respect thereto.

            Upon any violation of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to these set forth in Article XII. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (A) after notice and failure to cure pursuant to Section 12.1, terminate this Lease or (B) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this subsection.

            As used in this Section, "hazardous materials" shall mean asbestos, all petroleum substances, and all hazardous materials, hazardous wastes and hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C., Sec. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act, as amended (42 U.S.C., Sec. 6901 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sec. 2601 et seq.) and California Health and Safety Code Section 25316, including such hazardous or toxic substances or wastes as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated into such acts or section by reference, as well as all products containing such hazardous substances. In addition, "hazardous materials" shall include any substance designated pursuant to the Clean Water Act (33 U.S.C. Sections 1321 et seq.), any hazardous waste having the characteristics identified under or listed pursuant to the Solid Waste Disposal Act (42 U.S.C. Sections 1317(a), et seq.), any hazardous air pollutant listed under Section 112 of the Clean Air Act (42 U.S.C. Sections 7412, et seq.) and any imminently hazardous chemical substance or mixture with respect to which the Administrator of the Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic

Substances Control Act (15 U.S.C. Sections 2606, et seq.). The term also includes, but is not limited to, polychlorinated biphenyls, urea formaldehyde and related substances.

            Tenant acknowledges that incorporation of any material containing asbestos in any Building is absolutely prohibited. Tenant agrees that it shall not knowingly incorporate or permit or suffer to be incorporated any material containing asbestos into any Building. Tenant shall not be in breach of the foregoing covenant by virtue of any asbestos placed or caused to be placed in any Building by Landlord, whether pursuant to the performance of Landlord's obligations hereunder or otherwise. The covenants contained in this subsection shall survive the expiration or any earlier termination of this Lease.

            (b) Landlord is aware of, and has advised Tenant that, the property located to the west of the Land (the "Western Parcel") and owned by the Los Angeles Times (the "Times") has underground hazardous materials contamination believed to result from leakage from an underground fuel tank maintained by the Times. To Landlord's knowledge, such hazardous materials have not migrated from the Western Parcel onto or under the Land. Landlord has also disclosed to Tenant the facts that (1) the Land was used in the farming operations of Landlord and
(2) in connection with such farming operations, chemical pesticides and weed control agents may have been applied, which applications may have resulted in residual levels of such chemicals in the soil on the Land.

            Except as described in the immediately preceding paragraph, to the best of Landlord's actual knowledge, but with no duty to investigate, there are no hazardous materials located in, on or under the Land or located near the Land which could migrate onto the Land. For the purposes of this paragraph, "Landlord's actual knowledge" shall mean to the knowledge of Landlord's agents, Jeffrey M. Reese, J. Barney Page and Theodore W. Segerstrom. Without limiting any other provision of this Lease or any obligation of Landlord hereunder, Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including reasonable attorneys' fees and costs of defense) incurred by such indemnified parties, or any of them, as the result of (i) the introduction into or about the Premises by Landlord, its employees, agents or contractors (each, a "Landlord Party" and, collectively, the "Landlord Parties") of any hazardous materials, (ii) the usage, storage, maintenance, generation, production or disposal by a Landlord Party of hazardous materials in or about the Premises, (iii) the discharge or release in or about the Premises of any hazardous materials introduced into or about the Premises by a Landlord Party, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge of hazardous materials introduced into or about the Premises by a Landlord Party and (v) any breach of Landlord's representations, warranties or covenants contained in this subsection (b). Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

            (c) Except as set forth in subsections (a) and (b) above and Section
14.9 below and except with respect to Landlord's Work and Tenant's Work, neither party shall have any indemnification obligation to the other with respect to claims resulting from the presence of hazardous materials in, on or under the Land where the cause of the presence of such hazardous materials is the action or omission of any third person or entity. Provided, however, that nothing in this subsection (c) is or shall be deemed to constitute (i) an assumption be either party of any risks or liabilities for which the other party is responsible or (ii) a waiver by either party of such party's right of contribution under CERCLA or any other analogous federal or state law.

            (d) The covenants contained in this Section shall survive the expiration or any earlier termination of this Lease.

Section 13.8 Headings

            The Article and Section captions contained in this Lease are for convenience only and shall not be considered in the construction and interpretation of any provision hereof.

Section 13.9 Incorporation of Prior Agreements; Amendments

            This Lease and the exhibits hereto contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and all preliminary negotiations, agreements or understandings pertaining to any such matter, except those contained herein, shall not be effective for any purpose. Tenant acknowledges that Landlord has made no representations, promises or guarantees, either by verbal statement or by its conduct, upon which Tenant has relied except for those that are expressly contained in this Lease or in any exhibit attached hereto. No person, firm or corporation has at any time had any authority from Landlord to make any representations on behalf of Landlord and Tenant waives any right to rely upon any such representations. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this Lease.

Section 13.10 Notices

            Any notice, consent or approval ("Notice") required or permitted to be given hereunder shall be in writing and may be served personally or by mail; if served by mail it shall be addressed to Landlord or Tenant, as the case may be, at the address of such party shown below:

            To Landlord:      C.J. Segerstrom & Sons
                              3315 Fairview Road
                              Costa Mesa, California 92626
                              Attn:  Chief Financial Officer
                              FAX No.: (714) 546-9835

            With a copy to:   Latham & Watkins
                              650 Town Center Drive, Suite 2000
                              Costa Mesa, California 92626
                              Attn:  James W. Daniels, Esq.
                              FAX No.: (714) 755-8290

            To Tenant:        Emulex Corporation
                              3535 Harbor Boulevard
                              Costa Mesa, California 92626
                              Attn:  Ms. Sadie Herrera, EVP HR and Facilities
                              FAX No.: (714) 556-0252

            With a copy to:   Paul, Hastings, Janofsky & Walker LLP
                              695 Town Center Drive, 17th Floor
                              Costa Mesa, California 92626
                              Attn:  John F. Simonis, Esq.
                              FAX No.: (714) 979-1921

Any Notice which is personally served shall be effective upon service; any Notice given by mail shall be deemed effectively given, if deposited in the United States mail in the State of California, registered or certified with return receipt requested, postage prepaid and addressed as specified above, on the date of receipt, refusal or non-delivery (in the case of change of address without notice thereof) indicated on the return receipt. In addition, either party may send Notices by facsimile transmission ("FAX") or by any reputable courier service which provides written proof of delivery. Any Notice sent by FAX shall be effective upon confirmation of receipt in legible form (provided a hard copy of such Notice is also sent by another means permitted by this Section), and any Notice sent by courier shall be effective upon the date of delivery as set forth in the courier's delivery receipt. Either party may, by Notice to the other from time to time, specify a different address for Notice purposes.

Section 13.11 Brokers

            Tenant has been represented in connection with the transactions provided for in this Lease by Julien J. Studley, Inc. ("Broker"). Landlord shall be solely responsible for the commission due Broker in connection with the transactions provided for in this Lease. Such commission shall be in the amount of $835,920 (the "Leasing Commission"), shall be payable solely at the time(s) and in the manner set forth in that certain written commission agreement dated July 20, 2001 between Landlord and Broker, as amended by a certain letter agreement dated March 19, 2002 (collectively, the "Commission Agreement"). The Leasing Commission shall be included in Development Costs with respect to the Initial Premises. The Commission Agreement also provides for Landlord to pay to Broker a commission with respect to the sale of the Expansion Option in the event that Tenant exercises the Purchase Option (the "Sale Commission"). The Sale Commission shall not be included in Development Costs.

            Except for the Broker, Tenant and Landlord each represent and warrant to the other that they have had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease and that no broker or agent retained by them is entitled to a fee or commission in connection with the execution of this Lease. Each party hereby expressly agrees and covenants to defend, indemnify and hold the other harmless from and against any and all claims, threatened or asserted, by any broker, finder or agent claiming under or through such indemnifying party in connection with the negotiation and execution of this Lease. Such defense, indemnification and hold harmless obligation shall extend to but not be limited to any and all claims by any broker or leasing agent employed or retained by an indemnifying party in connection with leasing matters generally. Failure of either party to fulfill its defense and indemnification obligation under this Section shall be deemed a breach of this Lease entitling the other to exercise all remedies available to a landlord against a defaulting tenant or to a tenant against a defaulting landlord, as the case may be, including, but not limited to the remedies provided in Article XII. Landlord and Tenant acknowledge that payment shall not be a condition precedent to recovery upon the foregoing indemnification provision.

Section 13.12 Waivers

            No waiver of any provision hereof shall be deemed a waiver of any subsequent breach of the same provision or of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. Failure of Landlord to take any action or send any notice to Tenant shall not be deemed a waiver by Landlord of any failure by Tenant to timely and properly exercise any option granted to Tenant pursuant to this Lease or any amendment hereto. Any such option which is not exercised within the time and in the manner specified for exercise shall automatically lapse without requirement of any action by Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in a writing signed by Landlord. Tenant's delivery of keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless done pursuant to a written agreement to such effect executed by Landlord.

Section 13.13 Recording

            Concurrently with their execution of this Lease, Landlord and Tenant shall each execute and acknowledge a short form memorandum of lease (including Tenant's extension and purchase options and rights of first offer to lease and purchase) in the form attached hereto as Exhibit "C." Landlord shall promptly record such short form memorandum and, upon recordation, shall furnish to Tenant a fully executed counterpart thereof bearing the stamp of the Orange County Recorder. Landlord and Tenant shall execute, acknowledge and deliver a mutual cancellation of lease in the form attached hereto as Exhibit "D" upon the first to occur of:

            (a) The expiration of the term of this Lease.

            (b) Execution by Landlord and Tenant of an agreement in writing terminating this Lease.

            (c) Entry of an order or judgment by a court of competent jurisdiction to the effect that the Lease is or has been terminated.

            (d) Termination of this Lease by either party pursuant to Section
1.3 or Article XVI.

            (e) Termination of this Lease pursuant to Article VIII, Article X,
Article XII or any other provision of this Lease, including a purchase of the Land and all Improvements thereon pursuant to Sections 15.1 or 15.2.

Upon execution, acknowledgment and delivery of such mutual cancellation, Landlord may immediately cause the same to be recorded in the office of the Orange County Recorder.

Section 13.14 Liens

            Each party, to the extent it is responsible, shall do all things reasonably necessary to prevent the filing of any mechanics' or other liens against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to such party, or anyone holding the Premises, or any part thereof, through or under such party. If any such lien or any Unpermitted Exception shall at any time be filed against the Premises, the responsible party shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if such party determines in good faith that such lien should be contested, shall furnish such security as may be necessary or required to (a) prevent any foreclosure proceedings against the Premises or any portion thereof or interest therein during the pendency of such contest, and (b) cause Chicago Title Company or other mutually satisfactory title insurance company to remove such lien as a matter affecting title to the Premises on a preliminary title report or title policy with respect to the Premises. If the responsible party shall fail to discharge such lien within such period and fail to furnish such security within such period, then, in addition to any other right or remedy of the other party resulting from the default of the responsible party, such other party may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. The responsible party shall repay to the other party, on demand, all sums disbursed or deposited by the other party pursuant to the foregoing provisions of this Section 13.14, including the other party's costs, expenses and reasonable attorneys' fees incurred in connection therewith, with interest thereon from the date of such disbursement or deposit to the date of repayment at the Default Rate. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity and Landlord shall have the right to post such notices of non-responsibility as are provided for in the mechanics' lien laws of California.

Section 13.15 Subordination

            This Lease shall, at Landlord's option, be subordinate to any mortgage or deed of trust that may exist or hereafter be placed upon the Premises or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof and to any ground lease hereafter executed with respect to the Premises. If, however, a prospective lender or ground lessor requires that this Lease be subordinated to any such ground lease or encumbrance, this Lease shall be subordinate to such encumbrance only if Landlord first obtains from such prospective ground lessor or lender and delivers to Tenant a commercially reasonable non-disturbance agreement in favor of Tenant, and such delivery shall be in consideration of and a condition to Tenant's obligation to subordinate this Lease to such encumbrance or ground lease. Any such agreement shall be in recordable form and shall be in form and substance reasonably satisfactory to Landlord, Tenant and such lender or ground lessor. Tenant and Landlord acknowledge that the form of Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit "J" (the "SNDA") is a commercially reasonable subordination, nondisturbance and attornment agreement. Such commercially reasonable nondisturbance agreement(s), except as set forth in the SNDA to the contrary, shall include the obligation of any successor ground lessor, mortgage holder or lien holder to recognize Tenant's rights specifically set forth in this Lease to offset certain amounts against rent


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

due hereunder and Landlord's obligations to comply with the terms of this Lease, or to otherwise receive certain credits against rent as set forth herein. Subject to Tenant's receipt of the nondisturbance and other agreements described above and in the SNDA, Tenant shall upon written demand by Landlord (a) execute such instruments as may be required at any time and from time to time to subordinate the rights and interest of Tenant under this Lease to the lien of any such ground lease, mortgage or deed of trust, or if requested by Landlord, to subordinate any such ground lease, mortgage or deed of trust to this Lease and (b) supply such financial information concerning Tenant as may be reasonably requested by any ground lessor or lender. For the purposes of the foregoing clause (b), if Tenant's securities are publicly traded and Tenant files financial information under the Securities Exchange Act of 1934, Tenant will have no delivery requirement pursuant to clause (b). If the immediately preceding sentence does not apply, Tenant's delivery requirement shall be subject to Tenant's receipt of a confidentiality agreement reasonably satisfactory to Tenant. Subject to Tenant's receipt of the agreements described above, Tenant covenants and agrees that, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, upon a deed in lieu thereof or if any ground lease is terminated, to attorn, without any deductions or setoffs whatsoever, to the purchaser, lienholder, ground lessor or any successors thereto upon any such foreclosure sale, deed in lieu thereof or ground lease termination, if requested to do so by such purchaser, lienholder or ground lessor, and to recognize such purchaser, lienholder or ground lessor as the landlord under this lease, provided such lienholder, purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's tenancy so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed or performed by Tenant. Landlord's interest herein may be assigned at any time as security to any lienholder. Subject to Tenant's receipt of the agreement(s) described in this Section, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure sale, foreclosure proceeding, deed in lieu or ground lease termination. Tenant shall, within fifteen (15) business days after request by Landlord from time to time (i) execute, acknowledge and deliver the SNDA in favor of any ground lessor or mortgagee of the Premises or any portion thereof or interest therein and (ii) execute, acknowledge and deliver any commercially reasonable other form of nondisturbance and attornment agreement (or subordination, nondisturbance and attornment agreement, or subordination of the applicable mortgagee's lien or ground lessor's ground lease) reasonably required by any mortgagee or ground lessor of the Premises which provides substantially comparable protection to Tenant in the event of a foreclosure, deed in lieu or ground lease termination.

Section 13.16 Force Majeure

            In the event that either Landlord or Tenant is delayed in performing any obligation of Landlord or Tenant pursuant to this Lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay. For the purpose of this Section:

            (a) A cause shall be beyond the reasonable control of a party to this Lease when such cause would affect any person similarly situated (such as a power outage, labor strike or truckers' strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time materials sufficiently in advance).

            (b) This Section shall not apply to any obligation to pay money or delay the Rent Commencement Date.

            (c) In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party hereunder, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay.


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Section 13.17 Yield Up Premises; Quitclaim

            (a) At the expiration or earlier termination of this Lease, Tenant shall peaceably yield up the Premises and all Improvements thereto to Landlord (subject to Sections 5.4, 5.5, 6.4 and 6.5 above), broom clean and in good condition, reasonable wear and tear excepted. Without limiting the generality of the foregoing, upon delivery of the Premises to Landlord, the roofs of the Buildings shall be watertight, all mechanical, electrical, plumbing and irrigation systems on the Premises shall be in good operating condition, all landscaping shall be in good condition and the parking lots shall be striped, free of potholes and with good surface conditions.

            (b) At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within fifteen (15) days after written demand from Landlord to Tenant, any quitclaim deed or other document, which in addition to the mutual cancellation of lease described in
Section 13.13 above, may be reasonably requested by any reputable title company to remove this Lease as a matter affecting title to the Premises.

            (c) Whenever Landlord shall re-enter the Premises as provided in
Article XII, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term (or within fifteen (15) days after a termination by reason of Tenant's Default) shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same as provided in California Civil Code Sec. 1980 et seq. or as otherwise provided by law. Tenant waives all claims for damages caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as provided herein, and no such entry shall be considered a forcible entry.

Section 13.18 Authority

            Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that the execution and delivery of this Lease on behalf of the party for whom such person is executing is duly authorized and that this Lease is binding upon such party in accordance with its terms. Tenant shall, within ten (10) days after Tenant's execution and delivery of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant or any Executive Committee thereof authorizing or ratifying the execution of this Lease. Failure of Tenant to provide such resolution shall not, however, relieve Tenant of its obligations pursuant to this Lease.

Section 13.19 Survival of Indemnities

            The obligations of the indemnifying party under each and every indemnification and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

Section 13.20 Surrender or Cancellation

            The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless Landlord elects to treat such surrender or cancellation as an assignment to Landlord of any or all of such subleases.


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Section 13.21 Non-Disclosure of Lease Terms

            Landlord and Tenant each acknowledge and agree that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases. Each of Landlord and Tenant agree that they, and their respective partners, officers, directors, employees and attorneys shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party except pursuant to an order of a court of competent jurisdiction or if required or reasonably necessary under applicable federal and state securities laws. Provided, however, that the foregoing shall not extend to disclosure by Landlord of the terms of this Lease to the holder of any mortgage(s) or deed(s) of trust encumbering the Premises, or any portion thereof, or any replacement of any existing mortgage or deed of trust or any prospective lender to Landlord and, provided further, that any party hereto may disclose the terms hereof to its respective attorneys, to its respective accountants who audit its respective financial statements or prepare its respective tax returns, to any prospective transferee of all or any portion of their respective interests hereunder (including a prospective sublessee of Tenant) to any governmental agency or authority to whom disclosure is required pursuant to applicable laws, regulations or ordinances and in connection with any litigation instituted by any party hereto against another party hereto arising out of this Lease. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by any party hereto, and each of the parties hereto shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach. If Tenant purchases the Premises pursuant to Sections 15.1 or 15.2 of this Lease, the confidentiality obligations of the parties pursuant to this Section shall terminate upon the close of such sale, except that, for a period of one (1) year following the close of such sale Tenant shall continue to maintain the confidentiality of (a) the economic terms of this Lease and (b) the purchase price paid by Tenant for the Premises or portion thereof purchased by Tenant. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant may or will be required to disclose the terms hereof and/or to file this Lease in or with Tenant's public filings pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or the rules and regulations under such acts.


         -----------------------------            ---------------------------
         Landlord's Initials                      Tenant's Initials

Section 13.22 Security Deposit

            There shall be no security deposit pursuant to this Lease.

Section 13.23 Gender; Tenants

            The use of the masculine pronoun includes the feminine and neuter genders; the use of the singular form of a pronoun includes the plural and vice-versa. If there be more than one person or entity indicated as Tenant herein, each person or entity subscribing as a Tenant shall be jointly and severally liable for all obligations of Tenant hereunder. Subject to the provisions of Article IX, the terms, conditions and covenants contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, marital communities, if any, and assigns of the parties hereto.

Section 13.24 No Option

            Submission of this Lease to Tenant shall not be deemed to be an offer or option for Tenant to lease the Premises or a reservation of the Premises. Landlord shall not be bound hereby until Landlord's delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

Section 13.25 Landlord Liability

            The obligations of Landlord herein are intended to be binding only on the property of the entity acting as Landlord and shall not be personally binding, nor shall any resort


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be had to the private properties of, the general partners thereof or any employees or agents of Landlord.

Section 13.26 Termination

            If this Lease is terminated by either party under any provision hereof, and upon the expiration of the term of this Lease (collectively, the "termination date"), the following shall pertain:

            (a) Tenant shall, within fifteen (15) days after the termination date, remove from the Premises all furniture, furnishings, equipment, other personal property, Tenant's Signage and movable trade fixtures and any other items which Tenant is permitted or required to remove, and shall surrender the Premises to Landlord in the condition required by Sections 6.2, 6.4 and 6.5. Tenant shall, at Tenant's cost, repair any damage to the Premises caused by such removal. Any items which Tenant is permitted to remove but fails to remove prior to the surrender of the Premises to Landlord shall be deemed abandoned by Tenant, and Landlord may retain or dispose of the same as Landlord sees fit without claim by Tenant thereto or to any proceeds thereof. If Landlord elects to remove and dispose of any such items abandoned by Tenant, the cost of such removal and disposal shall be additional rent payable by Tenant to Landlord upon demand. Tenant shall pay all rent and other amounts payable by it through the termination date and any costs charged pursuant to the immediately preceding sentence, each of the parties shall bear their own costs and fees incurred (including all costs incurred in performing their respective obligations hereunder) through the termination date and from and after the termination date neither party shall have any further obligations to the other, except for those obligations set forth in this subsection, in Sections 13.14 and 13.19 and in subsection (b) below.

            (b) Notwithstanding the provisions of subsection (a), upon any such termination or expiration, the following shall pertain:

                (i) Landlord agrees to defend, indemnify and hold harmless Tenant from and against any and all claims, costs, expenses, losses, damages, actions and causes of action for which Landlord is responsible under this Lease and which accrue on or before the termination date.

                (ii) Tenant agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, costs, losses, expenses, damages, actions and causes of action for which Tenant is responsible under this Lease and which accrue on or before the termination date.

                (iii) Tenant shall remain liable for the cost of all utilities used in or at the Premises through the termination date accrued and unpaid and billed directly to Tenant, whether or not then billed, as of the termination date until full payment thereof by Tenant. Tenant shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to the Premises includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Landlord and Tenant, with Tenant responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Landlord shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

                (iv) Tenant shall remain responsible for any taxes of the type described in Section 4.4 and assessed against the Premises and the personal property located therein or thereon with a lien date prior to the termination date, irrespective of the date of the billing therefor, and shall indemnify and hold Landlord harmless with respect to any claims for such taxes or resulting from non-payment thereof.


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


Section 13.27 Accord and Satisfaction

            (a) The receipt, retention, cashing, depositing or endorsement by Landlord of any check, draft or other instrument of payment delivered by Tenant or any proposed assignee of or successor to Tenant shall not be deemed to be an acceptance by Landlord of any attempted alteration, assignment or notation written on said instrument by the maker thereof.

            (b) No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest accruing rent, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

            (c) All amounts payable by either party hereunder to the other shall be paid in lawful money of the United States to the party entitled to receive the same at its address set forth in Section 13.10 or at such other address as a party may designate by notice to the other pursuant to this Article. All amounts to be paid by Tenant shall be paid without deduction or offset.

Section 13.28 Quiet Possession

            Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed or performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof. Landlord shall defend such possession against the claims of all persons lawfully claiming through or under Landlord.

Section 13.29 Counterparts

            This Lease may be executed in two (2) or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument. It shall not be necessary for Landlord and Tenant to execute the same counterpart(s) of this Lease for this Lease to become effective.

Section 13.30 Parking for Premises

            (a) In connection with the Initial Premises, in connection with the Expansion Building, if applicable, and in connection with each Available Space, if any, added to the Premises pursuant to this Lease, Landlord shall provide parking at a ratio of four (4) parking spaces per 1,000 square feet of Floor Area of the Initial Premises and the Expansion Premises and a pro rata share of the available parking as to any Available Space. For so long as Tenant leases the entire Initial Premises, all parking spaces thereon shall be for the exclusive use of Tenant and its employees and business visitors, without charge by Landlord other than the rent payable by Tenant hereunder. Similarly, if Tenant exercises the Expansion Option and for so long as Tenant leases the entire Expansion Premises, all parking spaces thereon shall be for the exclusive use of Tenant and its employees and business visitors, without charge other than as set forth in the immediately preceding sentence.

            (b) In the event that Tenant ceases to lease all Floor Area on the Initial Premises and/or leases one or more Available Spaces on the Expansion Land, then:

                (i) Except as provided in clause (iii) below, Tenant shall be entitled, without additional charge, to vehicular and pedestrian ingress and egress over the Land, and to the use of four (4) parking spaces per 1,000 square feet of Floor Area on the Initial Premises (if leased entirely by Tenant) and Expansion Premises (if leased entirely by Tenant) and a pro rata share of the available parking as to any Available Space or the Initial Premises (if not entirely leased by Tenant);

                (ii) At Tenant's election, up to twenty-five percent (25%) of Tenant's parking entitlement shall be reserved parking spaces located reasonably adjacent to the Building(s) in which Tenant occupies space. If Tenant elects such reserved parking, reserved spaces shall be established for Tenant and other tenants on a basis such that Tenant has equal priority with other tenants of, as applicable, the Initial Premises and the Expansion Land as to reserved spaces. In other words, if Tenant elects twenty-five percent (25%) reserved spaces, then all tenants on such parcel will have twenty-five (25%) reserved spaces. Reservation shall be through marking or signage as reasonably determined by Landlord. All other spaces which Tenant and other tenants are entitled to use on a portion of the Land as to which Tenant does not lease all Floor Area shall be used by Tenant (and its employees and business visitors) and such other tenants on a non-exclusive basis; and

                (iii) To the extent that Landlord operates, maintains and repairs the parking areas on any portion of the Land as to which Tenant does not lease all Floor Area, Tenant shall pay its proportionate share (based on Floor
Area) of the cost of such operation, maintenance and repair in accordance with
Article VI and the Reciprocal Easement Agreement, as defined in Section 17.3. Tenant shall also reimburse Landlord for all costs of designating Tenant's reserved spaces as reserved for Tenant.

            (c) Whether Tenant is entitled to exclusive parking rights pursuant to subsections (a) or (b) or non-exclusive parking rights pursuant to subsection
(b), Tenant and its employees and business visitors shall be entitled to access to the Initial Premises and, to the extent Tenant leases the same or Floor Area thereon, the Expansion Premises, on a seven day per week, 24 hour per day basis. The parking rights of Tenant pursuant to this Section shall extend throughout the initial Lease term and each Additional Term as to which Tenant exercises an Extension Option pursuant to this Lease.

Section 13.31 Building Security

            (a) Tenant acknowledges that the rental payable by Tenant hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant, its employees, agents and invitees from acts of third parties.

            (b) Tenant shall be entitled, at Tenant's sole cost and expense, to install, maintain, replace and use Tenant's own proprietary security system for all Buildings in the Initial Premises. Similarly, if Tenant leases the Expansion Building and/or adds one or more Available Spaces to the Premises, Tenant may, at Tenant's sole cost and expense, install, maintain, replace and use its own proprietary security system for the Expansion Building or Available Space(s), as applicable. In connection with such security system (the "Security System"), the following shall pertain:

                (i) The Security System shall be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed.

                (ii) Tenant shall be solely responsible to obtain all governmental approvals and permits required with respect to the Security System. Installation of the Security System shall be in accordance with the plans therefor approved by Landlord and all required governmental approvals and permits.

                (iii) Tenant shall be solely responsible to maintain, repair and replace the Security System. In no event shall Landlord have any obligations with respect to the Security System.

                (iv) The Security System shall not interfere with any other systems for the Landlord Improvements on the Initial Premises or Expansion Land, as applicable.

                (v) There shall be no additional charge to or rent payable by Tenant hereunder on account of Tenant's exercise of its rights pursuant to this Section.

                (vi) Upon the expiration of this Lease or any earlier termination of this Lease (including a termination as to one or more Buildings or one or more Available Spaces), Tenant shall remove the Security System from the Premises (or portion(s) thereof as to which this Lease is terminated) in accordance with the provisions of Section 6.5.


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

Section 13.32 Communications Equipment

            (a) Tenant shall be entitled to install, maintain, replace and use, at Tenant's sole cost and expense, on the roof of each Building in which Tenant leases space, satellite and/or microwave antenna(e) and/or other devices for the reception and transmission of telecommunications transmissions/signals. In connection with such equipment (collectively, the "Communications System"), the following shall pertain:

                (i) The Communications System shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord's approval rights shall extend to but are not limited to the location, size and shielding of the antennae, the method of installation of the Communications System, the routing of all cabling on and within the Buildings and all roof penetrations and related flashings. For the purposes of this clause (i), (A) the cabling route provided or approved by Landlord from the roofs of the Buildings to the interiors thereof shall be the least expensive functional route available taking into account the characteristics of the Buildings and (B) all roof and Building penetrations, patching, flashings, etc. required with respect to the Communications System shall be performed by a roofing or other contractor selected by Tenant and reasonably approved by Landlord but retained and paid by Tenant.

                (ii) Tenant shall be solely responsible to obtain all governmental approvals and permits required with respect to the Communications System, including any license(s) necessary to operate the same. Installation and operation of the Communications System shall be in accordance with the plans therefor approved by Landlord and all required governmental approvals, permits and licenses.

                (iii) Tenant shall be solely responsible to maintain, repair and replace the Communications System. In no event shall Landlord have any obligations with respect to the Communications System. In performing the foregoing maintenance, repair and replacement, Tenant and its agents and employees shall exercise reasonable care to avoid damage to other Building systems located on the roofs thereof.

                (iv) The Communications system shall not interfere with any other Building systems located on the Initial Premises or Expansion Premises, as applicable.

                (v) As to any Building in which Tenant leases all of the Floor Area in the Building, Tenant shall have the exclusive right to place a communications system on and in such Building. As to any Building in which Tenant leases less than all Floor Area, Tenant's right to place a communications system on and in the Building shall be non-exclusive with any similar rights Landlord has granted or will grant to other tenants of such Building, provided that preference shall be given based on relative Floor Areas leased by the parties.

                (vi) Upon the expiration of this Lease or any earlier termination of this Lease (including a termination as to one or more Buildings or one or more Available Spaces), Tenant shall remove the Communications System from the Premises (or portion(s) thereof as to which this Lease is terminated) in accordance with the provisions of Section 6.5. All patching and sealing of Building roofs and structures upon such removal shall be subject to the approval of Landlord.

                (vii) No antennae or other equipment comprising the Communications System shall overload the roof of any Building or any structural portion of any Building. Without limiting the foregoing, Tenant shall be solely responsible to install and maintain any bracing or other structural reinforcement required as the result of the Communications System. All such structural reinforcement shall be subject to the prior written approval of Landlord, and Tenant shall be solely responsible to obtain all required governmental permits and approvals with respect to such structural reinforcement.

                (viii) There shall be no additional charge to or rent payable by Tenant hereunder on account of Tenant's exercise of its rights under this Section.


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

            (b) Tenant shall have access, without charge by Landlord, to any cable television, fiber optic or other communications system available at the Land. Nothing herein, however, shall require Landlord to connect the Landlord Improvements on the Land to any such cable television, fiber optic or other communications system. Tenant shall be responsible, at Tenant's sole cost and expense, to effect such connection(s), to pay any connection fee and to pay all usage fees required by the purveyor of such system.

Section 13.33 Publicity

            Each of Landlord and Tenant shall consult with each other prior to issuing any press release, public statement or other publicity concerning the transactions provided for in this Lease. Neither Landlord nor Tenant shall issue any press release, public statement or other publicity with respect to the transactions provided for in this Lease without the prior written approval of the other party, both as to the issuance of such publicity and the form and content thereof. No such publicity release shall disclose the economic terms of the transactions provided for in this Lease. Subject to the immediately preceding sentence, any such required approval shall not be unreasonably withheld, delayed or conditioned by either party hereto. The provisions of this Section shall not apply to any disclosure described in the last sentence of
Section 13.21.

                                  ARTICLE XIV.
                           IMPROVEMENT OF THE PREMISES

Section 14.1 Landlord's Work

            Landlord shall perform the following work ("Landlord's Work") with respect to the Initial Premises and the Expansion Land:

            (a) Design and construction of the shell and core of each of the Buildings located on the Initial Premises (the "Core and Shell Work"). The Core and Shell Work shall include the following:

                (i) Men's and women's toilet rooms on both floors of each Building, per local codes, including the Americans With Disabilities Act and life safety issues. Toilet rooms shall be to a finished condition, with finishes to be selected by Tenant to match Tenant's Work, as defined in Section 14.6;

                (ii) Drinking fountain at core of each Building, both floors;

                (iii) Electrical/telephone closets;

                (iv) Building stairways for exiting that are required by code, with base building finishes;

                (v) Mechanical equipment rooms as required for each Building;

                (vi) Drywall on (A) core walls (including elevator lobby), (B) first and second floor structures (for plenum), (C) perimeter and interior columns, and (D) interior surface of exterior walls above and below the windows, all taped and sanded, ready for Tenant's finish work;

                (vii) HVAC: HVAC system to be as selected by Tenant and approved by Landlord. Primary HVAC duct loop from the mechanical equipment room and installed on each floor;

                (viii) Fire sprinklers: temporary protection consisting of mains, laterals and uprights, installed according to applicable codes;

                (ix) Fire protection alarm and communications system installed according to applicable code;



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                (x) Smooth and level (1/4" deflection over ten (10) foot span)
concrete floor on each floor in accordance with industry standards;

                (xi) Sufficient electrical power, equipment (including panels, breakers, transformers, and switchgear) to provide for Tenant's lighting, HVAC, office, and equipment usage;

                (xii) Window coverings;

                (xiii) Hanging wires for drop ceiling system;

                (xiv) Connection of the electrical lighting system to the Building's computerized control system (if applicable); and

                (xv) One (1) elevator per Building meeting applicable building code requirements.

            (b) Design, construction and installation of all site work, parking lots and landscaping in the Initial Premises (the "Other Work"). The Other Work shall include the following:

                (i) All landscaping, together with a sprinkler system to serve the same;

                (ii) All parking areas, including striping, directional signs and markings, parking bumpers, handicapped markings and signage and all bicycle racks;

                (iii) All sidewalks, walkways, driveways and street connections;

                (iv) All parking lot lighting, driveway lighting and landscape lighting;

                (v) Trash enclosures;

                (vi) Underground utilities connections from the main lines of the purveyors to the Buildings and landscape sprinkler system; and

                (vii) Any exterior recreational facilities approved by Landlord and Tenant.

            (c) Grading, hydro seeding and installing an irrigation system for the Expansion Land sufficient to maintain thereon a green lawn (the "Green Area"). Landlord covenants to maintain the Green Area as a lawn or landscaped area, at Landlord's cost, until the first to occur of (i) expiration of Tenant's obligation to pay Expansion Land Rent pursuant to Section 3.4 and (ii) purchase by Tenant of the Project (as defined in Section 15.1) pursuant to Section 15.1. Provided, however, that Landlord will continue such maintenance beyond the date determined pursuant to clause (i), but not beyond the date that Tenant purchases or leases the Expansion Land and all Buildings thereon, if Tenant executes and delivers an amendment to this Lease agreeing to pay Landlord, on a monthly basis as additional rent, all costs of Landlord incurred in such maintenance plus an administrative fee of fifteen percent (15%). The immediately preceding sentence is subject to Landlord's termination right in the last sentence of Section 3.4.

            For the purpose of Section 14.3 below, the costs of design and construction of the Core and Shell Work and Other Work shall be included in Development Costs; the cost of Landlord's Work with respect to the Green Area shall also be included in Development Costs of the Initial Premises. Landlord's Work shall be performed in strict accordance with this Article XIV.


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Section 14.2 Standards for Performance of Landlord's Work

            Landlord's Work shall be performed in accordance with the following:

            (a) All Landlord's Work shall be the sole responsibility of Landlord as to performance and, subject to Section 14.3, shall be paid for by Landlord. Landlord shall apply Landlord's diligent and good faith efforts, professional skills and judgment to carry out all of its obligations pursuant to this Article XIV and, in doing so, shall use the same degree of care and diligence used by first class developers of projects similar to the projects contemplated hereunder.

            (b) The Buildings to be constructed as part of the Initial Premises shall be two story concrete tilt-up buildings unless otherwise mutually agreed by the parties. The number, size and configuration of such Buildings will be a function of Tenant's program for the use of the Buildings. Such program shall consist of required interior functional layouts for Tenant's use of the Buildings, including size and proximity of various functions and departments. The program shall be used to develop the required Floor Areas for the Buildings and such required Floor Areas shall be used to determine the precise number and location of the Buildings. For this purpose, there shall be not fewer than two Buildings nor more than four Buildings.

                Tenant, working with Tenant's development manager and Tenant's Designer, as defined in Section 14.6, has developed a preliminary program. Tenant shall review, refine and complete Tenant's program and deliver the same to Landlord within thirty (30) days after the last execution and delivery of this Lease. Such program (the "Program") shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld so long as the Program reasonably meets the criteria set forth in subsection (e) below and shall be deemed given unless Landlord disapproves the Program by written notice to Tenant given by Landlord within ten (10) business days after receipt by Landlord of the complete Program. If Landlord timely disapproves the Program, Tenant shall within ten (10) business days revise the same to meet Landlord's objections and resubmit the Program for Landlord's approval pursuant to this subsection. The foregoing process shall be repeated as often as necessary to obtain Landlord's approval or deemed approval of the Program. The Program approved pursuant to the foregoing process is herein referred to as the "Approved Program."

                Notwithstanding the foregoing, if Landlord and Tenant cannot agree upon an Approved Program within forty-five (45) days after Tenant's first submission to Landlord, either party may at any time thereafter terminate this Lease by written notice to the other given prior to achieving an Approved Program. If the parties are entitled to terminate this Lease pursuant to this provision, and either party timely and properly does so, then:

                (i) This Lease shall terminate upon receipt by the recipient party of the notice of termination;

                (ii) Each party shall bear its own costs and fees incurred in the preparation and negotiation of this Lease and in performing its respective obligations hereunder through the date of termination;

                (iii) If the Memorandum of Lease shall previously have been recorded, Landlord and Tenant shall promptly execute, acknowledge and deliver the Mutual Cancellation of Lease and Landlord may record the same; and

                (iv) Neither party shall have any further rights or obligations pursuant to this Lease.

            (c) Landlord's Work shall be designed by HOK Architects (the "Project Architect"), and a landscape architect selected by Landlord, approved by Landlord and Tenant and retained by Landlord. Promptly following the execution and delivery of this Lease and satisfaction of the condition set forth in Section 1.3, Landlord shall enter into a contract with the Project Architect. Such contract shall be upon terms agreed upon by Landlord and the Project Architect, but must contain provisions to the effect that (i) the Project Architect has all required state and local licenses and reasonable experience with projects of the size, quality and scope of


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Landlord's Work, (ii) the Project Architect will provide errors and omissions insurance in the amount of $1,000,000 per occurrence on a form reasonably satisfactory to Landlord and Tenant, (iii) the Project Architect agrees in advance to make Tenant a third-party beneficiary of the contract with Landlord and (iv) the Project Architect agrees in writing, without qualification, reservation or fee that, if Tenant purchases the Initial Premises pursuant to Sections 15.1 or 15.2 hereof, Landlord may assign such contract to Tenant in connection with such sale. In addition, the scope of work and pricing provisions (i.e., fees, disbursements and how and when paid) provided for in Landlord's contract with the Project Architect shall be subject to the approval of Tenant. Such approval shall not be unreasonably withheld, delayed or conditioned and shall be deemed given unless Tenant disapproves the same by written notice to Landlord specifying any required changes to the scope of work and/or pricing provisions and given within five (5) business days after receipt by Tenant of a copy of the proposed contract. The Project Architect is agreed by Landlord and Tenant to be the primary architect who shall design and supervise Landlord's Work. Landlord and Tenant acknowledge and agree that Landlord's Work may require the services of a landscape architect. Such determination (i.e., whether a landscape architect is required) and the selection of the landscape architect to be retained shall be subject to the mutual approval of Landlord and Tenant. Tenant's approval of the Landscape Architect shall not be unreasonably withheld, delayed or conditioned so long as the proposed landscape architect satisfies the criteria set forth in clauses (i) and (ii) above. Such approval shall be deemed given unless Tenant shall disapprove the proposed landscape architect by written notice to Landlord given within ten (10) days after receipt by Tenant of written notice from Landlord indicating Landlord's selection of the landscape architect. Upon approval or deemed approval of the landscape architect, Landlord shall enter into a contract with the landscape architect meeting the requirements of clauses (i) through (iv). Any landscape architect selected pursuant to this subsection is herein referred to as the "Landscape Architect."

            (d) All engineering work required in connection with Landlord's Work shall be performed by structural, mechanical, electrical, plumbing and civil engineers selected and retained by the Project Architect and reasonably approved by Landlord and Tenant. Tenant's approval as to each such engineer shall be deemed given unless Tenant disapproves the same by written notice to Landlord given within ten (10) days after receipt of written notice from Landlord identifying such proposed engineer. All such engineers and the Landscape Architect shall be coordinated by the Project Architect.

            (e) Promptly upon the last of (A) selection and retention of the Project Architect and Landscape Architect, if any, and (B) approval of the Approved Program, Landlord shall cause the Project Architect to prepare and submit to Landlord and Tenant for approval proposed preliminary plans with respect to the Buildings for the Initial Premises. As and when appropriate (i.e., once the preliminary plans for the Buildings are sufficiently developed and approved to permit the Landscape Architect to do so), Landlord shall cause the Landscape Architect to prepare and submit to Landlord and Tenant for approval proposed preliminary plans with respect to the exterior landscaping and parking lots for the Initial Premises. Such preliminary plans shall include a site plan (the "Master Plan"), space plans and character architectural elevations for the Buildings. For the purpose of preparation of such preliminary plans, Tenant and its consultants shall supply to the Project Architect and Landscape Architect detailed information as to Tenant's requirements for the Initial Premises. For this purpose, Tenant and Landlord shall work cooperatively to arrive at a mutually acceptable set of plans for Landlord's Work. Such design shall be based upon the Approved Program, but shall also, to the extent feasible, take into account other factors such as overall cost, design excellence, quality of materials, impact on surrounding properties and the ease of releasing the Buildings in a multi-tenant format. Approval of the proposed preliminary plans shall not be unreasonably withheld by Landlord or Tenant provided that (i) the proposed preliminary plans address Tenant's requirements as set forth in the Approved Program, (ii) the proposed preliminary plans comply with the applicable requirements of all governmental authorities having jurisdiction of the Premises, (iii) the Project Architect advises Landlord and Tenant that Landlord's Work as set forth on such proposed preliminary plans can be completed within the Budget Figures (unless Tenant agrees to increase one or both of the Budget Figures) and (iv) the exterior design is generally compatible with surrounding properties. Each portion (i.e., the Buildings and the exterior landscaping and parking lots) of the proposed preliminary plans shall be deemed approved by a party unless such party disapproves the same by written notice to the Project


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Architect or Landscape Architect, as applicable, and the other party given within ten (10) days after receipt of the proposed preliminary plans and specifying in reasonable detail the items disapproved. In the event of timely and proper disapproval of the proposed preliminary plans, the Project Architect or Landscape Architect, as applicable, shall promptly revise the same to meet such objections and resubmit the same for approval pursuant to this subsection. Such process shall continue until proposed preliminary plans are approved or deemed approved by Landlord and Tenant. The approved preliminary plans resulting from such process are hereby referred to as the "Approved Preliminary Plans."

            (f) Landlord and Tenant have selected Gordon & Williams, Snyder Langston and Oltman's Construction as potential general contractors with respect to Landlord's Work (each, a "qualifying contractor"). Landlord and Tenant agree that all qualifying contractors have all required state and local licenses, have reasonable experience with work of the size, scope and quality of Landlord's Work, and are capable of performing Tenant's Work pursuant to Section 14.6 as well as Landlord's Work.

                Promptly following the approval of the Approved Preliminary Plans, the Project Architect shall request from each qualifying contractor a reasonably detailed statement of probable cost to construct Landlord's Work, with the proposed contractor's fee and general conditions costs or rates of each contractor and a lump sum amount for pre-construction services separately stated. Such preliminary estimates shall be based upon a preliminary bid package prepared by the Project Architect. Such preliminary bid package shall contain
(i) the Approved Preliminary Plans and (ii) specific requirements and procedures relating to insurance (including builder's risk insurance), change orders and warranties and guaranties (and the assignability thereof) and no bonding requirement. The preliminary bid package shall be subject to the reasonable approval of Tenant prior to delivery to the qualifying contractors, which approval shall be deemed given unless Tenant disapproves the same by written notice to Landlord and the Project Architect given within ten (10) days after Tenant's receipt of the complete package and setting out with specificity the item(s) disapproved.

                Landlord and Tenant shall mutually select the general contractor for Landlord's Work based upon the statements of probable cost from the qualifying contractors. If Landlord and Tenant are unable to agree within ten
(10) days after receipt of the last statement of probable cost, the qualifying contractor with the lowest total cost statement, including contractor's fee, general conditions and pre-construction services, shall be the general contractor with respect to Landlord's Work. The contractor selected pursuant to the foregoing process is herein referred to as "Landlord's Contractor." From and after the selection of Landlord's Contractor, Landlord's Contractor shall coordinate and consult with the Project Architect on the development of the Approved Working Drawings pursuant to subsection (g) below.

            (g) Promptly upon approval of the Approved Preliminary Plans and selection of Landlord's Contractor, the Project Architect and Landscape Architect shall prepare and submit for approval by Landlord and Tenant proposed working drawings and specifications for Landlord's Work. The proposed working drawings and specifications shall include all exterior and interior Landlord's Work, shall include a landscaping and parking plan and shall be in sufficient detail to permit subcontractor bidding thereon and the obtaining of all governmental permits and approvals required with respect to Landlord's Work. A copy of the proposed working drawings and specifications shall be delivered to Landlord's Contractor with a request for comments as to cost savings possibilities, further detail requirements and any other comments which Landlord's Contractor cares to make. Copies of such comments, if any, shall be furnished to Landlord and Tenant. Approval of the proposed working drawings and specifications shall not be unreasonably withheld by Landlord or Tenant provided that (i) the proposed plans and specifications conform to the Approved Preliminary Plans and (ii) the proposed plans and specifications meet the requirements of clauses (i) through (iv) of subsection (e) above. The proposed working drawings and specifications shall be deemed approved by a party unless such party disapproves the same by written notice to the Project Architect or Landscape Architect, as applicable, and the other party given within ten (10) business days after receipt of a complete set of the proposed working drawings and specifications and specifying in reasonable detail the items disapproved. In the event of timely and proper disapproval of the proposed working drawings and specifications, the Project Architect or Landscape Architect, as applicable, shall


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revise the same to meet such objections and resubmit the same for approval pursuant to this subsection. Upon any such resubmission, the time for disapproval or deemed approval shall be five (5) business days after receipt of a complete set of the revised working drawings and specifications. The foregoing process shall continue until proposed working drawings and specifications are approved or deemed approved by Landlord and Tenant. The approved working drawings and specifications resulting from the foregoing process are herein referred to as the "Approved Working Drawings."

            (h) Promptly following approval of the Approved Working Drawings, the Project Architect shall prepare and provide to Landlord's Contractor a final bid package consisting of the Approved Working Drawings and the items described in clause (ii) of subsection (f). Such final bid package shall be subject to the approval of Tenant prior to submission to Landlord's Contractor, in the manner and within the time specified in subsection (f). Landlord's Contractor shall, within thirty (30) days after receipt of the final bid package, obtain all subcontractor bids required with respect to Landlord's Work and furnish to Landlord, Tenant and the Project Architect a final bid price for Landlord's Work utilizing the contractor's fee and general conditions costs or rates set forth in such contractor's preliminary cost estimate and the bids received from the proposed subcontractors. Promptly upon receipt of such final bid price, Landlord shall enter into a construction contract with Landlord's Contractor for Landlord's Work. Such contract shall be in a guaranteed maximum cost format (unless Landlord and Tenant agree to use a stipulated sum format), shall utilize the final bid price supplied by Landlord's Contractor and shall contain the terms and provisions included in the final bid package. The general contractor's contract shall be subject to the approval of Tenant. Such approval shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given unless Tenant disapproves the same by written notice to Landlord specifying any required changes and given within five (5) business days after receipt by Tenant of a copy of the proposed contract.

                If Tenant elects to utilize Landlord's Contractor to perform Tenant's Work, and if Tenant's working drawings therefor are complete at the date of approval of the Approved Working Drawings, the final bid package shall include such working drawings with a request for a separate bid for Tenant's Work. If Tenant so obtains and accepts a bid from Landlord's Contractor with respect to Tenant's Work, such work shall be pursuant to a separate contract between Tenant and Landlord's Contractor.

            (i) Promptly following approval of the Approved Working Drawings, Landlord shall (or shall cause the Project Architect to) apply for all governmental permits and approvals required with respect to Landlord's Work. In connection with such applications:

                (i) Landlord shall (or shall cause the Project Architect to) diligently pursue such applications in accordance with the Schedule of Landlord Improvements. Tenant shall cooperate as reasonably requested by Landlord.

                (ii) Landlord shall (or shall cause the Project Architect to) retain all structural engineers, electrical engineers and other consultants required to provide engineering and other drawings or plans as necessary to obtain the required governmental approvals and permits with respect to Landlord's Work and shall cause the preparation and submission to the relevant governmental authorities of all such materials. Tenant shall furnish information and otherwise cooperate as reasonably requested by Landlord.

                (iii) Any changes to the Approved Working Drawings required by any governmental authorities shall be effected by the Project Architect or Landscape Architect, as applicable, within seven (7) days after the request for such change and shall be subject to the approval of Landlord and Tenant in accordance with subsection (g) above.

            (j) All Landlord's Work shall comply with all Applicable Laws and all Landlord's Work shall comply with the Approved Working Drawings and all governmental permits and approvals issued with respect thereto.

            (k) Landlord's Work shall be commenced promptly following the last of (i) the last execution and delivery of this Lease, (ii) satisfaction or waiver of the last of the conditions set forth in Article XVI hereof and (iii) completion of the matters described in


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subsections (b) through (i) above. Subsequent to commencement of Landlord's
Work, Landlord shall, subject to Section 13.16, diligently pursue the same to completion. Landlord shall use commercially reasonable efforts to complete all Landlord's Work in accordance with the schedule of improvements attached hereto as Exhibit "E" and incorporated herein by this reference (the "Schedule of Landlord Improvements").

            (l) Approximately ten (10) days prior to the Lease Commencement Date (i.e., Substantial Completion of the Core and Shell Work), but in any event upon not less than two (2) days prior written notice to the parties, the Project Architect and representatives of Landlord and Tenant shall conduct a walk-through of the Initial Premises Buildings and compile a so-called punch-list of items to be completed, corrected or removed and replaced. Landlord shall cause its contractor to complete, correct or remove and replace all such punch-list items of the Core and Shell Work as promptly as practicable following the compilation and initialing of the punch-list. Such walk-through shall be scheduled by Landlord.

            (m) For the purposes of this Section, it is understood and agreed that:

                (i) Landlord's representative with respect to the design and construction process provided for in this Section shall be Mr. Grant Wilson.

                (ii) Without limiting any of the other provisions of this Section, Tenant shall have the specific right to monitor the progress of the Project Architect to assure compliance with the Schedule of Landlord Improvements. This right shall include, among other things, the rights to (A) review progress prints at reasonable intervals in the course of the design of Landlord's Work and (B) attend design review meetings on a regular basis to assess the degree of completion of design versus the Schedule of Landlord Improvements. To facilitate such monitoring by Tenant, Landlord shall provide to Tenant copies of such progress prints as the same are available and notify Tenant of the dates and times of design review meetings.

Section 14.3 Payment for Landlord's Work

            (a) As used herein, the term "Development Costs" shall mean all out-of-pocket costs and fees incurred in the design and construction of all Core and Shell Work and all Other Work with respect to the Initial Premises, plus the development fee provided for in clause (xiii) below, including but not limited to the following:

                (i) Design fees for the Core and Shell Work and the Other Work, including architectural, engineering, landscaping, etc.;

                (ii) All City and transportation fees and the fire suppression fee applicable to the Initial Premises, exclusive of any in-lieu fees or other new fees or fee increases negotiated in connection with the general plan amendment, specific plan amendment, rezoning, final master plan, development agreement and/or EIR for Landlord's Home Ranch development (collectively the "Home Ranch Master Entitlements"). For the purposes of this provision, it is understood and acknowledged that Landlord may be required to pay to the City all traffic impact fees for the Home Ranch. In the event of such payment by Landlord, Development Costs shall include reimbursement to Landlord of those traffic impact fees applicable to the Initial Premises at the standard rate used for calculating such fees. All such fees shall be reimbursed at the times typically payable to the collecting authority, except that any such traffic impact fees so prepaid by Landlord and not theretofore reimbursed shall be paid at close of the escrow pursuant to Section 15.1;

                (iii) Mitigation fees and costs (such as a right hand turn lane into the Land) specific to the Initial Premises required as conditions of approval of the Initial Premises, but excluding mitigation costs, off-site improvements, exactions or other public benefits for the Home Ranch master development ("Home Ranch Master Exactions"), i.e., which are requirements, conditions or mitigation measures of any of the Home Ranch Master Entitlements. For the purposes hereof, the Home Ranch Master Exactions shall include any mitigation fees and costs which are included as Home Ranch Master Exactions under the Home Ranch Master Entitlements, even if such mitigation fees and costs are subsequently shifted to Initial Premises specific conditions because of changes in the proposed Home Ranch development. To the extent


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that any Initial Premises specific mitigation fees and costs are not Home Ranch
Master Exactions but are the result of requirements or development conditions of both the Initial Premises and one or more other parcels within Home Ranch ("Other Benefited Parcel(s)"), such mitigation fees and costs shall be allocated between the Initial Premises and the Other Benefited Parcel(s) based on the standards typically used by the City to determine or allocate the amount of such fees or costs (such as trip-ends, acreage, rentable area, parking requirements, etc.). If another standard is not typically applied by the City for any fees and costs described in the immediately preceding sentence, relative acreages shall be used;

                (iv) Plan check and permit fees;

                (v) Utility connection and deposit fees (but excluding any line extension fees or other fees or costs recaptured by Landlord or its affiliates pursuant to any reimbursement agreement or arrangement with the City or a public utility purveyor);

                (vi) All costs of construction, including grading/site work, Core and Shell Work, parking lots, landscaping, site lighting, monument sign structures and contractors' profit and overhead;

                (vii) Legal fees for construction documents;

                (viii) Property taxes and insurance during construction only;

                (ix) Utility consumption during construction only;

                (x) The Leasing Commission, but not the Sale Commission;

                (xi) Costs of design and performance of the work described in
Section 14.1(c);

                (xii) Costs and fees incurred to prepare, process and record the Map, as defined in Section 17.1;

                (xiii) A development fee equal to four percent (4%) of all Development Costs, excluding brokerage commission, to compensate Landlord for providing comprehensive management of the development of the Initial Premises;

                (xiv) At Tenant's option, its out of pocket fees and costs for its development manager, up to a maximum of $270,000, shall be included in Development Costs but only to the extent that such costs and fees do not cause total Development Costs, exclusive of Land cost, to exceed $17 million. The parties acknowledge that, pursuant to subsection (b), such fees and costs will be funded by means of monthly draws on Tenant's Loan. If such fees and costs are over-funded (i.e., the fees and costs cause total Development Costs to exceed $17 million) and Tenant does not purchase the Project pursuant to the Purchase Option, Landlord shall not include such fees and costs in the Permanent Financing with respect to the Initial Premises and shall not return the same to Tenant as a part of the payoff of Tenant's Loan, as defined in subsection (b) below; and

                (xv) Costs and fees for financing of all items listed above. For the purposes of Landlord's Work as to the Initial Premises, such costs and fees shall be limited to those incurred to obtain Permanent Financing with respect to the Initial Premises. For the purposes of the Expansion Premises, if applicable, such costs and fees included in Development Costs shall include (A) the costs and fees incurred with respect to construction financing of Landlord's Work (unless Tenant elects to finance the same on the basis provided in subsection
(b) below) through the commencement of payment of Base Rent with respect to the Expansion Premises and (B) the costs and fees incurred to obtain Permanent Financing with respect to Landlord's Work with respect to the Expansion Premises. If Landlord elects to finance more than Development Costs, financing costs and fees allocable to such excess shall not be included in Development Costs.


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

            Notwithstanding the foregoing, no expenses or costs incurred by Landlord prior to January 4, 2002, and no costs or exactions for the master entitlement of the Home Ranch project (as opposed to permit fees and costs for the development of the Initial Premises), shall be included in Development Costs. For the purposes of clauses (ii) and (iii) above and this paragraph, Landlord and Tenant acknowledge that Landlord has entered into a development agreement (the "Development Agreement) setting forth certain of the Home Ranch Master Entitlements, the Home Ranch Master Exactions and certain other fees and mitigation costs. Without limiting the generality of clauses (ii) and (iii), Landlord and Tenant have set forth on Exhibit "H" attached hereto a listing of those costs, fees and exactions provided for in the Development Agreement, together with their agreement as to which of such items are included, in whole or in part, in the Development Costs.

            (b) Tenant shall lend to Landlord the Development Costs with respect to the Initial Premises. Such loan ("Tenant's Loan") shall be upon the following terms and conditions:

                (i) Tenant's Loan shall be disbursed to Landlord monthly commencing with the first calendar month following the last execution and delivery of this Lease. Each disbursement shall be made within ten (10) days after Tenant's receipt of a written recommendation from Landlord setting forth the amount of the payment due, accompanied by (A) reasonable documentary evidence as to the amounts spent by Landlord for Development Costs, (B) a certificate of Landlord's Construction Coordinator, as defined in Section 14.7, certifying that the amounts spent constitute Development costs pursuant to subsection (a) above and (C) all supporting documents as shall be required by the construction contract with Landlord's Contractor. A copy of each application for payment (and all supporting documents) shall be submitted by Landlord's Contractor to Tenant's development manager at the same time as submission thereof to Landlord. Each request for payment may also include a request for the development fee applicable to the other Development Costs, calculated at the rate set forth in subsection (a) above. The fees and costs of Tenant's development manager shall also be included in monthly disbursements of Tenant's Loan, but only if and to the extent payable pursuant to subsection (a) above. Tenant's obligations to fund Development Costs pursuant to this clause (i) shall survive any purchase of the Project by Tenant pursuant to Section 15.1 to and until completion of punch-list work, if applicable, and the funding of any final payment due as the result of the final accounting provided for in subsection (d) below.

                For the purposes of this clause (i), Landlord shall obtain (and shall cause to be furnished to Tenant's development manager) each monthly application for payment and the items described in clauses (A), (B) and (C) on or about the 20th of each calendar month. Thereafter, Landlord shall furnish to Tenant Landlord's recommendation as to such application on or before the first of the next calendar month. Tenant shall authorize payment, as provided below, by the 10th of such calendar month (i.e., within ten (10) calendar days after Landlord's recommendation as to such application, subject to the next succeeding paragraph).

                Notwithstanding the two (2) immediately preceding paragraphs, Tenant may, by written notice to Landlord and Landlord's Contractor given within the ten (10) day payment period herein, in good faith contest (I) the amount of the payment requested and/or (II) the propriety of the payment due to lack of or improper components in the application package. Any such notice shall specify the defect or irregularity noted by Tenant, the portion of the payment contested by Tenant and the portion, if any, of the payment not contested by Tenant. If Tenant timely and properly contests a payment, or a portion thereof, Landlord shall not make the payment (or portion contested) until the contest is resolved. Tenant and Landlord shall diligently move to resolve the contest, and upon such resolution Tenant shall pay any additional amount agreed to be due within five
(5) business days after resolution of the contest.

                To facilitate the disbursements of Tenant's Loan pursuant to this clause (i), Landlord and Tenant shall establish a design and construction funding account (the "Funding Account"), as follows:

                    1. The Funding Account shall be with a bank, trust company or other financial institution with reasonable experience in the business of construction funding.


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


                    2. Tenant shall select the funding agent and Landlord shall approve the funding agent, with such approval not to be unreasonably withheld, delayed or conditioned.

                    3. The Funding Account shall be either an escrow or trust account, as customarily used by the funding agent. In either event, Tenant shall be entitled to interest on the account (i.e., investment of the deposits in the account), subject to availability of funds for the monthly draws provided for in this clause (ii).

                    4. There shall be at least three deposits into the Funding Account. The first will be within two (2) business days after execution by Landlord of an agreement with the Project Architect and shall be in the contract amount plus all other Development Costs other than those described in the next two sentences. The second shall be within two (2) business days after selection of Landlord's Contractor and shall be in the amount of the fee for pre-construction services estimated by Landlord's Contractor. The third shall be within two (2) business days after execution by Landlord of a construction contract with Landlord's Contractor and shall be in the full amount of the construction contract. In the event of any material increases in the Development Budget, additional deposits as necessary shall be made within two (2) business days after approval or deemed approval of such increases.

                    5. The costs and fees of the funding agent shall be paid by Landlord and not included in Development Costs. Landlord and Tenant have been advised that the funding agent anticipates a set-up fee for the funding account of $2,500 and an annual maintenance fee of $7,500 for such account.

                    6. Monthly disbursements from the Funding Account shall require the signatures of both Tenant's development manager and Landlord's representative. Each monthly disbursement shall be to a construction account designated by Landlord.

                    If Tenant fails to timely make any required deposit into the Funding Account, or to authorize any monthly disbursement pursuant to this clause (i) (other than due to a timely instituted contest), Landlord may advance such funds and Tenant shall promptly repay the same to Landlord with interest at the Default Rate . Such repayment shall be included in Tenant's Loan; the interest thereon shall not be included in Tenant's Loan. In addition, if Tenant fails to timely fund the Funding Account or to timely authorize a monthly disbursement, then (1) Tenant shall be responsible for all penalties and additional costs incurred by Landlord with respect to Landlord's Work as the result of such failure to timely fund, and such penalties and costs shall be included in Development Costs and (2) failure to timely fund, after notice and failure to cure pursuant to Section 12.1, shall constitute a Default by Tenant pursuant to this Lease entitling Landlord to exercise all remedies available to Landlord on account of a default by Tenant hereunder, including termination of this Lease and recovery of damages from Tenant. In the event of a Tenant initiated contest, clause (1) above shall apply, and if the contested payout results in any mechanics' liens, Tenant shall be responsible to bond over or discharge any lien claims which have become the subject of a foreclosure action (within ten (10) days after service of a complaint in such action). Clause (2) above shall apply to any failure of Tenant to timely authorize payment of any amount agreed to be due as the result of a contest.

                (ii) Tenant's Loan may be prepaid (i.e., paid before the principal and interest thereof become due pursuant to the succeeding clauses of this subsection), in whole or in part, without payment of any interest, penalty or premium of any type.

                (iii) If and only if this Lease has been terminated based upon a Landlord default or Landlord transfers the Property in violation of the terms of the Deed of Trust, (A) interest shall accrue at the Default Rate on disbursements of Tenant's Loan from the date of such termination or transfer until such amounts are repaid in full and (B) Landlord shall pay to Tenant such accrued interest, together with the entire outstanding principal amount of the Tenant Loan thereof, on or prior to the date (the "Loan Repayment Date") which is the one hundred eightieth (180th) day after the date of such termination or transfer, as applicable. Landlord's obligations to repay Tenant's Loan in accordance with the terms hereof shall survive the termination of this Lease. No principal payments shall be required with respect to Tenant's



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

Loan prior to the earlier of the Permanent Financing or the Loan Repayment Date. Failure to repay Tenant's Loan on or prior to such time shall constitute an Event of Default under Tenant's Deed of Trust. Landlord and Tenant agree that any acceleration of Tenant's Loan under the terms of this Lease or Tenant's Deed of Trust or Tenant's enforcement of its rights under Tenant's Deed of Trust, relate(s) solely to the relationship of Landlord and Tenant as borrower and lender, to the protection of Tenant's Loan and its security interest in the Premises and to Tenant's exercise, in its capacity as a lender, of its rights and remedies as a lender, and that the foregoing do not, nor shall they be deemed to, constitute a remedy or an election of any remedy by or for Tenant in connection with Landlord's breach of its obligations hereunder. There shall be no interest payable on Tenant's Loan except as provided in this clause (iii), and principal shall be repaid as provided in this clause (iii).

                (iv) Tenant's Loan shall be secured by a deed of trust in the form attached hereto as Exhibit "K" ("Tenant's Deed of Trust"). Landlord shall execute, acknowledge and deliver Tenant's Deed of Trust concurrently with Landlord's execution and delivery of this Lease. Landlord shall record Tenant's Deed of Trust concurrently with the short form memorandum of this Lease. Upon such recordation, Landlord shall furnish the original of Tenant's Deed of Trust to Tenant.

                (v) Subject to clause (ii) of Section 3.1(c), Tenant's Loan shall be repaid from the proceeds of the Permanent Financing obtained by Landlord with respect to the Initial Premises. Tenant shall (A) cooperate with Landlord as reasonably requested in closing such Permanent Financing and (B) furnish to Landlord, or Landlord's lender or escrow agent, an executed and acknowledged full reconveyance of Tenant's Deed of Trust for use upon repayment in full of Tenant's Loan.

                (vi) In no event shall Tenant's Loan exceed the aggregate amount of Development Costs with respect to the Initial Premises, as determined pursuant to subsections (a) above and (c) below.

                (vii) To facilitate the payments required pursuant to this subsection, Landlord and Tenant have developed a development budget (the "Development Budget") for the Initial Premises. The Development Budget is attached hereto as Exhibit "L." Payments hereunder shall be made in accordance with the Development Budget, as the same is modified from time to time. Landlord shall periodically update and submit the revised Development Budget to Tenant as actual costs replace estimated costs therein. Any such revisions shall be subject to the approval of Tenant. Such approval shall not be unreasonably withheld, delayed or conditioned, and such approval shall be deemed given unless Tenant disapproves by written notice to Landlord given within five (5) business days after Tenant's receipt of the revised Development Budget specifying the item(s) disapproved. Payments with respect to various Development Costs shall not exceed the amounts thereof as reflected from to time on the then current Development Budget.

            (c) Subject to reimbursement by Tenant pursuant to subsection (b) above, all Development Costs shall be paid by Landlord. The parties have agreed that, with respect to Landlord's Work with respect to the Initial Premises, the initial budget shall be $46.00 per square foot of Floor Area in the Buildings for the Core and Shell Work and $4.00 per square foot of the Initial Premises Land outside of the Buildings for Other Work. The foregoing per square foot estimates are herein referred to as the "Budget Figures."

                The parties acknowledge and agree that the Budget Figures are merely estimates, and that the actual cost of Landlord's Work (and the total Development Costs) will be established based upon the contractor bidding and selection process set forth in Section 14.2(d). Once the actual cost of Landlord's Work (the "Actual Cost") is so established, such Actual Cost shall be increased only by change orders to the construction contract for Landlord's Work ("Change Orders") which:

                (i) Are required to meet changes required as the result of field inspections (which changes are not the fault of the Project Architect or Landlord's Contractor) and provide for no increase in the guaranteed maximum cost of Landlord's Work, decrease such



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

guaranteed maximum cost or increase such guaranteed maximum cost less than $10,000 per change order and $500,000 in the aggregate; or

                (ii) Are reasonably approved by Landlord and Tenant.

Landlord's Construction Coordinator shall promptly furnish to Landlord and Tenant, for information purposes only, copies of all Change Orders required pursuant to clause (i). With respect to all Change Orders described in clause
(ii), Landlord's Construction Coordinator shall furnish the same to Landlord and Tenant for approval together with a brief explanation of the reason therefor and a written request for approval. Each such Change Order submitted for approval by a party shall be deemed approved by such party unless such party reasonably disapproves the same by written notice to Landlord's Construction Coordinator delivered within five (5) business days after such party's receipt of the Change Order and request for approval and specifying with reasonable particularity the reason for such disapproval. Upon execution and delivery to the contractor of each Change Order required pursuant to clause (i), and upon approval or deemed approval of each Change Order described in clause (ii), the Actual Cost of Landlord's Work shall be increased by the amount of the Change Order. Change Orders which do not increase the Actual Cost of Landlord's Work or extend the time for completion of Landlord's Work shall be delivered to Landlord and Tenant for informational purposes only, and shall not require the approval of Landlord and Tenant unless such Change Orders reflect a material change to the Approved Working Drawings, which change has not previously been approved by Landlord and Tenant.

            (d) Promptly following receipt of Landlord's Contractor's final bid pursuant to Section 14.2(h), Landlord shall update and submit to Tenant the Development Budget for the Initial Premises. Thereafter, in the event of any increase in the total Development Costs for the Initial Premises, Landlord shall supply to Tenant a new update of the Development Budget. Such updates shall be prepared and furnished not more frequently than monthly. Within thirty (30) days after substantial completion of Landlord's Work, Landlord shall supply to Tenant a final accounting of total Development Costs. Landlord shall accompany such final accounting with a final draw request on Tenant's Loan pursuant to Section 14.3(b).

Section 14.4 Time for Completion

            Landlord shall use commercially reasonable efforts to commence and complete Landlord's Work in accordance with the Schedule of Landlord Improvements. In connection therewith, Landlord and Tenant agree as follows:

            (a) Nothing contained in this Lease or in the Schedule of Landlord Improvements shall require Landlord to commence Landlord's Work until satisfaction or waiver of the last of the conditions set forth in Article XVI.

            (b) Landlord shall, as to all permits required from the City, utilize the third party plan check system available with the City. All costs and fees of using such system shall be included in Development Costs for the Initial Premises.

            (c) Any delay by Tenant in meeting any of the dates set forth in the Schedule of Landlord Improvements, other than such delays as are occasioned by Landlord, is herein referred to as a "Tenant Delay." In addition if, after approval of the Approved Working Drawings, Tenant requests changes in Landlord's Work, Landlord shall effect such changes and (i) all additional design costs incurred to effect such changes, and any increase in the guaranteed maximum cost of Landlord's Work, shall be included in Development Costs and (ii) any additional time to complete Landlord's Work as the result of such changes shall be a Tenant Delay. For the purposes of clause (ii), additional time to complete shall constitute a Tenant Delay only if the additional time affects the critical path of Landlord's Work and shall not be a Tenant Delay if it does not affect such critical path. By way of example, a structural change in a Building during construction of the Building structure would be a Tenant Delay, while a change in landscape features before the start of landscape work would not be a Tenant Delay. The Lease Commencement Date shall be advanced (i.e., moved earlier in time) by a period of time equal to the aggregate period of Tenant Delay.


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

            (d) Promptly upon Substantial Completion, as defined in subsection
(e) below, of the Core and Shell Work, Landlord shall deliver the Buildings to Tenant. Such delivery shall be upon not less than ten (10) days prior written notice to Tenant stating the date upon which the Core and Shell Work shall be Substantially Complete.

            (e) Substantial Completion shall be separately determined with respect to the Core and Shell Work, the Other Work and Tenant's Work. As used in this Lease, the term "Substantial Completion" and "Substantially Complete" shall mean, with respect to the Core and Shell Work, that (i) such work shall be substantially completed in accordance with the construction contract, subject only to minor punch-list items which do not materially interfere with Tenant's build-out of the Tenant Improvements, (ii) such Substantial Completion shall have been unconditionally certified by the Project Architect and Landlord's Contractor in a written certificate delivered to Landlord and Tenant and (iii) the Building Department of the City shall have given a final sign-off on the permit for the Core and Shell Work and released the same for utilities to be set in place. Such terms shall mean, as to the Other Work, that (i) such work shall be substantially completed in accordance with the construction contract, subject only to minor punch-list items which do not materially interfere with Tenant's use of the Land for access and parking (on the Initial Premises Land only), (ii) the City shall have provided final sign-offs for all such work which requires such sign-offs and (iii) all landscaping shall be installed and shall be in good and living condition and all utilities, lighting and sprinkler systems shall be fully installed and operational.

            (f) The Other Work need not be Substantially Complete as of Substantial Completion of the Core and Shell Work. The Other Work need only be at such stage as shall permit entry to the Initial Premises by Tenant's Contractor in order to commence Tenant's Work. All Other Work and Landlord's Work with respect to the Grass Area shall be Substantially Complete by the date of Substantial Completion of Tenant's Work.

Section 14.5 Warranties and Guaranties

            Landlord shall, as a part of the construction contract for Landlord's Work, obtain a one-year warranty as to materials (or as otherwise warranted by the manufacturer) and labor from Landlord's general contractor. Landlord shall also obtain such warranties and guaranties as shall be customary from all subcontractors, materialmen and equipment suppliers involved in the performance of Landlord's Work. All such guaranties and warranties shall be written in a manner permitting assignment of Landlord's rights thereunder to Tenant. Upon the expiration of the period set forth in Section 6.1(a), Landlord shall assign to Tenant Landlord's rights under all such warranties and guaranties. Such assignment shall be without recourse to Landlord and shall be effected by execution and delivery of an assignment instrument prepared by Tenant and reasonably approved by Landlord.

Section 14.6 Tenant's Work

            (a) Tenant shall design, conduct and perform (i) all tenant improvement work with respect to the Buildings included in the Initial Premises (the "Tenant Improvements") and (ii) all work required to construct or install all Tenant's Special Facilities, the Security System and the Communications System. All such work (collectively, "Tenant's Work") shall be in accordance with the succeeding provisions of this Section 14.6.

            (b) All Tenant's Work shall be the sole responsibility of Tenant, as to all of design, performance and payment of all costs thereof.

            (c) Tenant's Work shall be designed by HOK Architects or another architect/space planner retained by Tenant and mutually approved by Landlord and Tenant ("Tenant's Designer"). If Tenant determines to use an architect/space planner other than HOK Architects, such Tenant's Designer shall be subject to the approval or deemed approval of Landlord in the manner provided in Section 14.2(b). All engineering work required in connection with Tenant's Work shall be performed by engineers selected and retained by Tenant.


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


            (d) As used herein, the term Tenant Improvements shall include all work with respect to the Buildings required for Tenant's use thereof and not included in the Core and Shell Work.

            (e) Tenant's Work shall be conducted by (in either case, "Tenant's Contractor") either (i) the general contractor selected pursuant to Section 14.2(f) (but under a separate contract with Tenant) or (ii) another licensed general contractor meeting the criteria set forth in such Section, selected by Tenant and approved or deemed approved by Landlord in the manner provided in
Section 14.2(f).

            (f) The working drawings for Tenant's Work shall be subject to the approval or deemed approval of Landlord in the manner provided in Section 14.2(g).

            (g) Tenant's Designer shall obtain all required governmental permits and approvals with respect to Tenant's Work in the manner provided in Section 14.2(i), including the right of Landlord and Tenant to approve any changes to Tenant's Work required by any governmental authority.

            (h) Tenant's Work shall comply with all Applicable Laws, all applicable requirements of this Lease, the approved working drawings therefor and all governmental permits and approvals issued with respect thereto.

            (i) Tenant's Work shall be commenced promptly upon delivery of the Buildings to Tenant (with the Core and Shell Work Substantially Complete), shall be diligently pursued and shall be completed as promptly as practicable. No delays in completion of Tenant's Work shall delay the occurrence of the Rent Commencement Date.

            (j) Tenant shall pay all costs of Tenant's Work, and Section 13.14 hereof shall apply with respect to Tenant's Work.

Section 14.7 Coordination, Cooperation and Change Orders

            Landlord and Tenant acknowledge and agree that prompt attention will be required with respect to Change Orders requiring the approval of Tenant and that Tenant's Work may proceed concurrently with portions of Landlord's Work. In recognition of such facts, Landlord and Tenant agree that:

            (a) Landlord and Tenant, and their respective architects and contractors, shall coordinate and cooperate as reasonably necessary to avoid interference by either contractor with the other in the performance of their respective work on the Initial Premises.

            (b) Ms. Sadie Herrera is hereby designated as Tenant's representative with respect to design and construction of the Initial Premises. Such representative ("Tenant's Representative") shall interface with the architects, Tenant's Contractor and Landlord's Construction Coordinator and shall have authority to make all design and construction decisions with respect to the Initial Premises, which decisions shall bind Tenant. Such decisions shall specifically include the authority to approve or disapprove all Change Orders with respect to Landlord's Work which require Tenant's approval and all changes to the Approved Working Drawings for Landlord's Work. Within ten (10) days after the last execution and delivery of this Lease, Tenant shall supply to Landlord in writing the address, telephone number(s) and FAX number(s) for Tenant's Representative and the name, address, telephone number(s) and FAX number(s) of an alternate Tenant representative with the authority to make all decisions and provide all approvals or disapprovals described in this subsection if Tenant's Representative is unavailable for any reason.

            (c) Mr. Grant Wilson is hereby designated as Landlord's Construction Coordinator with respect to the Initial Premises. Landlord's Construction Coordinator shall interface with the architects, the contractors and Tenant's Representative. Landlord's Construction Coordinator shall have the authority to make all decisions and provide all approvals or disapprovals described in subsection (b) above, which decisions shall bind Landlord. Within ten (10) days after the last execution and delivery of this Lease, Landlord shall supply to Tenant


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

in writing the address, telephone number(s) and FAX number(s) for Landlord's Construction Coordinator and the name, address, telephone number(s) and FAX number(s) of an alternate Landlord construction coordinator with the authority to make all decisions and provide all approvals and disapprovals described in subsection (b) above if Landlord's Construction Coordinator is unavailable for any reason. In the event of any disputes as to scheduling and coordination of Tenant's Work and Landlord's Work, the reasonable determination of Landlord's Construction Coordinator shall be binding on the parties and their respective architects and contractors.

            (d) Each of Landlord and Tenant can change its respective representatives at any time upon not less than ten (10) days written notice to the other party.

Section 14.8 Expansion Building

            If Tenant exercises the Expansion Option, the Expansion Building and all other improvements to the Expansion Land shall be designed and constructed in the manner provided in this Article XIV, except that:

            (a) All references herein to the "Buildings" shall mean the "Expansion Building." All references herein to the "Initial Premises" shall mean the "Expansion Premises."

            (b) A new Schedule of Landlord Improvements for the Expansion Building and related Landlord Improvements to the Expansion Land shall be agreed upon by Landlord and Tenant and attached to the amendment to this Lease or New Lease executed with respect to the Expansion Building.

            (c) New Budget Figures for the Core and Shell Work and the Other Work with respect to the Expansion Premises shall be agreed upon by Landlord and Tenant and included in the amendment to this Lease executed with respect to the Expansion Building.

            (d) There shall be no Green Area with respect to the Expansion Building.

            (e) Unless Tenant elects, at the time Tenant exercises the Expansion Option, to loan to Landlord the Development Costs for the Expansion Premises, Landlord may finance such Development Costs with construction and/or Permanent Financing secured by a lien upon the Expansion Premises. All costs and fees incurred to obtain such construction financing, all interest paid on such construction financing through the Rent Commencement Date with respect to the Expansion Premises and all costs and fees incurred to obtain Permanent Financing with respect to the Expansion Premises shall be included in Development Costs for the Expansion Premises.

Section 14.9 Remediation During Construction

            Landlord and Tenant acknowledge and agree that:

            (a) Landlord's predecessor farmed the Land and may have used chemical pesticides, weed abatement agents and other agricultural chemicals. In addition, there may be asbestos pipe in the Land due to such farming operation.

            (b) Tenant's Phase I report suggests further testing of the portion of the Land adjacent to the railroad tracks for the presence of hazardous materials and Tenant shall, as provided in Section 16.1, perform a Phase II assessment of such portion of the Land.

            (c) If as the result of such Phase II assessment and/or discoveries during grading of the Land, items of types described in subsections (a) and/or
(b) are discovered, and this Lease is not terminated pursuant to Sections 1.3,
14.2 or 16.1, then:

                (i) Landlord shall do all remedial work required as a part of Landlord's Work.


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

                (ii) The cost of remediation of materials described in subsection (a) shall be borne by Landlord and not included in Development Costs.

                (iii) The costs of remediation of any other materials, including those described in subsection (b), shall be included in Development Costs.

                                   ARTICLE XV.
                            TENANT'S PURCHASE RIGHTS

Section 15.1 Tenant's Option to Purchase

            (a) Provided that (i) Tenant or an assignee permitted without the consent of Landlord pursuant to Article IX hereof is then the Tenant pursuant to this Lease and (ii) Tenant is not then in Default pursuant to this Lease, Tenant shall have the option to purchase the Land and all Landlord Improvements thereon or under construction thereon (collectively, the "Project"). Such option (the "Purchase Option") shall be exercised, if at all, by written notice from Tenant to Landlord given at any time after the last execution and delivery of this Lease and not later than the expiration of the sixth (6th) full calendar month following the Rent Commencement Date with respect to the Initial Premises (the "Purchase Option Period"). If Tenant is not entitled to exercise the Purchase Option, or is entitled to exercise the Purchase Option but fails to do so in the manner and within the time specified in this subsection, the Purchase Option shall lapse and thereafter not be exercisable by Tenant. The Purchase Option shall be exercisable only as to the entire Project, and shall not be exercisable as to less than the entire Project.

            (b) If Tenant is entitled to exercise the Purchase Option and timely and properly does so, then Tenant shall purchase the Project upon the following terms and conditions:

                (i) The purchase price (the "Project Purchase Price") shall be equal to the sum of (A) Tenant's Loan, (B) all Development Costs (as defined in Section 14.3) paid by Landlord and not included in Tenant's Loan, (C) any prepaid traffic impact fees pursuant to clause (iii) of Section 17.6(b) plus (D) an amount equal to Twenty Dollars ($20.00) per square foot of the Land (as such square footage is determined pursuant to Section 3.2 hereof). The Project Purchase Price shall be paid at close of escrow by delivery of immediately available funds equal to the sum of the amounts determined pursuant to clauses
(B) and (C) and cancellation of Tenant's Loan in its entirety. In no event shall the Project Purchase Price include the cost of any Tenant's Work paid for by Tenant.

                (ii) A purchase and sale escrow (the "Escrow") shall be opened with Chicago Title Company or another mutually acceptable title/escrow company in Orange County, California (the "Escrow Agent") within ten (10) business days after Tenant's exercise of the Purchase Option. Tenant shall have an agreed thirty (30) day period to conduct a due diligence review of the Project, which shall be limited solely to a review of title, environmental, entitlement (for the Expansion Land) and structural matters. Provided Tenant does not terminate the Escrow within the due diligence period, Escrow shall, subject to subsection
(d) below, close within ten (10) days following the expiration of the due diligence period.

                (iii) The Project shall be sold to Tenant "AS IS" and with no representations and warranties by Landlord, except as set forth in the Purchase and Sale Agreement, as defined below. Landlord shall, however, at the end of the period described in Section 6.1, assign to Tenant all design and construction warranties and rights obtained by Landlord and all other ongoing rights of Landlord under the design, development and construction documents with respect to the Project.

                (iv) Landlord will pay the premium for a standard owner's CLTA title policy with respect to the Project in the amount of the Project Purchase Price and the cost of any endorsements required to cure title defects. Tenant shall be responsible for all additional premiums and costs for an ALTA extended coverage policy of title insurance (i.e., the premium difference between a CLTA policy and an ALTA policy), plus the cost of any endorsements required by Tenant (other than those required to cure title defects). Landlord shall convey title to



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the Project to Tenant subject only to those matters permitted by the Purchase and Sale Agreement, as defined in subsection (c) below.

                (v) Base Rent and real property taxes shall be prorated at close of Escrow. Landlord shall pay the documentary transfer tax with respect to the grant deed, the recording fee for the deed and one-half of escrow agent's fees and costs. Tenant shall pay the recording fees for the mutual cancellation of this Lease and a complete reconveyance of Tenant's Deed of Trust, all recording fees for any deed of trust placed on the Project by Tenant and one-half of escrow agent's fees and costs. All other costs and fees in connection with the Escrow shall be paid in accordance with customary escrow practice in Orange County, California.

            (c) Concurrently with Tenant's exercise of the Purchase Option, Landlord and Tenant shall execute and deliver a purchase and sale agreement in the form attached hereto as Exhibit "F" (the "Purchase and Sale Agreement"). Tenant and Landlord shall also execute and deliver such supplemental escrow instructions not inconsistent with the foregoing as the Escrow Agent may reasonably request. To the extent the terms and provisions of the Purchase and Sale Agreement conflict with the terms and provisions of this Section, the terms and provisions of the Purchase and Sale Agreement shall control.

            (d) Notwithstanding anything to the contrary set forth in subsections (b) and (c) above, it is understood and agreed that:

                (i) Tenant may elect to exercise the Purchase Option prior to Substantial Completion of Landlord's Work. If Tenant elects to exercise prior to Substantial Completion of Landlord's Work, Tenant shall have the option to either:

                    (A) Close the purchase pursuant to the time frame set out in clause (ii) of subsection (b); or

                    (B) Extend the close of the purchase escrow until Substantial Completion of the Core and Shell Work.

Such election shall be included in Tenant's notice of exercise of the Purchase Option and, if Tenant fails to make an election in such notice, Tenant shall be deemed to have elected to proceed pursuant to clause (B).

                (ii) If Tenant elects or is deemed to elect to proceed pursuant to clause (i)(B), then:

                    (A) The close of escrow shall be extended until Substantial Completion of the Core and Shell Work. Such extension shall not extend the due diligence period pursuant to clause (ii) of subsection (b).

                    (B) The Project Purchase Price shall be determined in the manner provided in clause (i) of subsection (b), based upon actual Development Costs incurred by Landlord.

                    (C) Landlord shall not complete the Other Work, but only so much thereof as is scheduled for completion by Substantial Completion of the Core and Shell Work. Landlord shall assign the construction contract to Tenant, and Tenant shall complete the balance of the Other Work.

                    (D) The Project Purchase Price shall include Landlord's Development fee on all Development Costs actually included in the Project Purchase Cost, but without the Breakage Fee, as defined below.

                    (E) Landlord's obligations pursuant to Section 6.1(b) shall apply to the Shell and Core Work but not the Other Work.

                    (F) Tenant shall be responsible for the second installment of the Leasing Commission payment due to the Broker pursuant to Section 13.11 and the Commission Agreement referenced therein.

                (iii) If Tenant elects to proceed pursuant to clause (i)(A), then:

                    (A) The close of escrow shall be in accordance with clause
(ii) of subsection (b).

                    (B) The Project Purchase Price shall be determined in the manner provided in clause (i) of subsection (b), based upon actual Development Costs incurred by Landlord through close of escrow.

                    (C) Landlord shall not complete either the Shell and Core Work or the Other Work. Landlord shall assign the construction contract to Tenant, and Tenant shall complete the balance of the Shell and Core Work and the Other Work.

                    (D) Clause (ii)(D) shall apply except that there shall be a "Breakage Fee" of ten percent (10%) of the Development Fee remaining to be paid. For this purpose, the Development Fee shall be based upon the most current Development Budget. The Breakage Fee shall be paid at close of the Escrow, if not previously paid by Tenant to Landlord.

                    (E) Landlord shall have no obligation pursuant to Section 6.1(b) as to either the Shell and Core Work or the Other Work.

                    (F) Clause (ii)(F) shall apply.

Section 15.2 First Offer to Purchase

            (a) In the event (i) Tenant shall not exercise the Purchase Option,
(ii) Tenant or an assignee permitted without the consent of Landlord pursuant to this Lease is then the tenant pursuant to this Lease, (iii) Tenant is not in Default pursuant to this Lease and (iv) Landlord desires to sell the Project, or any portion thereof, during the initial Lease Term (but not any Additional
Term), Landlord shall in writing notify Tenant (a "Sale Notice") of Landlord's intent to sell the Project or portion thereof identified in the Sale Notice. The Sale Notice shall be given prior to any offer by Landlord to sell the Project (or any portion thereof) to a third party.

            (b) Upon receipt of a Sale Notice by Tenant, Tenant shall have fifteen (15) business days to notify Landlord in writing of Tenant's intent to purchase the Project or the portion thereof specified in Landlord's Sale Notice. If Tenant timely notifies Landlord of its intent to purchase the Project or portion thereof specified in Landlord's Sale Notice, the parties shall proceed pursuant to subsection (c). If Tenant does not so timely notify Landlord, or notifies Landlord that it does not intend to purchase the Project or portion thereof specified in Landlord's Sale Notice (the "Sale Portion"), Landlord may proceed pursuant to subsection (d).

            (c) If Tenant timely and properly notifies Tenant of its intent to purchase the Project or Sale Portion, Tenant and Landlord shall, for thirty (30) days after Tenant's notice, enter into exclusive negotiations to attempt to reach a mutually satisfactory agreement as to price and terms of the sale. Such negotiation process shall include at least one good faith written offer by Tenant (the "Tenant Offer") of the price at which Tenant proposes to purchase the Project or Sale Portion. If agreement as to price is reached during the thirty (30) day exclusive negotiation period, the parties shall have an additional thirty (30) day period to enter into and deliver a purchase and sale agreement and open a purchase and sale escrow.

            (d) If (i) Tenant fails to timely give the notice provided for in subsection (b) (or notifies Landlord that Tenant does not intend to purchase the Project or Sale Portion), or (ii) Tenant and Landlord fail to reach an agreement as to price within the thirty (30) day exclusive negotiation period pursuant to subsection (c) or (iii) Tenant and Landlord reach an agreement as to price during the exclusive negotiation period but fail to execute and deliver a purchase agreement within the second thirty (30) day period pursuant to subsection (c), then, in any such event, Landlord shall be free to sell the Project or Sale Portion to any third party buyer, but only at a price greater than the purchase price contained in the last Tenant Offer by Tenant pursuant to subsection (c) (the "Tenant Price").

            (e) Notwithstanding the provisions of subsection (d), if Tenant shall have provided to Landlord at least one Tenant Offer during the exclusive negotiation period and either (i) Landlord has not executed a definitive purchase agreement with a third party buyer to sell the Project or Sale Portion within twelve (12) months after the expiration of the first thirty (30) day period in subsection (c) above (with no agreement as to price) or twelve (12) months after the expiration of the second thirty (30) day period in subsection
(c) above (with no execution of a purchase and sale agreement), as applicable, or (ii) Landlord proposes to sell the Project or Sale Portion at a price equal to or less than the Tenant Price, then, in either such event, Landlord shall provide to Tenant a Sale Notice pursuant to subsection (b) and Tenant shall have the same right specified in subsection (b) to notify Landlord of its intent to purchase, except that Tenant shall have five (5) business days from receipt of Landlord's second Sale Notice to give the notice therein described. If Tenant shall not have provided to Landlord at least one Tenant Offer during the exclusive negotiation period, then the provisions of this subsection (e) shall not apply, there shall be no second Sale Notice and Landlord shall be free to sell the Project or Sale Portion to any third party at any price and upon any terms agreed upon by Landlord and such third party.

            (f) If (i) Tenant timely and properly notifies Landlord of its intent to purchase pursuant to subsection (b), Tenant and Landlord reach agreement upon a sale price and execute and deliver a purchase and sale agreement pursuant to subsection (c) or (ii) subsection (e) applies and Tenant timely notifies Landlord of Tenant's intent to purchase in response to Landlord's second Sale Notice, which purchase shall be at the Tenant Price, Tenant and Landlord shall proceed to close the sale of the Project or Sale Portion. Such sale shall be for cash at close of a purchase and sale escrow at the price agreed upon pursuant to subsection (c) above or the Tenant Price, as applicable. In addition, in connection with such sale:

                    (A) The purchase price to be paid shall be paid by delivery of immediately available funds at close of the Escrow;

                    (B) Clause (ii) of Section 15.1(b) shall apply except that the ten (10) day period to open Escrow shall run from execution and delivery of a purchase and sale agreement (in the case of subsection (c)) or from Tenant's acceptance of Landlord's second Sale Notice (in the case of subsection (e));

                    (C) Clauses (iii), (iv) and (v) of Section 15.1(b) shall apply with respect to such sale; and

                    (D) Section 15.1(c) shall apply with respect to such sale, except that the Purchase and Sale Agreement shall be modified as described in Exhibit "M".

            (g) The process provided for in this Section 15.2, and Tenant's rights hereunder, shall apply only during the initial Lease term and shall apply only once. In other words, if the process provided for in this Section does not result in a sale to Tenant of the Project or Sale Portion, and Landlord thereafter again determines to sell the Project or any portion thereof, Landlord need not provide to Tenant a Sale Notice and Tenant shall have no rights pursuant to this Section 15.2 with respect to such sale.

                                  ARTICLE XVI.
                           CONDITIONS TO EFFECTIVENESS

Section 16.1 Conditions to Continued Effectiveness of Lease

            (a) As described in Section 14.9, Tenant has conducted a Phase I hazardous materials assessment with respect to the Land. Tenant shall, at Tenant's cost, promptly conduct a Phase II assessment of the Land and furnish a copy of the results thereof to Landlord. Such assessment shall be completed and such results shall be furnished to Landlord within thirty (30) days after the last execution and delivery of this Lease. Each party shall, at its sole discretion, have the right to review the results of the Phase II assessment. If such Phase II assessment reveals material amounts of hazardous materials on the Property other than those covered by

Section 14.9(c)(ii), either party may terminate this Lease. Any such termination of this Lease shall be by written notice from one party to the other given within ten (10) days after receipt of the results of the Phase II assessment (the "Drop Dead Date"). If neither party exercises such right of disapproval and termination by the Drop Dead Date, such right shall lapse and thereafter not be exercisable by either party. The provisions of this subsection (a) shall be separately applied to the Expansion Land if Tenant exercises the Expansion Option, with the thirty (30) day Phase II assessment period to run from the date of Tenant's exercise of the Expansion Option.

            (b) Due to the zoning of the Land (Planned Development Industrial), Tenant will be required to obtain City approval of the Master Plan. Such approval is a discretionary approval by the City, and such approval may result in a legal challenge (i.e., a court action) by a person or persons opposed to such approval within thirty (30) days after the final approval of the Master Plan (the "Second Drop Dead Date"). In the event that a legal challenge is filed with respect to final approval of the Master Plan on or before the Second Drop Dead Date, Tenant shall have the option to terminate this Lease. Such option shall be exercised, if at all, by written notice to Landlord given at any time after ninety (90) days after the filing of a timely legal challenge and prior to a dismissal with prejudice or judgment in favor of Landlord with respect to such challenge. If Tenant is not entitled to exercise such option, or is entitled to exercise such option but fails to timely exercise, such option shall lapse and thereafter not be exercisable by Tenant.

                For the purposes of this provision, it is understood and agreed that (i) Landlord shall obtain the approval of the Master Plan and (ii) Landlord shall bear the cost of defending any legal challenge to the approval of the Master Plan. If this Lease is terminated pursuant to this subsection, Tenant shall reimburse Landlord for one-half of the legal fees and costs incurred pursuant to clause (ii). If this Lease is not so terminated (i.e., the defense is successful), the legal fees and costs incurred in such defense shall be included in Development Costs. If, however, Tenant retains separate counsel with respect to such defense, the costs and fees of such separate counsel shall be borne by Tenant.

            (c) If Tenant is entitled to exercise and timely exercises its option pursuant to subsection (b), or either party timely exercises its option pursuant to subsection (a), then, in either such event:

                (i) This Lease shall terminate on the date of receipt of notice of termination;

                (ii) If the Memorandum of Lease shall previously have been recorded, Landlord and Tenant shall promptly execute, acknowledge and deliver the Mutual Cancellation of Lease and Landlord shall record the same;

                (iii) If this Lease is terminated pursuant to subsection (a) above, or subsection (b) above, Landlord shall pay all design fees and costs incurred by Landlord with respect to the Initial Premises and Tenant shall pay all design fees and costs incurred by Landlord with respect to the Initial Premises. In addition, in the event of a termination pursuant to subsection (b), legal defense fees and costs shall be borne as provided therein. Whether this Lease is terminated pursuant to subsection (a) or subsection (b), each party shall bear its own costs and fees incurred in the preparation and negotiation of this Lease; and

                (iv) Neither party shall have any further rights or obligations pursuant to this Lease and Tenant shall have no further rights in or to the Land.

            (d) Neither Landlord nor Tenant shall be obligated to commence design of, respectively, Landlord's Work or Tenant's Work or to prepare the Map until satisfaction of the condition set forth in Section 1.3. The cost of any such work so undertaken by either party prior to the satisfaction of such condition shall be borne in accordance with clause (c)(iii). If Landlord undertakes any such work and the conditions set forth in such Section, Section
14.2 and this Section are satisfied, such costs (other than costs related to the Map) shall be included in Development Costs for the Initial Premises as provided in Section 14.3.

            (e) Promptly following satisfaction of the condition set forth in subsection (a) above, Landlord shall diligently proceed with the design of Landlord's Work (i.e., the Core and Shell Work, the Other Work and the work on the Grass Area). Similarly, promptly following satisfaction of the condition set forth in subsection (a) above, Tenant shall diligently proceed with the design of Tenant's Work (including Tenant's Special Facilities, the Security System and the Communications System).

                                  ARTICLE XVII.
                                  OTHER MATTERS

Section 17.1 Subdivision of Land

            Landlord and Tenant acknowledge that the Land currently consists of a single legal parcel. Tenant acknowledges that, initially, this Lease covers the entire Land and all Landlord Improvements to be constructed by Landlord with respect to the Initial Premises. Prior to the Lease Commencement Date with respect to the Initial Premises, Landlord shall subdivide the Land into two separate legal parcels consisting of, respectively, the Initial Premises Land and the Expansion Land. In connection with such subdivision, the following shall pertain:

            (a) Subject to the foregoing deadline, Landlord may elect to effect such subdivision at any time after the execution and delivery of this Lease.

            (b) Landlord shall be solely responsible to prepare and process a parcel map (the "Map") to effect such subdivision. Landlord shall pay all costs incurred to prepare and process the Map, including, but not limited to, engineering costs, all governmental fees and costs and the costs of recording the Map. Such costs and fees shall not be included in Development Costs with respect to the Initial Premises.

            (c) Tenant shall cooperate as reasonably requested by Landlord in connection with the processing and approval of the Map, including execution of the Map, if legally required, and execution and delivery of such other instruments as may be required by law to process the Map and obtain all approvals required to record the Map.

            (d) Any subdivision provided for in this Section shall:

                (i) Result in one legal parcel encompassing the entire Initial Premises (i.e., all Buildings on the Initial Premises Land, associated parking at a ratio of four (4) spaces per 1,000 square feet of Floor Area of such Buildings and all associated hardscaping and landscaping).

                (ii) Not materially alter the rights and obligations of Tenant pursuant to this Lease. In other words, no such subdivision shall reduce the size of the Initial Premises Land or any rights of Tenant therein or reduce or eliminate any rights of Tenant with respect to the Expansion Land, including the rights of Tenant pursuant to Sections 1.4 and 1.5.

Section 17.2 Common Areas

            (a) Initially, Tenant shall be the sole Tenant of the Initial Premises and shall have the exclusive right to use all areas and improvements comprising a part of the Initial Premises and located outside of the Buildings (the "Initial Premises Exterior Areas"). Similarly, if Tenant exercises the Expansion Right, Tenant shall be the sole Tenant of the Expansion Building and shall have the exclusive right to use all areas and improvements located on the Expansion Land and located outside of the Expansion Building (the "Expansion Land Exterior Areas").

            (b) If Tenant ceases to be the sole tenant of the Initial Premises (i.e., Tenant exercises an Extension Option for less than all Buildings in the Initial Premises), or Tenant becomes the tenant of only a portion of the Floor Area on the Expansion Land (i.e., Tenant adds one or more Available Spaces to the Premises), then, from and after the occurrence of either such event (a "Common Area Event"):

                (i) Those portions of the Initial Premises Exterior Areas or the Expansion Land Exterior Areas not occupied by Tenant's Special Facilities shall become "common areas." For this purpose, common areas shall mean all areas (and all improvements thereon) within the exterior boundaries of the Initial Premises, Expansion Premises or Land which (A) are not now or hereafter held for exclusive use by Tenant, or any other tenant of the Initial Premises, Expansion Premises or Land and (B) are made available for the common use of Landlord, Tenant and other occupants and their respective employees and invitees in or around the Initial Premises, Expansion Premises or Land. Common Areas shall include, without limiting the generality of the foregoing, all parking areas, entrances, exits, landscaped and planted areas, retaining walls, irrigation systems and controllers, drains, sewers, lighting fixtures, wiring, electrical panels and automatic control systems, driveways, delivery passages, loading docks, sidewalks, stairways, ramps, open and enclosed courts and malls, central identification signs and structures designed for the use of all owners, occupants, employees and invitees and shall include any "greenbelt" or set back areas maintained by Landlord on any parcel leased for the exclusive use of a tenant. Common Areas shall include lobbies or other common areas within any building which is leased to more than one tenant and shall include any legal parcel which constitutes a portion of the Initial Premises, Expansion Premises or Land and on which no buildings have been or may be constructed for occupancy.

                (ii) If but only if either the Initial Premises or the Expansion Premises becomes a multi-tenant project, the rules and regulations attached hereto as Exhibit "I" shall govern and control Tenant's use of such common areas to the extent applicable thereto. Initially, such Exhibit "I" shall not apply to the Initial Premises. Moreover, in the event of any inconsistency between this Lease and Exhibit "I," this Lease shall control. No application of the Rules and Regulations shall materially adversely affect Tenant's then operation in, at or from the Premises.

                (iii) Landlord shall operate and maintain the common areas, and Tenant shall pay to Landlord, as additional rent, a proportionate share of the costs thereof, and Landlord's overhead allowance, in accordance with Article VI of this Lease and an amendment to this Lease to be executed and delivered in connection with and concurrently with such Common Area Event.

Section 17.3 Reciprocal Easement Agreement

            If there are any Common Facilities, as defined in Section 6.3(b), Tenant shall initially operate, maintain, repair and replace such Common Facilities pursuant to Section 6.3(b) and the costs of such operation, maintenance, repair and replacement shall be borne by Tenant and Landlord as provided in Section 6.3(b). If (a) imposed as a condition to approval or recordation of the Map or (b) Tenant does not exercise either the Purchase Option or the Expansion Option and either (i) Landlord proposes to develop the Expansion Land or (ii) Tenant ceases to be the sole tenant of the Initial Premises (any event in clause (a) and clause (b) a "Trigger Event" herein), then Landlord shall prepare and Tenant and Landlord shall execute and deliver a reciprocal easement agreement (the "REA") covering the use, maintenance, repair and replacement of each such Common Facility and payment and allocation of the costs thereof. The REA shall be intentionally short and simple and shall contain the following principal provisions:

                    (A) A non-exclusive right of use for all tenants, occupants (and employees, invitees and business visitors, if applicable) of the Initial Premises as to any Common Facility located on the Expansion Land, and a non-exclusive right of use for all tenants, occupants (and employees, invitees and business visitors, if applicable) of the Expansion Land as to any Common Facility located on the Initial Premises.

                    (B) Until the first to occur of (1) development of the Expansion Land and (2) Tenant ceasing to be the sole tenant of the Initial Premises, Tenant shall operate, maintain, repair and replace all Common Facilities, whether located on the Initial Premises or the Expansion Land, pursuant to Section 6.2 and pay all costs thereof.

                    (C) Subsequent to the first to occur of the events described in clause (B), Landlord shall operate, maintain, repair and replace all Common Facilities located on the Expansion Land. The costs thereof shall be allocated between the tenants on the Expansion Land and the tenant(s) on the Initial Premises based on their respective Floor Areas.

                    (D) Until Tenant ceases to be the sole tenant of the Initial Premises, Tenant shall operate, maintain, repair and replace all Common Facilities located on the Initial Premises, with the costs thereof allocated as provided in clause (C). Thereafter, Landlord shall operate, maintain, repair and replace such common facilities, with the costs thereof allocated as provided in clause (C).

                    (E) For the termination of the REA upon the first to occur of (1) expiration or any earlier termination of this Lease and (2) a purchase by Tenant of the entire Project.

                    (F) Such other provisions as are customary for instruments such as the REA.

            Notwithstanding the provisions of clauses (A) through (E), if any Common Facility is a driveway which supplies access to both the Initial Premises and the Expansion Land, Tenant does not exercise the Expansion Option and Landlord elects to develop the Expansion Land, then during the period of construction by Landlord, Landlord shall maintain and repair such common driveway, bear all costs thereof and keep open the driveway for ingress to and egress from the Initial Premises.

Section 17.4 Relocation Costs

            Tenant shall be solely responsible, both as to performance and payment of the costs thereof, to relocate from its present facilities to the Initial Premises. No portion of the allowance shall be applied to payment of such relocation costs.

Section 17.5 Trip Ends

            Landlord and Tenant acknowledge that, as provided in Section 1.6(a), there is both a Floor Area Entitlement and a Trip Budget for the Land. In connection therewith, Landlord and Tenant agree as follows:

            (a) Subject to subsection (c) below, the Entitlement and the Trip Budget for the Land are as set forth in Section 1.6(a) and shall not change.

            (b) In the event that Tenant exercises the Purchase Option, upon the close of the sale the entire Trip Budget will be assigned and allocated to Tenant as a part of the sale as provided in the Purchase and Sale Agreement.

            (c) After the Purchase Option has expired and until the Expansion Option expires without exercise by Tenant, Landlord shall reserve sufficient a.m. and p.m. trips (up to the entire remaining Trip Budget) to satisfy the trip requirements for development of the maximum remaining Entitlement for the Expansion Land as Office. Any excess trips above the allocation to the Initial Premises and those reserved pursuant to the immediately preceding sentence may be allocated by Landlord to any other portion of the Home Ranch. If the Expansion Option is not exercised, Landlord may allocate any portion of the Trip Budget not allocated to the Initial Premises to any other portion of the Home Ranch.

            (d) Any portion of the Trip Budget not allocated to the Initial Premises or the Expansion Premises may be allocated by Landlord to any other portion of the Home Ranch.

Section 17.6 Traffic Impact Fees

            As described on Exhibit "H" and in Section 14.3, Tenant shall be required to pay Traffic Impact Fees with respect to the development of Improvements to the Land. In connection with such fees (the "Fees"), Landlord and Tenant agree as follows:

            (a) In the event that any or all of such Fees are not required to be prepaid (i.e., in a single lump payment by Landlord), then (i) Landlord shall pay the Fees (using Tenant's Loan funds) as to the Initial Premises as a part of the Development Costs when required to be paid by the City with respect to the Initial Premises, (ii) if Tenant exercises the Expansion Option, Landlord shall pay such Fees as to the Expansion Premises as a part of the Development Costs thereof when required to be paid by the City and (iii) if Tenant exercises the Purchase Option, Tenant shall pay such Fees as to the Expansion Land at the time Tenant develops the same.

            (b) If any or all of such Fees are required by the City to be prepaid (i.e., in a single lump payment by Landlord, then (i) Landlord shall reimburse itself for the Fees as to the Initial Premises (using Tenant's Loan funds) as a part of the Development Costs for the Initial Premises when such Fees would otherwise (absent such prepayment commitment) have been paid to the City (i.e., upon issuance of a certificate of occupancy), (ii) if Tenant exercises the Expansion Option, Landlord shall reimburse itself for the Fees as to the Expansion Premises as a part of the Development Costs for the Expansion Premises when such Fees would otherwise (absent such prepayment commitment) have been paid to the City (i.e., upon issuance of a certificate of occupancy) and
(iii) if Tenant exercises the Purchase Option, Tenant shall reimburse Landlord for the Fees applicable to the Expansion Land at Close of the Escrow based upon the Fees which would be applicable to the Expansion Land assuming the development of the full remaining Entitlement and a corporate headquarters designation (the "Fee Reimbursement"). The Fee Reimbursement shall be the only reimbursement required from Tenant to Landlord related to such prepaid Fees, and the Fee Reimbursement shall not be changed based upon any recharacterization of the Expansion Land by the City (e.g., recharacterization as office or industrial).

            (c) The provisions of this Section shall survive the close of the Escrow.

            IN WITNESS WHEREOF the parties hereto have executed this Build to Suit Lease as of the ______ day of _______________, 2002.

                                   C.J. SEGERSTROM & SONS, a California
                                   partnership

                                   By   Henry T. Segerstrom Management LLC,
                                        a California limited liability company,
                                        Manager


                                        By
                                           -------------------------------------
                                                                         Manager

                                   By   HTS Management Co., Inc., a California
                                        corporation, Manager

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                                     "Landlord"

(AFFIX CORPORATE SEAL)                  EMULEX CORPORATION, a California
                                        corporation


                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                                         "Tenant"

                                PLOT PLAN OF LAND


                                [Diagram of Land]


                                  EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND

            That certain real property located in the City of Costa Mesa, County of Orange, State of California and more particularly described as follows:

            Parcel 3 of Parcel Map 94-120, in the City of Costa Mesa, County of Orange, State of California, as per Map filed in Book 284, Pages 7 and 10, inclusive, of Parcel Maps, in the Office of the County Recorder of said County.


                                  EXHIBIT "B"

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

LATHAM & WATKINS
650 Town Center Drive, Suite 2000
Costa Mesa, CA 92626
Attn:  James W. Daniels, Esq.





--------------------------------------------------------------------------------
                                                (Space Above for Recorder's Use)



               MEMORANDUM OF LEASE, PURCHASE AND EXPANSION OPTIONS
                 AND RIGHTS OF FIRST OFFER TO PURCHASE AND LEASE


                                               THIS LEASE HEREIN IS FOR A PERIOD
                                                     OF TIME LESS THAN 99 YEARS.

                                                              A.P.N.  140-041-61
                                                                      140-041-58


            C.J. SEGERSTROM & SONS, a California general partnership ("Landlord"), hereby leases to EMULEX CORPORATION, a California corporation ("Tenant"), that certain real property located in the City of Costa Mesa, California and more particularly described on Exhibit "A" attached hereto (the "Premises").

            1. The rent payable by Tenant and the other terms of the tenancy are set forth in a certain unrecorded lease instrument between Landlord and Tenant dated April 15, 2002 (the "Lease"), the provisions of which Lease are incorporated herein by this reference, and covering the Premises. The term of the Lease shall be for a period of ten (10) full lease years, commencing as provided in the Lease.

            2. The Lease also provides to Tenant (a) the options to extend the term of the Lease for two (2) additional periods of five (5) years each, (b) an option to purchase the Premises, (c) certain first rights of offer to purchase the Premises, (d) an option to add additional leased space to the Premises and
(e) certain rights of first offer to lease other space in the Premises. The terms of all such options and first offer rights are as set forth in the Lease.

            3. This instrument is executed solely for recording purposes and nothing herein shall be deemed or construed to modify or vary the terms of the Lease.

                                  EXHIBIT "C"

            IN WITNESS WHEREOF, the undersigned have executed this Memorandum of Lease as of the _____ day of ____________________, 2002.

EMULEX CORPORATION, a              C.J. SEGERSTROM & SONS, a California
California corporation             partnership


By                                 By   Henry T. Segerstrom Management LLC,
  -----------------------------         a California limited liability company,
Title:                                  Manager
      -------------------------

By                                           By
  -----------------------------                 --------------------------------
                                                                         Manager
Title:
      -------------------------    By   HTS Management Co., Inc., a California
             "Tenant"                   corporation, Manager

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------
                                                          "Landlord"

STATE OF CALIFORNIA

COUNTY OF __________________

            On ________________________, before me,
____________________________, Notary Public, personally appeared
_____________________________________________ and
__________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

            WITNESS my hand and official seal.

                                            ------------------------------------
                                            Signature of Notary







STATE OF CALIFORNIA

COUNTY OF __________________

            On ________________________, before me,
____________________________, Notary Public, personally appeared
_____________________________________________ and
__________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

            WITNESS my hand and official seal.


                                            ------------------------------------
                                            Signature of Notary

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

LATHAM & WATKINS
650 Town Center Drive, Suite 2000
Costa Mesa, CA 92626
Attn:  James W. Daniels, Esq.





--------------------------------------------------------------------------------
                                                (Space Above for Recorder's Use)



                          MUTUAL CANCELLATION OF LEASE

            THIS MUTUAL CANCELLATION OF LEASE is made and entered into as of the ______ day of _______________________, ______, by and between C.J. SEGERSTROM &
SONS, a California general partnership ("Landlord"), and EMULEX CORPORATION, a California corporation ("Tenant"), with respect to the following:

                                    RECITALS

            A. Landlord is the landlord and Tenant is the tenant under that certain unrecorded lease dated April 15, 2002. Such instrument and any and all prior amendments or supplements thereto are herein collectively referred to as the "Lease."

            B. The Lease is evidenced by a certain short form memorandum of lease recorded on ______________________, 2002 as Instrument No. 2002-__________
in the Office of the County Recorder of Orange County, California.

            C. The Lease describes certain real property located in the City of Costa Mesa, County of Orange, State of California and more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Premises").

            D. Landlord and Tenant mutually desire to cancel and terminate the Lease and all modifications, amendments and supplements thereof effective ___________________, which date shall be the date of cancellation and termination of the Lease irrespective of the date of the execution and recordation of this instrument.

            NOW THEREFORE, for and in consideration of the Premises, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant do hereby mutually cancel the Lease and all modifications, amendments and supplements thereof, and the leasehold created thereby, effective on _________________.

            The undersigned declare:

            Documentary transfer tax is $0.

            ( ) Computed on full value of property conveyed, or

            ( ) Computed on full value less value of liens and encumbrances, or

            (x) Consideration less than $100

            ( ) Unincorporated area; (x) City of Costa Mesa


                                  EXHIBIT "D"

            IN WITNESS WHEREOF, the parties hereto have executed this Mutual Cancellation of Lease as of the day and year first above written.

EMULEX CORPORATION, a              C.J. SEGERSTROM & SONS, a California
California corporation             partnership


By                                 By   Henry T. Segerstrom Management LLC,
  -----------------------------         a California limited liability company,
Title:                                  Manager
      -------------------------

By                                      By
  -----------------------------            --------------------------------
                                                       Manager
Title:
      -------------------------    By   HTS Management Co., Inc., a California
             "Tenant"                   corporation, Manager

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------
                                                          "Landlord"

STATE OF CALIFORNIA

COUNTY OF __________________

            On ________________________, before me,
____________________________, Notary Public, personally appeared
_____________________________________________ and
__________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

            WITNESS my hand and official seal.


                                            ------------------------------------
                                            Signature of Notary







STATE OF CALIFORNIA

COUNTY OF __________________

            On ________________________, before me,
____________________________, Notary Public, personally appeared
_____________________________________________ and
__________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

            WITNESS my hand and official seal.


                                            ------------------------------------
                                            Signature of Notary

                        SCHEDULE OF LANDLORD IMPROVEMENTS

                         Emulex Corporation - Home Ranch

                             Updated March 19, 2002

                                  (Preliminary)

DATE                         MILESTONE

March 1 (done)        Architect (HOK) selected

March 20              Final lease document executed

April 19 Initial design program submitted by Emulex to Segerstrom for review and approval (2 weeks)

May 6                 Design program approved by Emulex and Sengstrom

August 19             Emulex Master Plan submitted to City for processing (10
                      weeks)

October 28            Emulex Masterplan approved by City

November 4            Shell contractor commences construction of shell (7
                      months)

May 5, 2003           Interiors contractor commences construction of interior
                      improvements (3 months)

June 2                Completion of shell construction

August 4, 2003        Completion of interior improvement construction; Emulex
                      move-in


                                  EXHIBIT "E"

                       FORM OF PURCHASE AND SALE AGREEMENT



                           PURCHASE AND SALE AGREEMENT
                                       AND
                            JOINT ESCROW INSTRUCTIONS



                             C.J. SEGERSTROM & SONS,
                        A CALIFORNIA GENERAL PARTNERSHIP


                                  AS "SELLER,"


                                       AND


                               EMULEX CORPORATION,
                            A CALIFORNIA CORPORATION,


                                   AS "BUYER"




                                  EXHIBIT "F"

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
1.      DEFINITIONS................................................................1

        1.1            "Sale Land".................................................1
        1.2            "Due Diligence Period"......................................2
        1.3            "Funds".....................................................2
        1.4            "Improvements"..............................................2
        1.5            "Laws"......................................................2
        1.6            "Liabilities"...............................................2
        1.7            "Property"..................................................2
        1.8            "Personal Property".........................................2
        1.9            "Closing Date," "Closing," "Close of Escrow"................2
        1.10           "City"......................................................2
        1.11           "Days"......................................................3
        1.12           "Opening of Escrow".........................................3
        1.13           "Escrow Holder".............................................3
        1.14           "Business Day"..............................................3
        1.15           "Lease".....................................................3
        1.16           "Construction Contracts"....................................3
        1.17           "Construction Deliveries"...................................3
        1.18           "Warranties"................................................3
        1.19           "Deposit"...................................................4
        1.20           "Escrow"....................................................4
        1.21           "Development Agreement".....................................4
        1.22           "Breakage Fee"..............................................4
        1.23           "Traffic Impact Fees".......................................4
        1.24           "Trip Ends".................................................4
        1.25           "Tenant's Deed of Trust"....................................4

2.      SALE OF THE PROPERTY.......................................................5

3.      ESCROW.....................................................................5

        3.1            General Instructions........................................5
        3.2            Tax Reporting Person........................................5
        3.3            Opening of Escrow...........................................5

4.      PURCHASE PRICE.............................................................5

        4.1            Purchase Price..............................................5
        4.2            Deposit.....................................................6
        4.3            Closing Funds...............................................6

5.      CONDITIONS TO CLOSING......................................................6

        5.1            Buyer's Contingencies.......................................6
        5.1.1  Title Approval......................................................6
        5.1.2  Due Diligence Review................................................8

                                TABLE OF CONTENTS
                                  (continued)

                                                                                 PAGE
                                                                                 ----
        5.1.3  Performance by Seller...............................................9
        5.1.4  Truth of Seller's Representations and Warranties...................10
        5.1.5  Title Policy.......................................................10
        5.1.6  [Certificate(s) of Occupancy.......................................10
        5.1.7  No Condemnation....................................................10
        5.1.8  Casualty...........................................................10
        5.2            Seller's Opportunity to Cure; Termination of Escrow
                          and This Agreement......................................10
        5.2.1  Buyer's Approval, Disapproval or Waiver of Conditions..............10
        5.2.2  Seller's Cure with Respect to Title................................11
        5.2.3  Termination of Escrow and This Agreement by Buyer..................12
        5.3            Seller's Contingency.......................................12
        5.4            Limited Representations and Warranties.....................12
        5.5            Rights Upon Termination....................................13
        5.6            Seller's Inability To Cure.................................14
        5.7            Force Majeure..............................................14
        5.8            Satisfaction of Conditions.................................14

6.      CLOSING OF ESCROW.........................................................14

        6.1            Closing Date...............................................14
        6.2            Deposits by Seller.........................................16
        6.2.1  Grant Deed.........................................................16
        6.2.2  FIRPTA Affidavit...................................................16
        6.2.3  Mutual Cancellation................................................16
        6.2.4  Assignment.........................................................16
        6.2.5  Copies of Documents................................................16
        6.2.6  Evidence of Authority..............................................16
        6.2.7  Additional Items...................................................16
        6.2.8  Assignment of Development Agreement................................17
        6.3            Deposits by Buyer..........................................17
        6.3.1  Mutual Cancellation................................................17
        6.3.2  Evidence of Authority..............................................17
        6.3.3  Additional Items...................................................17
        6.3.4  Assignment.........................................................18
        6.3.5  Development Agreement Assignment...................................18
        6.4            Issuance of Title Policy...................................18
        6.5            Prorations.................................................19
        6.6            Closing Costs..............................................20
        6.7            Disbursements by Escrow Holder.............................20
        6.8            Completion and Distribution of Documents...................20
        6.9            Seller's Election of 1031 Exchange.........................21
        6.9.1  Simultaneous Exchange..............................................21
        6.9.2  Non-Simultaneous Exchange..........................................21
        6.9.3  Expenses and Documents.............................................21
        6.9.4  Indemnity..........................................................22
        6.10           Disputed Portion...........................................22

                                TABLE OF CONTENTS
                                  (continued)

                                                                                 PAGE
                                                                                 ----
7.      DEFAULTS AND REMEDIES.....................................................23

        7.1            Default by Either Party....................................23
        7.2            Cancellation Charges.......................................23
        7.3            LIQUIDATED DAMAGES.........................................23
        7.4            Specific Performance by Seller.............................24

8.      REPRESENTATIONS AND WARRANTIES............................................25

        8.1            In General.................................................25
        8.2            By Each Party..............................................25
        8.2.1  Authority..........................................................25
        8.2.2  Binding Effect.....................................................25
        8.2.3  Compliance.........................................................25
        8.3            By Seller Only.............................................25
        8.3.1  Not a Foreign Person...............................................25
        8.3.2  Agreements.........................................................25
        8.3.3  Documents..........................................................26
        8.3.4  Hazardous Materials................................................26
        8.3.5  Organization.......................................................26
        8.3.6  Fee Ownership......................................................26
        8.3.7  No Litigation......................................................26
        8.3.8  Condemnation.......................................................26
        8.3.9  Zoning.............................................................26
        8.3.10 No Violation.......................................................27
        8.3.11 Utility Service....................................................27
        8.3.12 Development Agreement..............................................27
        8.3.13 Entitlement and Trip Budget........................................27

9.      CERTAIN EVENTS PRIOR TO CLOSING...........................................27


10.     POST-CLOSING MATTERS......................................................28

        10.1           Confidentiality............................................28
        10.2           Seller's Construction Warranty.............................29
        10.3           Assignment of Warranties...................................29
        10.4           General Release and Indemnification........................29

11.     BROKERS...................................................................30


12.     MISCELLANEOUS PROVISIONS..................................................31

        12.1           Assignment; Binding on Successors..........................31
        12.2           Fees and Other Expenses....................................31
        12.3           Approval and Notices.......................................31
        12.4           Jurisdiction...............................................32
        12.5           Interpretation.............................................32
        12.6           Gender; Joint Obligations..................................33
        12.7           No Waiver..................................................33
        12.8           Modifications..............................................33

                                TABLE OF CONTENTS
                                  (continued)

                                                                                 PAGE
                                                                                 ----
        12.9           Severability...............................................33
        12.10          Survival...................................................33
        12.11          Merger of Prior Agreements.................................33
        12.12          Time of Essence............................................34
        12.13          Counterparts...............................................34
        12.14          Exhibits...................................................34
        12.15          Cooperation of Parties.....................................34
        12.16          Preliminary Change of Ownership Report.....................34
        12.17          No Third Party Beneficiaries...............................34
        12.18          Alternative Dispute Resolution Procedure...................34
        12.19          Property Disclosures.......................................36
        12.20          Escrow Holder Not to Be Concerned..........................36
        12.21          Possession.................................................37
        12.22          Calculation of Days........................................37
        12.23          Covenant as to Trip Ends...................................37

                                TABLE OF CONTENTS


Exhibit         Description
-------         -----------

   A            Legal Description of Land

   A-1          Depiction of Land

   B            Escrow General Provisions

   C            Form of Grant Deed

   D            Form of FIRPTA Certificate

   E            Form of Assignment of Personal Property

   F            Form of Assignment and Assumption of Development Agreement

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


To:   Chicago Title Company            Sub-Escrow Identification:
      16969 Von Karman Avenue          203008184 ("Escrow")
      Irvine, California 92714         Attn:  Ms. Margie Wheeler, Escrow Officer
                                       Tel. No.  (949) 263-2500
                                       Fax No.   (949) 263-1022

            This Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement") is entered into as of ________________ ____, 200__, by and between C.J. SEGERSTROM & SONS, a California general partnership ("Seller"), and EMULEX CORPORATION, a California corporation ("Buyer"), as follows:

                                    RECITALS

            A. Seller is the landlord and Buyer is the tenant pursuant to a certain Build To Suite Lease dated April 15, 2002 (the "Lease") covering certain Land and Landlord Improvements, both as defined in the Lease.

            B. Pursuant to Section 15.1 of the Lease, Buyer has exercised the Purchase Option, as defined in such Section, to purchase all of the Land and all Landlord Improvements constructed or to be constructed on the Land.

            C. Seller and Buyer enter into this Agreement to set forth more fully the terms of the purchase in accordance with Recital B above.


                                    AGREEMENT

                           ARTICLE XVIII. DEFINITIONS

                The following terms, when used in this Agreement, shall have the following meanings, unless the context clearly indicates otherwise:

Section 18.1 "Sale Land" shall mean that certain real property located between Sunflower Avenue and South Coast Drive to the west of Susan Street in the City of Costa Mesa, California, together with all appurtenant rights thereto, including, without limitation, all appurtenant easements and development rights relating to the Sale Land and Improvements, but excluding those rights reserved to Seller pursuant to Section 1.7. The Sale Land is described on Exhibit A attached hereto and incorporated herein by this reference. The Sale Land is as depicted on Exhibit A-1 attached hereto and incorporated herein by this reference.

Section 18.2 "Due Diligence Period" shall mean the period described in Section
5.1.2 below, unless the date of expiration of such period would be a day other than a Business Day, in which case the Due Diligence Period shall expire on the next following Business Day.

Section 18.3 "Funds" shall mean immediately available funds in the form of cash, wire transfer of funds, or a certified or bank cashier's check drawn on a reputable financial institution.

Section 18.4 "Improvements" shall mean, collectively, all Landlord Improvements, as defined in the Lease, located on the Sale Land, or any portion thereof.

Section 18.5 "Laws" shall mean all applicable governmental laws, codes, ordinances, regulations, judgments, permits, approvals and other requirements.

Section 18.6 "Liabilities" shall mean any claim, liability, loss, cost, action, damage, expense or fee, including but not limited to reasonable attorneys' fees and costs of defense.

Section 18.7 "Property" shall mean, collectively, the Sale Land, the Improvements and the Personal Property. The Property shall not include, and there are hereby excluded from the Property and reserved to Seller, all water, oil, minerals and gas located beneath the surface of the Sale Land but without right of surface entry or entry within 200 vertical feet of the surface of the Sale Land and without the right to deprive the Sale Land of structural support or to interfere with Buyer's use of the Sale Land and Improvements.

Section 18.8 "Personal Property" shall mean, collectively, all Warranties, as defined below, agreements, utility contracts, approvals (governmental or otherwise), plans and specifications, entitlements and other rights relating to the construction, ownership, use and operation of all or any part of the Sale Land or the Improvements.

Section 18.9 "Closing Date," "Closing," "Close of Escrow" shall have the meanings set forth in Section 6.1.

Section 18.10 "City" shall mean the City of Costa Mesa, California.

Section 18.11 "Days" shall mean, whenever a number of days is referred to herein, calendar days unless expressly stated to be Business Days.

Section 18.12 "Opening of Escrow" shall have the meaning set forth in Section
3.3.

Section 18.13 "Escrow Holder" shall be the entity designated as such pursuant to
Section 3.1.

Section 18.14 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks located in Orange County, California may or must be closed.

Section 18.15 "Lease" shall have the meaning set forth in Recital A.

Section 18.16 "Construction Contracts" shall mean any construction management, construction or professional services contracts entered into by Seller, any affiliate of Seller or any other person or entity on behalf of or for Seller, on the one hand, and the respective contractors and consultants named therein (the "Contractors"), on the other hand, in connection with the performance of Seller's obligations to construct or perform Landlord's Improvements (also defined as "Landlord's Work"), as defined in the Lease.

Section 18.17 "Construction Deliveries" shall mean those respective documents, "as built" plans, ratifications, reports, surveys and studies which the Contractors are required to deliver under the respective Construction Contracts, but excluding the Warranties.

Section 18.18 "Warranties" shall mean all Contractor warranties and guaranties, and all rights and claims of Seller, any affiliate of Seller or any other person or entity acting on behalf of or for Seller with respect to the Improvements, including without limitation, all rights of Seller under the Construction Contracts for the Improvements and any bonds issued by any Contractor in connection therewith, and all construction or manufacturer's warranties, guaranties or certifications which are required to be delivered to Seller (or to Buyer, if so provided in the Lease) under the Construction Contracts. Each Warranty shall, at the time such Warranty is transferred to Buyer pursuant to this Agreement, be either (a) fully assignable to Buyer, with no consent of any third party required or with such third party's unconditional written consent, if required or (b) issued in the name of Buyer.

Section 18.19 "Deposit" shall mean the entire deposit held by Escrow Agent pursuant to Section 4.2, including all accrued interest thereon.

Section 18.20 "Escrow" shall mean the purchase and sale escrow with respect to the Property established by Seller and Buyer pursuant to Section 3.1 below.

Section 18.21 "Development Agreement" shall mean that certain Development Agreement for Home Ranch dated December 3, 2001 and effective January 3, 2002 between the City, on the one hand, and Seller, Segerstrom Properties LLC and Henry T. Segerstrom Properties LLC, on the other hand, and recorded on March 20, 2002, as Instrument No. 2002-__________, in the Official Records of the County Recorder of Orange County, California (the "Official Records").

Section 18.22 "Breakage Fee" shall mean an amount determined pursuant to Section
15.1 of the Lease and payable by Buyer to Seller at Close of Escrow. The Breakage Fee is in addition to and not included in the Purchase Price.

Section 18.23 "Traffic Impact Fees" shall mean $___________, the amount determined pursuant to Section 17.6 of the Lease and payable by Buyer to Seller at Close of Escrow. The Traffic Impact Fees are in addition to and not included in the Purchase Price. For this purpose, Traffic Impact Fees for the Expansion Land, as defined in the Lease, shall be determined as if the Expansion Land is classified as "Corporate Headquarters." The foregoing Traffic Impact Fees shall be the only reimbursement required from Buyer to Seller related to such fees, and shall not be changed based upon any recharacterization of the Expansion Land.

Section 18.24 "Trip Ends" shall mean that number of aggregate daily number of vehicle trips into or out of the Property, consisting of both A.M. and P.M. trips, set forth in Exhibit F to this Agreement and applicable to the Property.

Section 18.25 "Tenant's Deed of Trust" shall mean that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated March ___, 2002, executed by Seller in favor of Buyer, as Beneficiary, and Escrow Holder, as Trustee, and recorded on ___________ ___, 2002, as Instrument No. 2002-__________, in the Official Records.

                        ARTICLE XIX. SALE OF THE PROPERTY

                Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Property upon the terms, covenants and conditions set forth in this Agreement.

                               ARTICLE XX. ESCROW

Section 20.1 General Instructions. Chicago Title Company is hereby designated as escrow holder (the "Escrow Holder"). Escrow Holder's general conditions or provisions, which are attached hereto as Exhibit B, are incorporated by reference herein; provided, however, that in the event of any inconsistency between Exhibit B and any of the provisions of this Agreement, the provisions of this Agreement shall control. Buyer and Seller each shall also execute, deliver and be bound by such further escrow instructions or other instruments as may be reasonably requested by the other party or by Escrow Holder from time to time, so long as the same are consistent with this Agreement. Escrow Holder shall comply, but shall have no liability whatsoever for complying, with the unilateral instructions of only one party without the consent of the other party hereto if expressly required to do so in this Agreement.

Section 20.2 Tax Reporting Person. For purposes of complying with Internal Revenue Code Section 6045(e), as amended effective January 1, 1991, Escrow Holder is hereby designated as the "person responsible for closing the transaction," and also as the "reporting person" for purposes of filing any information returns (and Escrow Holder shall file any such required returns) with the Internal Revenue Service concerning this transaction, as required by law.

Section 20.3 Opening of Escrow. Escrow shall be deemed open when (a) this Agreement, fully signed by both parties either together or in counterparts, is delivered to Escrow Holder and (b) Buyer has delivered to Escrow Holder the Deposit provided for, in Funds. The last of such events shall be the "Opening of Escrow." The Opening of Escrow shall occur within five (5) Business Days after the last execution of this Agreement. Escrow Holder shall immediately notify Buyer, Seller and their respective attorneys orally and in writing of the official date of the Opening of Escrow.

                           ARTICLE XXI. PURCHASE PRICE

Section 21.1 Purchase Price. The purchase price for the Property (the "Purchase Price") shall be as determined pursuant to Section 15.1 of the Lease and Sections 6.1 and 6.10 of this Agreement. The Purchase Price shall be paid as provided in Sections 4.2, 4.3 and Article 6.

Section 21.2 Deposit. At the Opening of Escrow, Buyer shall deposit with Escrow Holder the sum of $100,000 in Funds (the "Deposit"). Escrow Holder shall hold the Deposit in such number of interest-bearing accounts as shall be fully insured by the Federal Deposit Insurance Corporation, such account(s) to be selected by Buyer on a funds investment form provided by Escrow Holder, subject to collection and subject to availability of the Deposit for use in accordance with the provisions of this Section. All interest earned on the Deposit shall accrue to Buyer's benefit.

            Except as provided in Section 5.5, the Deposit and all accrued interest thereon shall become non-refundable upon the expiration of the Due Diligence Period, provided that Buyer has not earlier terminated this Agreement and the Escrow pursuant to Article 5. If Escrow closes, the entire Deposit and all accrued interest thereon shall be credited against the Purchase Price.

            If Escrow fails to close pursuant to the provisions of this Agreement for any reason other than Buyer's default, the Deposit and all accrued interest thereon, less any Escrow fees and costs for which Buyer is responsible, shall be returned to Buyer in full. If Escrow fails to close under the provisions of this Agreement as a result of Buyer's default, the entire Deposit plus all accrued interest thereon shall be delivered to and retained by Seller as non-refundable liquidated damages under Section 7.3 below.

Section 21.3 Closing Funds. On the last Business Day before the Close of Escrow, Escrow Holder shall calculate and Buyer shall wire Funds into Escrow (using wiring instructions reasonably satisfactory to Escrow Holder) in an amount which, together with the credit for Tenant's Loan, as defined in the Lease, shall equal the sum of the Purchase Price, the Breakage Fee, if applicable, the Traffic Impact Fees, if applicable, plus any other sums payable by Buyer hereunder (the "Closing Funds").

                       ARTICLE XXII. CONDITIONS TO CLOSING

Section 22.1 Buyer's Contingencies. The obligation of Buyer to purchase the Property shall be subject to satisfaction of each of the conditions set forth in this Section 5.1 and elsewhere in this Agreement, which conditions must be satisfied within the respective time periods specified therefor. Seller and Buyer expressly acknowledge and agree that each of the conditions in this
Section 5.1 is for the benefit of and may be waived by Buyer as hereinafter provided in its sole discretion.

            (a) Title Approval.

                (i) Buyer shall have approved the condition of title to the Sale Land as provided in this Section 5.1.1. Seller has obtained from Chicago Title Company (the "Title Company"), under order number 203008184, a title binder or leasehold policy pursuant to the Lease and covering the Sale Land (herein, the "Preliminary Report"), together with legible copies of all documents (the "Title Documents") shown on the Preliminary Report as exceptions affecting title to the Property and a plot plan depicting the locations of the easements described in the Preliminary Report. Buyer has approved all exceptions shown on Schedule B to the Preliminary Report, which exceptions are listed on Exhibit "G" to the Lease (such approved exceptions are herein referred to as the "Permitted Exceptions"). Seller shall deliver to Buyer an update (which may be an updated preliminary title report or a supplement or amendment to the Preliminary Report) to the Preliminary Report (the "Update"), together with legible copies of all new exceptions, if any, appearing on the Update (the "Updated Title Documents") and a plot plan depicting the location of any easements appearing on the Update and not appearing on the Preliminary Report. Buyer shall take title to, and Seller shall deliver, title to the Property subject only to the following exceptions (the "Title Exceptions"): (i) all Permitted Exceptions, (ii) the Permitted Development Easements, as defined in the Lease, (iii) the other items described in Section 6.4, (iv) any exceptions created or caused by Buyer and (v) any new items shown on the Update which are expressly approved in writing by Buyer. Any item(s) not so expressly approved within ten (10) days after delivery of the last of the items to be delivered pursuant to this Section shall be deemed disapproved and must be addressed by Buyer pursuant to the two succeeding paragraphs of this Section.

            Seller covenants that (x) Seller shall not create or cause any liens or encumbrances against the Property other than Tenant's Deed of Trust and the Permitted Development Easements and (y) Seller shall cause to be removed from record title to the Property at or prior to the Close of Escrow all delinquent taxes, bonds and assessments which are not the responsibility of Buyer pursuant to the Lease, all involuntary liens or encumbrances against the Property other than those which are created or caused by Buyer and any judgment liens against Seller which affect title to the Property. The aggregate obligation of Seller pursuant to clause (y) shall not exceed the cash portion of the Purchase Price. As to any liens or encumbrances created by Seller against the Property in violation of clause (x), Seller must remove the same at or prior to Closing without regard to the amount thereof. If Buyer desires to have the Title Company issue any endorsements to the Title Policy, then Buyer shall notify Seller and Escrow Holder of the desired endorsements within thirty (30) days after delivery of the Updated Title Documents. Any such endorsements shall be at the cost and expense of Buyer, and issuance of such endorsements shall not be a condition to Closing.

            For the purposes of the immediately preceding paragraph:

            (1) Seller shall make arrangements to remove from record title to the Property at or prior to Close of Escrow all items described in clause (x) other than Tenant's Deed of Trust and the Permitted Development Easements. Such removal may be effected by payment, bonding or other method sufficient to permit the Title Company to issue the Title Policy, as defined in Section 6.4.

            (2) Buyer has recorded a memorandum of the Purchase Option to establish Buyer's priority as to the Property. As to delinquent taxes, bonds and assessments for which Seller is responsible, Seller must remove the same from record title to the Property at or prior to Close of Escrow in any manner provided in clause (1). As to all other involuntary liens, encumbrances and judgment liens against the Property, Buyer does not agree to subordinate its priority as to the Property. Rather, Seller shall cause the same to be removed from the Title Policy at or before Close of Escrow in any manner described in clause (1), including escrow of the entire cash portion of the Purchase Price for the benefit of the holders of such involuntary liens, encumbrances and judgment liens, if necessary.

            (3) To the extent necessary to accomplish the matters described in clause (2) or to address Intervening Liens pursuant to Section 5.1.1(b), Buyer and Seller shall extend the Close of Escrow for such time as may be reasonably necessary, not to exceed 120 days, without reduction in the Purchase Price, but Buyer's Base Rent pursuant to the Lease shall be reduced in the manner set forth in the last paragraph of Section 6.1 for any portion of such extension in excess of thirty (30) days or, if Seller is not diligently attempting to eliminate such Intervening Lien, for the entire period of such extension.

                (ii) Any liens, encumbrances, easements, restrictions, conditions, covenants, rights, rights-of-way, and other matters affecting title to the Property which are created or which may appear of record after the date of the Update but before the Closing Date and which are not Title Exceptions and are not created or caused by Buyer (collectively, the "Intervening Liens") shall also be subject to Buyer's approval (pursuant to the last sentence of the first paragraph of Section 5.1.1(a)) (after written notice to Buyer thereof from any source) and, unless so approved, must be addressed by Seller pursuant to the last two paragraphs of such Section.

            (b) Due Diligence Review. Buyer shall have satisfactorily completed its due diligence review of the Property and, subject to the limitations in this
Section 5.1.2, shall have approved or be deemed to have approved the condition of the Property. The Due Diligence Period review shall be limited to (a) environmental review of the Property, (b) structural review of the Improvements on the Sale Land, (c) review of existing entitlements for the Expansion Land,
(d) review of the as-built plans for the Improvements constructed by Seller (only if Landlord's Improvements have been Substantially Completed, as defined in the Lease), the forms of the Warranties, reports and other deliveries in connection with the Improvements constructed by Seller, including those required to be delivered by Seller pursuant to Section 14.5 of the Lease. The Due Diligence Period shall specifically extend to Buyer's review of contamination with hazardous materials and similar physical features. Buyer may obtain a Phase I Environmental Assessment with respect to the Property. Buyer shall not perform a Phase II Environmental Assessment or any other invasive physical testing with respect to the Property except with the prior approval of Seller or Seller's representative, which approval shall not be unreasonably withheld, delayed or conditioned if the Phase I Environmental Assessment indicates the need for such invasive physical testing. For the purposes of this provision (i) invasive physical testing shall include all borings and drillings, (ii) Seller's representative shall initially be Jeffrey M. Reese and (iii) Seller may change its representative at any time by written notice to Buyer. Such review and investigation, any testing or sampling conducted by Buyer and all reports and analyses prepared in connection therewith shall be the sole responsibility of Buyer, both as to performance and payment therefor and shall be conducted within the limitations set forth above.

            To the extent not previously delivered to Buyer, Seller shall, within ten (10) days after the Opening of Escrow, deliver to Buyer correct and complete copies of all pertinent reports, maps, surveys, contracts, studies, warranties, guaranties and other written information in Seller's possession or control with respect to the ownership or construction of the Property, including, without limitation, all reports, maps, studies, notifications and other written information in Seller's possession or control, if any, which relate to the environmental condition of the Property (collectively, the "Diligence Documents"). As used herein, the term "pertinent" shall mean related to or concerning the Property as currently configured, approved and occupied, and shall not include superseded parcel maps, outdated surveys, title reports and policies, and similar material which is outdated (for whatever reason), superseded or replaced by more current materials.

            Buyer shall be deemed to have approved all the matters referenced in this Section 5.1.2 unless Buyer has delivered to Seller and Escrow Holder written notice of its reasonable disapproval thereof, specifying with reasonable particularity the grounds for such disapproval, within thirty (30) days after the later of (A) the Opening of Escrow and (B) Seller's delivery of all Diligence Documents (the "Due Diligence Period"). The exercise of Buyer's discretion with respect to the Property shall be limited to the matters described above in this Section 5.1.2.

            Buyer and Seller specifically agree that there is NO financing condition to the close of the purchase of the Property. Accordingly, Buyer's due diligence review pursuant to this Section shall not include such item (i.e., financing) and such issue shall not be a ground for termination of this Agreement and the Escrow by Buyer pursuant to this Section or any other provision of this Agreement.

            (c) Performance by Seller. On or before the Closing Date, Seller shall have performed, and hereby covenants to perform, all obligations of Seller hereunder to be performed by the Closing Date, including this Article 5 and:

                (i) Seller shall have executed and delivered to Escrow Holder each and all of the documents to be delivered to Escrow Holder by Seller and described in Section 6.2.

                (ii) Seller shall have delivered to Buyer the Construction Deliveries.

                (iii) Seller shall have delivered correct and complete copies of the Warranties.

                (iv) If the Closing Date will be on or after Substantial Completion of the Landlord Improvements, Seller shall, notwithstanding anything in this Agreement to the contrary, remain responsible to complete all punch-list items with respect to the Landlord Improvements, whether prior to or subsequent to the Closing Date. Seller shall retain from Seller's contractor sufficient funds to insure completion of all punch-list work. For purposes of this provision:

                    (A) Seller specifically covenants and agrees to complete all punch-list items with respect to the Landlord Improvements, whether before or after the Closing Date, and promptly following such completion, to deliver to Buyer all Construction Deliveries not delivered at Close of Escrow.

                    (B) Buyer shall be entitled to retain the unpaid (as of the Closing Date) portion of the Development Fee, as defined in the Lease, but not to exceed ten percent (10%) of the total Development Fee, until completion of all punch-list work. Buyer shall continue to make payments of the Development Fee pursuant to the Lease after Close of Escrow (but not more than ninety percent (90%) in the aggregate) and shall pay the retention to Seller, outside of Escrow, within ten (10) business days after completion of the last of the punch-list work.

                    (C) Buyer shall continue to Fund Development Costs, as defined in the Lease, incurred after Close of Escrow (such as the retention for Seller's contractor and the Development Fee) until all such Development Costs are paid in full.

                (d) Truth of Seller's Representations and Warranties. Seller's representations and warranties set forth in Sections 8.2 and 8.3 shall be true and correct as of the Close of Escrow.

                (e) Title Policy. The Title Company shall be irrevocably and unconditionally committed to issue to Buyer the Title Policy, subject only to the matters set forth in Section 6.4.

            [Only if Close of Escrow at or after Substantial Completion.]

            (f) [Certificate(s) of Occupancy. Unless revoked or rendered invalid due to the actions of Buyer, the certificate(s) or temporary certificate(s) of occupancy issued for the Improvements (to the extent such certificate(s) is (are) required for Buyer to occupy the Improvements) shall have been issued and shall be in full force and effect.]

            (g) No Condemnation. There shall be neither pending nor threatened a condemnation proceeding of the type described in the second paragraph of Article 9.

            (h) Casualty. The Lease shall not have been terminated pursuant to
Article VIII thereof.

Section 22.2 Seller's Opportunity to Cure; Termination of Escrow and This Agreement.

            (a) Buyer's Approval, Disapproval or Waiver of Conditions. In the event that Buyer disapproves of the condition set forth in Section 5.1.2, such writing shall also state the specific grounds for disapproval and/or non-satisfaction thereof. In the event that Buyer fails to approve, disapprove or waive the condition in Section 5.1.2 within the time and in the manner therein specified, then such condition shall be deemed conclusively approved or satisfied by Buyer and thereafter shall not be a condition precedent to the performance by Buyer and Seller of their respective obligations hereunder.

            (b) Seller's Cure with Respect to Title. To the extent that any title exception, condition or Intervening Lien is not a Title Exception and is not approved by Buyer in writing pursuant to Section 5.1.1(a) or Section 5.1.1(b), then Seller shall have until 5:00 p.m. Pacific Time on the fifth (5th) Business Day following the expiration of Buyer's approval period without approval by Buyer in which to investigate the disapproved item(s) and to notify Buyer and Escrow Holder in writing how Seller has cured or will cure the items not approved prior to the Close of Escrow.

            Any cure or proposed cure by Seller pursuant to this Section 5.2.2 shall be subject to the approval of Buyer in Buyer's reasonable discretion. Such reasonable discretion shall include the right to review and approve or disapprove any Seller Endorsement, as defined in Section 6.4, offered as a cure of a title exception not approved by Buyer. Such approval shall be deemed given unless Buyer disapproves of such cure or proposed cure by written notice to Seller and Escrow Holder given within five (5) Business Days after Buyer's receipt of Seller's written notice pursuant to this Section 5.2.2 describing in reasonable detail the cure effected or to be effected. Such approval shall not be unreasonably withheld so long as the cure effected or proposed by Seller does not materially adversely affect the value, financeability or use of the Property and is sufficient to (i) permit issuance of the Title Policy pursuant to Section
6.4 and (ii) permit Buyer to obtain a policy of ALTA Lender's Title Insurance without the disapproved items for a loan to Buyer with respect to the Property. It shall be reasonable for Buyer to disapprove a Seller Endorsement offered as a cure if the Title Company is unwilling to commit to issue the same endorsement on a subsequent sale of the Property by Buyer and, absent such Seller Endorsement, the title exception endorsed over would materially adversely affect the use or value of the Property. If Seller proposes a cure pursuant to this
Section 5.2.2, and Buyer
approves or is deemed to approve such cure, Seller shall use commercially reasonable efforts, at Seller's sole cost and expense, to effect the cure proposed by Seller on or prior to the Closing Date. If (A) Seller proposes a cure, Buyer approves or is deemed to approve such cure but Seller is unable to effect such cure or (B) if Buyer timely disapproves Seller's proposed cure with respect to any item(s) described in this Section, then, in any such case, Buyer may within five (5) business days after the event described in clause (A) or
(B), as applicable, in its sole and absolute discretion, elect by written notice to Seller and Escrow Holder to cure such item(s). In the event of an election by Buyer to cure pursuant to this Section, Close of Escrow shall be extended as necessary as provided in Section 5.1.1(a), such cure shall be at Seller's cost and expense (but only to the extent provided in Section 5.1.1(a)) and Seller shall cooperate with Buyer and execute and deliver such documents, affidavits and other instruments as reasonably necessary to enable Buyer to effect such cure. Such covenant of cooperation shall not require Seller to incur any costs or assume any obligations other than or in addition to those costs and obligations to be paid or assumed by Seller pursuant to this Agreement, including those set forth in Section 5.1.1(a).

            (c) Termination of Escrow and This Agreement by Buyer.

                (i) If (i)(A) there is a title exception, condition or Intervening Lien which is not a Title Exception and is not approved by Buyer in writing pursuant to Sections 5.1.1(a) or 5.1.1(b), AND (B) Buyer reasonably disapproves a proposed cure by Seller pursuant to Section 5.2.2, then Buyer shall have until 5:00 p.m. Pacific Time on the tenth (10th) Business Day following the later of (1) its receipt of Seller's notice (2) the date that Buyer is notified of and/or reasonably determines that Seller has not cured or will not be able to cure such disapproved condition(s), to notify Seller and Escrow Holder in writing that Buyer in its sole and absolute discretion either:

1. Waives its prior objections to such condition and will proceed to purchase the Property, subject to any then remaining conditions, without any reduction in or offset to the Purchase Price; or

2.      Elects to cure such disapproved item(s) itself pursuant to the terms of
        Section 5.2.2; and

3. Elect to extend the Escrow within the time frame set forth in Section 5.1.1(a) as reasonably necessary to cure such disapproved condition; or

4.      Terminates Escrow and this Agreement.

                (ii) If the conditions set forth in Section 5.1 (other than Section 5.1.1) fail to occur, then Escrow and this Agreement shall automatically terminate upon receipt by Seller and Escrow Holder of Buyer's written notice indicating such disapproval or the failure of such condition(s). Such notice, in the case of the condition set forth in Section 5.1.2, shall be given within the Due Diligence Period. Such notice, in the case of all other conditions set forth in Section 5.1 (other than 5.1.1), may be given at any time prior to the Closing Date.

Section 22.3 Seller's Contingency. The obligation of Seller to sell the Property shall be subject to Buyer performing all obligations of Buyer hereunder to be performed by the Closing Date.

Section 22.4 Limited Representations and Warranties. Except as expressly provided to the contrary in this Agreement, including, without limitation, Sections 8.2, 8.3 and 10.1, it is expressly understood and agreed that Buyer is acquiring the Property "AS IS," in its present state and condition, without any representations or warranties from Seller of any kind whatsoever, either express or implied. In particular, subject to the foregoing, Seller makes no representation or warranty respecting the use, condition, title, operation or management of the Property, or compliance with any applicable Laws relating to zoning, subdivision, planning, buildings, fire, safety, earthquake, health or environmental matters, the presence or absence of toxic or hazardous waste or materials, or compliance with any other covenants, conditions and restrictions (whether or not of record). Seller has disclosed to Buyer the facts that (a) the Sale Land was used in the farming operations of Seller, (b) in connection with such farming operations, chemical pesticides and weed control agents may have been applied, which applications may have resulted in residual levels of such chemicals in the soil on the Sale Land and (c) Seller is aware of, and has advised Buyer that, the property located to the west of the Land (the "Western Parcel") and owned by the Los Angeles Times (the "Times") has underground hazardous materials contamination believed to result from leakage from an underground fuel tank maintained by the Times. To Seller's knowledge, such hazardous materials have not migrated from the Western Parcel onto or under the Land. Apart from the foregoing usages, Seller is not aware of any prior use of the Property which would indicate that there are or may be hazardous materials present in or on the Property. Buyer represents that it is knowledgeable in real estate matters and is relying upon Buyer's own investigation and analysis in purchasing the Property, together with the express representations and warranties of Seller set forth herein. Buyer further represents that it has had, and will have during the Due Diligence Period, ample opportunity to inspect and will, in fact, make all of the investigations Buyer deems necessary in purchasing the Property. The foregoing representation is expressly subject to Seller's cooperation and compliance with the terms of this Agreement, including but not limited to Section 5.1.2. If this Agreement is not terminated but Buyer acquires the Property as provided herein, Buyer shall have thereby approved all aspects of the Property and this transaction and thereby waives any claim or liability against Seller, except as specifically provided herein to the contrary.

Section 22.5 Rights Upon Termination.

(i) If the Escrow and this Agreement are terminated by Buyer in the manner and within the applicable time period(s) provided pursuant to Section 5.2.3, or otherwise for failure of Seller to perform its obligations pursuant to this Agreement, then (i) all instruments in Escrow shall be returned to the party depositing the same, (ii) Buyer shall return all items previously delivered by Seller to Buyer, (iii) Buyer and Seller shall each pay one-half (1/2) of all Escrow and title cancellation charges (unless Section 7.2 applies), (iv) the Deposit and all accrued interest thereon shall be returned to Buyer and (v) neither party shall have any further rights, obligations or liabilities whatsoever to the other party concerning the Property by reason of this Agreement, except as expressly stated in this Agreement to survive termination.

                (ii) If the Escrow and this Agreement are terminated by Seller for failure of Buyer to perform its obligations pursuant to this Agreement, then
(i) all instruments in Escrow shall be returned to the party depositing the same, (ii) Buyer shall return all items previously delivered by Seller to Buyer,
(iii) Buyer and Seller shall each pay one-half ( 1/2) of all Escrow and title cancellation charges (unless Section 7.2 applies) and (iv) neither party shall have any further rights, obligations or liabilities whatsoever to the other party concerning the Property by reason of this Agreement, except as expressly stated in this Agreement to survive termination. Moreover, Seller shall be entitled to retain the entire Deposit and all interest accrued thereon. Notwithstanding anything to the contrary set forth in this Agreement, the Lease shall survive any termination of this Agreement and shall remain in full force and effect.

Section 22.6 Seller's Inability To Cure. If a cure by Seller has been approved by Buyer pursuant to Section 5.2, Seller shall use all commercially reasonable efforts to effect, on or prior to the Closing Date, the approved cure proposed by Seller. If Seller proposes a cure, Buyer approves such cure, and Seller fails to effect such cure on or before the last Business Day before Close of Escrow, then Buyer, in its sole discretion, may elect in writing any of the alternatives available to Buyer pursuant to Sections 5.2.2 and 5.2.3; provided, however, that by mutual agreement the parties may elect to extend the Close of Escrow as provided in Section 5.1.1(a) in order to provide Seller with additional time to cure any title item. The provisions of this Section shall not apply to Seller's cure obligations pursuant to the second paragraph of Section 5.1.1(a), which obligations shall be absolute.

Section 22.7 Force Majeure. In the event that, as of the Closing Date, (a) each of the parties has performed its respective obligations hereunder, (b) the Escrow is in a position to close pursuant to Article 6 and (c) the parties are prevented from closing due to a cause beyond the reasonable control of the parties, then:

                (i) The Escrow shall be extended for up to an additional thirty
(30) days beyond the date specified for closing in Section 6.1;

                (ii) The parties shall take all actions reasonably available to them to attempt to eliminate such delaying cause and close the Escrow; and

                (iii) If the parties are unable to close the Escrow within such additional thirty (30) day period, either party may terminate this Agreement and the Escrow by written notice to the other party and Escrow Holder given at any time after the end of such thirty (30) day period and prior to the close of the Escrow. Any termination pursuant to this clause (c) shall have the effects described in clauses (i) through (v) of Section 5.5(a).

Section 22.8 Satisfaction of Conditions. Each party shall cooperate as reasonably requested by the other party to permit satisfaction of all conditions to closing of the within transaction. The foregoing covenant of cooperation shall not, however, require either party to pay any money or assume any obligations in addition to those amounts and obligations agreed to be paid or assumed by such party pursuant to this Agreement.

                        ARTICLE XXIII. CLOSING OF ESCROW

Section 23.1 Closing Date. Escrow shall close on or before 5:00 p.m. Pacific Time on the tenth (10th) day following expiration of the Due Diligence Period (the "Scheduled Closing Date"), unless (i) earlier terminated by Buyer or Seller, (ii) extended pursuant to any express provision of this Agreement, including but not limited to Sections 5.6 and 5.7 hereof or (iii) extended by mutual agreement of Seller and Buyer, in each case pursuant to the applicable provision(s) of this Agreement. The terms "Close of Escrow," "Closing Date" and/or "Closing" are used in this Agreement to mean the time and date the Grant Deed is recorded in the Office of the Recorder of Orange County, California (the "Official Records").

            Notwithstanding the foregoing, if the Purchase Price has not been determined at least three (3) Business Days prior to the Scheduled Closing Date, then at Buyer's election:

                (i) The Escrow shall be extended as necessary to determine the Purchase Price pursuant to Section 15.1 of the Lease, but not longer than an additional thirty (30) days; or

                (ii) The Escrow shall close on the Scheduled Closing Date, subject to the other provisions of this Agreement, and pursuant to Section 6.3 Buyer shall deposit with Escrow Holder the entire Purchase Price requested by Seller in Seller's good faith determination thereof set forth in a notice to Buyer and Escrow Holder delivered at least three (3) Business Days prior to the Scheduled Closing Date (the "Seller Purchase Price"). However, Escrow Holder shall disburse to Seller at Closing the Seller Purchase Price less the portion thereof identified by Buyer in a good faith written notice to Seller and Escrow Holder at the time of such deposit as in dispute (the "Disputed Portion"). The Disputed Portion shall be retained by Escrow Holder and disbursed subsequent to the Closing Date pursuant to Section 6.10.

The election by Buyer provided for in this Section shall be made by written notice to Seller and Escrow Holder delivered at least one (1) business day prior to the Scheduled Closing Date. If Buyer fails to make a timely election pursuant to this Section, Buyer shall have elected to proceed pursuant to clause (b) above. If (A) Buyer timely elects to proceed pursuant to clause (a) and (B) the final Purchase Price has not been determined by the expiration of the thirty
(30) day period provided for in clause (a), Buyer and Seller shall proceed to close the Escrow pursuant to clause (b) above on the fifth (5th) Business Day following the expiration of such thirty (30) day period. Nothing contained in this paragraph shall be deemed or construed to relieve either party of any obligation, or to deprive either party of any right, with respect to the determination of the Purchase Price pursuant to the applicable provisions of the Lease. Moreover, nothing contained in this paragraph shall be deemed or construed to affect the determination of the Rent Commencement Date or the accrual of rent pursuant to the Lease.

            Notwithstanding anything in this Section to the contrary, if the Closing Date would otherwise occur on or after November 25 of any calendar year, Seller may elect to defer the Closing Date to the first Business Day of the next succeeding January. Such election shall be made by written notice to Buyer and Escrow Holder not less than five (5) days prior to the date on which the Closing Date would otherwise occur. If Seller is entitled to defer the Closing Date pursuant to this paragraph and elects to do so then, for the period from the date on which Close of Escrow would have occurred but for such deferral through the actual Close of Escrow, Base Rent pursuant to the Lease with respect to the Initial Premises shall be reduced. Such reduction shall be based upon a calculation of the Land component of Base Rent for such period using the prime rate of Bank of America (Los Angeles) as in effect on the originally scheduled Closing Date rather than eleven and one-half percent (11 1/2%). Seller shall make the adjustment required pursuant to this paragraph, and any closing adjustment required to reflect such Base Rent decrease shall be accomplished in the manner provided in Section 6.5.

Section 23.2 Deposits by Seller. At or before 2:00 p.m. on the Business Day before the Close of Escrow, Seller shall deliver to Escrow Holder the following items for handling as described below; provided that Escrow Holder need not be concerned with the form or content but only with manual delivery of all of the following other than the items described in Sections 6.2.1, 6.2.2 and 6.2.3:

            (a) Grant Deed. A duly executed and acknowledged grant deed conveying the Land and Improvements to Buyer in the form of attached Exhibit C (the "Grant Deed");

            (b) FIRPTA Affidavit. At least two (2) counterparts of a duly executed certificate, executed by Seller and in the form of Exhibit D attached hereto (the "FIRPTA Affidavit");

            (c) Mutual Cancellation. At least two (2) counterparts, duly executed and acknowledged by Seller, of a mutual cancellation of the Lease in the form attached as Exhibit D to the Lease (the "Mutual Cancellation");

            (d) Assignment. At least two (2) counterparts, duly executed by Seller, of an assignment (the "Personal Property Assignment") to Buyer of all rights of Seller (or any affiliate of or person or entity acting for or on behalf of Seller) in and to the Personal Property (other than the Warranties), the Construction Contracts and the Construction Deliveries in the form of Exhibit E attached hereto;

            (e) Copies of Documents. True and correct copies of all Personal Property, Construction Contracts, Construction Deliveries and Warranties;

            (f) Evidence of Authority. Such certificates or documents as may be reasonably required by Escrow Holder in order to cause the Title Policy to be issued and the Close of Escrow to occur;

            (g) Additional Items. Any additional funds and/or instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably necessary to comply with Seller's obligations under this Agreement; and

            (h) Assignment of Development Agreement. At least two (2) counterparts, duly executed and acknowledged by Seller, the other entities identified as "Assignor" therein and the City, of a partial assignment and assumption of the Development Agreement in the form attached hereto as Exhibit F (the "Development Agreement Assignment"). For this purpose, Seller shall use good faith, commercially reasonable efforts to cause the City to execute, acknowledge and deliver the Development Agreement Assignment at or prior to Close of Escrow (and Buyer shall have the right to extend the Closing Date as reasonably necessary in order to obtain City's execution of the Development Agreement Assignment).

Section 23.3 Deposits by Buyer. At or before 2:00 p.m. on the Business Day prior to the Close of Escrow (early enough on the Closing Date as to the wire transfer provided for in Section 6.3.2 to permit closing on the Closing Date), Buyer shall deliver or cause to be delivered to Escrow Holder:

            (a) Mutual Cancellation. At least two (2) counterparts, duly executed and acknowledged by Buyer, of the Mutual Cancellation;

            6.3.2 FUNDS. Immediately available Closing Funds by wire transfer into Escrow Holder's depository bank account in an amount equal to the Purchase Price plus the Breakage Fee and the Traffic Impact Fees, in each case if applicable, and all closing costs, charges and prorations payable by Buyer hereunder less (a) the principal amount of Tenant's Loan pursuant to Section
14.3 of the Lease, (b) the Deposit and all accrued interest thereon and (c) any credit to which Seller is entitled with respect to the Leasehold Policy, as defined in the Lease. Concurrently with the delivery of the Closing Funds, Buyer shall deliver to Escrow Holder a full release and reconveyance of Tenant's Deed of Trust, duly executed and acknowledged by the Trustee thereunder (the "Full Reconveyance"). For the purposes of this subsection, the Breakage Fee shall be payable only if and to the extent (i) a Breakage Fee is payable pursuant to
Section 15.1 of the Lease (i.e., Landlord, at Tenant's election, does not complete Landlord's Improvements) and (ii) the Breakage Fee has not previously been paid by Buyer to Seller outside of and prior to Close of Escrow. Traffic Impact Fees applicable to the Sale Land shall be payable only if the same shall have been prepaid by Seller and Seller shall not, through the funding of Development Costs by Buyer, have been reimbursed for the total such fees paid by Seller with respect to the Sale Land.

            (b) Evidence of Authority. Any documents authorizing purchase of the Property by Buyer which may be reasonably required by the Title Company in order to issue the Title Policy described in Section 6.4 and close Escrow; and

            (c) Additional Items . Any additional Funds and/or instruments, signed and properly acknowledged by Buyer, if appropriate, as may be reasonably necessary to comply with Buyer's obligations under this Agreement.

            (d) Assignment. At least two (2) counterparts, duly executed by Buyer, of the Personal Property Assignment.

            (e) Development Agreement Assignment. At least two (2) counterparts, duly executed and acknowledged by Buyer, of the Development Agreement Assignment.

Section 23.4 Issuance of Title Policy. At the Close of Escrow, the Title Company shall be irrevocably committed to issue to Buyer a 1970 Form ALTA owner's extended coverage policy of title insurance (the "Title Policy"), together with such endorsements required by Buyer pursuant to Section 5.1 and/or such endorsements, if any, which have been approved by Buyer and are required to cure Buyer's objections to title ("Seller's Endorsements"), as applicable. Such Title Policy shall have a liability amount in the amount of the gross Purchase Price set forth in or determined pursuant to Sections 4.1 and 6.1, shall cover the Property and shall insure fee title vested in Buyer, free of all encumbrances, except:

                (i) All general and special real property taxes and assessments a lien not yet delinquent or for which Buyer is responsible under the Lease;

                (ii) The Title Exceptions;

                (iii) The reservations contained in the Grant Deed;

                (iv) Any exceptions created or caused by the actions of Buyer or its agents or employees;

                (v) The Permitted Development Easements; and

                (vi) Any other title exceptions expressly approved in writing by Buyer pursuant to Sections 5.1.1(a) and/or 5.1.1(b).

Buyer shall be responsible, at Buyer's cost, to provide any survey required in connection with the Title Policy and neither such survey nor such Title Policy shall delay the Closing Date. If Buyer fails to provide any survey or other requirement for the Title Policy by the Closing Date, Escrow Holder shall nevertheless close the Escrow and provide to Buyer a CLTA Standard Owner's Policy which complies with the provisions of this Section 6.4. The cost of the Title Policy and the endorsements thereon shall be borne by Buyer and Seller as provided in Section 6.6 below. In addition, Seller shall execute and deliver such certificates, mechanics lien indemnifications and other instruments as shall be reasonably required for the issuance of the Title Policy and/or the endorsements described in this Section and in Section 5.1. Nothing herein, however, shall be deemed or construed to require Seller to bear any costs or to assume any obligations over and above those costs to be borne and those obligations to be undertaken by Seller pursuant to this Agreement and/or the Lease.

Section 23.5 Prorations.

                (i) All property taxes and assessments on the Property and any service and maintenance charges for the Property, whether paid in installments or not, shall be prorated between Buyer and Seller as of the Closing Date based upon the most current statements and information available to Escrow Holder or otherwise provided by Seller and agreed upon by Buyer, including any known supplemental reassessments. Subject to the preceding proration provision, Buyer shall be responsible for all installments of bonds and assessments secured by the Property which are due and payable after the Closing. For the purposes of this subsection, property taxes and assessments shall, to the extent that the information is available to do so, be prorated through Escrow to reflect the obligations of Buyer and Seller with respect thereto pursuant to the Lease. Buyer and Seller recognize that, due to possible parcel map prepayments and construction supplemental bills, it is likely or probable that all real property taxes and assessments cannot be prorated through Escrow. In light of such fact, Buyer and Seller agree that:

                    (A) Buyer and Seller shall make such prorations through Escrow as can be reasonably made by them based upon the best information then available to them.

                    (B) All prorations required and not possible through Escrow shall be made by Buyer and Seller outside of and after close of the Escrow.

                    (C) Section 12.10 of the Lease shall be applicable to all disputes arising out of the process provided for in clauses (i) and (ii) above.

                    (D) The covenants set forth in this Section 6.5(a), Section
12.10 of the Lease and Article IV of the Lease shall survive the Close of Escrow until all prorations required by this Section are completed.

                    (E) Nothing contained in this subsection shall modify or defeat the allocation of property taxes and assessments set forth in the Lease.

Subject to the foregoing, Seller and Buyer shall reasonably cooperate to develop a proration closing statement for delivery to and use by Escrow Holder pursuant to this subsection.

                (ii) Buyer shall obtain its own insurance with respect to the Property and shall not succeed to Seller's insurance. There shall be no proration with respect to liability insurance with respect to the Property. To the extent that Seller carries casualty insurance with respect to the Property and Landlord's Improvements thereon, Buyer shall be responsible for the premiums therefor (and Seller's overhead allowance with respect thereto) through the Closing Date to the extent specified in the Lease. Seller may cancel such insurance as of the Closing Date and Buyer shall place its own casualty insurance with respect to the Property and the improvements thereon. Except as provided in subsection (a) above and this subsection (b), there shall be no prorations or adjustments with respect to the Property.

 Section 23.6 Closing Costs. Subject to Section 7.2, Seller shall pay the premium for a CLTA owner's standard title policy, any premiums for the Seller Endorsements, if any, all documentary transfer taxes, all costs for recording the Grant Deed and the Development Agreement Assignment, and one-half (1/2) of all Escrow costs and fees. Buyer shall pay any additional premium for the Title Policy (i.e., the difference between the premium for the aforementioned CLTA policy and the premium for the Title Policy), the premiums for any endorsements to the Title Policy (other than the Seller's Endorsements), all costs for recording the Mutual Cancellation and the Full Reconveyance, one-half (1/2) of all Escrow costs and fees, and any costs and expenses relating to Buyer's obtaining the Full Reconveyance and any financing to acquire the Property. Any other costs and fees shall be paid by the party causing the same to be incurred or, if not directly attributable to a party, in accordance with southern California escrow practice. Buyer and Seller shall each bear their own legal and accounting costs and fees.

Section 23.7 Disbursements by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall disburse or retain, as applicable, all Funds deposited with Escrow Holder by Buyer in payment of the Purchase Price, the Breakage Fee and the Traffic Impact Fees, in each case as applicable, as follows:

            1. Deduct therefrom all costs chargeable to the account of Seller pursuant hereto;

            2. Retain any Disputed Portion pursuant to Sections 6.1 and 6.10 and distribute the remaining balance of the Funds to or at the direction of Seller promptly upon the Close of Escrow. If such Funds to be disbursed to Seller cannot be transferred to Seller in sufficient time after the Closing for Seller to invest the Funds itself on the Closing Date, then Escrow Holder shall hold and invest the Funds overnight as instructed by Seller; and

            3. To the extent that Buyer has deposited total Funds in excess of the Purchase Price, costs and fees payable by Buyer and any other amounts payable by Buyer, distribute such excess funds to or at the direction of Buyer promptly upon the Close of Escrow.

Section 23.8 Completion and Distribution of Documents. Escrow Holder shall also undertake the following at or promptly after the Close of Escrow:

            4. Determine the documentary transfer tax based upon the Purchase Price and complete the documentary transfer tax statement.

            5. If necessary, Escrow Holder is authorized and instructed to insert the date Escrow closes as the date of any documents conveying or terminating interests herein or to become operative as of the Closing Date (including the Mutual Cancellation, Personal Property Assignment and Development Agreement Assignment). Compile completely executed (and acknowledged, if required) copies of the Mutual Cancellation, Personal Property Assignment and Development Agreement Assignment, if delivered in partially executed and acknowledged counterparts.

            6. Cause the Grant Deed, the Full Reconveyance, the Mutual Cancellation and the Development Agreement Assignment, in that order, and any other recordable instruments which the parties so direct to be recorded in the Official Records. Escrow Holder is hereby instructed not to affix the amount of the documentary transfer tax on the face of the Deed but to pay on the basis of a separate affidavit of Seller not made a part of the public record, in accordance with Section 11932 of the California Revenue and Taxation Code.

            7. Cause each non-recorded document to be delivered to the party acquiring rights thereunder, or for whose benefit such document was obtained.

Section 23.9 Seller's Election of 1031 Exchange. Seller may elect to sell the Property to Buyer in the form of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a "1031 Exchange"). In the event that Seller shall so elect, Seller shall give written notice to Buyer and Escrow Holder of such election not less than five (5) days before the Close of Escrow and the following shall apply:

            (a) Simultaneous Exchange. Seller shall attempt to identify before the Closing other property which qualifies as "like-kind" property for a 1031 Exchange (the "Target Property") by Seller giving written notice to Buyer and Escrow Holder identifying the Target Property prior to the Closing.

            (b) Non-Simultaneous Exchange. If Seller has not so identified the Target Property before the Closing Date, then Seller shall proceed to Close of Escrow as provided in this Agreement unless Seller at its option enters into an exchange agreement with an accommodation party ("Accommodator") in order to facilitate a non-simultaneous or so-called "Starker deferred" exchange. If an Accommodator is so designated, Seller shall cause the Accommodator (i) to acquire title to the Property from Seller at or before the Closing, (ii) to transfer title to the Property to Buyer at the Closing for the Purchase Price, and (iii) to acquire and convey the Target Property to Seller after the Closing.

            (c) Expenses and Documents. Buyer shall cooperate with any such 1031 Exchange, including but not limited to executing and delivering additional documents reasonably requested or approved by Seller; provided, that Buyer shall not be required to incur any additional Liabilities or financial obligations as a consequence of any of the foregoing exchange transactions and Buyer's cooperation shall be subject to the specific limitations set forth in this Section. Without limiting the generality of the foregoing, Buyer shall not be required to execute any agreement with an Accommodator unless such agreement is required by Laws to effect such exchange. All expenses beyond those amounts agreed to be paid by Buyer in this Agreement resulting from any aspect of the 1031 Exchange, and any difference in equity between the Target Property and the Property, shall be borne solely by Seller. Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall also be borne by Seller. In no event shall the 1031 Exchange delay or extend the Closing Date. Moreover, any out-of-pocket expenses incurred by Buyer in cooperating with such exchange shall be credited against the Purchase Price.

            In no event shall Buyer be required to take title to any property, including the Target Property, other than the Property in connection with the 1031 Exchange, and the Close of the Escrow shall not be contingent in any way upon the acquisition of the Target Property. The 1031 Exchange shall not relieve Seller from liability for any representation, warranty or covenant of Seller or diminish any right or remedy of Buyer with respect to Seller. Buyer shall not be liable to Seller for any adverse tax consequences suffered or incurred by Seller in the event this Agreement is terminated or fails to close on the Closing Date, whether or not such termination or failure is due to an actual or alleged default by Buyer hereunder. This Section 6.9.3 shall survive the Close of Escrow or termination of this Agreement.

            (d) Indemnity. Seller shall defend, indemnify and hold Buyer harmless against and reimburse Buyer for any claims, demands, actions, liabilities, damages, losses, obligations, fines, penalties, costs and expenses, including, without limitation, attorneys' fees and all court costs which may arise or be asserted against Buyer in connection with the 1031 Exchange, which are greater, by reason of Seller's participation in any 1031 Exchange, than those which Buyer would have incurred were it not for such 1031 Exchange.

Section 23.10 Disputed Portion. In the event that the Escrow closes on the basis of clause (b) of Section 6.1, then the following shall pertain:

                (i) Escrow Holder shall retain rather than disburse to Seller the Disputed Portion.

                (ii) The Disputed Portion shall be invested in the manner provided in Section 4.2.

                (iii) The Disputed Portion shall be disbursed to Seller and/or Buyer, as applicable, in accordance with:

                    (A) Mutual instructions of Buyer and Seller, which may be delivered in counterparts; or

                    (B) The decision of an arbitrator in an arbitration held pursuant to Section 12.10 of the Lease which determines the amount of the Purchase Price. Delivery of such decision to Escrow Holder may be made by either Seller or Buyer.

                (iv) Interest accrued shall be disbursed in the same proportion(s) as disbursement of the Disputed Portion pursuant to subsection
(c).

                (v) Buyer and Seller shall each pay one-half ( 1/2) of the fees of Escrow Holder for acting as the escrow holder of the Disputed Portion pursuant to this Section 6.10.

                       ARTICLE XXIV. DEFAULTS AND REMEDIES

Section 24.1 Default by Either Party. If Escrow fails to close when and as provided in Section 6.1 above (including any applicable extensions pursuant to this Agreement) due to the failure of either party to perform any obligation under this Agreement, then the nondefaulting party may elect, by written notice to the defaulting party and to Escrow Holder, to terminate Escrow and this Agreement. That termination shall be effective three (3) days after delivery of such notice; provided, that (i) the nondefaulting party has performed or is in a position to perform all conditions on its part to be performed as of the termination date; and (ii) the defaulting party has not cured the default and the nondefaulting party has not waived such default by the effective termination date. Without in any way affecting the validity of such termination, both Buyer and Seller agree to execute and deliver mutual termination instructions in a form specified by Escrow Holder in order to satisfy Escrow Holder's reasonable cancellation requirements. Except as otherwise provided in this Article 7, Escrow Holder and the parties shall, upon such termination, return all of the other party's funds and documents then held by them to the party depositing or delivering the same. Thereafter, each of the parties shall be discharged and released from all obligations and liabilities except as otherwise provided in Sections 7.2, 7.3 and 7.4 and except for those obligations and liabilities which are expressly intended to survive the termination of this Agreement.

Section 24.2 Cancellation Charges. A defaulting party shall be liable for all escrow, title cancellation and similar charges, in addition to any other damages or remedies due the nondefaulting party (except as limited by Sections 7.1, 7.3 or 7.4). If Close of Escrow fails to occur for any reason other than a party's default, Buyer and Seller shall each pay one-half (1/2) of any escrow, title cancellation or similar charges.

Section 24.3 LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AND SUCH FAILURE CONSTITUTES A BREACH OF THIS AGREEMENT, BUYER, BY ITS INITIALS FOLLOWING THIS SECTION, AGREES THAT THE DEPOSIT AND ALL INTEREST ACCRUED THEREON SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER FOR SUCH BREACH AND FAILURE TO CLOSE BY BUYER. THE PAYMENT OF SUCH AMOUNT IS NOT INTENDED AS A FORFEITURE OR A PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369 OR SIMILAR AUTHORITIES, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO THE REQUIREMENTS OF CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. BUYER AND SELLER AGREE THAT THE AFORESAID SUM IS A FAIR AND REASONABLE AMOUNT FOR LIQUIDATED DAMAGES FOR SUCH A BREACH AND FAILURE TO CLOSE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS ENTERED INTO. ESCROW HOLDER IS HEREBY AUTHORIZED AND INSTRUCTED TO RELEASE SUCH SUMS TO SELLER UPON THE DELIVERY OF UNILATERAL WRITTEN INSTRUCTIONS TO ESCROW HOLDER BY SELLER, AND ESCROW HOLDER IS HEREBY RELIEVED OF ALL LIABILITY THEREFOR. SELLER ACKNOWLEDGES AND AGREES THAT SELLER'S RETENTION OF THE DEPOSIT AND THE ACCRUED INTEREST THEREON PURSUANT TO THIS SECTION SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AS TO SUCH DEFAULT(S) AND FAILURE TO CLOSE IN THE EVENT OF ANY DEFAULT(S) AND FAILURE TO CLOSE BY BUYER. IT IS UNDERSTOOD AND AGREED THAT THIS SECTION APPLIES ONLY TO A FAILURE OF BUYER TO CLOSE THE ESCROW, WHICH FAILURE IS A DEFAULT OR BREACH OF THIS AGREEMENT. AS USED HEREIN, ALL REFERENCES TO THE "DEPOSIT" SHALL MEAN THE AGGREGATE AMOUNT THEN HELD BY ESCROW HOLDER PURSUANT TO
ARTICLE 4.

            NOTWITHSTANDING THE FOREGOING, (a) IN NO EVENT SHALL THIS SECTION
7.3 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY (i) UPON SUCH OTHER PARTY'S INDEMNIFICATION OBLIGATIONS PURSUANT TO THIS AGREEMENT OR (ii) UPON OR WITH RESPECT TO THIRD PARTY CLAIMS AND (b) THIS SECTION 7.3 SHALL NOT LIMIT SELLER'S RIGHT TO RECOVER COSTS, EXPENSES AND ATTORNEYS' FEES TO ENFORCE THE PROVISIONS OF THIS SECTION 7.3. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER BUYER'S DEFAULT HEREUNDER NOR SELLER'S TERMINATION OF THIS AGREEMENT AS A RESULT THEREOF SHALL TERMINATE THE LEASE.

                ---------------------            ----------------------
                Seller's Initials                Buyer's Initials

Section 24.4 Specific Performance by Seller. If Seller defaults under any obligation in this Agreement, then in lieu of termination as provided in Section 7.1, Buyer may compel specific performance by Seller of Seller's obligation to convey the Property as provided herein. In addition, Buyer may recover any provable actual damages which Buyer may incur as the result of such default by Seller, in addition to such specific performance. In no event, however, shall Seller ever be liable for any punitive or consequential damages and Buyer hereby specifically waives the right to recover the same. Actual damages recoverable by Buyer may include those provided in Sections 11 and 12.2 below. By its signature hereto, Seller acknowledges that damages would be an inadequate remedy to Buyer in the event of a default by Seller pursuant to this Agreement and consents to the entry of an order or judgment for specific performance in the event of a default by Seller. Nothing contained in this Section shall preclude Buyer from recovering the Deposit and Buyer's attorneys' fees and expenses of so doing pursuant to Section 12.2 if Seller defaults and Buyer elects not to seek specific performance.

                   ARTICLE XXV. REPRESENTATIONS AND WARRANTIES

Section 25.1 In General. In addition to any express agreements of either party contained herein, the following constitute representations and warranties by each party to the other, which shall be true and correct as of the expiration of the Contingency Period and the Close of Escrow, in each case, and the truth and accuracy of such representations shall constitute a condition to the Close of Escrow for the benefit of the party to whom such representations and warranties were made.

Section 25.2 By Each Party. Each party hereto covenants, represents and warrants to the other as follows:

            (a) Authority. Such party has full power and authority to enter into and comply with the terms of this Agreement, and the individuals executing this Agreement on behalf of such party have actual right and authority to bind that party to the terms of this Agreement.

            (b) Binding Effect. No action or consent which has not been obtained is necessary to make this Agreement, and this Agreement and all documents to be executed hereunder are, the valid and legally binding obligations of such party, enforceable in accordance with their respective terms.

            (c) Compliance. To the best knowledge of such party, this Agreement and that party's performance of the obligations herein contained do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any Laws currently applicable to such party, or any evidence of indebtedness or security therefor or other agreement to which such party is a participant or by which any of such party's properties may be bound.

Section 25.3 By Seller Only.

            (a) Not a Foreign Person. Seller represents and warrants to Buyer, in accordance with Section 1445 of the Internal Revenue Code and Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, that (a) Seller is not now, and at Closing will not be, a "foreign person," and (b) Buyer need not withhold tax at the Closing as a result of this transfer.

            (b) Agreements. There are no agreements entered into by Seller concerning the operation and maintenance of the Property which would bind Buyer or the Property for more than thirty (30) days after the Close of the Escrow, other than the Title Exceptions and the Permitted Development Easements.

            (c) Documents. Seller has delivered (or will deliver) to Buyer copies of all Diligence Documents in Seller's possession or under Seller's control. The copies shall be true and correct copies of such Diligence Documents as are in Seller's possession.

            (d) Hazardous Materials. Except as described in Section 5.4 of this Agreement, to the best of Seller's actual knowledge, but with no duty to investigate, there are no hazardous materials located in, on or under the Land or located near the Land which could migrate onto the Land.

            (e) Organization. Seller and each partner of Seller which is not a natural person has been duly organized and is validly existing under the laws of the State of California. Seller has the full right, power and authority to execute and deliver this Agreement and to perform the obligations of Seller hereunder. The persons executing this Agreement on behalf of Seller are authorized to do so and to bind Seller to the obligations of Seller hereunder.

            (f) Fee Ownership. Seller is the fee owner of the Property and no person or entity other than Buyer has any present or future right (whether or not contingent) to occupy, use or acquire any interest in the Property, or any portion thereof, except as listed in the Title Report.

            (g) No Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or to Seller's knowledge, threatened against Seller which, if determined adversely to Seller, could individually or in the aggregate materially interfere with the rights of Buyer hereunder. There is no litigation which has been filed against Seller that arises out of ownership of the Property and which, if determined adversely to Seller, would materially adversely affect the Property, the Intended Use, as defined in the Lease, or Seller's ability to perform hereunder.

            (h) Condemnation. Seller has not received any written notice of any condemnation proceeding related to the Property.

            (i) Zoning. The Sale Land is currently in the Planned Development Industrial zoning classification of the City of Costa Mesa (the "City").

            (j) No Violation. Seller has not received any written notice from any governmental entity or agency alleging that the Property violates any provision of any federal or state statute or any ordinance of the City.

            (k) Utility Service. Main water, sewer, gas, electrical and telephone lines are available in the streets adjacent to the Sale Land for connections from such main lines to the Improvements constructed or to be constructed on the Sale Land.

            (l) Development Agreement. The Development Agreement has not been terminated, cancelled, modified or amended and there are no proceedings pending or threatened to cancel, terminate, modify or amend the Development Agreement.

            (m) Entitlement and Trip Budget. The Floor Area, as defined in the Lease, entitlement of the Sale Land is a 0.4 FAR (the "Entitlement"). The trip budget for the Sale Land is 376 trips (AM) and 362 (PM) (the "Trip Budget"). There are no proceedings pending or threatened to modify the zoning of, the Entitlement of or the Trip Budget for the Sale Land.

            For purposes of Sections 8.2.3, 8.3.4 and 8.3.7, Seller's knowledge shall mean to the knowledge of Seller's agents, Jeffrey M. Reese and J. Barney Page, and as to 8.3.4 only, Theodore W. Segerstrom.

            Notwithstanding anything herein to the contrary, all representations and warranties set forth in this Section 8 shall survive the Closing for a period of one (1) year thereafter, but only as to claims made by a demand for arbitration filed and served within one (1) year after the Closing Date, or shall be forever barred.

                  ARTICLE XXVI. CERTAIN EVENTS PRIOR TO CLOSING

                If any portion of the Property, or any interest therein, is taken before the Closing Date as a result of any street widening or other condemnation (including the filing of any notice of intended condemnation or proceedings in the nature of eminent domain), Seller shall immediately give Buyer notice of the taking. Buyer shall nonetheless proceed with the purchase of the Property and consummate this Agreement in accordance with its terms, and all awards payable by reason of such taking shall belong to Buyer.

                Notwithstanding the foregoing, in the event of any taking by condemnation (including the filing of any notice of intended condemnation or proceedings in the nature of eminent domain or the threat of such proceedings) prior to the Closing Date of such portion of the Property as shall adversely affect the ability of Buyer to utilize the remainder of the Property for the Intended Use, Buyer shall have the option to terminate this Agreement. Such option shall be exercised, if at all, by written notice to Seller and Escrow Holder given within fifteen (15) days after Buyer's receipt from Seller of written notice of such taking or intended taking and the portion of the Property taken or proposed to be taken. If Buyer is entitled to terminate and timely and properly terminates this Agreement pursuant to this Article 9, then:

                (i) This Agreement shall terminate upon Seller's receipt of Buyer's notice of termination;

                (ii) All instruments in Escrow shall be returned to the party depositing the same;

                (iii) Buyer and Seller shall each pay one-half (1/2) of all Escrow and title cancellation charges;

                (iv) Neither party shall have any further rights, obligations or liabilities whatsoever to the other party concerning the Property by reason of this Agreement except as expressly stated in this Agreement to survive termination; and

                (v) The Lease shall continue in effect unless terminated pursuant to Section 10.1 thereof.

If Buyer does not timely and properly terminate this Agreement pursuant to this
Article 9, then the first paragraph hereof shall apply with respect to such taking or proposed taking.

                       ARTICLE XXVII. POST-CLOSING MATTERS

Section 27.1 Confidentiality. Each party shall hold in strict confidence the terms and conditions set forth in this Agreement, and the other information related to the Property obtained from the other (collectively, "Confidential Information"). Notwithstanding the foregoing, neither party shall incur liability for disclosure of Confidential Information: (a) to its employees and employees of its affiliates, accountants, attorneys, insurance brokers, consultants, and others to the extent such disclosure is necessary or desirable in connection with Buyer's evaluation of the Property (in which event, to the fullest extent possible, the person receiving the information shall be informed of its confidential nature and instructed to maintain the confidentiality of the same), (b) that is, or hereafter becomes, part of the public domain other than through a breach by Buyer or Seller of its obligations in this paragraph, (c) that Buyer receives from a third party who is not under the confidentiality obligations contained in this paragraph, (d) in response to a subpoena in litigation, or (e) as otherwise necessary in connection with litigation or as required by law. Each party will use reasonable efforts to consult with the other prior to responding to any inquiries made by any third party respecting the transactions contemplated by this Agreement. Whether or not the Escrow closes, each party shall treat as Confidential Information the Purchase Price for a period of twelve (12) months after Close of Escrow or termination of this Agreement, as applicable. Notwithstanding the foregoing, Seller and Buyer acknowledge and agree that Buyer may or will be required to disclose the terms hereof and/or to file this Lease in or with Buyer's public filings pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or the rules and regulations under such acts.

Section 27.2 Seller's Construction Warranty. Neither anything contained in this Agreement nor the Close of the Escrow shall terminate or otherwise affect Seller's obligations contained in Section 6.1(b) of the Lease, all of which obligations shall survive for the entire period set forth in such Section (the "Warranty Period"). The obligations of Seller pursuant to such Section 6.1(b) are herein referred to as "Seller's Warranty Obligations."

Section 27.3 Assignment of Warranties. Upon the expiration of the Warranty Period, Seller shall deliver to Buyer the originals of all Warranties and shall execute and deliver to Buyer an assignment of all Warranties. Such assignment shall be in the form attached hereto as Exhibit E, including the representations and warranties therein contained. To the extent that any Warranty runs in favor of a parent, subsidiary or affiliate of Seller or any other person or entity acting on behalf of or for Seller, Seller shall cause such parent, subsidiary, affiliate or other person to join in such assignment.

Section 27.4 General Release and Indemnification.

                (i) Except as expressly provided to the contrary in this Agreement, Buyer hereby releases the "Releasees" hereunder, consisting of Seller and each of its past, present and future partners, officers, trustees, beneficiaries, members, managers, employees, agents, representatives, attorneys, successors and assigns, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises or Liabilities of any nature whatsoever, known or unknown, fixed or contingent, arising out of, based upon or relating to the Property, including the existence of toxic or hazardous wastes or materials of any kind, on, under or about the Property, or arising from any use of the Property, including, any claims for contribution or reimbursement pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 6601, et seq.), or any other or similar state or federal environmental statute, rule or decision.

            The foregoing release shall not apply to (i) any claims with respect to the rights reserved (i.e., minerals, water, etc.) by Seller as described in
Section 1.7, (ii) any claim in connection with a breach of a representation, warranty or indemnification obligation hereunder, (iii) claims for indemnification by Buyer pursuant to Section 13.7(b) of the Lease, (iv) the other obligations of Seller which survive the Close of Escrow as provided in this Agreement, (v) the obligations of Seller pursuant to Article 11 of this Agreement and Section 6.1(b) of the Lease and (vi) any claim for fraud on the part of Seller in connection with this Agreement or the Lease. Section 12.2 shall apply with respect to any claims of the types described in clauses (i) through (vi). Any claim described in this paragraph must be made by a demand for arbitration filed and served within one (1) year after the Closing Date or shall be forever barred. Provided, however, that, as to the representations and warranties to be set forth in the assignment provided for in Section 10.3, such one (1) year period shall run from the date of delivery of such assignment to Buyer In addition, Buyer agrees that it will not initiate any action (but excluding a cross-complaint for purposes of bringing Seller into any action initiated by a third party) against Seller pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other or similar state or federal environmental statute, rule, or decision, but shall not be required to indemnify Seller against any liability which Seller may have under any such statute, rule or decision as the result of Seller's ownership of the Property.

            BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

            BUYER, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                                --------------------
                                Buyer's Initials

                (ii) In addition to the other indemnities of Buyer contained herein, those provisions of the Lease by which Buyer indemnifies Seller from and against Liabilities based upon or relating to the Property, whether accruing prior to or after the Closing Date, shall survive the Closing. Payment shall not be condition precedent to enforcement of any such indemnification provision.

                (iii) The provisions of this Section 10.4 shall survive the execution and delivery of this Agreement and the Grant Deed and the occurrence of the Closing.

                             ARTICLE XXVIII. BROKERS

                    Seller shall pay to Julien J. Studley, Inc. ("Broker") a commission with respect to that portion of the Property denominated as the Expansion Land in the Lease. Such commission shall be payable in the amount and at the time determined in that certain letter agreement dated July 20, 2001 (with any amendments thereto, the "Letter") between Seller and Broker and shall not be included in Development Costs pursuant to the Lease. Seller shall indemnify, defend and hold Buyer and the Property harmless against any liability for the commission due Broker pursuant to the Letter with respect to the within sale. The last two sentences of the next succeeding paragraph shall also apply with respect to such indemnification obligation.

                    Except as provided in the immediately preceding paragraph, Seller and Buyer each represents and warrants to the other that no broker or finder or other real estate agent is entitled to any commission, finder's fee or other compensation with respect to this Agreement resulting from any action on its part. Each party agrees to indemnify, defend, protect and hold the other party and the Property harmless against any liability for any broker's commission or finder's fee for which it is responsible or which is asserted as a result of its own act or omission in connection with this transaction. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision. The foregoing indemnification provision shall include a covenant by each indemnifying party to defend the indemnified party against all claims for which indemnification is available with legal counsel selected by its liability insurance carrier or otherwise reasonably satisfactory to the indemnified party.

                     ARTICLE XXIX. MISCELLANEOUS PROVISIONS

Section 29.1 Assignment; Binding on Successors. This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective representatives, successors and assigns; provided, however, that Buyer shall not have the right to assign this Agreement or any interest or right under this Agreement or under the Escrow or to appoint a nominee to act as Buyer under this Agreement without obtaining the prior written consent of Seller, which consent shall be in the sole and absolute discretion of Seller. No such assignment shall relieve Buyer of its obligations hereunder. Any attempted assignment in violation of this provision shall be null and void.

Section 29.2 Fees and Other Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement. In any dispute or action between the parties arising out of this Agreement or the Escrow, or in connection with the Property, the prevailing party shall be entitled to have and recover from the other party all losses, damages, costs and expenses (including without limitation court costs and reasonable attorneys' fees) related thereto, whether by final judgment or by out of court settlement.

Section 29.3 Approval and Notices. Any approval, disapproval, demand, document or other notice or communication (collectively, a "Notice") required or permitted to be given hereunder shall be in writing and may be served personally, by commercial delivery or private courier service, by registered or certified mail (return receipt requested, postage prepaid) or by facsimile transmission. Any Notice shall be effective (i) upon personal delivery, (ii) when received or refused as indicated by the date on the return invoice or receipt showing delivery or refusal or (iii) upon receipt of a legible transmission on a Business Day. The parties' addresses for Notices are as follows:


               TO BUYER:            Emulex Corporation
                                    3535 Harbor Boulevard
                                    Costa Mesa, California 92626
                                    Attn:  Ms. Sadie Herrera,
                                           EVP HR and Facilities
                                    Fax: (714) 556-0252

               COPIES TO:           John F. Simonis, Esq.
                                    Paul, Hastings, Janofsky & Walker, LLP
                                    695 Town Center Drive, 17th Floor
                                    Costa Mesa, California 92626
                                    Fax: (714) 979-1921

               TO SELLER:           C.J. Segerstrom & Sons
                                    3315 Fairview Road
                                    Costa Mesa, California 92626
                                    Attn:  Chief Financial Officer
                                    Fax: (714) 918-4425

               COPIES TO:           LATHAM & WATKINS
                                    Twentieth Floor
                                    650 Town Center Drive
                                    Costa Mesa, California 92626
                                    Attn:  James W. Daniels, Esq.
                                    Fax:   (714) 755-8290

Notice of change of address shall be given by written Notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to constitute receipt of the Notice.

Section 29.4 Jurisdiction. This Agreement shall be construed under the laws of the State of California. Venue and jurisdiction of any action arising out of this Agreement shall exclusively be in any state or federal court sitting in the County of Orange, State of California.

Section 29.5 Interpretation. Each provision herein shall be construed in all cases as a whole according to its fair meaning, neither strictly for nor against either Buyer or Seller and without regard for the identity of the party initially preparing this Agreement. Titles and captions are inserted for convenience only and shall not define, limit or construe in any way the scope or intent of this Agreement. References to sections are to sections as numbered in this Agreement unless expressly stated otherwise.

Section 29.6 Gender; Joint Obligations. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. If more than one party is the Buyer or Seller hereunder, the obligations of all such parties shall be joint and several.

Section 29.7 No Waiver. A waiver by either party of a breach of any of the covenants, conditions or agreements to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or agreements.

Section 29.8 Modifications. Any alteration, change or modification of or to this Agreement, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.

Section 29.9 Severability. If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

Section 29.10 Survival. Each representation, warranty, covenant and agreement of the parties to be performed hereunder after the Closing, shall, subject to the time limitations set forth in Article 8 and the provisions of Section 10.4, survive Close of Escrow until full performance of such obligations.

Section 29.11 Merger of Prior Agreements. This Agreement and the Exhibits hereto contain the entire understanding between the parties relating to the sale transaction contemplated by this Agreement. All prior or contemporaneous agreements, understandings, representations and statements, whether direct or indirect, oral or written, are merged into and superseded by this Agreement, and shall be of no further force or effect. In connection with the foregoing, those portions of the Lease governing the purchase of the Property by Buyer from Seller are subsumed into and superseded by the provisions of this Agreement. Those portions of the Lease which are not so superseded shall survive the Closing Date as necessary to give effect to the rights and obligations of the parties hereunder and thereunder until fulfillment of such rights and satisfaction of such obligations in full. Moreover, all provisions of the Lease to which reference is made herein for the purpose of any determination required pursuant to this Agreement are incorporated herein by this reference. Either party may deliver to Escrow Holder along with this Agreement a true and complete copy of the Lease. By its signature hereto, Escrow Holder agrees to comply with the provisions of Section 10.1 with respect to the Lease.

Section 29.12 Time of Essence. Time is of the essence of this Agreement.

Section 29.13 Counterparts. This Agreement may be signed in multiple counterparts which, when duly delivered and taken together, shall constitute a single binding Agreement between the parties. It shall not be necessary for both parties to execute the same counterparts of this Agreement for this Agreement to become effective.

Section 29.14 Exhibits. All exhibits attached to this Agreement are incorporated herein by reference.

Section 29.15 Cooperation of Parties. Each party agrees to execute and deliver any other and further instruments and documents and take such other actions as may be reasonably necessary or proper in order to accomplish the intent of this Agreement. The foregoing covenant shall not require either party to pay any costs or assume any obligations other than or in addition to those to be paid or assumed by such party pursuant to this Agreement.

Section 29.16 Preliminary Change of Ownership Report. Buyer shall be fully responsible for all matters in connection with the filing of a Preliminary Change of Ownership Report in accordance with California Revenue and Taxation Code Section 480.3.

Section 29.17 No Third Party Beneficiaries. The provisions of this Agreement are intended to be solely for the benefit of the parties hereto, and the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate either of the parties hereunder, to any person or entity other than the parties to this Agreement.

Section 29.18 Alternative Dispute Resolution Procedure.

                (i) Except as provided in subsection (b) below, any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be determined by final and binding arbitration conducted before a single arbitrator at a location determined by the arbitrator in Orange County, California and administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or if JAMS shall not then exist, such other organization as to which Seller and Buyer agree. If Seller and Buyer are unable to so agree within fifteen (15) days after the dispute arises, the organization shall be selected by the presiding judge of the Orange County Superior Court or his or her designee upon application by any party to the dispute. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

                (ii) The provisions of this Section shall not apply to:

                    (A) Any specific controversy, dispute, question or issue as to which this Agreement specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Seller and Buyer agree in writing to waive such procedure and to proceed instead pursuant to this Section.

                    (B) Any request or application to any state or federal court having jurisdiction thereof for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) in aid of or with respect to any right or obligation of either party to this Agreement, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant the relief requested or applied for. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Section after an appropriate transfer or reference to JAMS upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause (ii) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Section.

                    (C) Exercise of any remedies to enforce any judgment entered based upon a determination made by arbitration pursuant to this Section.

                (iii) Any arbitration pursuant to this Section shall be conducted in accordance with the streamlined Arbitration Rules and Procedures of JAMS (the "Rules"), regardless of the amount in dispute, except that, whether or not such Rules so provide:

                    (A) There shall be a pre-hearing conference prior to the arbitration hearing to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues to be arbitrated.

                    (B) There shall be no mediation or settlement conferences unless all parties agree thereto in writing.

                    (C) Discovery shall be limited to that permitted by the Rules, and "good cause" where a condition to discovery shall be strictly construed.

                    (D) All motions shall be in letter form and hearings thereon shall be by conference telephone calls unless the arbitrator orders otherwise.

                    (E) Hearings shall require only twenty (20) days prior written notice.

                    (F) All notices in connection with any arbitration may be served in any manner permitted by Section 12.3 of this Agreement.

                    (G) Fees and costs paid or payable to JAMS shall be included in "expenses" for purposes of Section 12.2. The arbitrator shall specifically have the power to award to the prevailing party such party's reasonable expenses incurred in such proceeding, except as otherwise provided in subsection (d) below. Reasonable expenses shall include attorneys' fees and fees and costs paid or payable to JAMS.

                    (H) The selection of the arbitrator shall be in accordance with the then existing Rules of JAMS, provided that Seller and Buyer may agree to extend the period of time by which an arbitrator must be selected by them. In the event that the parties are unable to agree upon an arbitrator within thirty
(30) days after submission of a matter to arbitration, the arbitrator shall be appointed by the administrator of the Orange County office of JAMS or its successor, if any, as provided in the Rules.

                    (I) The arbitration award shall include findings of fact and conclusions of law and shall not be limited as to amount.

                (iv) As soon as practicable after selection of the arbitrator, the arbitrator or his or her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and shall deliver a statement to each party setting forth that party's pro rata share of such fees and costs. Each party shall deposit its pro rata share of such fees and costs with the arbitrator within ten (10) days after receipt of such statement. If either party fails to make a required deposit hereunder, the other party may make such deposit on behalf of the defaulting party and the amount of such deposit, plus interest thereon at ten percent (10%) per annum, shall be awarded against the defaulting party by the arbitrator in making any final arbitration award without regard to whether the defaulting party is the prevailing party in the arbitration pursuant to this Section.

                (v) The arbitrator shall have no authority or power to award any party any exemplary or punitive damages.

Section 29.19 Property Disclosures. As required by California law, Seller has delivered to Buyer a natural hazards disclosure report with respect to the Sale Land.

Section 29.20 Escrow Holder Not to Be Concerned. Sections 5.4, 8.1, 8.2, 8.3, 10, 12.19, 12.21 and 12.23 are agreements solely between Seller and Buyer, and Escrow Holder need not be concerned therewith.

Section 29.21 Possession. As to any portion of the Property of which Buyer does not currently hold possession, Buyer shall be entitled to possession of the Property from and after the Closing Date.

Section 29.22 Calculation of Days. Whenever, as to any action to be taken within a specified number of days, the last day of the specified period is a Saturday, Sunday or recognized legal holiday, such specified period shall be deemed to expire on the first succeeding day which is not a Saturday, Sunday or recognized legal holiday.

Section 29.23 Covenant as to Trip Ends. Tenant covenants that, with respect to Tenant's use of the Property, Tenant shall not, at any time, utilize or attempt to utilize any additional trips allocated to the balance of the Home Ranch except by transfer from the owner of those trips.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"BUYER":                               "SELLER":

EMULEX CORPORATION, a California       C.J. SEGERSTROM & SONS, a California
corporation                            general partnership


By                                     By    Henry T. Segerstrom Management LLC,
   -----------------------------             a California limited liability
Title:                                       company, Manager
      --------------------------
                                             By
                                                --------------------------------
By                                                                       Manager
   -----------------------------
Title:                                 By    HTS MANAGEMENT CO., INC.,
      --------------------------             a California corporation, Manager

"ESCROW HOLDER":

The undersigned acknowledges                 By
receipt of this Agreement and                   --------------------------------
agrees to act in accordance with             Title:
all applicable provisions contained                -----------------------------
herein.
                                             By
CHICAGO TITLE COMPANY, a California             --------------------------------
corporation                                  Title:
                                                   -----------------------------

By
   ---------------------------------
Title:
       -----------------------------
Dated:                      , 200
       ---------------------      --

                            LEGAL DESCRIPTION OF LAND


ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF COSTA MESA, DESCRIBED AS FOLLOWS:

PARCEL 3 OF PARCEL MAP 94-120, IN THE CITY OF COSTA MESA, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 284, PAGES 7 TO 10, INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.


                                    Exhibit A

                                DEPICTION OF LAND

                                [TO BE SUPPLIED]




                                   Exhibit A-1

                            GENERAL ESCROW PROVISIONS

(a) All funds received in this Escrow shall be deposited in a separate escrow fund account or accounts of CHICAGO TITLE COMPANY (for the benefit of the parties hereto) with a State or National Bank qualified to do business in the State of California, such that each account shall be fully insured at all times by the Federal Deposit Insurance Corporation, to the maximum extent permitted by law. All disbursements shall be made by check of CHICAGO TITLE COMPANY, or by wire transfer from CHICAGO TITLE COMPANY, as selected by the payee.

(b) You are authorized to prepare, obtain, record and deliver the necessary instruments to carry out the terms and conditions of this Escrow and to order to be issued at Close of Escrow the policy of title insurance as called for in these instructions. Close of Escrow shall mean the date instruments are recorded.

(c) All adjustments and prorations shall be made on the basis of a 30-day month.

(d) You are not to be held accountable or liable for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited in this Escrow, nor as to the identity, authority or rights of any person executing the same. Your duties hereunder shall be limited to the proper handling of such money and the proper safekeeping of such instruments, or other documents received by you as Escrow Holder, and for the disposition of same in accordance with the written instructions accepted by you in this Escrow.

(e) You shall have no responsibility of notifying any of the parties to this Escrow of any sale, resale, loan, exchange or other transaction involving any property herein described or of any profit realized by any person, firm or corporation in connection therewith, regardless of the fact that such transaction(s) may be handled by you in this Escrow or in another escrow.

(f) No notice, demand or change of instruction shall be of any effect in this Escrow unless given in writing by all parties affected thereby and except as otherwise specifically provided in the Agreement to which these General Provisions are attached. In the event a demand for the funds on deposit in this Escrow is made, not concurred in by all parties hereto, the Escrow Holder, regardless of who made demand therefor, may, except as expressly provided to the contrary in the Agreement, elect to do any of the following:

        (i) After three (3) business days from the date Escrow Holder was first notified that the Escrow is to be canceled and/or demand for funds was made, absent mutually concurring instructions providing for payment of funds and the disposition to be made of this Escrow, the Escrow Holder may return all funds and documents to the parties depositing same, and without liability therefor.

                        Exhibit B to Purchase Agreement

        (ii) Withhold and stop all further proceedings in, and performance of, this Escrow pending a resolution of any conflict by and between the parties hereto.

        (iii) File a suit in interpleader and obtain an order from the court allowing Escrow Holder to deposit all funds and documents in court and have no further liability hereunder, except for its own negligent or willful misconduct or any breach by Escrow Holder of any obligations in this Agreement.

(g) If the conditions of this Escrow have not been complied with at the time herein provided, you are nevertheless to complete the same as soon as the conditions (except as to time) have been complied with, unless Buyer has made written demand upon you for the return of money and instruments deposited by Buyer.

(h) All parties hereto agree, jointly and severally, to pay on demand, as well as to indemnify and hold you harmless from and against all costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of any kind or nature which, in good faith, you may incur or sustain in connection with this Escrow, whether arising before or subsequent to the close of this Escrow, except to the extent caused by the negligence or willful misconduct of the Escrow Holder.

(i) Unless the Agreement otherwise provides or unless otherwise instructed by either Buyer or Seller, you are authorized to furnish copies of these instructions, any supplements or amendments thereto, notices of cancellation and closing statements to the attorneys named in this Escrow.

(j) These instructions may be executed in counterparts, each of which when so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

(k) These instructions shall become effective as an Escrow only upon the delivery thereof to the Escrow Holder signed by all parties thereto.

(l) Any funds abandoned or remaining unclaimed, after good faith efforts have been made by the Escrow Holder to return same to the party(ies) entitled thereto, shall be assessed a holding fee of $50.00 annually. After seven (7) years the amount thereafter remaining unclaimed may escheat to the State of California.

(m) All documents, closing statements, and balances due the parties to this Escrow are to be mailed by ordinary mail to said parties at the addresses shown opposite their signatures, unless otherwise instructed.

(n) Notwithstanding the foregoing, if Escrow Holder is also acting as Title Company under this Agreement, nothing set forth in these General Escrow Provisions shall limit any liability set forth in the Title Policy provided for in the Agreement.

                        Exhibit B to Purchase Agreement

(o) For purposes of complying with Internal Revenue Code Section 6045(e), as amended effective January 1, 1991, Escrow Holder is hereby designated as the "person responsible for closing the transaction" and also as the "reporting person," for purposes of filing any information returns with the Internal Revenue Service concerning this transaction, as required by law.

                        Exhibit B to Purchase Agreement

RECORDING REQUESTED BY:

Chicago Title Company

WHEN RECORDED MAIL TO:

---------------------------------
---------------------------------
---------------------------------
---------------------------------
Attn:
      ---------------------------

MAIL TAX STATEMENTS TO ADDRESS ABOVE.

--------------------------------------------------------------------------------
                                                (Space Above for Recorder's Use)


                                   GRANT DEED

            FOR VALUE RECEIVED, C.J. SEGERSTROM & SONS, a California general partnership ("Grantor"), hereby GRANTS to EMULEX CORPORATION, a California corporation ("Grantee"), that certain real property and all improvements located thereon, situated in the City of Costa Mesa, Orange County, California, and described on Schedule "1" attached hereto and by this reference incorporated herein (the "Property").

            EXCEPTING AND RESERVING UNTO Grantor, its successors and assigns, together with the right to grant and transfer all or a portion of the same, any and all underground water, water rights, oil, oil rights, minerals, mineral rights, natural gas, natural gas rights and other hydrocarbons by whatsoever name known and all rights therein, geothermal steam, and all products derived from any of the foregoing, that may be within or under the Property, together with the perpetual right of drilling, pumping, mining, extracting, exploring and operating therefor and storing in and removing the same from the Property or any other property, including the right to whipstock or directionally drill, pump and mine from property other than the Property, water, oil or gas wells, tunnels and shafts into, through or across the subsurface of the Property, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells, tunnels or shafts; provided, however, that in no event shall Grantor or its successors or assigns have the right to drill, pump, mine or excavate through the surface or the upper 200 feet of the subsurface of the Property. Provided, however, that Grantor shall have no right to enter upon the surface of the Property, to deprive the Property of structural support or otherwise interfere in any way with Grantee's development, construction or operation of the Property for Grantee's intended use thereof.

            SUBJECT TO:

            (a) All real property taxes and assessments, whether general or special and a lien not delinquent, against the Property.

                        Exhibit C to Purchase Agreement

            (b) All other liens, encumbrances, easements, rights of way, covenants, conditions, restrictions, reservations, rights, dedications and offers of dedication of record or apparent.

            IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of -------------------, -----.

                                   C.J. SEGERSTROM & SONS, a California
                                   general partnership

                                   By    Henry T. Segerstrom Management LLC,
                                         a California limited liability company,
                                         Manager

                                         By
                                            ------------------------------------
                                                                         Manager

                                   By    HTS MANAGEMENT CO., INC.,
                                         a California corporation, Manager

                                         By
                                            ------------------------------------
                                         Title:
                                                --------------------------------

                                         By
                                            ------------------------------------
                                         Title:
                                                --------------------------------


                        Exhibit C to Purchase Agreement

STATE OF CALIFORNIA   )
                      )   ss.
COUNTY OF ORANGE      )


            On __________________, before me, , Notary Public, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

            WITNESS my hand and official seal


---------------------------------------
SIGNATURE OF NOTARY PUBLIC




STATE OF CALIFORNIA   )
                      )   ss.
COUNTY OF ORANGE      )


            On __________________, before me, , Notary Public, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

            WITNESS my hand and official seal



---------------------------------------
SIGNATURE OF NOTARY PUBLIC


                        Exhibit C to Purchase Agreement

                                  SCHEDULE "1"
                        LEGAL DESCRIPTION OF THE PROPERTY

ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF COSTA MESA, DESCRIBED AS FOLLOWS:




                        Exhibit C to Purchase Agreement

                              SEPARATE STATEMENT OF
                            DOCUMENTARY TRANSFER TAX



County Recorder
Orange County

Dear Sir:

            In accordance with California Revenue and Taxation Code Section 11932, it is requested that this Statement of Documentary Transfer Tax due not be recorded with the attached deed, but be affixed to the deed after recordation and before return as directed on the deed.

            The deed names C.J. SEGERSTROM & SONS, a California general partnership, as Grantor, and EMULEX CORPORATION, a California corporation, as Grantee. The land and improvements being transferred are located in the City of Costa Mesa, County of Orange, State of California.

            The amount of the documentary transfer tax due on the attached deed is ____________________________________________________ Dollars and
____________/100 ($_______________), computed on the full value of the land and improvements.

                                   C.J. SEGERSTROM & SONS, a California
                                   general partnership

                                   By    Henry T. Segerstrom Management LLC,
                                         a California limited liability company,
                                         Manager

                                         By
                                            ------------------------------------
                                                                         Manager

                                   By    HTS MANAGEMENT CO., INC.,
                                         a California corporation, Manager


                                         By
                                            ------------------------------------
                                         Title:
                                                --------------------------------

                                         By
                                            ------------------------------------
                                         Title:
                                                --------------------------------


                        Exhibit C to Purchase Agreement

                                FIRPTA AFFIDAVIT

            Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by C.J. SEGERSTROM & SONS, a California general partnership ("Seller"), the undersigned hereby certify the following on behalf of Seller:

            Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            Seller's U.S. employer tax identification number is 95-1877493; and

            Seller's office address is 3315 Fairview Road, Costa Mesa, CA 92626.

            Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

            The undersigned Managers of Seller declare that he/she/they has/have examined this certification and to the best of her/his/their knowledge and belief it is true, correct and complete, and he/she/they further declare that he/she/they has/have authority to sign this document on behalf of Seller.

Dated:  _______________, ________

HENRY T. SEGERSTROM MANAGEMENT LLC, a          HTS MANAGEMENT CO., INC.,
California limited liability company,          a California corporation, Manager
Manager

By                                             By
   ----------------------------------             ------------------------------
                              Manager
                                               Title:
                                                      --------------------------

                                               By
                                                  ------------------------------
                                               Title:
                                                     ---------------------------


                                   Exhibit D

                 ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY

            THIS ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY (the "Assignment") is made and entered into as of the _____ day of ______________, 20__ by and between C.J. SEGERSTROM & SONS, a California general partnership ("Assignor"), and EMULEX CORPORATION, a California corporation ("Assignee"), with respect to the following:


                                    RECITALS

            A. Assignor is the "Seller" and Assignee is the "Buyer" pursuant to a certain Purchase and Sale Agreement and Joint Escrow Instructions dated ______________ __, 20___ (the "Agreement"). Pursuant to the Agreement, Assignor is selling and Assignee is purchasing certain real property and improvements described on Schedule 1 attached hereto (the "Property").

            B. In connection with the sale of the Property, Seller is required to assign to Buyer all Warranties, as defined in the Agreement, agreements, utility contracts, approvals (governmental or otherwise), plans and specifications, entitlements and other rights relating to the construction, ownership, use and operation of the Property (collectively, the "Personal Property"). The Personal Property is listed on Schedule 2 attached hereto. This Assignment is executed to satisfy such obligation.


                                    AGREEMENT

            IN CONSIDERATION OF the foregoing recitals and the mutual covenants contained herein, Assignor and Assignee agree as follows:

            1. Assignment. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and under the Personal Property.

            2. Assumption. Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by all obligations of Assignor under the Personal Property accruing from and after the Effective Date, as defined below, of this Assignment. Such assumption relates only to the Personal Property as listed on
Schedule 2, and does not extend to other items which would be within the definition of Personal Property but for not being included on Schedule 2.

            3. Effective Date. The Effective Date of this Assignment shall be the date upon which there is recorded in the Office of the County Recorder of Orange County, California a deed to the Property executed by Seller in favor of Buyer.

            4. Indemnity. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of the failure or alleged failure of Assignor to perform any of the obligations of the Assignor pursuant to the Personal Property and accruing

                        Exhibit E to Purchase Agreement
prior to the Effective Date. Assignee shall indemnify, defend and hold harmless Assignor from and against any and all claims, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of the failure or alleged failure of Assignee to perform any of the obligations of the Assignor pursuant to the Personal Property and accruing on or after the Effective Date. The foregoing indemnification provisions shall each contain a covenant by the indemnifying party to defend the indemnified party against all claims for which indemnification is available hereunder with legal counsel appointed by the liability insurance carrier for the indemnifying party. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provisions.

            5. Successors and Assigns. All of the terms, covenants and conditions set forth herein shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

            6. Warranties. Assignor represents and warrants to Assignee that each item included in the Personal Property either (a) is fully assignable to Assignee with no consent required from any third party, (b) has appended thereto the unqualified consent of any third party from whom a consent to the within assignment is required or (c) was issued or created in the name of Assignee as a party, co-party or third party beneficiary thereof.

            7. No Implied Representations. There are no representations and warranties in connection with this Assignment other than as expressly set forth in the Agreement and this Assignment. Except for such express representations and the indemnification set forth in paragraph 4, Assignee shall have no claims against Assignor pursuant to the provisions of the Personal Property.

                        Exhibit E to Purchase Agreement

            IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement and Assumption of Personal Property to be effective as provided in paragraph 3 above.

C.J. SEGERSTROM & SONS, a California            EMULEX CORPORATION, a California
general partnership                             corporation

By    Henry T. Segerstrom Management LLC,       By
      a California limited liability                ----------------------------
      company, Manager                          Title:
                                                       -------------------------
      By
         ------------------------------
                                Manager
                                                By
                                                   -----------------------------
By    HTS MANAGEMENT CO., INC.,                 Title:
      a California corporation, Manager                -------------------------
                                                            "Assignee"

      By
         ------------------------------
      Title:
             --------------------------
                    "Assignor"



                        Exhibit E to Purchase Agreement

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


John F. Simonis, Esq.
Paul Hastings Janofsky & Walker, LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626

--------------------------------------------------------------------------------
                                 (Space above this line for Recorder's use only)


                        PARTIAL ASSIGNMENT AND ASSUMPTION
                            OF DEVELOPMENT AGREEMENT
                                  (HOME RANCH)

            This PARTIAL ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENT (this "Assignment") is dated as of this day of __________, 200__, by and between C.J. Segerstrom & Sons, a California general partnership ("CJS"), Segerstrom Properties LLC, a California limited liability company, and Henry T. Segerstrom Properties LLC, a California limited liability company (collectively, "Assignor"), Emulex Corporation, a California corporation ("Assignee"), and the City of Costa Mesa, a general law city ("City").

                                    RECITALS

            A. Assignor is the owner of land located in the City of Costa Mesa, County of Orange, California, consisting of approximately 93.34 acres, which is commonly known as the "Home Ranch" and is more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Home Ranch").

            B. Assignor and City are parties to that certain Development Agreement for the Home Ranch dated December 3, 2001 (the "Development Agreement"), and having a term of 15 years commencing on January 3, 2002, which contains certain rights, duties and obligations relating to the development of Home Ranch with retail, office, and industrial uses.

            C. CJS, as "Seller," and Assignee, as "Buyer," have entered into a certain Purchase and Sale Agreement and Escrow Instructions (the "Purchase Agreement"), dated as of _______________, pursuant to which Assignor is selling to Assignee certain real property within the Home Ranch, which real property is described on Exhibit B attached hereto and incorporated herein by this reference (the "Sale Property"). The portions of Home Ranch other than the Sale Property are sometimes collectively referred to herein as the "Other Property."

            D. Pursuant to the terms of the Purchase Agreement, Assignor is obligated to assign and convey to Assignee certain of its rights and interests under the Development Agreement, as the Development Agreement relates to the Sale Property. In addition, Assignor and Assignee have agreed that Assignor shall delegate to Assignee certain of the obligations of Assignor under the Development Agreement relating to the Sale Property, and that those


                         Exhibit F to Purchase Agreement
obligations not delegated to and assumed by Assignee pursuant to this Assignment shall remain the obligations of Assignor, as set forth herein.

            E. The purpose of this Assignment is to set forth the terms and provisions agreed upon between Assignor and Assignee with respect to the assignment of certain rights and interests and the delegation of certain obligations of Assignor under the Development Agreement, as the Development Agreement relates to the Sale Property.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Partial Assignment. Assignor hereby assigns, conveys and transfers to Assignee all of Assignor's rights and interests under the Development Agreement to the extent such rights and interests relate to, benefit, or are reasonably necessary for the ownership, development or use of, the Sale Property, including, without limitation, all Development Approvals (as defined in the Development Agreement) and other vested entitlement and development rights with respect to the Sale Property including any fees prepaid pursuant to Exhibit F to the Development Agreement.

            2. Delegation and Assumption of Obligations.

                2.1 Assignor hereby delegates to Assignee and Assignee hereby assumes those obligations of Assignor under the Development Agreement which relate specifically to improvements and dedications within the boundaries of the Sale Property, including those obligations relating to onsite development and the payment of any permit or occupancy fees which have not been prepaid by Assignor (but excluding any obligation to prepay fees for any property other than the Sale Property) and the indemnity obligations arising under the Development Agreement with respect to any future development on the Sale Property.

                2.2 The parties acknowledge that the obligations referenced in
Section 2.1 (the "Assumed Obligations") are the only "Owner" obligations under the Development Agreement being assumed by Assignee hereunder and that Assignee is not assuming and Assignor shall remain fully responsible for all obligations of the "Owner" under the Development Agreement with respect to the Other Property and for any exactions or improvements required under the terms of the Development Agreement outside the boundaries of the Sale Property (collectively, the "Retained Obligations").

            3. Density/Trip Allocations. The parties acknowledge and agree that pursuant to Section 1.1(o) of the Development Agreement, the Sale Property has been allocated a maximum density of 0.4 FAR. Assignor hereby irrevocably allocates and assigns to Assignee 376 a.m. and 362 p.m. peak trips from the overall trip budget for the Home Ranch, which trips shall hereafter be the property of Assignee and may not be used by Assignor for the development of any of the Other Property.

            4. Pre-Paid Fees and Costs. Assignor, Assignee and City all acknowledge and agree that [list any pre-paid fees and costs such as Traffic Impact Fees under first paragraph

                         Exhibit F to Purchase Agreement
and intersection improvement costs pursuant to second paragraph of Section A of Exhibit F of Development Agreement] applicable to the Sale Property have been paid in full.

            5. No Cross-Defaults. City and Assignor agree that any default by Assignor with respect to the Retained Obligations shall not be considered a default by Assignee as to the Sale Property and shall not impact Assignee's development rights with respect to the Sale Property under the Development Agreement.

            6. Estoppel. In accordance with Section 3.16 of the Development Agreement, Assignor and City each certify to Assignee that: (i) the Development Agreement is in full force and effect and a binding obligation of the parties thereto; (ii) the Development Agreement has not been amended or modified except as set forth on Exhibit C attached hereto; and (iii) to the best knowledge of such party, the other parties to the Development Agreement are not in default of their respective obligations under the Development Agreement except as set forth on Exhibit D attached hereto.

            7. Amendment to Development Agreement. Assignor and Assignee agree that any amendment to the Development Agreement requiring the approval of the "Owner" that affects the Sale Property shall require the approval in writing of both Assignor and Assignee. Assignor shall have the right to amend the Development Agreement without the approval of Assignee if the amendment does not affect the Sale Property or otherwise modify the Development Agreement in a manner that affects Assignee's rights, obligations or liabilities thereunder. Hereafter, Assignor shall have no rights as they relate to modification of the Development Agreement solely with respect to the Sale Property.

            8. Contingency. The parties hereby agree that the effectiveness of this Assignment is contingent upon the completion of the sale of the Sale Property to Assignee pursuant to the provisions of the Purchase Agreement, which completion shall be evidenced by the recordation of a grant deed conveying the Sale Property to Assignee. If such grant deed is not recorded in the Official Records on or before ___________________, then this Assignment shall be of no force or effect whatsoever.

            9. Miscellaneous.

                9.1 Interpretation; Governing Law. This Assignment shall be construed according to its fair meaning and as if prepared by all parties hereto. This Assignment shall be construed in accordance with and governed by the laws of the State of California. Any action hereunder shall be brought in a court of competent jurisdiction located in Orange County, California.

                9.2 Hold Harmless. Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising out of any default or alleged default of Assignor, as "Owner" under the Development Agreement. Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees, accruing on or after the date hereof and arising out of any default or alleged default of Assignee

                         Exhibit F to Purchase Agreement
in connection with the Assumed Obligations. The covenants in this Section 9.2 shall run with the land and shall be binding on, and inure to the benefit of, the parties hereto, and to their respective successors and assigns who succeed to title to the Home Ranch Project, as defined in the Development Agreement, or a portion thereof.

                9.3 Attorneys' and Other Fees. In the event of any dispute between the parties hereto or institution of any action or proceeding to interpret or enforce the provisions of this Assignment, or arising out of the subject matter of this Assignment or the transaction contemplated hereby, the prevailing party shall be entitled to recover its reasonable expenses, attorneys' fees and costs, including professional or expert consultation or testimony fees, both at trial and on any appeal and in any administrative proceeding.

                9.4 Authority. Each of the parties hereto represents and warrants to the others that the person or persons executing this Assignment on behalf of such party is or are authorized to execute and deliver this Assignment and that this Assignment shall be binding upon such party.

                9.5 Further Assurances. Assignor and Assignee each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably request to consummate, evidence, confirm or more fully implement the agreements of the parties as contained herein.

                9.6 Execution in Counterparts. This Assignment may be executed in several counterparts, and all so executed shall constitute one agreement between the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

            [BALANCE OF THIS PAGE LEFT BLANK; SIGNATURE PAGES FOLLOW]


                         Exhibit F to Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this Partial Assignment and Assumption of Development Agreement (Home Ranch) to be effective as of the date of the satisfaction of the contingency set forth in Section 8 above.

C.J. SEGERSTROM & SONS,                                   EMULEX CORPORATION,
a California general partnership                          a California corporation

By    Henry T. Segerstrom Management LLC, a
      California limited liability
      company, Manager                                    By
                                                             -----------------------------------
      By                                                  Title:
         ----------------------------------                      -------------------------------
                                    Manager

By    HTS MANAGEMENT CO., INC.,                           By
      a California corporation, Manager                      -----------------------------------
                                                          Title:
      By                                                         -------------------------------
         ----------------------------------                        "Assignee"
      Title:
            -------------------------------

SEGERSTROM PROPERTIES LLC,                                CITY OF COSTA MESA
a California limited liability company

By    Henry T. Segerstrom Properties LLC, a               By:
      California limited liability company,                   ----------------------------------
      Manager                                                 Mayor Of The City Of Costa Mesa
                                                                            "City"
      By    Henry T. Segerstrom Management
            LLC, A California limited liability           ATTEST:
            company, Manager
                                                          --------------------------------------
            By                                            City Clerk, City Of Costa Mesa
               --------------------------------
                                        Manager
                                                          APPROVED AS TO FORM:
By    Ruth Ann Moriarty Properties LLC, a
      a California limited liability company,
      Manager                                             -------------------------------------
                                                          City Attorney, City Of Costa Mesa
      By
         --------------------------------------
                                        Manager

HENRY T. SEGERSTROM PROPERTIES LLC, a California limited liability company

By    Henry T. Segerstrom Management LLC, a
      California limited liability company, Manager

      By
         --------------------------------------
                                        Manager
                      "Assignor"


                         Exhibit F to Purchase Agreement

                                   EXHIBIT "A"

                  LEGAL DESCRIPTION OF THE HOME RANCH PROPERTY

PARCEL A

Parcels 1 and 3, as shown on Parcel Map 94-120 in the City of Costa Mesa, County of Orange, filed in Book 284, Pages 7 through 10 of Parcel Maps, in the office of the County Recorder of said County.

PARCEL B

Parcel 1, as shown on Parcel Map 84-379 in the City of Costa Mesa, County of Orange, filed in Book 194, Pages 13 and 14 of Parcel Maps, in the office of the County Recorder of said County.

PARCEL C

PARCEL 1

That certain parcel of land situated in the City of Costa Mesa, County of Orange, State of California, being Parcels 3 and 4 of Parcel Map No. 79-381 as shown on a map thereof filed in Book 139, Pages 21 through 24 of Parcel Maps, in the Office of the County Recorder of said Orange County, together with that portion of Parcel 2 of said Parcel Map No. 79-381 lying westerly of the following described line:

COMMENCING at the northwest corner of said Parcel 4; thence along the northerly line of said parcel map North 89 degrees 25'40" East 1370.17 feet to the beginning of a tangent curve, concave northerly and having a radius of 1384.00 feet; thence along said curve and northerly line easterly 89.79 feet through a central angle of 03 degrees 43'02" to a point on a non-tangent curve concave westerly and having a radius of 1135.50 feet; a radial line of said curve from said point bears North 88 degrees 08'36" West, said point also being the TRUE POINT OF BEGINNING; thence leaving said northerly line along said curve southerly 87.13 feet through a central angle of 04 degrees 23'48"; thence tangent from said curve South 06 degrees 15'12" West 119.68 feet to the beginning of a tangent curve concave easterly and having a radius of 1161.09 feet; thence along said curve southerly 154.54 feet through a central angle of 07 degrees 37'33"; thence along a radial line of said curve North 88 degrees 37'39" East 7.83 feet; thence South 00 degrees 53'48" East 198.66 feet to the beginning of a tangent curve concave northeasterly and having a radius of 513.45 feet; thence along said curve southerly 439.17 feet through a central angle of 49 degrees 00'24"; thence along a radial line of said curve North 40 degrees 05'48" East 12.79 feet to a point on a non-tangent curve concave northeasterly and having a radius of 500.66 feet, said curve being concentric with said curve hereinabove described as having a radius of 513.45 feet; thence along said concentric curve southeasterly 117.49 feet through a central angle of 13 degrees 26'45" to the southerly line of said Parcel 2.


                         Exhibit F to Purchase Agreement

               EXCEPTING THEREFROM that portion described as follows:

COMMENCING at the northwest corner of said Parcel 4; thence along the northerly line of said parcel map North 89 degrees 25'40" East 1169.02 feet to the TRUE POINT OF BEGINNING; thence continuing along said northerly line North 89 degrees 25'40" East 201.15 feet to the beginning of a tangent curve concave northerly and having a radius of 1384.00 feet; thence along said curve and northerly line easterly 89.79 feet through a central angle of 03 degrees 43'02" to a point on a non-tangent curve concave westerly and having a radius of 1135.50 feet, a radial line of said curve from said point bears North 88 degrees 08'36" West; thence leaving said northerly line along said curve southerly 87.13 feet through a central angle of 04 degrees 23'48"; thence tangent from said curve South 06 degrees 15'12" West 119.68 feet to the beginning of a tangent curve concave easterly and having a radius of 1161.09 feet; thence along said curve southerly
125.26 feet through a central angle of 06 degrees 10'52"; thence non-tangent from said curve South 88 degrees 33'29" West 249.74 feet; thence North 79 degrees 24'20" West 10.08 feet; thence North 00 degrees 53'48" West 329.52 feet to the TRUE POINT OF BEGINNING;

ALSO EXCEPTING THEREFROM Parcels 101839-1 and 101839-2 as described in that certain Grant Deed to the State of California, recorded October 27, 2000, as Instrument No. 20000582392 of Official Records, in the Office of the County Recorder of said Orange County.

And ALSO EXCEPTING THEREFROM Parcels 101837-1 and 101837-3 as described in that certain Grant Deed to the State of California recorded October 27, 2000 as Instrument No. 20000582393 of Official Records, in the Office of the County Recorder of said Orange County.

CONTAINING: 17.246 Acres, more or less.

PARCEL 2

That certain parcel of land situated in the City of Costa Mesa, County of Orange, State of California, being those portions of Parcels 2 and 3 of Parcel Map No. 79-381 as shown on a map thereof filed in Book 139, Pages 21 through 24 of Parcel Maps, in the Office of the County Recorder of said Orange County described as follows:

COMMENCING at the northwest corner of Parcel 4 of said Parcel Map No. 79-381; thence along the northerly line, of said parcel map North 89 degrees 25'40" East 1169.02 feet to the TRUE POINT OF BEGINNING; thence continuing along said northerly line North 89 degrees 25'40" East 201.15 feet to the beginning of a tangent curve concave northerly and having a radius of 1384.00 feet; thence along said curve and northerly line easterly 89.79 feet through a central angle of 03 degrees 43'02" to a point on a non-tangent curve concave westerly and having a radius of 1135.50 feet, a radial line of said curve from said point bears North 88 degrees 08'36" West; thence leaving said northerly line along said curve southerly 87.13 feet through a central angle of 04 degrees 23'48"; thence tangent from said curve South 06 degrees 15'12" West 119.68 feet to the beginning of a tangent curve concave easterly and having a radius of 1161.09 feet; thence along said curve southerly 125.26 feet through a central angle of 06 degrees 10'52"; thence non-tangent from said curve South 88 degrees 33'29" West 249.74 feet; thence North 79 degrees 24'20" West 10.08 feet; thence North 00 degrees 53'48" West 329.52 feet to the TRUE POINT OF BEGINNING;


                         Exhibit F to Purchase Agreement

CONTAINING: 2.074 Acres, more or less.

PARCEL 3

That certain parcel of land situated in the City of Costa Mesa, County of Orange, State of California, being that portion of Parcel 2 of Parcel Map No. 79-381 as shown on a map thereof filed in Book 139, Pages 21 through 24 of Parcel Maps, in the Office of the County Recorder of said Orange County, lying easterly of the following described line:

COMMENCING at the northwest corner of said Parcel 4; thence along the northerly line of said parcel map North 89 degrees 25'40" East 1370.17 feet to the beginning of a tangent curve, concave northerly and having a radius of 1384.00 feet; thence along said curve and northerly line easterly 89.79 feet through a central angle of 03 degrees 43'02" to a point on a non-tangent curve concave westerly and having a radius of 1135.50 feet, a radial line of said curve from said point bears North 88 degrees 08'36" West, said point also being the TRUE POINT OF BEGINNING; thence leaving said northerly line along said curve southerly 87.13 feet through a central angle of 04 degrees 23'48"; thence tangent from said curve South 06 degrees 15'12" West 119.68 feet to the beginning of a tangent curve concave easterly and having a radius of 1161.09 feet; thence along said curve southerly 154.54 feet through a central angle of 07 degrees 37'33"; thence along a radial line of said curve North 88 degrees 37'39" East 7.83 feet; thence South 00 degrees 53'48" East 198.66 feet to the beginning of a tangent curve concave northeasterly and having a radius of 513.45 feet; thence along said curve southerly 439.17 feet through a central angle of 49 degrees 00'24"; thence along a radial line of said curve North 40 degrees 05'48" East 12.79 feet to a point on a non-tangent curve concave northeasterly and having a radius of 500.66 feet, said curve being concentric with said curve hereinabove described as having a radius of 513.45 feet; thence along said concentric curve southeasterly 117.49 feet through a central angle of 13 degrees 26'45" to the southerly line of said Parcel 2.

EXCEPTING THEREFROM Parcels 101837-1, 101837-2 and 101837-3 as described in that certain Grant Deed to the State of California recorded October 27, 2000 as Instrument No. 20000582393 of Official Records, in the Office of the County Recorder of said Orange County.

CONTAINING: 31.214 Acres, more or less.

SUBJECT TO all Covenants, Rights, Rights-of-Way and Easements of Record.


                         Exhibit F to Purchase Agreement

                                    EXHIBIT B

                                THE SALE PROPERTY



                         Exhibit F to Purchase Agreement

                                    EXHIBIT C

                       EXCEPTIONS TO ESTOPPEL (SECTION 6)

                          [include only if applicable]



                                   EXHIBIT "F"

                              PERMITTED EXCEPTIONS

IN ADDITION TO THE EXCEPTIONS SHOWN BELOW, THIS POLICY OF TITLE INSURANCE TO BE ISSUED UNDER THE TERMS OF THIS BINDER WILL CONTAIN THE APPLICABLE PRINTED EXCEPTIONS AND EXCLUSIONS SHOWN ON THE ATTACHED LIST.

EXCEPTIONS.

1. PROPERTY TAXES, INCLUDING ANY ASSESSMENTS COLLECTED WITH TAXES, TO BE LEVIED FOR THE FISCAL YEAR 2002-2003 THAT ARE A LIEN NOT YET DUE.

2. THE LIEN OF SUPPLEMENTAL OR ESCAPED ASSESSMENTS OF PROPERTY TAXES, IF ANY, MADE PURSUANT TO THE PROVISIONS OF PART 0.5, CHAPTER 3.5 OR PART 2, CHAPTER 3, ARTICLES 3 AND 4 RESPECTIVELY (COMMENCING WITH SECTION 75) OF THE REVENUE AND TAXATION CODE OF THE STATE OF CALIFORNIA AS A RESULT OF THE TRANSFER OF TITLE TO THE VESTED NAMED IN SCHEDULE A, OR AS A RESULT OF CHANGES IN OWNERSHIP OR NEW CONSTRUCTION OCCURRING AFTER THE DATE OF POLICY.

3.


                                  EXHIBIT "G"

                    ALLOCATION OF DEVELOPMENT AGREEMENT ITEMS

                      Exhibit F*                            Tenant Bears**      Tenant Not Bear
                      ----------                            --------------      ---------------
A.     Traffic Impact Fees                                        X
       Improvements beyond General Plan                                                X
       Site Access Improvements                                                        X
       Susan Street Offramp                                                            X
       Future Unanticipated Right of Way Needs                   X***

B.     Cultural Resources                                                              X

C.     Contribution of Ed. Advancement                                                 X

D.     Contribution for High School                                                    X

E.     Contribution to Restoration                                                     X

F.     Residential Component                                                           X

G.     Fire Station                                                                    X
       Fire Suppression Fee                                       X
       Land                                                                            X
       Building Construction                                                           X

H.     Sales and Use Tax Guarantee                                                     X

----------
*       Exhibit "F" is Exhibit "F" to the Development Agreement.

**      Fees based on allocation methods used by the City of Costa Mesa.

*** If Tenant becomes fee owner of all or a portion of the Land. Relates only to right of way needs within the Land or portion thereof acquired by Tenant.


                                  EXHIBIT "H"

                              RULES AND REGULATIONS

        The Premises are located within and constitute a part of a planned development developed by Landlord as a high-quality business center (the "Center"). Consistent with such development, Landlord has adopted the following Rules and Regulations to preserve the high quality of the development and retains certain reasonable rights of approval to preserve the aesthetic appearance, quality and value of the Center as a whole.

2. To the extent that such maintenance and repair is not the responsibility of Landlord under the leases for the Center, each tenant shall take all actions necessary to preserve the external appearance of his premises in a neat, clean and orderly condition and to prevent his operations from interfering with the use by other Center occupants of their respective premises. By way of illustration but not limitation of the foregoing:

        (a) Sidewalks, passages, paths, courts, and stairways exterior to any Premises shall not be obstructed or used other than for ingress and egress. All tenant property shall be located within a building or within an approved exterior structure.

        (b) No trash shall be allowed to accumulate outside of a building, except in approved receptacles or screened enclosures.

        (c) No awnings or other projections shall be attached to the outside walls of any building without approval of Landlord.

        (d) No sign, advertisement or notice shall be exhibited, painted or affixed on any part of, or so as to be seen from the outside of, any premises without approval.

        (e) Premises features which reflect or admit light and air shall not be covered or obstructed in any way.

        (f) No tenant shall mark, paint, drill into, or in any way deface any exterior part of any building.

        (g) No bicycles, motorbikes, mopeds, motor scooters, or motorcycles shall be stored outside of any building except in approved racks or other facilities.

        (h) No tenant shall permit any unusual or objectionable odor to permeate from any building or permit any noises which disturb or interfere with occupants of neighboring buildings or those having business with them whether from machinery, musical instruments, radios, photographs or other sources. No tenant shall throw anything out of doors, windows or skylights.

        (i) All machinery which generates noise and/or vibrations shall be placed in approved settings to avoid damage to premises and creation of noise and vibrations in areas outside of premises.

        (j) All electric carts and other vehicles used on the Premises or in the Common Areas which are not designed for ordinary use on public streets and highways must be approved by Landlord. Such vehicles are subject to all rules pertaining to auto safety contained herein or pursuant to governmental regulation. All approvals required shall be by Landlord, must be in advance in writing and shall not be unreasonably withheld, delayed or conditioned.

3. Unless done in compliance with law, no flammable, combustible, explosive, caustic or poisonous fluids, chemicals or other substances shall be discarded in Center trash receptacles or enclosures or dumped into Center sewer or drain systems. All operations which emit gases, dust, smoke, particulates and other noxious substances shall be hooded, ventilated or otherwise conducted to prevent the escape of such substances from the building. Washing, draining, spraying and other operations involving use of any liquid


                                  EXHIBIT "I"
        shall be conducted to prevent runoff outside of any building and oozing or seepage into other portions of the Center.

4. Each tenant shall obtain at its own expense and keep in its premises in a reasonably accessible place at least one ABC-type fire extinguisher in working condition.

5. Landlord reserves the right to prohibit or impose conditions upon the installation in any premises of heavy objects which might overload the premises floors.

6. Landlord may prohibit on-site advertising by any tenant which, in Landlord's reasonable opinion, impairs the reputation of the Center, and upon written notice from Landlord any tenant shall discontinue such advertising.

7. Employees of Landlord shall not perform any work outside of their regular duties except under special instructions from Landlord. Landlord will under no circumstances open any building for any tenant or its employees.

8. Water and wash closets, plumbing fixtures, mirrors and partitions shall not be used for any purpose other than those for which constructed. No sweepings, rubbish, rags or other substances shall be thrown therein. All expenses of repair or replacement resulting from misuse shall be borne by the tenant who causes the same.

9. To the extent not permitted by a tenant's lease, no boring or cutting or hanging of any objects or items from the roof shall be permitted, except with the prior written consent of Landlord, and then only as Landlord may direct. The location of exterior telephone boxes, call boxes and other equipment affixed to any premises shall be subject to Landlord's approval. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced into any premises.

10. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord and all installations shall be as directed by Landlord.

11. In the event that any tenant shall change any lock or install any new lock on any exterior or interior door to or within his premises, such tenant shall immediately deliver a key to each such lock to Landlord. Landlord shall use such keys only for emergency entries and for such other purposes as are permitted by these Rules and Regulations and such tenant's lease.

12. A copy of these Rules and Regulations shall be attached to and form a part of each tenant lease in the Center. Landlord is not responsible to any person for non-observance or violation of these Rules by any tenant or other person, provided, however, that Landlord shall enforce these Rules and Regulations in a uniform and non-discriminatory manner. Each tenant is responsible for any loss or damage occasioned by any violation of these Rules by such tenant or by any employee, agent, visitor or invitee of such tenant.

13. No waiver of any Rule by Landlord shall be effective unless in a writing signed by Landlord. Landlord may amend these Rules from time to time when desirable in Landlord's judgment to preserve good order in the Center, for the convenience of tenants or visitors of the Center or to comply with any law or regulation now or hereafter in effect. Any amendment to these Rules shall be effective and binding upon each tenant upon delivery to such tenant of a copy thereof.

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:


----------------------------------------

----------------------------------------

----------------------------------------
Attention:
           -----------------------------

--------------------------------------------------------------------------------
                                 (Space Above This Line For Recorder's Use Only)


             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), is made and entered into as of the ___ day of ___________, 200__, by and among Emulex Corporation, a California corporation ("TENANT"), whose address is ____________________________________________________________, C.J.
SEGERSTROM & SONS, a California general partnership ("BORROWER"), whose address is ________________________________________________________________________, and
_______________________, a ____________________________ ("LENDER"), whose address is _______________________________________________________________.


        A. Lender has agreed to make a mortgage loan (the "Loan") to Borrower secured by a deed of trust (the "DEED OF TRUST") on Borrower's interest in the real property legally described in Exhibit "A" attached hereto (the "PREMISES"); and

        B. Tenant is the present lessee under that certain lease, dated as of _________________, 2002, made by and between Tenant, as Tenant, and Borrower, as Landlord, demising a portion of the Premises and other property (said lease as so amended being referred to as the "LEASE"); and

        C. Subject to the terms and conditions of this Agreement, Tenant has agreed to subordinate its interest in the Lease to the lien of the Deed of Trust so long as, among other things, Lender agrees not to disturb Tenant's possession of the portion of the Premises covered by the Lease (the "DEMISED PREMISES").

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Subordination. Subject to the terms and conditions hereinafter set forth, the Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises, are hereby subjected and subordinated to the lien of the Deed of Trust, and to any renewal, substitution, extension, modification or replacement thereof; provided, however, that notwithstanding anything to the contrary in this Agreement, any purchase, renewal, first refusal or first offer rights or options (each such right or option, an "OPTION," and collectively, the "OPTIONS") of Tenant under the Lease are not hereby subordinated to the lien of the Deed of Trust.

        2. Tenant Not To Be Disturbed. So long as Tenant is not in default (beyond any period given Tenant by the terms of the Lease to cure such default) in the payment of rent or additional rent or performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, (a) Tenant's possession of the Demised Premises, and its rights and privileges under the Lease shall not be diminished or interfered with by Lender, and (b) Lender will not join Tenant as a party defendant in any action or proceeding foreclosing the Deed of Trust unless such joinder is necessary to foreclose such Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease. Lender represents and warrants that it has received and reviewed a copy of the Lease.

        3. Tenant to Attorn To Lender. If the Premises shall be sold by reason of foreclosure (whether judicial or non judicial) or other proceedings brought to enforce the Deed of

                                  EXHIBIT "J"

        Trust, or the Premises shall be transferred by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between the then owner of the Premises, who shall succeed to the rights and duties of the Landlord, and Tenant for the balance of the term thereof. Tenant shall attorn to Lender or any other such owner as its Landlord, said attornment to be effective and self operative without the execution of further instruments; provided, however, that Lender or any such other owner shall not be (a) personally liable for any act or omission of Landlord or any prior landlord which cannot be cured; (b) subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord except to the extent of Tenant's right to offsets set forth in the Lease; (c) required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which Tenant might have paid Landlord or any prior landlord; or
(d) liable for the return of any security deposit unless and only to the extent such security deposit shall have been actually received by Lender. Tenant hereby agrees that upon the occurrence of any default under the Loan or the documents evidencing or securing the same, and in the event of a demand on Tenant by Lender, or its successors and assigns, for the payment to Lender or its successors and assigns of the rent due under the Lease, Tenant will pay said rent to Lender and Borrower hereby consents to said payment and releases Tenant from any and all liability, damages, or claims in connection with any such payment or payments. Borrower agrees that receipt by Tenant of any such demand shall be conclusive evidence of the right of Lender to the receipt of said rental payments. Tenant shall be under no obligation to pay rent to Lender or any such other owner until Tenant receives written notice from Lender or any such other owner.

        4. Notice of Default. If Borrower is in material default of one or more of its obligations under the Lease, Tenant agrees to give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant agrees not to terminate the Lease (if Tenant has such right under the circumstances) for a period of thirty (30) days after Lender's receipt of such written notice.

        5. Notice of Discharge. Borrower shall give notice to Tenant of the reconveyance or other release of the Deed of Trust within thirty (30) days after the date the reconveyance or other release is recorded.

        6. Limitation. This Agreement shall not apply to any equipment, inventory, merchandise, furniture, fixtures or other personal property owned or leased by Tenant which is now or hereafter placed or installed on the Demised Premises, and Tenant shall have the full right to remove said property at any time during or at the expiration of the Lease term.

        7. Notices. Any and all notices required or permitted to be given shall be in writing and shall be sent, either prepaid by registered or certified United States mail, return receipt requested, or personal delivery, to the parties at their addresses set forth above; and shall be deemed given upon the receipt thereof by the party to whom sent. The addresses to which notices shall be sent may be changed by any party by notice given pursuant to this paragraph.

        8. Successors And Assigns. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and shall inure to the benefit of the parties hereto and their representatives, successors and assigns.

        9. Miscellaneous. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors in interest. Nothing in this Agreement shall in any way impair or affect the lien created by the Deed of Trust or the other lien rights of Lender.

            [BALANCE OF THIS PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

        10. Counterparts. This Agreement may be executed in counterparts which together shall constitute but one and the same original.

        IN WITNESS WHEREOF, the parties hereto have each caused this Subordination, Non-Disturbance and Attornment Agreement to be executed as of the date first above written.

                                        "LENDER"

                                                                               ,
                                        ---------------------------------------
                                        a
                                          --------------------------------------

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Its:
                                             -----------------------------------


                                        "BORROWER"

                                        C.J. SEGERSTROM & SONS,
                                        a California partnership

                                        By Henry T. Segerstrom Management LLC, a
                                           California limited liability company,
                                           Manager


                                           By
                                              ----------------------------------
                                                                         Manager


                                        By HTS Management Co., Inc., a
                                           California corporation, Manager

                                           By
                                              ----------------------------------

                                           Title:
                                                  ------------------------------


                                        "TENANT"

                                        EMULEX CORPORATION,
                                        a California corporation


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Its:
                                             -----------------------------------

                             LENDER'S ACKNOWLEDGMENT

STATE OF CALIFORNIA
COUNTY OF                            ss.

        On this ___ day of _____________, 20__, before me, a Notary Public in and for the State of California, personally appeared personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature
          ------------------------------

My commission expires
                      ------------------


                            BORROWER'S ACKNOWLEDGMENT

STATE OF CALIFORNIA
COUNTY OF                            ss.

        On this ___ day of _____________, 20__, before me, a Notary Public in and for the State of California, personally appeared personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature
          ------------------------------

My commission expires
                      ------------------


                             TENANT'S ACKNOWLEDGMENT

STATE OF CALIFORNIA
COUNTY OF                            ss.

        On this ___ day of _____________, 20__, before me, a Notary Public in and for the State of California, personally appeared personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature
          ------------------------------

My commission expires
                      ------------------

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION


THE LAND IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, DESCRIBED AS
FOLLOWS:

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO


John F. Simonis, Esq.
Paul Hastings Janofsky & Walker, LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626



--------------------------------------------------------------------------------
                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE


ATTENTION: OFFICE OF THE COUNTY RECORDER -- THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND THIS INSTRUMENT IS TO BE FILED OF RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. IN ADDITION, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE NAME AND THE MAILING ADDRESS OF THE BENEFICIARY (SECURED PARTY) AND TRUSTOR (DEBTOR) ARE SET FORTH IMMEDIATELY BELOW.


      CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY
                          AGREEMENT AND FIXTURE FILING

        This CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust"), made as of April 15, 2002, between C.J. SEGERSTROM & SONS, a California general partnership, herein called "Trustor," whose address is 3315 Fairview Road, Costa Mesa, California 92626, Attn: Chief Financial Officer, CHICAGO TITLE COMPANY, a California Corporation, herein called "Trustee," whose address is 16969 Von Karman Avenue, Irvine, California 92612, and EMULEX CORPORATION, a California corporation, herein called "Beneficiary," whose address is 3535 Harbor Boulevard, Costa Mesa, California 92626, Attn: EVPHR and Facilities. Trustor irrevocably grants, transfers and assigns to Trustee in Trust, with Power of Sale, that property (the "Property") in the City of Costa Mesa, County of Orange, State of California, described and defined on Exhibit "A" attached hereto, which Exhibit "A" is incorporated herein by this reference.

        For the purpose of securing the following obligations (the "Secured Obligations"): (1) repayment of a certain Tenant's Loan as provided for in a certain unrecorded build to suit lease dated April 15, 2002, between Trustor, as landlord, and Beneficiary, as tenant (the "Emulex Lease"); and (2) the performance of each agreement of Trustor incorporated by reference herein, contained herein or reciting it is so secured.

        1. Assignment of Rents and Leases. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all of Trustor's right, title and interest in, to and under any and all leases (the "Leases"), together with all rents (and payments in lieu of rents), revenue, accounts and other benefits of the Property, including all prepaid rents and security deposits (some or all collectively, as the context may require, "Rents"). Beneficiary hereby confers upon Trustor a license (the "License") to collect and retain the Rents as they become due and payable, so long as no Event of Default (as defined in Exhibit B), shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License upon notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary's security under this Deed of Trust.

        2. Grant of Security Interest. The parties intend for this Deed of Trust to create a lien on the Property, and an assignment of the Rents and Leases, all in favor of Beneficiary. To the extent that any Property or Rents may be or be determined to be personal property, Trustor as debtor hereby grants Beneficiary and Trustee as secured parties a security interest in all such personal property, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under Article 9 of the California Uniform Commercial Code (as amended or recodified from time to time, the "UCC) covering personal property. Any filing of a financing statement or other document in the records normally pertaining to personal property shall never be construed as derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

                                  EXHIBIT "K"

        3. Fixture Filing. This Deed of Trust constitutes a fixture filing under the UCC, covering any Property which now is or later may become fixtures attached to the Property under applicable law. For this purpose, the respective addresses of Trustor, as debtor, and Beneficiary and Trustee, as secured parties, are as set forth in the preamble to this Deed of Trust. "Fixtures" shall include all articles of personal property now or hereafter attached to, placed upon for an indefinite term or used in connection with said real property, appurtenances and improvements, together with all goods and other property which are at any time so related to the Property that an interest arises in them under real estate law.

        4. Other Provisions.


        4.1 Waiver of Statutory Rights. To the extent permitted by law, Trustor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws. Trustor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety.

        4.2 Due on Transfer. Trustor shall not transfer the Property or any portion thereof or interest therein without the prior written consent of Beneficiary. Beneficiary may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any transferee shall assume all of Trustor's obligations hereunder and agree to be bound by all provisions and perform all obligations contained herein. In the event of any such transfer without the written consent of Beneficiary, Beneficiary may, at its option, by demand or notice to Trustor, declare all sums secured hereby immediately due and payable. Consent to one such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transfers. As used herein, the term "transfer" shall mean:
(a) the sale, lease (after the date hereof), conveyance or other transfer of the Property, or any portion thereof or interest therein, whether voluntarily, involuntarily, by operation of law or otherwise; (b) any transfer by way of security, including the placing or permitting the placing on the Property of any mortgage, deed of trust, assignment of rents or other security device; or (c) the transfer of a controlling interest in Trustor, whether voluntarily, involuntarily, by operation of law or otherwise. For purposes hereof, the term "controlling interest" shall mean any transfer or other disposition of any interest in such entity whereby the effective control of the management of such entity is altered, limited or otherwise modified in any manner. The provisions of this Section shall not apply to a transfer of the Property to an affiliate, parent or subsidiary of Trustor as permitted by Section 1.4(i) of the Emulex Lease. Upon any such permitted transfer, the Property shall remain subject to the terms of this Deed of Trust.

        4.3 Inconsistencies. In the event of any inconsistency between this Deed of Trust and the Emulex Lease, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property.

        4.4 Exhibit "B." Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in Exhibit "B" attached hereto, which Exhibit "B" is incorporated herein by this reference.


                                  EXHIBIT "K"

        4.5 Notice of Default Request. The undersigned Trustor requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at its address hereinbefore set forth.

        IN WITNESS WHEREOF, Trustor has executed this Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing as of the date first above written.

                                        C.J. SEGERSTROM & SONS,
                                        a California partnership

                                        By Henry T. Segerstrom Management LLC,
                                           a California limited liability
                                           company, Manager


                                           By
                                              ----------------------------------
                                                                         Manager

                                        By HTS Management Co., Inc., a
                                           California corporation, Manager

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------
                                                          "Trustor"

                                  EXHIBIT "K"

STATE OF CALIFORNIA

COUNTY OF __________________

        On ________________________, before me, ____________________________,
Notary Public, personally appeared _____________________________________________
and __________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.


                                        ----------------------------------------
                                        Signature of Notary


STATE OF CALIFORNIA

COUNTY OF __________________

        On ________________________, before me, ____________________________,
Notary Public, personally appeared _____________________________________________
and __________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.


                                        ----------------------------------------
                                        Signature of Notary


STATE OF CALIFORNIA

COUNTY OF __________________

        On ________________________, before me, ____________________________,
Notary Public, personally appeared _____________________________________________
and __________________________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.


                                        ----------------------------------------
                                        Signature of Notary

                          EXHIBIT "A" TO DEED OF TRUST

All estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the "Property"): the real property located in the County of Orange, State of California, as described in Schedule 1 attached hereto and incorporated herein by this reference, together with all existing and future appurtenances thereto (the "Premises") together with all buildings, structures and improvements now located or later to be constructed on the Premises (the "Improvements"); together with all rents, income, revenues, issues and profits of or from the Premises or the Improvements (including all cash or security deposits), all existing and future leases and other occupancy agreements and concessions relating to the use and enjoyment of all or any part of the Premises and Improvements (the "Leases"), and any and all guaranties and other agreements relating to or made in connection with any of such Leases; together with all Fixtures (as defined below) now or later to be attached to, placed in or on, or used in connection with the ownership, development, use, enjoyment, occupancy, operation or maintenance of all or any part of the Premises and Improvements; together with all building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or the Improvements; together with all rights to the payment of money, reserves, cost savings and deposits, whether now or later to be received from third parties or deposited by Trustor with third parties (including all utility deposits), contract rights, development and use rights and agreements, governmental permits, licenses, approvals, authorizations and applications (governmental or private), maps, surveys, plans, specifications and drawings, reports, and other similar work products, chattel paper, documents, and notes, which arise from or relate to construction, ownership, operation, management, leasing or use of the Premises or Improvements, or to the Premises and Improvements generally; together with all insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them. Trustor acknowledges and agrees that the foregoing collateral description covers all assets of Trustor relating to the use and enjoyment of all or any part of the Premises and Improvements. Beneficiary may at any time and from to time file financing and continuation statements and amendments thereto reflecting the same.


                          EXHIBIT "A" to DEED OF TRUST

                   SCHEDULE 1 TO EXHIBIT "A" TO DEED OF TRUST
                               DESCRIPTION OF LAND



                   SCHEDULE 1 TO EXHIBIT "A" to DEED OF TRUST

                          EXHIBIT "B" TO DEED OF TRUST

                              ADDITIONAL PROVISIONS

A. To protect the security of this Deed of Trust, Trustor agrees as follows:

        (1) To the extent not the obligation of the tenant under the Emulex Lease, Trustor shall keep the Property in good condition and repair; not remove or demolish any building thereon; complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor in accordance with Article VIII of the Emulex Lease; comply with all laws affecting said Property or requiring any alterations or improvements to be made thereon; not commit or permit waste thereof; not commit, suffer or permit any act upon said Property in violation of law; cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said Property may be reasonably necessary; to maintain and preserve its value; and not initiate or allow any change or variance in any zoning or other property use classification which affects the Property or any part of it.

        (2) To insure the Property to the extent not the obligation of the tenant under the Emulex Lease, and such insurance shall be similar in scope, type and amount to that specified in the Emulex Lease. The amount collected under any insurance policy shall be paid to Trustor for application to the cost of rebuilding the Property, but only if the Emulex Lease shall not have been terminated pursuant to Article VIII thereof. In any case, the release of such proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

        (3) At Trustor's sole expense to appear in and defend any action or proceeding purporting to affect the title to and right of possession of the Property, the security hereof or the rights or powers of Beneficiary or Trustee (Trustor shall give Beneficiary prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim); and to pay or reimburse all costs and expenses of Trustee and Beneficiary, including cost of evidence of title and attorneys' fees in a reasonable sum, in any action or proceeding in which Beneficiary or Trustee may appear, including in connection with Beneficiary's or Trustee's efforts to enforce any terms of this Deed of Trust (whether any lawsuit is filed or not) and/or seek remedies for a default hereunder.

        (4) To pay: at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest, on said Property or any part thereof, which appear to be prior or superior hereto or which are not expressly permitted by the Emulex Lease; and all costs, fees and expenses of this Trust.

Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge, or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his or her reasonable fees. Trustor shall also pay or reimburse all of Beneficiary's and Trustee's costs and expenses which may be incurred in connection with any of the foregoing. If Beneficiary and/or Trustee chooses to dispose of the Property (or a portion(s) thereof) through one or more Foreclosure Sales (as defined below), Trustor shall pay all costs, expenses or other advances that may be incurred or made by Beneficiary and/or Trustee in each such sale. In any suit to foreclose the lien hereof or enforce any other remedy of Trustee or Beneficiary under this Deed of Trust, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Trustee and Beneficiary in connection therewith.

Neither Beneficiary nor Trustee shall be directly or indirectly liable to Trustor or any other person as a consequence of any of the following: (i) Beneficiary's or Trustee's exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary and/or Trustee in this Deed of trust;
(ii) Beneficiary's failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease


                          EXHIBIT "B" to DEED OF TRUST
the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct or gross negligence of Beneficiary. Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary or Trustee.

        (5) To pay or reimburse immediately and without demand (but in no event later than ten (10) business days after Trustor's receipt of Beneficiary's written demand therefor) all sums expended by Beneficiary or Trustee of the nature mentioned in this Exhibit B, with interest from date of expenditure at the amount allowed by law in effect at the date hereof. All such sums shall be secured by this Deed of Trust.

        B. It is mutually agreed as follows: (1) That any award of damages in connection with any condemnation for public use of or injury to said Property or any part thereof shall be paid in accordance with Article X of the Emulex Lease. If the Emulex Lease is terminated pursuant to Article X thereof, Trustor's share of the award must be used to pay in full the Secured Obligations. The payment of such money shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

        (2) Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Trustor. Consent by Beneficiary to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary's consent to be obtained in any future or other instance.

        (3) At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of said Property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

        (4) Upon written request of Beneficiary stating that all sums and obligations secured hereby have been paid and performed, and upon surrender of this Deed of Trust to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

        (5) Upon an Event of Default by Trustor in payment of Tenant's Loan or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable and thereafter shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Trustor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default;" any one singly, an "Event of Default"): (a) a "transfer occurs in violation hereof,
(b) the Emulex Lease is terminated by the tenant thereunder due to a breach by the landlord thereunder; or (c) failure of Trustor to (i) pay any of the principal of the Tenant Loan when due, (ii) pay interest within five (5) days after the date when due, (iii) observe or perform any of the other covenants or conditions by Trustor to be performed under the terms of this Deed of Trust concerning the payment of money for a period of five (5) days after written notice from Beneficiary that the same is due and payable; or (iv) observe or perform any non-monetary covenant or condition contained in this Deed of Trust for a period of thirty (30) days after written notice from Beneficiary; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then no Event of Default shall be deemed to exist hereunder so long as Trustor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion as promptly as practicable following the date of Beneficiary's notice. No cure period shall apply in the event of the termination of the Emulex Lease.

        Beneficiary and/or Trustee may elect to dispose of the Property (or any portion(s) thereof in any manner Beneficiary may deem to be in its best interests (any such disposition, a "Foreclosure Sale;" and any two or more, "Foreclosure Sales"). If Beneficiary chooses to have more than one


                          EXHIBIT "B" to DEED OF TRUST

Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

        If Beneficiary delivers to Trustee a written declaration of default and demand for sale and a written notice of default, Trustee shall cause such notice to be filed for record. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, may sell said Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Beneficiary or its nominee may bid and become the purchaser of all or any part of the Property at any Foreclosure Sale, and the amount of Beneficiary's successful bid shall be credited on the Secured Obligations.

        Beneficiary may exercise any or all of the remedies granted to a secured party under the UCC. Under this power of sale, Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law (including the UCC). Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the California Civil Code.

        After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums then secured hereby; and the remainder, if any, to the Trustor.

        (6) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee.

        (7) This Deed applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of Tenant's Loan, whether or not named as Beneficiary herein (however, this paragraph (7) does not waive the due-on-transfer provisions hereof). In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural. No merger shall occur as a result of Beneficiary's acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing. This Deed of Trust shall be governed by the laws of the State of California. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in writing at the address as set forth above or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for Trustor shall constitute notice or demand duly delivered to Trustor, even if delivery is refused.


                          EXHIBIT "B" to DEED OF TRUST

                           PURCHASE AND SALE AGREEMENT

                                  MODIFICATIONS


1. Recital B shall be rewritten to reflect exercise of right of first offer pursuant to Section 15.2 of the Lease.

2. Section 1.1 shall reflect the right of first offer property (including any Landlord owned personal property and fixtures located thereon).

3. Sections 1.8 and 1.18 shall include in the Personal Property only such Warranties as may then be in force.

4. Sections 1.16 and 1.17 shall be modified to reflect the property being purchased.

5.      Sections 1.22, 1.23, 1.24 and 1.25 shall be deleted.

6. Section 4.1 shall set forth the Purchase Price for the right of first offer property.

7.      The Deposit pursuant to Section 4.2 shall be $500,000.

8. The Tenant's Loan, Breakage Fee, Fire Suppression Fee and Traffic Impact Fees shall be eliminated from Sections 4.3, 6.3.2 and 6.7.

9.      The tenant leases and the Lease shall be added as Title Exceptions in
        Section 5.1.1(a), unless the Tenant disapproves any Tenant Lease(s) pursuant to Section 5.1.2 and terminates the Agreement.

10. The tenant leases and all contracts and agreements affecting the right of first offer property shall be added as Tenant due diligence items in
        Section 5.1.2. Tenant may disapprove any Tenant Lease and/or disapprove the due diligence items on any reasonable basis.

11. Clauses (b), (c) and (d) and (i), (ii) and (iii) of Section 5.1.3 shall be eliminated.

12.     Delivery of tenant estoppel certificates in the form of attached
        Schedule 1 and commercially reasonable SNDA's from all tenants of the right of first offer property, other than Tenant, shall be added as a new condition in Section 5.1.9. In addition, Landlord shall reasonably cooperate with Tenant in obtaining SNDAs for Tenant's lender in a commercially reasonable form, but obtaining such SNDAs shall not be a breach by Landlord subject to satisfaction of the reasonable cooperation covenant and the provisions of the tenant leases.

13. Section 6.1 shall be modified to reflect the closing date per the right of first offer. The second paragraph shall be deleted in its entirety.

14. Section 6.2.3 will be deleted unless the right of first offer property includes the entire Premises. Sections 6.2.4 and 6.2.5 shall be replaced with provisions requiring delivery of tenant estoppels and an assignment of leases in the form attached hereto as Schedule 2.

15. The tenant leases shall be added as permitted encumbrances under Section 6.4, subject to Tenant's disapproval rights under Section 5.1.2.

16. Section 6.5 shall be rewritten to include tenant rent and deposits in the proration and, as applicable, any allocation of outstanding tenant improvement obligations in accordance with the Sale Notice or as negotiated by Landlord and Tenant.

17.     Section 6.10 shall be eliminated.

18. Section 8.3.13 shall be eliminated. Representations shall be added re tenant leases as to (a) true and complete copies, (b) full force and effect, (c) no defaults, (d) deposits and (e) no other tenant leases.

19.     Sections 10.2 and 10.3 shall be eliminated.


                                  EXHIBIT "M"

20. Section 10.4 shall be modified to eliminate references to the Lease (unless the Premises is included in the right of first offer property) and the assignment of Warranties.

21.     The first paragraph of Article 11 shall be eliminated.

22. Section 12.11 shall be modified to delete references to the Lease unless the right of first offer property includes some or all of the Premises.

23. Section 12.21 shall be modified to reflect that Tenant's right to possession is subject to the rights of any tenants of the right of first offer property.

24. Section 12.23 shall be modified to reflect the actual Trip Budget required for the uses on the property sold.

25. The parties shall make any additional changes required to reflect particular business terms of the right of first offer.

26. Basic operational covenants as to continued operation of the property as currently operated shall be added.

27.     Restrictions on ability of Landlord to, without consent of Tenant, to
        (a) execute, amend, terminate tenant leases, (b) execute, modify, terminate certain contracts and (c) materially modify improvements to sale property after due diligence period expires shall be added.

28. The Partial Assignment of the Development Agreement shall be modified to reflect the actual numbers of AM and PM peak trips allocated to the sale land.


                                  EXHIBIT "M"

                           TENANT ESTOPPEL CERTIFICATE

        THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), is made and entered into as of this ___ day of _____, 20__ (the "Effective Date"), by ________________, a ____________ ("Lessee"), in favor of EMULEX CORPORATION, its successors and assigns ("Purchaser").

                                    RECITALS

        A. Purchaser and C.J. SEGERSTROM & SONS, a California general partnership ("Lessor"), have entered into a Purchase and Sale Agreement and Joint Escrow Instructions dated as of _______________ (the "Agreement"), wherein Purchaser agreed to purchase and Lessor agreed to sell the real property located in the City of Costa Mesa, County of Orange, State of California (the "Property"), which is legally described in Exhibit "A" attached hereto.

        B. Lessor and Lessee (or their respective predecessors in interest) have entered into that certain Lease dated as of ________________ (the "Original Lease") covering a portion of the Property (the "Premises"), more particularly described on Exhibit "B" attached hereto.

        C. The Original Lease has been amended and modified pursuant to the amendments and related documents listed on Exhibit "C" attached hereto (as so amended, the "Lease").


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Lessee, Lessee certifies, warrants and represents to Purchaser as follows:

        1. Lease. Exhibit "D" attached hereto is a true, complete and correct copy of all documents and agreements constituting the Lease.

        2. Effectiveness of the Lease. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those which are listed on Exhibit "C" and included in Exhibit "D."

        3. Complete Agreement. The Lease constitutes the complete agreement between Lessor and Lessee relating to the leasing of the Premises and Lessee claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

        4. Lease Term. The term of the Lease expires on __________ and Lessee has no right or option to extend the term of the Lease, other than
______________________.

        5. No Purchase Rights. Lessee has no option, right of first refusal, right of first offer or other right to purchase all or any portion of the Property.

        6. Rent. The monthly basic rent currently payable under the Lease is $________, subject to ___ adjustment in accordance with the terms of the Lease. In addition, Lessee pays __________________ (the "Additional Rent"). Monthly basic rent and Additional Rent has been paid through _____________.

        7. No Deposits or Prepaid Rent. No security or other deposits or prepayments of rent have been made by Lessee in connection with the Lease, except as follows: __________________
________________________________________________________ (if none, write
"None").

        8. Lessor's Obligations. As of the date of this Certificate, Lessor has performed all obligations required of Lessor under the Lease and Lessor is not in default under any term, covenant or condition of the Lease. No offsets, counterclaims or defenses of Lessee


                           Schedule 1 to Exhibit "M"
under the Lease exist against Lessor. No events have occurred which, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims or defenses against Lessor. There are no outstanding obligations of Lessor to provide to Lessee (a) any improvements to the Premises, (b) any allowance for tenant improvements, moving expenses or other costs incurred by Lessee or (c) any "free rent" or other lease concessions.

        9. Assignment. Lessee has not subleased, assigned, hypothecated, transferred or alienated any interest of Lessee in the Premises or pursuant to the Lease except: ______________________________________________________________
(if none, write "None").

        10. Authority. Each individual executing this Certificate represents and warrants that he or she is duly authorized to execute and deliver this Certificate on behalf of Lessee and that this Certificate is binding upon Lessee in accordance with its terms.

        11. Reliance by Purchaser. Lessee executes this Certificate with the knowledge that this Certificate will be relied on by Purchaser, or its successors and assigns under the Agreement, in connection with the purchase of the Property by Purchaser. The date such purchase closes is herein referred to as the "Effective Date." Lessee shall be bound by the certifications and covenants contained in this Certificate. In the event of any conflict between the terms and provisions of this Certificate and of the Lease, the terms and provisions of this Certificate shall control.

        IN WITNESS WHEREOF, Lessee has executed this Certificate to be effective as of the Effective Date.

                                                                               ,
                                        ---------------------------------------
                                        a
                                          --------------------------------------

                                        By
                                           -------------------------------------

                                        Title:
                                               ---------------------------------


                           Schedule 1 to Exhibit "M"

                       ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the "Assignment") is made and entered into as of the ___ day of ___________, 20__ by and between C.J. SEGERSTROM & SONS, a California general partnership ("Assignor"), and EMULEX CORPORATION, a California corporation ("Assignee"), with respect to the following:

                                    RECITALS

        A. Assignor is the "Seller" and Assignee is the "Buyer" pursuant to a certain Purchase and Sale Agreement and Joint Escrow Instructions dated ______________ __, 20___ (the "Agreement"). Pursuant to the Agreement, Assignor is selling and Assignor is purchasing certain real property and improvements described on Schedule 1 attached hereto (the "Property").

        B. In connection with the sale of the Property, Seller is required to assign to Buyer all "Tenant Leases," as defined in the Agreement, with respect to the Property. This Assignment is executed to satisfy such obligation.


                                    AGREEMENT

        IN CONSIDERATION OF the foregoing recitals and the mutual covenants contained herein, Assignor and Assignee agree to follows:

        1. Assignment. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest as "Landlord" or "Lessor" in and under the Tenant Leases. The Tenant Leases are as listed on Schedule 2 attached hereto. True, correct and complete copies of the Leases are attached hereto as Schedule 3.

        2. Assumption. Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by all obligations of the "Landlord" or "Lessor" under the Tenant Leases accruing from and after the Effective Date, as defined below, of this Assignment.

        3. Effective Date. The Effective Date of this Assignment shall be the date upon which there is recorded in the Office of the County Recorder of Orange County, California a deed to the Property executed by Seller in favor of Buyer.

        4. Indemnity. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of the failure or alleged failure of Assignor to perform any of the obligations of the Landlord pursuant to the Tenant Leases and accruing prior to the Effective Date. Assignee shall indemnify, defend and hold harmless Assignor from and against any and all claims, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of the failure or alleged failure of Assignee to perform any of the obligations of the Landlord pursuant to the Tenant Leases and accruing on or after the Effective Date. The foregoing indemnification provisions shall each contain a covenant by the indemnifying party to defend the indemnified party against all claims for which indemnification is available hereunder with legal counsel appointed by the liability insurance carrier for the indemnifying party. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provisions.

        5. Successors and Assigns. All of the terms, covenants and conditions set forth herein shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

        6. No Implied Representations. There are no representations and warranties in connection with this Assignment other than as expressly set forth in the Agreement. Except for such express representations and the indemnification set forth in paragraph 4, Assignee shall have no claims against Assignor pursuant to the provisions of the Tenant Leases.


                           Schedule 2 to Exhibit "M"

        IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement and Assumption of Tenant Leases to be effective as provided in paragraph 3 above.

C.J. SEGERSTROM & SONS, a California    EMULEX CORPORATION, a California
general partnership                     corporation

By Henry T. Segerstrom Management LLC,  By
   a California limited liability          -------------------------------------
   company, Manager
                                        Title:
                                               ---------------------------------
   By
      -------------------------------
                              Manager
                                        By
                                           -------------------------------------
By HTS MANAGEMENT CO., INC.,
   a California corporation, Manager    Title:
                                               ---------------------------------
                                                          "Assignee"

   By
      ----------------------------------

   Title:
          ------------------------------
                   "Assignor"


                           Schedule 2 to Exhibit "M"
                                     Page 2